                                             Filed Pursuant to Rule 424(b)(?)
                                             Registration File No.: 333-?????


THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, BUT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 14, 2003

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 2, 2002


                                  $859,764,000
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-CK2

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor


                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                              mortgage loan sellers

                                   -----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 101 commercial and multifamily mortgage loans, with a total principal balance, as of their respective due dates in April 2003, of approximately $1,006,847,098. The trust fund will issue 27 classes of certificates, eight (8) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in May 2003. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us
at a price of       % of the total initial principal balance of the offered
certificates plus accrued interest from April 1, 2003. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-39 OF THIS PROSPECTUS SUPPLEMENT.

                          APPROXIMATE           INITIAL                                                     EXPECTED
                         TOTAL INITIAL       PASS-THROUGH       ASSUMED FINAL          RATED FINAL           RATINGS
OFFERED CLASSES        PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE     MOODY'S/FITCH
-------------------    -----------------    --------------   -------------------   -------------------   --------------
Class A-1 .........      $  60,000,000                %         December 2007           March 2036           Aaa/AAA
Class A-2 .........      $ 240,000,000                %         November 2009           March 2036           Aaa/AAA
Class A-3 .........      $ 109,000,000                %         October 2012            March 2036           Aaa/AAA
Class A-4 .........      $ 364,293,000                %         January 2013            March 2036           Aaa/AAA
Class B ...........      $  32,118,000                %         January 2013            March 2036           Aa2/AA
Class C ...........      $  12,353,000                %         January 2013            March 2036           Aa3/AA-
Class D ...........      $  29,647,000                %         February 2013           March 2036            A2/A
Class E ...........      $  12,353,000                %         February 2013           March 2036            A3/A-

     Delivery of the offered certificates, in book-entry form only, will be
made on or about April   , 2003.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC, Goldman, Sachs & Co. and McDonald Investments Inc. will act as underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead and book running manager. Goldman, Sachs & Co. and McDonald Investments Inc. will be co-managers.


CREDIT SUISSE FIRST BOSTON

                              GOLDMAN, SACHS & CO.

                                                            MCDONALD INVESTMENTS
                                                              A KeyCorp Company

           The date of this prospectus supplement is         , 2003.

                            [MAP AND PHOTOS OMITTED]

                                TABLE OF CONTENTS
                                -----------------

                              PROSPECTUS SUPPLEMENT
                              ---------------------

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ...........................      S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM...............................      S-4
SUMMARY OF PROSPECTUS SUPPLEMENT........................................      S-5
RISK FACTORS............................................................     S-39
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT....................     S-59
FORWARD-LOOKING STATEMENTS..............................................     S-59
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS............................     S-59
DESCRIPTION OF THE OFFERED CERTIFICATES.................................    S-121
YIELD AND MATURITY CONSIDERATIONS.......................................    S-145
THE POOLING AND SERVICING AGREEMENT.....................................    S-149
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
  LOCATED IN CALIFORNIA.................................................    S-184
FEDERAL INCOME TAX CONSEQUENCES.........................................    S-184
ERISA CONSIDERATIONS....................................................    S-187
LEGAL INVESTMENT........................................................    S-190
USE OF PROCEEDS.........................................................    S-191
UNDERWRITING............................................................    S-191
LEGAL MATTERS...........................................................    S-192
RATING..................................................................    S-193
GLOSSARY................................................................    S-195


                        EXHIBITS TO PROSPECTUS SUPPLEMENT
                        ---------------------------------



EXHIBIT A-1    --     CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                        RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2    --     MORTGAGE POOL INFORMATION

EXHIBIT B      --     FORM OF TRUSTEE REPORT

EXHIBIT C      --     DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D      --     SCHEDULE OF REFERENCE RATES

EXHIBIT E      --     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                      PROCEDURES



                                   PROSPECTUS
                                   ----------



IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.....      3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.......................      3
SUMMARY OF PROSPECTUS...................................................      4
RISK FACTORS............................................................     12
CAPITALIZED TERMS USED IN THIS PROSPECTUS...............................     29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.....................     29
USE OF PROCEEDS.........................................................     30
DESCRIPTION OF THE TRUST ASSETS.........................................     30
YIELD AND MATURITY CONSIDERATIONS.......................................     54
DESCRIPTION OF THE CERTIFICATES.........................................     60
DESCRIPTION OF THE GOVERNING DOCUMENTS..................................     69
DESCRIPTION OF CREDIT SUPPORT...........................................     78
LEGAL ASPECTS OF MORTGAGE LOANS.........................................     80
FEDERAL INCOME TAX CONSEQUENCES.........................................     92
STATE AND OTHER TAX CONSEQUENCES........................................    126
ERISA CONSIDERATIONS....................................................    126
LEGAL INVESTMENT........................................................    129
PLAN OF DISTRIBUTION....................................................    131
LEGAL MATTERS...........................................................    132
FINANCIAL INFORMATION...................................................    132
RATING..................................................................    132
GLOSSARY................................................................    134


                                 ---------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION
                      -------------------------------------

         UNTIL       , 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

         o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

         The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

         To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

         This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW
                              --------------------

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2003-CK2 Commercial Mortgage Pass-Through Certificates. The series 2003-CK2 certificates will consist of 27 classes. The table below identifies and specifies various characteristics for 22 of those classes.

                          INITIAL     APPROXIMATE
                           TOTAL         % OF                                             ASSUMED
                         PRINCIPAL       TOTAL     APPROXIMATE                            WEIGHTED
          EXPECTED       BALANCE OR     INITIAL      INITIAL    PASS-THROUGH   INITIAL    AVERAGE      ASSUMED     ASSUMED FINAL
           RATINGS        NOTIONAL     PRINCIPAL     CREDIT         RATE     PASS-THROUGH  LIFE       PRINCIPAL     DISTRIBUTION
CLASS  (MOODY'S/FITCH)     AMOUNT       BALANCE      SUPPORT     DESCRIPTION    RATE      (YEARS)       WINDOW          DATE
-----   ------------   ------------   ------------ -----------  ------------ ----------  ---------   -----------   -------------
 A-1      Aaa/AAA      $ 60,000,000       6.07%       21.75%                        %       2.6      05/03-12/07   December 2007
 A-2      Aaa/AAA      $240,000,000      24.29%       21.75%                        %       5.1      12/07-11/09   November 2009
 A-3      Aaa/AAA      $109,000,000      11.03%       21.75%                        %       8.8      11/09-10/12   October 2012
 A-4      Aaa/AAA      $364,293,000      36.86%       21.75%                        %       9.7      10/12-01/13   January 2013
  B       Aa2/AA       $ 32,118,000       3.25%       18.50%                        %       9.8      01/13-01/13   January 2013
  C       Aa3/AA-      $ 12,353,000       1.25%       17.25%                        %       9.8      01/13-01/13   January 2013
  D       A2/A         $ 29,647,000       3.00%       14.25%                        %       9.8      01/13-02/13   February 2013
  E       A3/A-        $ 12,353,000       1.25%       13.00%                        %       9.8      02/13-02/13   February 2013
  F       Baa1/BBB+    $ 12,353,000       1.25%       11.75%                        %       N/A          N/A            N/A
  G       Baa2/BBB     $ 19,764,000       2.00%        9.75%                        %       N/A          N/A            N/A
  H       Baa3/BBB-    $ 14,824,000       1.50%        8.25%                        %       N/A          N/A            N/A
  J       Ba1/BB+      $ 17,294,000       1.75%        6.50%                        %       N/A          N/A            N/A
  K       Ba2/BB       $ 17,294,000       1.75%        4.75%                        %       N/A          N/A            N/A
  L       Ba3/BB-      $  4,941,000       0.50%        4.25%                        %       N/A          N/A            N/A
  M       NR/B+        $ 13,589,000       1.38%        2.88%                        %       N/A          N/A            N/A
  N       B2/B         $                  0.62%        2.25%                        %       N/A          N/A            N/A
  O       B3/B-        $                  0.50%        1.75%                        %       N/A          N/A            N/A
  P       NR/NR        $ 17,294,824       1.75%        0.00%                        %       N/A          N/A            N/A
 GLC      Baa3/BBB+    $                  N/A          N/A           NMPT           %       N/A          N/A            N/A
 RCKB     NR/NR        $ 15,000,000       N/A          N/A           NMPT           %       N/A          N/A            N/A
 A-X      Aaa/AAA      $988,234,824     100.00%        N/A       Variable IO        %       N/A          N/A            N/A
 A-SP     Aaa/AAA      $882,387,000      89.29%        N/A       Variable IO        %       N/A          N/A            N/A

--------------------

         In reviewing the foregoing table, please note that:

         o Only the class A-1, A-2, A-3, A-4, B, C, D and E certificates are offered by this prospectus supplement.

         o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. "NR" means not rated.

         o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in March 2036.

         o All of the classes shown in the table on page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in the table on page S-5 will bear interest. The series 2003-CK2 certificates with principal balances constitute the series 2003-CK2 principal balance certificates.

         o For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates;

         o For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

                  (1) during the period from the date of initial issuance of the series 2003-CK2 certificates through and
                           including the distribution date in          , the sum
                           of (a) the lesser of $        and the total principal
                           balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , , , , and certificates outstanding from time to time;

                  (2)      during the period following the distribution date
                           in        through and including the distribution date
                           in           , the sum of (a) the lesser of $
                           and the total principal balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , , , , and certificates outstanding from time to time;

                  (3)      during the period following the distribution date
                           in           through and including the distribution
                           date in         , the sum of (a) the lesser of $
                           and the total principal balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , , , and certificates outstanding from time to time;

                  (4)      during the period following the distribution date
                           in          through and including the distribution
                           date in         , the sum of (a) the lesser of $
                           and the total principal balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , , , and certificates outstanding from time to time;

                  (5)      during the period following the distribution date
                           in           through and including the distribution
                           date in          , the sum of (a) the lesser of $
                           and the total principal balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , , and certificates outstanding from time to time;

                  (6)      during the period following the distribution date
                           in        through and including the distribution date
                           in        , the sum of (a) the lesser of $        and
                           the total principal balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , , and certificates outstanding from time to time;

                  (7)      during the period following the distribution date
                           in          through and including the distribution
                           date in         , the sum of (a) the lesser of $
                           and the total principal balance of the class certificates outstanding from time to time, and (b) the total principal balance of the class , , , , and certificates outstanding from time to time; and

                  (8)      following the distribution date in             , $0.

         o The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

         o The approximate percentage of total initial certificate principal balance of, and the approximate initial credit support for, any class shown in the table on page S-5 does not take into account the total principal balance of the class GLC and RCKB certificates or the portion of the mortgage pool represented by the class GLC and RCKB certificates.

         o The class GLC certificates will represent an interest solely in the mortgage loan that is secured by a lien on the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing. The class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N,
                  O, P, V-1 and V-2 certificates collectively represent the remaining interests (that is, the non-class GLC interests) in that mortgage loan.

         o The class RCKB certificates will represent an interest solely in the mortgage loan that is secured by a lien on the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ritz-Carlton Key Biscayne. The class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L,
                  M, N, O, P, V-3 and V-4 certificates collectively represent the remaining interests (that is, the non-class RCKB interests) in that mortgage loan.

         o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

         o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

                  (a) the initial pass-through rate shown for that class in that table, and

                  (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates).

         o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates).

         o The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2003-CK2 principal balance certificates. If the entire total principal balance of any class of series 2003-CK2 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-CK2 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-CK2 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest
                  accrual period, through and including the            interest
                  accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

                  (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates), over

                  (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CK2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

                  Following the         interest accrual period, the class A-SP
                  certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0%
                  pass-through rate for the         interest accrual period and
                  for each interest accrual period thereafter.

         o The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates). In general, the total principal balance of each class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates) will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2003-CK2 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual
                  period, through and including the          interest accrual
                  period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

                  (1) if such particular component consists of the entire total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

                  (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

                  (3) if such particular component consists of the entire total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CK2 principal balance certificates; and

                  (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CK2 principal balance certificates.

                  Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest
                  accrual period subsequent to the      interest accrual period,
                  the total principal balance of each class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates) will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Great Lakes Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CK2 principal balance certificates whose principal balance makes up such component.

         o The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

         o The pass-through rate for the class GLC certificates, which is identified in the table on page S-5 as "NMPT", or net mortgage pass-through rate, will equal, for each interest accrual period, the mortgage rate on the Great Lakes Crossing underlying mortgage loan, as of the date of initial issuance of the series 2003-CK2 certificates, reduced by the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, except that, for a non-30-day interest accrual period, that rate will be adjusted to a 30/360 equivalent rate.

         o The pass-through rate for the class RCKB certificates, which is identified in the table on page S-5 as "NMPT", or net mortgage pass-through rate, will equal, for each interest accrual period, the mortgage rate on the Ritz-Carlton Key Biscayne underlying mortgage loan, as of the date of initial issuance of the series 2003-CK2 certificates, reduced by the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, except that, for a non-30-day interest accrual period, that rate will be adjusted to a 30/360 equivalent rate.

         o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

                  1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

                  2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

                  3. there are no defaults with respect to the underlying mortgage loans.

         o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

         o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

         o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

         o The class R, V-1, V-2, V-3 and V-4 certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

         The series 2003-CK2 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire, directly or indirectly, those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

         The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in April 2003. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

Initial mortgage pool balance..........................................................     $1,006,847,098
Initial net mortgage pool balance......................................................       $988,234,824
Number of underlying mortgage loans....................................................                101
Number of mortgaged real properties....................................................                125

Greatest cut-off date principal balance................................................        $87,296,617
Smallest cut-off date principal balance................................................           $498,213
Average cut-off date principal balance.................................................         $9,784,503

Highest mortgage interest rate ........................................................             7.760%
Lowest mortgage interest rate..........................................................             5.250%
Weighted average mortgage interest.....................................................             6.117%

Longest original term to maturity or anticipated repayment date........................         132 months
Shortest original term to maturity or anticipated repayment date.......................          60 months
Weighted average original term to maturity or anticipated repayment date...............         109 months

Longest remaining term to maturity or anticipated repayment date ......................         129 months
Shortest remaining term to maturity or anticipated repayment date......................          55 months
Weighted average remaining term to maturity or anticipated repayment date..............         104 months

Highest debt service coverage ratio, based on underwritten net cash flow ..............              2.87x
Lowest debt service coverage ratio, based on underwritten net cash flow................              1.23x
Weighted average debt service coverage ratio, based on underwritten net cash flow......              1.57x

Highest cut-off date loan-to-appraised value ratio ....................................              79.8%
Lowest cut-off date loan-to-appraised value ratio......................................              36.6%
Weighted average cut-off date loan-to-appraised value ratio............................              69.9%

         In reviewing the foregoing table, please note that:

         o References to initial net mortgage pool balance mean the initial mortgage pool balance, exclusive of the portions of the Great Lakes Crossing underlying mortgage loan and the Ritz-Carlton Key Biscayne underlying mortgage loan that are represented by the class GLC certificates and the class RCKB certificates, respectively, as of the date of initial issuance of the series 2003-CK2 certificates.

         o The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing secures, on a pari passu basis, both a $91,000,000 mortgage loan that we intend to include in the trust fund and a $60,000,000 mortgage loan that will not be included in the trust fund. Unless specifically indicated otherwise, statistical information with respect to the Great Lakes Crossing underlying mortgage loan presented in this prospectus supplement treats the portion of its cut-off date principal balance represented by the class GLC certificates as if such portion is a separate subordinated mortgage loan (with a 5.250% per annum mortgage interest rate and a $19,967.10 monthly debt service payment), that is not included in the trust fund. Accordingly, unless specifically indicated otherwise, loan-to-value and debt service coverage ratios for the Great Lakes Crossing underlying mortgage loan are being presented based upon the aggregate principal balance and the combined debt service for the Great Lakes Crossing underlying mortgage loan (exclusive of the portion thereof represented by the class GLC certificates) and the Great Lakes Crossing outside-the-trust fund mortgage loan. The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Great Lakes Crossing underlying mortgage loan, including the portion represented by the class GLC certificates, and the Great Lakes Crossing outside-the-trust fund mortgage loan, together, is 60.8% and 2.26x, respectively.

         o Unless specifically indicated otherwise, statistical information with respect to the Ritz-Carlton Key Biscayne underlying mortgage loan, including loan-to-value and debt service coverage ratios, is being presented in this prospectus supplement as if the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB certificates is a separate subordinated mortgage loan (with a 6.360% per annum mortgage interest rate and a $99,972.79 monthly debt service payment), that is not included in the trust fund. The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Ritz-Carlton Key Biscayne underlying mortgage loan, including the portion represented by the class RCKB certificates, is 53.9% and 1.33x, respectively.

         The document that will govern the issuance of the series 2003-CK2 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of April 11, 2003, between us (as depositor), a trustee, a master servicer and a special servicer.

                            RELEVANT PARTIES/ENTITIES
                            -------------------------

TRUST FUND.................................  CSFB Commercial Mortgage Trust 2003-CK2, a New York common law trust, will issue the series 2003-CK2 certificates. The
                                             primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the two mortgage loan
                                             sellers.

DEPOSITOR..................................  Credit Suisse First Boston Mortgage Securities Corp., a
                                             Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the
                                             issuing trust fund and transfer the subject mortgage loans to
                                             it. Our principal executive office is located at Eleven
                                             Madison Avenue, New York, New York 10010. All references to
                                             "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse
                                             First Boston Mortgage Securities Corp. See "Credit Suisse
                                             First Boston Mortgage Securities Corp." in the accompanying prospectus.


TRUSTEE....................................  Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee on behalf of the series
                                             2003-CK2 certificateholders. It maintains an office at 9062
                                             Old Annapolis Road, Columbia, Maryland 21045-1951. See "The
                                             Pooling and Servicing Agreement--The Trustee" in this
                                             prospectus supplement.

MASTER SERVICER AND SPECIAL SERVICER.......  KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real
                                             Estate Capital, an Ohio corporation, will act as master
                                             servicer and special servicer with respect to all of the
                                             underlying mortgage loans. It is a wholly owned subsidiary of
                                             KeyBank National Association, one of the mortgage loan
                                             sellers, and it is an affiliate of McDonald Investments Inc., one of the underwriters. Its servicing offices are located at
                                             911 Main Street, Suite 1500, Kansas City, Missouri 64105.

                                             See "The Pooling and Servicing Agreement--The Master Servicer
                                             and the Special Servicer" in this prospectus supplement.

                                             The special servicer will be responsible for servicing and administering:

                                             o        underlying mortgage loans that, in general, are in
                                                      default or as to which default is imminent; and

                                             o        any real estate acquired by the trust fund upon
                                                      foreclosure of a defaulted underlying mortgage loan.

                                             The special servicer will be permitted to purchase series
                                             2003-CK2 certificates.

                                             Notwithstanding the foregoing and subject to the rights of the series 2003-CK2 controlling class representative described below, the holder of the Great Lakes Crossing
                                             outside-the-trust fund mortgage loan, which we are not
                                             including in the trust fund, may, subject to certain
                                             conditions, including receipt of rating agency confirmation, terminate the special servicer (but only in respect of the two
                                             Great Lakes Crossing mortgage loans), with or without cause, and appoint a successor to the terminated special servicer. If the special servicer for the two Great Lakes Crossing mortgage loans is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean

                                             the applicable special servicer or both special servicers
                                             together, as the context may require. See "The Pooling and
                                             Servicing Agreement--The Series 2003-CK2 Controlling Class
                                             Representative", "--Replacement of the Special Servicer" and
                                             "--Rights Upon Event of Default" in this prospectus
                                             supplement.

CONTROLLING CLASS OF SERIES 2003-CK2
CERTIFICATEHOLDERS.........................  At any time of determination, the controlling class of series
                                             2003-CK2 certificateholders will be the holders of the most subordinate class of series 2003-CK2 certificates, exclusive of the GLC, RCKB, A-X, A-SP, R, V-1, V-2, V-3 and V-4 classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2003-CK2 certificates, exclusive of the
                                             GLC, RCKB, A-X, A-SP, R, V-1, V-2, V-3 and V-4 classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-CK2 certificateholders will be the
                                             holders of the most subordinate class of series 2003-CK2
                                             certificates, exclusive of the GLC, RCKB, A-X, A-SP, R, V-1,
                                             V-2, V-3 and V-4 classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2003-CK2 certificateholders, the class A-1,
                                             A-2, A-3 and A-4 certificateholders will be considered a
                                             single class. See "The Pooling and Servicing Agreement--The
                                             Series 2003-CK2 Controlling Class Representative" in this
                                             prospectus supplement.

SERIES 2003-CK2 CONTROLLING CLASS
REPRESENTATIVE.............................  The holders of certificates representing a majority interest in the controlling class of the series 2003-CK2 certificates will be entitled to select a representative that, subject to the conditions described under "The Pooling and Servicing
                                             Agreement--The Series 2003-CK2 Controlling Class
                                             Representative", "--Replacement of the Special Servicer" and
                                             "--Rights Upon Event of Default" in this prospectus
                                             supplement, may--

                                             o        terminate the existing special servicer, with or
                                                      without cause, and appoint a successor to the
                                                      terminated special servicer, and

                                             o        direct the special servicer with respect to various
                                                      special servicing matters.

CLASS GLC DIRECTING CERTIFICATEHOLDER......  The class GLC directing certificateholder, a class GLC certificateholder selected by the holders of certificates
                                             representing a majority interest in the class GLC
                                             certificates, will be entitled, subject to the discussion
                                             under "The Pooling and Servicing Agreement--The Class GLC
                                             Directing Certificateholder" in this prospectus supplement, to--

                                             o        purchase the Great Lakes Crossing underlying
                                                      mortgage loan and the Great Lakes Crossing
                                                      outside-the-trust fund mortgage loan following a
                                                      default, and

                                             o        cure defaults with respect to the Great Lakes
                                                      Crossing underlying mortgage loan and the Great
                                                      Lakes Crossing outside-the-trust fund mortgage
                                                      loan.

                                             In addition, for so long as the certificate principal balance of the class GLC certificates, net of any appraisal reduction amounts allocable to the Great Lakes Crossing mortgage loan, is greater than, or equal to,

                                             25% of the initial certificate principal balance of the class
                                             GLC certificates, the class GLC directing certificateholder will be entitled to consult with the special servicer with respect to various servicing matters regarding the Great Lakes
                                             Crossing underlying mortgage loan and the Great Lakes Crossing outside-the-trust fund mortgage loan.

CLASS RCKB DIRECTING CERTIFICATEHOLDER.....  The class RCKB directing certificateholder, a class RCKB certificateholder selected by the holders of certificates
                                             representing a majority interest in the class RCKB
                                             certificates, will be entitled, subject to the discussion
                                             under "The Pooling and Servicing Agreement--The Class RCKB
                                             Directing Certificateholder" in this prospectus supplement, to--

                                             o        purchase the Ritz-Carlton Key Biscayne underlying
                                                      mortgage loan following a default, and

                                             o        cure defaults with respect to the Ritz-Carlton Key
                                                      Biscayne underlying mortgage loan.

                                             In addition, for so long as the certificate principal balance of the class RCKB certificates, net of any appraisal reduction amounts allocable to the Ritz-Carlton Key Biscayne mortgage loan, is greater than, or equal to, 25% of the initial
                                             certificate principal balance of the class RCKB certificates, the class RCKB directing certificateholder will be entitled to consult with the special servicer with respect to various
                                             servicing matters regarding the Ritz-Carlton Key Biscayne
                                             underlying mortgage loan.

UNDERWRITERS...............................  Credit Suisse First Boston LLC, Goldman, Sachs & Co. and
                                             McDonald Investments Inc. are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead and book running manager. Goldman, Sachs & Co. and McDonald
                                             Investments Inc. will be the co-managers. Credit Suisse First
                                             Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the
                                             mortgage loan sellers, and of KeyCorp Real Estate Capital
                                             Markets, Inc. d/b/a KeyBank Real Estate Capital, the master servicer and special servicer.

MORTGAGE LOAN SELLERS......................  We will acquire, directly or indirectly, the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers:

                                             o        Column Financial, Inc., a Delaware corporation and an
                                                      affiliate of us and of Credit Suisse First Boston LLC,
                                                      one of the  underwriters. Column Financial, Inc.
                                                      maintains an office at 3414 Peachtree Road, N.E.,
                                                      Suite 1140, Atlanta, Georgia 30326.

                                             o        KeyBank National Association, a national banking
                                                      association. It is the parent of KeyCorp Real Estate
                                                      Capital Markets, Inc. d/b/a KeyBank Real Estate Capital,
                                                      the master servicer and the special servicer, and is an
                                                      affiliate of McDonald Investments Inc., one of the
                                                      underwriters. KeyBank National Association maintains an
                                                      office at Key Tower, 127 Public Square, Cleveland, Ohio
                                                      44114.

                                             See "Description of the Underlying Mortgage Loans--The
                                             Mortgage Loan Sellers" in this prospectus supplement.

                                  SIGNIFICANT DATES AND PERIODS
                                  -----------------------------

CUT-OFF DATE...............................  All payments and collections received on each of the underlying mortgage loans after its due date in April 2003, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in
                                             April 2003 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.................................  The date of initial issuance for the series 2003-CK2
                                             certificates will be on or about April   , 2003.

DUE DATES..................................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or
                                             interest will be due on the underlying mortgage loans are as follows:

                                                                                          % OF INITIAL
                                                                     NUMBER OF              MORTGAGE
                                             DUE DATE             MORTGAGE LOANS          POOL BALANCE
                                             --------             --------------          ------------
                                               1st                      44                   27.86%
                                               11th                     57                   72.14%

DETERMINATION DATE.........................  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2003-CK2 certificates on any
                                             distribution date will be the close of business on the
                                             determination date in the same month as that distribution
                                             date. The determination date will be the 11th calendar day of each month, commencing with May 2003, or, if the 11th calendar day of that month is not a business day, then the next
                                             succeeding business day.

DISTRIBUTION DATE..........................  Distributions on the series 2003-CK2 certificates are scheduled to occur monthly, commencing in May 2003. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE................................  The record date for each monthly distribution on a series
                                             2003-CK2 certificate will be the last business day of the
                                             prior calendar month. The registered holders of the series
                                             2003-CK2 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD..........................  Amounts available for distribution on the series 2003-CK2 certificates on any distribution date will depend on the
                                             payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                             o        will relate to a particular distribution date,

                                             o        will begin when the prior collection period ends or,
                                                      in the case of the first collection period, will begin
                                                      as of the issue date, and

                                             o        will end at the close of business on the determination
                                                      date that occurs in the same month as the related
                                                      distribution date.

INTEREST ACCRUAL PERIOD....................  The amount of interest payable with respect to the interest-bearing classes of the series 2003-CK2 certificates on any distribution date will be a function of the interest
                                             accrued during the related interest accrual period. The
                                             interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                                          THE OFFERED CERTIFICATES
                                          ------------------------

GENERAL....................................  The series 2003-CK2 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-4, B, C, D and E certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under
                                             "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  PRIORITY OF DISTRIBUTIONS..............  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series
                                             2003-CK2 certificateholders, in the following order:

                                                    DISTRIBUTION ORDER           CLASS
                                                    ------------------           -----
                                                         1st                A-1, A-2, A-3, A-4
                                                                              A-X and A-SP
                                                         2nd                        B
                                                         3rd                        C
                                                         4th                        D
                                                         5th                        E
                                                         6th                        F
                                                         7th                        G
                                                         8th                        H
                                                         9th                        J
                                                        10th                        K
                                                        11th                        L
                                                        12th                        M
                                                        13th                        N
                                                        14th                        O
                                                        15th                        P

                                             Allocation of interest distributions among the class A-1, A-2,
                                             A-3, A-4, A-X and A-SP classes will be pro rata based on the respective amounts of interest payable on those classes.
                                             Allocation of principal distributions between the class A-1,
                                             A-2, A-3 and A-4 certificates is described under
                                             "--Distributions--Principal Distributions" below. The class A-X and A-SP certificates do not have principal balances and do not entitle holders to distributions of principal.

                                             As described under "Description of the Underlying Mortgage
                                             Loans--Significant Mortgage Loans--Great Lakes Crossing" and
                                             "Description of the Offered Certificates--Distributions" in
                                             this prospectus supplement, the class GLC certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the Great
                                             Lakes Crossing underlying mortgage loan, monthly payments of:
                                             interest at the related pass-through rate; and, except in
                                             certain default scenarios, a proportionate share of all
                                             scheduled payments of principal (or advances in lieu thereof)
                                             on, and other collections of previously unadvanced principal of, that mortgage loan.

                                             As described under "Description of the Underlying Mortgage
                                             Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne
                                             Hotel" and "Description of the Offered Certificates--
                                             Distributions" in this prospectus supplement, the class RCKB certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof)
                                             on the Ritz-Carlton Key Biscayne underlying mortgage loan, monthly payments of: interest at the related pass-through rate;
                                             and, except in certain default scenarios, a proportionate share of all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                                             See "Description of the Offered Certificates--Distributions--
                                             Priority of Distributions" in this prospectus supplement.

B.  INTEREST DISTRIBUTIONS.................  Each class of series 2003-CK2 certificates, other than the class R, V-1, V-2, V-3 and V-4 certificates, will bear
                                             interest. With respect to each interest-bearing class of series
                                             2003-CK2 certificates, that interest will accrue during each interest accrual period based upon:

                                             o        the pass-through rate with respect to that class for
                                                      that interest accrual period;

                                             o        the total principal balance or notional amount, as the
                                                      case may be, of that class outstanding immediately
                                                      prior to the related distribution date; and

                                             o        the assumption that each year consists of twelve
                                                      30-day months.

                                             However, the class A-SP certificates will not accrue interest
                                             beyond the         interest accrual period.

                                             If a whole or partial voluntary prepayment of principal on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered
                                             Certificates--Distributions--Interest Distributions" in this prospectus supplement, the resulting interest shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2003-CK2 certificates, including the offered certificates, evidencing an interest in the prepaid mortgage loan.

                                             On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions"

                                             above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the
                                             related interest accrual period.

                                             See "Description of the Offered Certificates--Distributions--
                                             Interest Distributions" and "--Distributions--Priority of
                                             Distributions" in this prospectus supplement.

C.  PRINCIPAL DISTRIBUTIONS................  Subject to--

                                             o        available funds,

                                             o        the distribution priorities described under
                                                      "--Distributions--Priority of Distributions" above,
                                                      and

                                             o        the reductions to principal balances described under
                                                      "--Reductions of Certificate Principal Balances in
                                                      Connection with Losses and Expenses" below,

                                             the holders of each class of offered certificates will be
                                             entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                             The trustee must make principal distributions in a specified sequential order to ensure that:

                                             o        no principal distributions will be made to the holders
                                                      of any of the class F, G, H, J, K, L, M, N, O and P
                                                      certificates until the total principal balance of the
                                                      offered certificates is reduced to zero;

                                             o        no principal distributions will be made to the holders
                                                      of the class B, C, D or E certificates until, in the
                                                      case of each of those classes, the total principal
                                                      balance of all more senior classes of offered
                                                      certificates is reduced to zero;

                                             o        except as described in the following paragraph, no
                                                      principal distributions will be made to the holders of
                                                      the class A-4 certificates until the total principal
                                                      balance of the class A-1, A-2 and A-3 certificates is
                                                      reduced to zero;

                                             o        except as described in the following paragraph, no
                                                      principal distributions will be made to the holders of
                                                      the class A-3 certificates until the total principal
                                                      balance of the class A-1 and A-2 certificates is
                                                      reduced to zero; and

                                             o        except as described in the following paragraph, no
                                                      principal distributions will be made to the holders of
                                                      the class A-2 certificates until the total principal
                                                      balance of the class A-1 certificates is reduced to
                                                      zero;

                                             Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K,
                                             L, M, N, O and P certificates could be reduced to zero at a time when two or more classes

                                             of the class A-1, A-2, A-3 and A-4 certificates remain
                                             outstanding. Under those circumstances, any principal
                                             distributions on the class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the
                                             relative sizes of the respective then outstanding total
                                             principal balances of those classes.

                                             The total distributions of principal to be made on the series
                                             2003-CK2 certificates on any distribution date will, in
                                             general, be a function of--

                                             o        the amount of scheduled payments of principal due or,
                                                      in some cases, deemed due, on the underlying mortgage
                                                      loans during the related collection period, which
                                                      payments are either received as of the end of that
                                                      collection period or advanced by the master servicer
                                                      or the trustee, as applicable, and

                                             o        the amount of any prepayments, including in the form
                                                      of accelerated amortization on any underlying mortgage
                                                      loan that remains outstanding past any applicable
                                                      anticipated repayment date, and other unscheduled
                                                      collections of previously unadvanced principal with
                                                      respect to the underlying mortgage loans that are
                                                      received during the related collection period.

                                             Except in certain default scenarios, the holders of the class
                                             GLC certificates and the holders of the class RCKB certificates would be entitled, in the case of each of those classes, to a proportionate share of the amounts described in the first and second bullets of the preceding sentence that are allocable to the Great Lakes Crossing underlying mortgage loan or the
                                             Ritz-Carlton Key Biscayne underlying mortgage loan, as
                                             applicable.

                                             The class A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                             See "Description of the Offered Certificates--Distributions--
                                             Principal Distributions" and "--Distributions--Priority of
                                             Distributions" in this prospectus supplement.

D.  DISTRIBUTIONS OF YIELD
    MAINTENANCE CHARGES....................  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the
                                             proportions described under "Description of the Offered
                                             Certificates--Distributions--Distributions of Yield Maintenance
                                             Charges" in this prospectus supplement, to the holders of the class A-X certificates, to the holders of the class GLC
                                             certificates (but only if the prepaid mortgage loan was the
                                             Great Lakes Crossing underlying mortgage loan), to the holders of the class RCKB certificates (but only if the prepaid
                                             mortgage loan was the Ritz-Carlton Key Biscayne underlying mortgage loan) and/or to any holders of class A-1, A-2, A-3,
                                             A-4, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES........................  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances

                                             of principal and exclusive of the portion of the Great Lakes
                                             Crossing underlying mortgage loan represented by the class GLC certificates and the portion of the Ritz-Carlton Key Biscayne underlying mortgage loan represented by the class RCKB
                                             certificates, may fall below the total principal balance of the series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates). If and to the extent that those losses and expenses cause such a deficit to exist
                                             following the distributions made on the series 2003-CK2
                                             certificates on any distribution date, then the principal
                                             balances of the following classes of series 2003-CK2
                                             certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                                    REDUCTION ORDER                  CLASS
                                                    ---------------                  -----
                                                          1st                          P
                                                          2nd                          O
                                                          3rd                          N
                                                          4th                          M
                                                          5th                          L
                                                          6th                          K
                                                          7th                          J
                                                          8th                          H
                                                          9th                          G
                                                         10th                          F
                                                         11th                          E
                                                         12th                          D
                                                         13th                          C
                                                         14th                          B
                                                         15th                A-1, A-2, A-3 and A-4

                                             Any reduction of the principal balances of the class A-1, A-2,
                                             A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                             Notwithstanding the foregoing, losses on and/or default-related or other unanticipated trust fund expenses with respect to the
                                             Great Lakes Crossing underlying mortgage loan or the
                                             Ritz-Carlton Key Biscayne underlying mortgage loan will be allocated, as and to the extent described under "Description of the Offered Certificates--Reductions of Certificate Principal
                                             Balances in Connection with Realized Losses and Additional
                                             Trust Fund Expenses" in this prospectus supplement, to reduce the total principal balance of the class GLC or RCKB
                                             certificates, as applicable, prior to being allocated to reduce the total principal balance of any class identified in the foregoing table.

                                             See "Description of the Offered Certificates--Reductions of
                                             Certificate Principal Balances in Connection with Realized
                                             Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS......................  Except as described in the next three paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon
                                             payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred.
                                             In addition, the trustee must make any of those

                                             advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of
                                             Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus
                                             supplement.

                                             Neither the master servicer nor the trustee will advance master servicing fees or work-out fees.

                                             Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it
                                             determines will not be recoverable from proceeds of the related mortgage loan.

                                             In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required
                                             Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, unless the series
                                             2003-CK2 controlling class representative permits otherwise, conduct a valuation of that property. If, based on that
                                             appraisal or other valuation, it is determined that--

                                             o        the principal balance of, and other delinquent amounts
                                                      (which may include unpaid servicing fees, unreimbursed
                                                      servicing advances and interest on advances) due
                                                      under, the subject mortgage loan, exceed

                                             o        an amount equal to--


                                                      1.       90% of the new estimated value of that real
                                                               property, minus

                                                      2.       any liens on that real property that are
                                                               prior to the lien of the subject mortgage
                                                               loan, plus


                                                      3.       the amount of certain related escrow
                                                               payments, reserve funds and letters of
                                                               credit,

                                             then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the
                                             distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate
                                             interest-bearing class of series 2003-CK2 certificates
                                             outstanding.

                                             See "Description of the Offered Certificates--Advances of
                                             Delinquent Monthly Debt Service Payments" and "The Pooling and
                                             Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances"
                                             in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS..............  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement.

                                             The trustee's report will detail, among other things, the
                                             distributions made to the series 2003-CK2 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                             You may also review via the trustee's website or, upon
                                             reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection
                                             reports, to the extent received by the trustee.

                                             See "Description of the Offered Certificates--Reports to
                                             Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.......................  The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2003-CK2 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-CK2 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                             o        any single holder or group of holders of the
                                                      controlling class of series 2003-CK2 certificates;

                                             o        the master servicer; and

                                             o        the special servicer.

                                             If any party above exercises this option, then the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus
                                             supplement.

                                             Following the date on which the total principal balance of the offered certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2003-CK2 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS..............................  The offered certificates will be issuable in registered form, in the following denominations:

                                                                                            MULTIPLES IN EXCESS
                                                                          MINIMUM               OF MINIMUM
                                                   CLASS                DENOMINATION           DENOMINATION
                                                   -----                ------------           ------------
                                            A-1, A-2, A-3, A-4,
                                               B, C, D and E              $10,000                   $1


CLEARANCE AND SETTLEMENT.................    You will initially hold your offered certificates through The
                                             Depository Trust Company, in the United States, or Clearstream
                                             Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not

                                             receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                             Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the
                                             Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                     LEGAL AND INVESTMENT CONSIDERATIONS
                                     -----------------------------------

FEDERAL INCOME TAX CONSEQUENCES............  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple separate real estate mortgage investment conduits under
                                             Sections 860A through 860G of the Internal Revenue Code of
                                             1986. Those REMICs are as follows:

                                             o        a single loan REMIC, the primary asset of which will
                                                      consist of the underlying mortgage loan secured by the
                                                      mortgaged real property identified on Exhibit A-1 to
                                                      this prospectus supplement as Sully Place or, if it is
                                                      acquired by the trust fund following a borrower
                                                      default, that mortgaged real property,

                                                      but will exclude collections of additional interest
                                                      accrued and deferred as to payment with respect to
                                                      that underlying mortgage loan if it remains
                                                      outstanding past its anticipated repayment date;

                                             o        REMIC I, the lowest tier REMIC, which will consist of,
                                                      among other things--

                                                      1.       the regular interest in the above-described
                                                               single loan REMIC,

                                                      2.       the underlying mortgage loans, other than the
                                                               underlying mortgage loan secured by the
                                                               mortgaged real property identified on Exhibit
                                                               A-1 to this prospectus supplement as Sully
                                                               Place, and

                                                      3.       any mortgaged real properties, other than the
                                                               mortgaged real property identified on Exhibit
                                                               A-1 to this prospectus supplement as Sully
                                                               Place, that may be acquired by the trust fund
                                                               following a borrower default,

                                                      but will exclude collections of additional interest
                                                      accrued and deferred as to payment with respect to
                                                      each underlying mortgage loan in REMIC I with an
                                                      anticipated repayment date that remains outstanding
                                                      past that date and collections of certain extra
                                                      interest with respect to the underlying mortgage loan
                                                      secured by the mortgaged real property identified on
                                                      Exhibit A-1 to this prospectus supplement as
                                                      Ritz-Carlton Key Biscayne;

                                             o        REMIC II, which will hold the regular interests in
                                                      REMIC I; and

                                             o        REMIC III, which will hold the regular interests in
                                                      REMIC II.

                                             Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                             The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                             The class   and   certificates will, and the other offered
                                             certificates will not, be issued with more than a de minimis amount of original issue discount.

                                             When determining the rate of accrual of original issue
                                             discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                             o        the underlying mortgage loans with anticipated
                                                      repayment dates will, in each case, be paid in full on
                                                      that date,

                                             o        no underlying mortgage loan will otherwise be prepaid
                                                      prior to maturity, and

                                             o        there will be no extension of maturity for any
                                                      underlying mortgage loan.

                                             However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                             If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                             For a more detailed discussion of the federal income tax
                                             aspects of investing in the offered certificates, see "Federal
                                             Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS.......................  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the
                                             Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as
                                             amended, could, in some instances, result in a prohibited
                                             transaction or other violation of the fiduciary responsibility provisions of these laws.

                                             We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                             o        Title I of ERISA, or

                                             o        Section 4975 of the Internal Revenue Code,

                                             will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit
                                             Suisse First Boston LLC by the U.S. Department of Labor.

                                             If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or
                                             Section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a
                                             transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...........................  The class A-1, A-2, A-3, A-4, B and C certificates will be
                                             "mortgage related securities" within the meaning of the
                                             Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will be "mortgage related securities"
                                             within the meaning of the Secondary Mortgage Market Enhancement
                                             Act of 1984, as amended.

                                             You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal
                                             investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS..................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                             In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered
                                             certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than
                                             anticipated yield.

                                             If the pass-through rate for a class of offered certificates is equal to, limited by or calculated based upon a weighted
                                             average of certain net interest rates on the underlying
                                             mortgage loans (or portions thereof), then a faster rate of principal payments on the underlying mortgage loans with
                                             relatively high mortgage interest rates could result in a lower than anticipated yield with respect to that class of offered certificates.

                                             See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.



                                        THE UNDERLYING MORTGAGE LOANS
                                        -----------------------------

GENERAL....................................  We intend to include the 101 mortgage loans identified on
                                             Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying
                                             Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                             o        "Description of the Underlying Mortgage Loans";

                                             o        "Risk Factors--Risks Related to the Underlying
                                                      Mortgage Loans";

                                             o        Exhibit A-1--Characteristics of the Underlying
                                                      Mortgage Loans and the Related Mortgaged Real
                                                      Properties; and

                                             o        Exhibit A-2--Mortgage Pool Information.

                                             When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                                             o        All numerical information provided with respect to
                                                      those mortgage loans is provided on an approximate
                                                      basis.

                                             o        Except as described below with respect to the Great
                                                      Lakes Crossing underlying mortgage loan and
                                                      Ritz-Carlton Key Biscayne underlying mortgage loan,
                                                      all weighted average information provided with respect
                                                      to the underlying mortgage loans or any sub-group of
                                                      those mortgage loans reflects a weighting based on
                                                      their respective cut-off date principal balances. We
                                                      will transfer the cut-off date principal balance for
                                                      each of the underlying mortgage loans to the trust
                                                      fund. We show the cut-off date principal balance for
                                                      each of the underlying mortgage loans on Exhibit A-1
                                                      to this prospectus supplement. References in this
                                                      prospectus supplement to the initial mortgage pool
                                                      balance are to the total cut-off date principal
                                                      balance of the underlying mortgage loans.

                                             o        In calculating the cut-off date principal balances of
                                                      the underlying mortgage loans, we have assumed that--

                                                      1.       all scheduled payments of principal and/or
                                                               interest due on those mortgage loans on or
                                                               before their respective due dates in April
                                                               2003 are timely made, and

                                                      2.       there are no prepayments or other unscheduled
                                                               collections of principal with respect to any
                                                               of those mortgage loans during the period
                                                               from its due date in March 2003 up to and
                                                               including its due date in April 2003.

                                             o        When information with respect to mortgaged real
                                                      properties is expressed as a percentage of the initial
                                                      mortgage pool balance,

                                                      the percentages are based upon the cut-off date
                                                      principal balances of the related underlying mortgage
                                                      loans.

                                             o        Except as described below with respect to the Great
                                                      Lakes Crossing and the Ritz-Carlton Key Biscayne
                                                      underlying mortgage loans, when information with
                                                      respect to mortgaged real properties is expressed as a
                                                      percentage of the initial mortgage pool balance or the
                                                      initial net mortgage pool balance, as the case may be,
                                                      the percentages are based upon the cut-off date
                                                      principal balances of the related mortgage loans.

                                             o        The mortgaged real property identified on Exhibit A-1
                                                      to this prospectus supplement as Great Lakes Crossing
                                                      secures, on a pari passu basis, both a $91,000,000
                                                      mortgage loan that we intend to include in the trust
                                                      fund and a $60,000,000 mortgage loan that will not
                                                      be included in the trust fund. Unless specifically
                                                      indicated otherwise, statistical information with
                                                      respect to the Great Lakes Crossing underlying
                                                      mortgage loan presented in this prospectus supplement
                                                      treats the portion of its cut-off date principal
                                                      balance represented by the class GLC certificates as
                                                      if such portion is a separate subordinated mortgage
                                                      loan (with a 5.250% per annum mortgage interest rate
                                                      and a $19,967.10 monthly debt service payment), that
                                                      is not included in the trust fund. Accordingly,
                                                      unless specifically indicated otherwise, loan-to-value
                                                      and debt service coverage ratios for the Great Lakes
                                                      Crossing underlying mortgage loan are being presented
                                                      based upon the aggregate principal balance and the
                                                      combined debt service for the Great Lakes Crossing
                                                      underlying mortgage loan (exclusive of the portion
                                                      thereof represented by the class GLC certificates) and
                                                      the Great Lakes Crossing outside-the-trust fund
                                                      mortgage loan. The cut-off date loan-to-value ratio
                                                      and the underwritten debt service coverage ratio for
                                                      the Great Lakes Crossing underlying mortgage loan,
                                                      including the portion represented by the class GLC
                                                      certificates, and the Great Lakes Crossing
                                                      outside-the-trust fund mortgage loan, together, is
                                                      60.8% and 2.26x, respectively.

                                             o        Unless expressly indicated otherwise, all statistical
                                                      information, including with respect to loan-to-value
                                                      and debt service coverage ratios, is being presented
                                                      as if the portion of the Ritz-Carlton Key Biscayne
                                                      underlying mortgage loan represented by the class RCKB
                                                      certificates is a separate subordinated mortgage loan
                                                      (with a 6.360% per annum mortgage interest rate and a
                                                      $99,972.79 monthly debt service payment), that is not
                                                      included in the trust fund. The cut-off date
                                                      loan-to-value ratio and the underwritten debt service
                                                      coverage ratio for the Ritz-Carlton Key Biscayne
                                                      underlying mortgage loan, including the portion
                                                      represented by the class RCKB certificates, is 53.9%
                                                      and 1.33x, respectively.

                                             o        Some of the underlying mortgage loans are
                                                      cross-collateralized and cross-defaulted with one or
                                                      more other underlying mortgage loans. Except as
                                                      otherwise indicated, when an underlying mortgage loan
                                                      is cross-collateralized and cross-defaulted with
                                                      another underlying mortgage loan, we

                                                      present the information regarding those mortgage loans
                                                      as if each of them was secured only by a mortgage lien
                                                      on the corresponding mortgaged real property
                                                      identified on Exhibit A-1 to this prospectus
                                                      supplement. One exception is that each and every
                                                      underlying mortgage loan in any particular group of
                                                      cross-collateralized and cross-defaulted mortgage
                                                      loans is treated as having the same loan-to-value
                                                      ratio and the same debt service coverage ratio. Other
                                                      than as described under "Description of the Underlying
                                                      Mortgage Loans--The A/B Mortgage Loan Pairs" and
                                                      "Description of the Underlying Mortgage
                                                      Loans--Significant Mortgage Loans--Great Lakes
                                                      Crossing" in this prospectus supplement, none of the
                                                      underlying mortgage loans will be cross-collateralized
                                                      with any loan that is not in the trust fund.

                                             o        In some cases, an individual underlying mortgage loan
                                                      is secured by multiple mortgaged real properties. For
                                                      purposes of providing property-specific information,
                                                      we have allocated each of those mortgage loans among
                                                      the related mortgaged real properties based upon--

                                                      1.       relative appraised values,

                                                      2.       relative underwritten net cash flow, or

                                                      3.       prior allocations reflected in the related
                                                               loan documents.

                                             o        If an underlying mortgage loan is secured by multiple
                                                      parcels of real property and the operation or
                                                      management of those parcels so warranted, we treat
                                                      those parcels as a single parcel of real property.

                                             o        Whenever we refer to a particular mortgaged real
                                                      property by name, we mean the property identified by
                                                      that name on Exhibit A-1 to this prospectus
                                                      supplement.

                                             o        In the case of three (3) of the underlying mortgage
                                                      loans, representing 6.40% of the initial net mortgage
                                                      pool balance, each borrower has encumbered the related
                                                      mortgaged real property with junior debt that is
                                                      evidenced by a separate promissory note. Each junior
                                                      loan is secured by the same mortgage or deed of trust
                                                      that secures the underlying mortgage loan. None of the
                                                      statistical information regarding those three (3)
                                                      mortgage loans provided in this prospectus supplement
                                                      includes any numerical information with respect to
                                                      those junior loans. For more information regarding
                                                      these loans, see "Description of the Underlying
                                                      Mortgage Loans--The A/B Mortgage Loan Pairs" in this
                                                      prospectus supplement.

                                             o        Statistical information regarding the underlying
                                                      mortgage loans may change prior to the date of initial
                                                      issuance of the offered certificates due to changes in
                                                      the composition of the mortgage pool prior to that
                                                      date.

SOURCE OF THE UNDERLYING MORTGAGE LOANS....  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire, directly or indirectly, those mortgage loans from two separate sellers.
                                             Each of the underlying mortgage loans was originated--

                                             o        by the related mortgage loan seller from whom we are
                                                      acquiring the mortgage loan,

                                             o        by an affiliate of the related mortgage loan seller,

                                             o        by a correspondent in the related mortgage loan
                                                      seller's or its affiliate's conduit lending program,
                                                      or

                                             o        in the case of 28 mortgage loans, representing 12.08%
                                                      of the initial net mortgage pool balance, that Column
                                                      Financial, Inc. acquired from KeyBank National
                                                      Association in December 2002, by KeyBank National
                                                      Association.

                                             The following table sets forth the number of underlying
                                             mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire, directly or indirectly, from each of the mortgage loan sellers:

                                                                                        NUMBER OF      % OF INITIAL
                                                                                        MORTGAGE       NET MORTGAGE
                                                      MORTGAGE LOAN SELLER                LOANS        POOL BALANCE
                                             --------------------------------------       -----        ------------
                                             1.  Column Financial, Inc.............          84*          82.65%*
                                             2.  KeyBank National Association......          17           17.35%
                                                                                           ----         --------
                                             TOTAL                                          101          100.00%

                                             *        Includes 28 mortgage loans, representing 12.08% of the
                                                      initial net mortgage pool balance, acquired from
                                                      KeyBank National Association in December 2002.

PAYMENT AND OTHER TERMS....................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                             Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more
                                             commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the
                                             Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                             Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully recourse, however, we have not always evaluated the creditworthiness of the subject obligor. Accordingly, even fully recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                             None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                             Each of the underlying mortgage loans currently accrues
                                             interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement.
                                             Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the
                                             mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS..............................  Sixty-six (66) of the mortgage loans that we intend to include in the trust fund, representing 52.65% of the initial net
                                             mortgage pool balance, are balloon loans that provide for:

                                             o        an amortization schedule that is significantly longer
                                                      than its remaining term to stated maturity or for no
                                                      amortization prior to stated maturity; and

                                             o        in either case, a substantial payment of principal on
                                                      its maturity date.

LOANS WITH ANTICIPATED REPAYMENT DATES.....  Thirty-five (35) of the mortgage loans that we intend to include in the trust fund, representing 47.35% of the initial net mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We
                                             consider each such specified date to be the anticipated
                                             repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its
                                             anticipated repayment date. The incentives generally include the following:

                                             o        Commencing on the related anticipated repayment date,
                                                      the subject mortgage loan will accrue interest in
                                                      excess of interest at the initial mortgage interest
                                                      rate. The additional interest will--

                                                      1.       be deferred,

                                                      2.       in some cases, be compounded,

                                                      3.       be payable only after the outstanding
                                                               principal balance of the subject mortgage
                                                               loan is paid in full, and

                                                      4.       be payable only to the holders of the class
                                                               V-1 and/or V-2 certificates, which are not
                                                               offered by this prospectus supplement.

                                             o        Commencing no later than the related anticipated
                                                      repayment date, the subject mortgage loan may be
                                                      freely prepaid.

                                             o        Commencing no later than the related anticipated
                                                      repayment date, cash flow from the related mortgaged
                                                      real property will be deposited into a lockbox under
                                                      the control of the master servicer.

                                             o        On and after the related anticipated repayment date,
                                                      cash flow from the related mortgaged real property
                                                      that is not otherwise

                                                      applied to pay the normal monthly debt service payment
                                                      or to pay or escrow for the payment of various
                                                      expenses, will be applied to pay down the principal
                                                      balance of the subject mortgage loan.

LOANS WITH INITIAL INTEREST ONLY PERIODS...  Two (2) of the mortgage loans that we intend to include in the trust fund, representing 7.84% of the initial net mortgage pool balance, do not provide for any amortization prior to the
                                             anticipated repayment date or maturity date. Two (2) other mortgage loans that we intend to include in the trust fund, representing 9.08% of the initial net mortgage pool balance, provide for an initial interest only period of 15 and 60
                                             months.

CROSSED MORTGAGE LOANS.....................  The trust fund will include two groups of mortgage loans that are cross-collateralized and cross-defaulted with each other.
                                             The table below identifies those crossed loans.

                                                                                        NUMBER OF       % OF INITIAL
                                                                                        MORTGAGE        NET MORTGAGE
                                                   PROPERTY/PORTFOLIO NAMES               LOANS         POOL BALANCE
                                            --------------------------------------        -----         ------------
                                            1.   Brooks B Portfolio and 596 Lowell          2               2.09%
                                            2.   Williams Centre Building 2,
                                                 Williams Centre Building 1 and
                                                 Williams Centre Building 3                 3               1.68%

                                             In reviewing the foregoing table, you should note that in the case of both of the cross-collateralized groups of underlying mortgage loans, representing 3.77% of the initial net mortgage pool balance, the related borrowers can obtain the release of individual properties identified in the table above through a partial prepayment or a partial defeasance of the subject
                                             cross-collateralized group upon the satisfaction of various conditions described under "Description of the Underlying
                                             Mortgage Loans--Cross-Collateralized Mortgage Loans,
                                             Multi-Property Mortgage Loans and Mortgage Loans with
                                             Affiliated Borrowers" in this prospectus supplement.
                                             Additionally, in the case of one of these cross-collateralized groups of underlying mortgage loans, representing 1.68% of the initial net mortgage pool balance, the related borrower may, subject to certain conditions, obtain a release of the
                                             cross-collateralization provisions with respect to any of the mortgaged real properties through a third-party assumption of the related mortgage loan, as more fully described under
                                             "Description of the Underlying Mortgage Loans--Cross-
                                             Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
                                             Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY MORTGAGE LOANS..............  The trust fund will include four (4) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                                  % OF INITIAL
                                                                                   NUMBER OF      NET MORTGAGE
                                                       PROPERTY NAMES             PROPERTIES      POOL BALANCE
                                             -----------------------------------  ----------      ------------
                                             North Park Executive Center               6              4.08%
                                             Michigan Equities U Portfolio            16              2.81%
                                             Brooks B Portfolio                        4              1.53%
                                             Bayview East Apartments and Manette
                                               Villa Apartments                        2              0.27%

                                             In reviewing the foregoing table, you should note that:

                                             o        in the case of two (2) of the multi-property mortgage
                                                      loans referred to above, representing 5.61% of the
                                                      initial net mortgage pool balance, the related
                                                      borrowers can obtain the release of individual
                                                      properties identified in the table above through a
                                                      partial prepayment or a partial defeasance of the
                                                      subject mortgage loan upon the satisfaction of various
                                                      conditions described under "Description of the
                                                      Underlying Mortgage Loans--Cross-Collateralized
                                                      Mortgage Loans, Multi-Property Mortgage Loans and
                                                      Mortgage Loans with Affiliated Borrowers" in this
                                                      prospectus supplement, and

                                             o        in the case of the multi-property underlying mortgage
                                                      loan secured by the mortgaged real properties
                                                      identified on Exhibit A-1 to this prospectus
                                                      supplement as North Park Executive Center,
                                                      representing 4.08% of the initial net mortgage pool
                                                      balance, the related borrower may, subject to certain
                                                      conditions, obtain a release of up to two properties
                                                      serving as collateral for the subject mortgage loan
                                                      through a third-party assumption of a portion of the
                                                      subject mortgage loan, as more fully described under
                                                      "Description of the Underlying Mortgage
                                                      Loans--Cross-Collateralized Mortgage Loans,
                                                      Multi-Property Mortgage Loans and Mortgage Loans with
                                                      Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS...........................  Ninety-four (94) of the mortgage loans that we intend to include in the trust fund, representing 96.30% of the initial net mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property -- or, in the case of a crossed loan or multi-property mortgage loan, of one or more of the related mortgaged real properties -- from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government
                                             obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS................  Ten (10) of the mortgage loans that we intend to include in the trust fund, representing 7.70% of the initial net mortgage pool balance, are secured by letters of credit or cash reserves that in each such case:

                                             o        will be released to the related borrower upon
                                                      satisfaction by the related borrower of certain
                                                      performance related conditions,

                                                      which may include, in some cases, meeting debt service
                                                      coverage ratio levels and/or satisfying leasing
                                                      conditions; and

                                             o        if not so released, will or, at the discretion of the
                                                      lender, may, prior to loan maturity (or earlier loan
                                                      default or loan acceleration) be applied to prepay a
                                                      portion of the subject mortgage loan if such
                                                      performance related conditions are not satisfied
                                                      within specified time periods.

                                             See "Description of the Underlying Mortgage Loans--Certain
                                             Terms and Conditions of the Underlying Mortgage Loans--Mortgage
                                             Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS..............................  Fifty-three (53) mortgage loans that we intend to include in the trust fund, representing 76.20% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is
                                             described below:

                                             HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a
                                             lockbox account.

                                             SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                             o        a failure to pay the related mortgage loan in full on
                                                      or before any related anticipated repayment date; or

                                             o        a decline, by more than a specified amount, in the net
                                                      operating income of the related mortgaged real
                                                      property; or

                                             o        a failure to meet a specified debt service coverage
                                                      ratio; or

                                             o        an event of default under the mortgage.

                                             For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the
                                             triggering event, or an account that is required to be
                                             established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                                             MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard
                                             Lockbox" above,

                                             income is collected by the property manager (or in some cases, the borrower) of the mortgaged real property and is deposited into a lender-controlled lockbox account on a regular basis.

                                             The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                                                  % OF INITIAL
                                                                             NUMBER OF            NET MORTGAGE
                                                  TYPE OF LOCKBOX         MORTGAGE LOANS          POOL BALANCE
                                              -----------------------     --------------          ------------
                                              Springing                          30                   46.23%
                                              Hard                               21                   26.68%
                                              Modified                            2                    3.28%
                                                                               ----                 --------
                                              TOTAL                              53                   76.20%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS......................  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                             o        by prohibiting any voluntary prepayments for a
                                                      specified period of time after the underlying mortgage
                                                      loan is originated; and/or

                                             o        by prohibiting any voluntary prepayments for a
                                                      specified period of time after the underlying mortgage
                                                      loan is originated, although, for a portion of that
                                                      period, beginning no sooner than the second
                                                      anniversary of the date of initial issuance of the
                                                      offered certificates, the underlying mortgage loan may
                                                      be defeased; and/or

                                             o        by requiring that any voluntary principal prepayment
                                                      made during a specified period of time be accompanied
                                                      by a yield maintenance charge.

                                             However, as described under "--Additional Collateral Loans"
                                             above, some underlying mortgage loans may require partial
                                             principal prepayments during the related lock-out period.

                                             As of the cut-off date, 98 of the mortgage loans that we intend to include in the trust fund, representing 98.32% of the
                                             initial net mortgage pool balance, were within their respective lock-out periods and/or defeasance periods, and the weighted average of the lock-out and/or defeasance periods for those mortgage loans was 98 months.

                                             Some of the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage
                                             Loans--Certain Terms and Conditions of the Underlying Mortgage
                                             Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.........................  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                             o        as of the related due date in April 2003, or

                                             o        at any time during the 12-month period preceding the
                                                      related due date in April 2003.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS................  The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in April 2003:

                                              Initial mortgage pool balance................    $1,006,847,098
                                              Initial net mortgage pool balance............      $988,234,824
                                              Number of underlying mortgage loans..........               101
                                              Number of mortgaged real properties..........               125

                                              Greatest cut-off date principal balance......       $87,296,617
                                              Smallest cut-off date principal balance......          $498,213
                                              Average cut-off date principal balance.......        $9,784,503

                                              Highest mortgage interest rate...............            7.760%
                                              Lowest mortgage interest rate................            5.250%
                                              Weighted average mortgage interest rate......            6.117%

                                              Longest original term to maturity or
                                                   anticipated repayment date..............        132 months
                                              Shortest original term to maturity or
                                                   anticipated repayment date..............         60 months
                                              Weighted average original term to maturity
                                                   or anticipated repayment date...........        109 months

                                              Longest remaining term to maturity or
                                                   anticipated repayment date..............        129 months
                                              Shortest remaining term to maturity or
                                                   anticipated repayment date..............         55 months
                                              Weighted average remaining term to maturity
                                                   or anticipated repayment date...........        104 months

                                              Highest debt service coverage ratio, based
                                                   on underwritten net cash flow...........             2.87x
                                              Lowest debt service coverage ratio, based on
                                                   underwritten net cash flow..............             1.23x
                                              Weighted average debt service coverage
                                                   ratio, based on underwritten net cash
                                                   flow....................................             1.57x

                                              Highest cut-off date loan-to-appraised value
                                                   ratio...................................             79.8%
                                              Lowest cut-off date loan-to-appraised value
                                                   ratio...................................             36.6%
                                              Weighted average cut-off date
                                                   loan-to-appraised value ratio...........             69.9%

                                             In reviewing the foregoing table, please note that:

                                             o        References to initial net mortgage pool balance mean
                                                      the initial mortgage pool balance, exclusive of the
                                                      portions of the Great Lakes Crossing underlying
                                                      mortgage loan and the Ritz-Carlton Key Biscayne
                                                      underlying mortgage loan that are represented by the
                                                      class GLC certificates and the class RCKB
                                                      certificates, respectively, as of the date of initial
                                                      issuance of the series 2003-CK2 certificates.

                                             o        The mortgaged real property identified on Exhibit A-1
                                                      to this prospectus supplement as Great Lakes Crossing
                                                      secures, on a pari passu basis, both a $91,000,000
                                                      mortgage loan that we intend to include in the trust
                                                      fund and a $60,000,000 mortgage loan that will not
                                                      be included in the trust fund. Unless specifically
                                                      indicated otherwise, statistical information with
                                                      respect to the Great Lakes Crossing underlying
                                                      mortgage loan presented in this prospectus supplement
                                                      treats the portion of its cut-off date principal
                                                      balance represented by the class GLC certificates as
                                                      if such portion is a separate subordinated mortgage
                                                      loan (with a 5.250% per annum mortgage interest rate
                                                      and a $19,967.10 monthly debt service payment), that
                                                      is not included in the trust fund. Accordingly,
                                                      unless specifically indicated otherwise, loan-to-value
                                                      and debt service coverage ratios for the Great Lakes
                                                      Crossing underlying mortgage loan are being presented
                                                      based upon the aggregate principal balance and the
                                                      combined debt service for the Great Lakes Crossing
                                                      underlying mortgage loan (exclusive of the portion
                                                      thereof represented by the class GLC certificates) and
                                                      the Great Lakes Crossing outside-the-trust fund
                                                      mortgage loan. The cut-off date loan-to-value ratio
                                                      and the underwritten debt service coverage ratio for
                                                      the Great Lakes Crossing underlying mortgage loan,
                                                      including the portion represented by the class GLC
                                                      certificates, and the Great Lakes Crossing
                                                      outside-the-trust fund mortgage loan, together, is
                                                      60.8% and 2.26x, respectively.

                                             o        Unless specifically indicated otherwise, statistical
                                                      information with respect to the Ritz-Carlton Key
                                                      Biscayne underlying mortgage loan, including
                                                      loan-to-value and debt service coverage ratios, is
                                                      being presented in this prospectus supplement as if
                                                      the portion of the Ritz-Carlton Key Biscayne
                                                      underlying mortgage loan represented by the class RCKB
                                                      certificates is a separate subordinated mortgage loan
                                                      (with a 6.360% per annum mortgage interest rate and a
                                                      $99,972.79 monthly debt service payment), that is not
                                                      included in the trust fund. The cut-off date
                                                      loan-to-value ratio and the underwritten debt service
                                                      coverage ratio for the Ritz-Carlton Key Biscayne
                                                      underlying mortgage loan, including the portion
                                                      represented by the class RCKB certificates, is 53.90%
                                                      and 1.33x, respectively.

B.  GEOGRAPHIC CONCENTRATION ..............  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                        % OF INITIAL
                                                                       NUMBER OF        NET MORTGAGE
                                                STATE                 PROPERTIES        POOL BALANCE
                                             ----------               ----------        ------------
                                             California                    18              21.76%
                                             Michigan                      19              14.16%
                                             Virginia                       6              13.00%
                                             Florida                        6               9.00%
                                             Georgia                        9               5.93%

                                             The remaining mortgaged real properties with respect to the mortgage pool are located throughout 26 other states and the
                                             District of Columbia. No more than 5% of the initial net
                                             mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular underlying mortgage loan is secured by
                                             multiple mortgaged real properties located in two or more
                                             states, the foregoing information reflects the allocated loan amounts for those properties.

                                             Six (6) of the California properties, securing 4.09% of the initial net mortgage pool balance, are located in northern
                                             California -- areas with zip codes above 93600 -- and 12 of the
                                             California properties, securing 17.67% of the initial net
                                             mortgage pool balance, are located in southern California --
                                             areas with zip codes of 93600 or below.

C.  PROPERTY TYPES.........................  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                   % OF INITIAL
                                                                                NUMBER OF          NET MORTGAGE
                                              PROPERTY TYPE                    PROPERTIES          POOL BALANCE
                                             ---------------                   ----------          ------------
                                             Office                                  46               39.99%
                                             Retail                                  40               35.98%
                                             Multifamily (1)                         23               10.10%
                                             Hotel                                    1                6.58%
                                             Industrial                               7                3.53%
                                             Mixed Use                                5                2.87%
                                             Self Storage                             3                0.96%
                                                                                   ----              -------
                                             TOTAL                                  125               100.00%

                                             -----------------

                                             (1)      Includes three (3) manufactured housing properties
                                                      that secure 0.91% of the initial net mortgage pool
                                                      balance.


D.  ENCUMBERED INTERESTS...................  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                        % OF INITIAL
                                                ENCUMBERED INTEREST IN THE           NUMBER OF         NET MORTGAGE
                                                  MORTGAGED REAL PROPERTY           PROPERTIES         POOL BALANCE
                                             ---------------------------------      ----------         ------------
                                             Fee                                       122                97.86%
                                             Fee/Leasehold                               2                 1.70%
                                             Leasehold                                   1                 0.44%
                                                                                       ---              --------
                                             TOTAL                                     125                100.00%

                                             In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS.............  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                                             o        cut-off date principal balances that range from
                                                      $25,260,000 to $87,296,617, and

                                             o        a total cut-off date principal balance of
                                                      $451,138,487, which represents 45.65% of the initial
                                                      net mortgage pool balance.

                                             See "Description of the Underlying Mortgage Loans--Significant
                                             Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o   office properties;

     o   anchored, including shadow anchored, and unanchored retail properties;

     o   multifamily properties, including manufactured housing properties;

     o   full service hotel properties;

     o   industrial properties;

     o   mixed use properties; and

     o   self-storage properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o   any governmental entity;

     o   any private mortgage insurer;

     o   us;

     o   any mortgage loan seller;

     o   the master servicer;

     o   the special servicer;

     o   the trustee; or

     o   any of their respective affiliates.

     Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate Over Time. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Sixty-six (66) of the mortgage loans that we intend to include in the trust fund, representing 52.65% of the initial net mortgage pool balance, are balloon loans; and 35 of the mortgage loans that we intend to include in the trust fund, representing 47.35% of the initial net mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Eighty-four (84) of these mortgage loans, representing 76.47% of the initial net mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from July 11, 2012 to July 11, 2013. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o   the ability to cover debt service;

     o the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     o   the amount of proceeds recovered upon foreclosure.

         Cash flows and property values depend upon a number of factors, including:

     o   national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o   demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o   location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction, quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Forty-six (46) mortgaged real properties, securing mortgage loans that represent 39.99% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o   the strength, stability, number and quality of the tenants;

     o   accessibility from surrounding highways/streets;

     o the ability of the subject management team to effectively manage the subject property;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o   the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Forty (40) mortgaged real properties, securing mortgage loans that represent 35.98% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o   the strength, stability, number and quality of the tenants;

     o   tenants' sales;

     o   tenant mix;

     o the ability of the management team to effectively manage the subject property;

     o   whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o   the financial condition of the owner of the subject property.

     We consider 36 of the subject retail properties, securing 34.77% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and four (4) of the subject retail properties, securing 1.21% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties. Twenty-three (23) mortgaged real properties, securing mortgage loans that represent 10.10% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes (including manufactured housing). A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o   the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o   local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     o the ability of the management team to effectively manage the subject property;

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     o   distance from employment centers and shopping areas; and

     o   the financial condition of the owner of the subject property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986. Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o   operating the property and providing building services;

     o   establishing and implementing the rental structure;

     o   managing operating expenses;

     o   responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single Tenant May Increase the Risk that Cash Flow Will Be Interrupted. Twenty-eight (28) mortgaged real properties, securing 15.31% of the initial net mortgage pool balance, are each leased by a single tenant. In addition, 22 other mortgaged real properties, securing 22.76% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single or major tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Condominium Ownership May Limit Use and Improvements. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 9.39% of the initial net mortgage pool balance, are secured by real properties that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2003-CK2 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage groups of cross-collateralized mortgage loans that are to be included in the trust fund.

  TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                        % OF INITIAL
                                                                CUT-OFF DATE            NET MORTGAGE
      PROPERTY/PORTFOLIO NAME                                PRINCIPAL BALANCE          POOL BALANCE
      -----------------------                                -----------------          ------------
1.    Great Lakes Crossing                                    $  87,296,617(1)              8.83%
2.    Ritz-Carlton Key Biscayne                               $  65,000,000(2)              6.58%
3.    Museum Square                                           $  56,774,576                 5.75%
4.    Crescent at Carlyle                                     $  52,250,000                 5.29%
5.    North Park Executive Center                             $  40,348,801                 4.08%
6.    Sully Place                                             $  35,678,771                 3.61%
7.    2300 Imperial Building                                  $  30,863,048                 3.12%
8.    800 Jefferson Street                                    $  29,906,469                 3.03%
9.    Michigan Equities U Portfolio                           $  27,760,205                 2.81%
10.   The Carl Zeiss Building                                 $  25,260,000                 2.56%

-------------------------

     (1) Senior portion only. The full Great Lakes Crossing underlying mortgage loan has a cut-off date principal balance of $90,908,890.

     (2) Senior portion only. The full Ritz-Carlton Key Biscayne underlying mortgage loan has a cut-off date principal balance of $80,000,000.

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

         The following table identifies each of those groups of two or more mortgage loans that we intend to include in the trust fund that represent 1.0% or more of the initial net mortgage pool balance and that have the same borrower or related borrowers:

                                                                         % OF INITIAL
                                                    CUT-OFF DATE         NET MORTGAGE
         PROPERTY/PORTFOLIO NAME                  PRINCIPAL BALANCE      POOL BALANCE
         -----------------------                  -----------------      ------------
Crescent at Carlyle and BAE Systems Building        $ 76,950,000             7.79%
Walgreens- North Clinton,
   Walgreens- West Jefferson,
   Walgreens- Grand Rapids, MI
   Walgreens- Burlington, KY, and
   Walgreens- Anderson, IN.                         $ 16,571,437             1.68%

     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 10.92% of the initial net mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o   at the time the lien was granted, the borrower was:

         1.    insolvent;

         2.    inadequately capitalized; or

         3.    unable to pay its debts.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or pari passu debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o   complicate bankruptcy proceedings; and

     o   delay foreclosure on the related mortgaged real property.

     Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of some of the borrowers under mortgage loans are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. Borrowers under 86 mortgage loans that we intend to include in the trust fund, representing 95.02% of the initial net mortgage pool balance, are required by their respective organizational documents and/or mortgage loan documents to be special purpose entities.

     Tenancies in Common May Hinder Recovery. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 6.90% of the initial net mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class A-3, A-4, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and/or A-2 certificates.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o   economic conditions, including real estate market conditions;

     o   changes in governmental rules and fiscal policies;

     o   acts of God, which may result in uninsured losses; and

     o   other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 31 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, neither the District of Columbia nor any state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

                                                 % OF INITIAL
                               NUMBER OF         NET MORTGAGE
      STATE                   PROPERTIES         POOL BALANCE
      -----                   ----------         ------------
  California                      18                21.76%
  Michigan                        19                14.16%
  Virginia                         6                13.00%
  Florida                          6                 9.00%
  Georgia                          9                 5.93%


     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

     o the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the master servicer or the special servicer to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments", a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 111 mortgaged real properties, securing 94.59% of the initial net mortgage pool balance, that environmental investigation was conducted during the 12-month period ending on April 1, 2003. In the case of 113 mortgaged real properties, securing 97.90% of the initial net mortgage pool balance, that environmental investigation was conducted during the 15-month period ending on April 1, 2003. In the case of 113 mortgaged real properties, securing 97.90% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 12 mortgaged real properties, securing 2.10% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or the remediation;

     o when soil or groundwater contamination was suspected or identified, generally either--

         1. those conditions were remediated or abated prior to the closing date,

         2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

         1. that condition is not known to have affected the mortgaged real property,

         2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower, or

         3.    an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 12 mortgaged real properties, securing 2.10% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint, and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 12 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 12 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in thiS prospectus supplement.

         Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

         Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

         o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

         o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

         o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

         Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

         o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

         o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

         The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the underlying mortgage loans. The mortgaged real properties securing these other loans may--

         o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

         o have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

         In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the underlying mortgage loans. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans held as part of its own portfolio or the portfolios of third parties.

         Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 2.14% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the Federal Bankruptcy Code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

         Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

         In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

         Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

         o    density;

         o    use;

         o    parking;

         o    set-back requirements; or

         o    other building related conditions.

         These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

         Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties were inspected by engineers. One hundred twenty-two (122) of those inspected mortgaged real properties, securing 96.49% of the initial net mortgage pool balance, were inspected during the 12-month period preceding April 2003. Three (3) of those inspected mortgaged real properties, securing 3.51% of the initial net mortgage pool balance, were inspected more than 12 months prior to April 1, 2003. The scope of those inspections included an assessment of--

         o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

         o the general condition of the site, buildings and other improvements located at each property.

At five (5) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In respect of these five (5) properties, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

         The Absence of or Inadequacy of Terrorism Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible; provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or
(b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         The master servicer will use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer (in consultation with the series 2003-CK2 controlling class representative and, if the subject mortgage loan is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing or Ritz-Carlton Key Biscayne, the class GLC directing certificateholder or the class RCKB directing certificateholder, as applicable) has determined in accordance with the servicing standard described in this prospectus supplement that either--

         o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

         o    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer shall use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions. If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2003-CK2 certificates.

         If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

         Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

         Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns".

         Prior Bankruptcies May Reflect Future Performance. In the case of five
(5) mortgage loans that we intend to include in the trust fund, representing 5.86% of the initial net mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding April 2003.

         Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See, for example, "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton KeY Biscayne Hotel" in this prospectus supplement. In general, if the related originator considered any litigation pending against the related borrower at the time of origination of the subject mortgage loan to be material, it required that borrower or a related party to establish and/or maintain a reasonable reserve, post a bond and/or execute and deliver additional indemnities to cover any damages that were likely to be assessed against that borrower.

         One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

         Tax Considerations Related to Foreclosure. The special servicer, on behalf of the trust fund, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2003-CK2 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2003-CK2 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

         In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgage properties, the trust may in certain jurisdictions, particularly in California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-CK2 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

         The Class B, C, D and E Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C, D or E certificates, then your certificates will provide credit support to the other more senior class or classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o the distribution priorities of the respective classes of the series 2003-CK2 certificates,

         o the order in which the principal balances of the respective classes of the series 2003-CK2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

         o    the characteristics and quality of the underlying mortgage loans.

         The  Offered  Certificates  Have  Uncertain  Yields to
Maturity. The yield on your offered certificates will depend on, among other things--

         o    the price you paid for your offered certificates, and

         o the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         o the pass-through rate for, and the other payment terms of, your offered certificates,

         o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

         o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-CK2 certificates, and

         o    servicing decisions with respect to the underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         If the pass-through rate for a class of offered certificates is equal to, limited by or calculated based upon a weighted average of certain net interest rates on the underlying mortgage loans (or portions thereof), then a faster rate of principal payments on the underlying mortgage loans with relatively high mortgage interest rates could result in a lower than anticipated yield with respect to that class of offered certificates.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

         Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

         Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans.

         Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2003-CK2 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

         The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

         If the Master Servicer or the Special Servicer Purchases Series 2003-CK2 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2003-CK2 Certificates. The master servicer, the special servicer or an affiliate of either of them may purchase any class of series 2003-CK2 certificates. The purchase of series 2003-CK2 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2003-CK2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-CK2 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

         The Interests of the Series 2003-CK2 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the controlling class of series 2003-CK2 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2003-CK2 Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, subject to the conditions discussed under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the series 2003-CK2 controlling class representative may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2003-CK2 certificates, the trustee or the master servicer; provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-CK2 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2003-CK2 Controlling Class Representative", the series 2003-CK2 controlling class representative can direct various servicing actions by the special servicer. You should expect that the series 2003-CK2 controlling class representative will exercise its rights and powers on behalf of the series 2003-CK2 controlling class certificateholders, and it will not be liable to any other class of series 2003-CK2 certificates for so doing.

         In the absence of significant losses on the underlying mortgage loans, the series 2003-CK2 controlling class will be a non-offered class of series 2003-CK2 certificates. The series 2003-CK2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

         The Interests of the Holders of the Class GLC Certificates May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the class GLC certificates will be entitled to appoint a certificateholder having the rights and powers described under "The Pooling and Servicing Agreement--The Class GLC Directing Certificateholder" in this prospectus supplement. For so long as the certificate principal balance of the class GLC certificates, net of any appraisal reduction amounts allocable to the Great Lakes Crossing mortgage loan, is greater than, or equal to, 25% of the initial certificate principal balance of the class GLC certificates, the class GLC directing certificateholder can consult with the special servicer regarding various servicing actions with respect to the Great Lakes Crossing underlying mortgage loan.

         The class GLC certificates are not offered by this prospectus supplement. The holders of the class GLC certificates are likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the class GLC directing certificateholder will exercise its rights and powers on behalf of the class GLC certificateholders, and it will not be liable to any other class of series 2003-CK2 certificateholders for so doing.

         The Interests of the Holders of the Class RCKB Certificates May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the class RCKB certificates will be entitled to appoint a certificateholder having the rights and powers described under "The Pooling and Servicing Agreement--The Class RCKB Directing Certificateholder" in this prospectus supplement. For so long as the certificate principal balance of the class RCKB certificates, net of any appraisal reduction amounts allocable to the Ritz-Carlton Key Biscayne mortgage loan, is greater than, or equal to, 25% of the initial certificate principal balance of the class RCKB certificates, the class RCKB directing certificateholder can consult with the special servicer regarding various servicing actions with respect to the Ritz-Carlton Key Biscayne mortgage loan.

         The class RCKB certificates are not offered by this prospectus supplement. Accordingly, the holders of the class RCKB certificates are likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the class RCKB directing certificateholder will exercise its rights and powers on behalf of the class RCKB certificateholders, and it will not be liable to any other class of series 2003-CK2 certificateholders for so doing.

         Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

         You May Be Bound by the Actions of Other Series 2003-CK2 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-CK2 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-CK2 certificates.

         Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time

         Potential Defaults Under Certain Mortgage Loans May Affect the Timing and/or Payment on Your Offered Certificates. Any defaults that may occur under the underlying mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2003-CK2 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

         In recent months, the United States has asserted that Iraq is in violation of United Nations Security Council resolutions and stated that it may enforce those resolutions by military force, with or without the support of the United Nations Security Council. Any military action in Iraq may prompt further terrorist attacks against the United States. It is uncertain what effects war between the United States and Iraq or any other nation, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         We intend to include the 101 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,006,847,098 and an initial net mortgage pool balance of $988,234,824. However, the actual initial mortgage pool balance and initial net mortgage pool balance may each be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in April 2003, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

         The Great Lakes Crossing Property secures both the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan is not included in the trust fund. The Great Lakes Crossing Loan has a cut-off date principal balance of $90,908,890, and the Great Lakes Crossing Companion Loan has a cut-off date principal balance of $59,939,928. In addition, in connection with distributions on the series 2003-CK2 certificates, the Great Lakes Crossing Loan will be treated as if it consists of two portions, which we refer to as the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion, respectively. The Great Lakes Crossing Senior Portion consists of $87,296,617 of the entire cut-off date principal balance of the Great Lakes Crossing Loan. The Great Lakes Crossing Junior

Portion consists of the remaining $3,612,274 of the cut-off date principal balance of the Great Lakes Crossing Loan. The class GLC and V-2 certificates represent beneficial ownership of the Great Lakes Crossing Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Great Lakes Crossing Loan that are allocable to the Great Lakes Crossing Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P and V-1 certificates will be entitled to receive collections of principal and/or interest on the Great Lakes Crossing Loan that are allocable to the Great Lakes Crossing Senior Portion. As and to the extent described under "--Significant Mortgage Loans--Great Lakes Crossing" below, thE rights of the holders of the class GLC and V-2 certificates to receive payments to which they are entitled with respect to the Great Lakes Crossing Loan will be subordinated to the rights of the holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P and V-1
certificates to receive payments to which they are entitled with respect to the Great Lakes Crossing Loan, in certain default scenarios.

         The Ritz-Carlton Key Biscayne Loan has a cut-off date principal balance of $80,000,000. In connection with distributions on the series 2003-CK2 certificates, the Ritz-Carlton Key Biscayne Loan will be treated as if it consists of two portions, which we refer to as the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion, respectively. The Ritz-Carlton Key Biscayne Senior Portion consists of $65,000,000 of the entire cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan. The Ritz-Carlton Key Biscayne Junior Portion consists of the remaining $15,000,000 of the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan. The class RCKB certificates represent beneficial ownership of the Ritz-Carlton Key Biscayne Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Ritz-Carlton Key Biscayne Loan that are allocable to the Ritz-Carlton Key Biscayne Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P and V-3 certificates will be entitled to receive collections of principal and/or interest on the Ritz-Carlton Key Biscayne Loan that are allocable to the Ritz-Carlton Key Biscayne Senior Portion. As and to the extent described under "--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Hotel" below, the rights of the holders of the class RCKB and V-4 certificates to receive payments to which they are entitled with respect to the Ritz-Carlton Key Biscayne Loan will be subordinated to the rights of the holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P and V-3 certificates to receive payments to which they are entitled with respect to the Ritz-Carlton Key Biscayne Loan, in certain default scenarios.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

         o All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

         o All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the Great Lakes Crossing Loan and the Ritz-Carlton Key Biscayne Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Great Lakes Crossing Senior Portion and the Ritz-Carlton Key Biscayne Senior Portion, respectively).

         o In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

              1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in April 2003, are timely made, and

              2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in March 2003 up to and including its due date in April 2003.

         o When information with respect to mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (or, in the case of the Great Lakes Crossing Loan and the Ritz-Carlton Key Biscayne Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Great Lakes Crossing Senior Portion and the Ritz-Carlton Key Biscayne Senior Portion, respectively).

         o If an underlying mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The A/B Mortgage Loan Pairs" and "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing", none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

         o In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

              1.    relative appraised values,

              2.    relative underwritten net cashflow, or

              3.    prior allocations reflected in the related loan documents.

         o If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

         o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

         o In the case of each A-Note Mortgage Loan included in the trust fund, the mortgaged real property that secures the A-Note Mortgage Loan also secures the related subordinate B-Note Mortgage Loan. None of the B-Note Mortgage Loans are included in the trust fund, and none of the statistical information regarding the A-Note Mortgage Loans provided in this prospectus supplement includes any numerical information with respect to those B-Note Mortgage Loans. For more information regarding the A/B Mortgage Loan Pairs, see "Description of the Underlying Mortgage Loans--The A/B Mortgage Loan Pairs."

         o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include eight (8) mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

         Five (5) of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund, collectively representing 7.35% of the initial net mortgage pool balance, entitle the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance or prepayment of the subject mortgage loan or, in the case of a group of cross-collateralized mortgage loans, full defeasance or prepayment of one or more of the subject mortgage loans without full defeasance or prepayment of the other cross-collateralized mortgage loans, subject, in each case, to the fulfillment of one or more of the following conditions:

         o the principal aggregate loan amount required to be defeased or prepaid must equal or exceed a specified percentage, generally between 110% and 125%, of the amount allocated to the property or parcel to be released; provided that, in the case of groups of cross-collateralized mortgage loans, the portion of such required defeasance or prepayment amount in excess of principal balance of the loan required to be fully defeased or prepaid in order to obtain a release of a mortgaged real property will be allocated to partially defease, prepay or serve as additional collateral for, the remaining loans in the subject group of cross-collateralized mortgage loans; and/or

         o the satisfaction of specified debt service coverage ratio requirements for the property or properties that will remain as collateral; and/or

         o the satisfaction of specified loan-to-value ratio requirements for the property or properties that will remain as collateral; and/or

         o the satisfaction of certain other requirements set forth in the related mortgage loan documents.

See "--Certain Terms and Conditions of the Underlying Mortgage
Loans--Defeasance Loans" below.

         The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                        NUMBER OF
                                                       STATES WHERE          % OF INITIAL
                                                      THE PROPERTIES         NET MORTGAGE
            PROPERTY/PORTFOLIO NAMES                   ARE LOCATED           POOL BALANCE
            ------------------------                   -----------           ------------
 Brooks B Portfolio and 596 Lowell                          2                    2.09%
 Williams Centre Building 2, Williams Centre
   Building 1 and Williams Centre Building 3                1                    1.68%


         In the case of the group of cross-collateralized underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Williams Centre Building 2, Williams Centre Building 1 and Williams Centre Building 3, representing 1.68% of the initial net mortgage pool balance, if the holder of any of the related mortgage loans permits (upon the satisfaction of certain conditions, including specified debt service coverage and loan-to-value ratios) an assumption of that loan by a third-party, which is not affiliated with the other borrowers, the cross-collateralization provisions relating to the mortgaged real property that is the subject of the assumption in the remaining loan documents would terminate. Also, each of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Williams Centre Building 2 and Williams Centre Building 1 may be prepaid in whole without the simultaneous prepayment of the other such mortgage loans if certain conditions are satisfied, including a specified debt service coverage ratio, a specified loan-to-value ratio and the payment of 125% of the then-outstanding principal balance of the subject mortgage loan, together with the applicable prepayment consideration. If either such mortgage loan is so prepaid, the mortgage encumbering the subject mortgaged real property would be released and the cross-collateralization provisions relating to the subject mortgaged real property in the remaining loan documents would terminate. In that event, the excess proceeds of the principal prepayment would be used to partially prepay, on a pro rata basis, the remaining loans.

         In the case of the group of cross-collateralized underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Brooks B Portfolio and 596 Lowell, representing 2.09% of the initial net mortgage pool balance, if the sole tenant of the 596 Lowell mortgaged real property exercises its option to purchase the mortgaged real property, then the related mortgage loan will be fully prepaid or defeased, the mortgage encumbering the

596 Lowell mortgaged real property will be released, the remaining mortgage loan will not be required to be simultaneously prepaid or defeased, and the cross-collateralization provisions, relating to the 596 Lowell mortgaged real property, in the remaining loan documents would terminate. If the underlying mortgage loan related to the 596 Lowell mortgaged real property is fully prepaid, then a payment equal to 125% of the outstanding principal balance of that mortgage loan must be paid, together with the applicable prepayment consideration, and the excess proceeds would either be used to prepay a portion of the remaining mortgage loan or be held as additional collateral for the remaining mortgage loan. If the underlying mortgage loan related to the 596 Lowell mortgaged real property is fully defeased, then (in addition to the standard defeasance requirements) a payment equal to 25% of the outstanding principal balance of that mortgage loan must be paid, which would either be used to partially prepay the remaining mortgage loan or be held as additional collateral for the remaining mortgage loan.

         The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                  NUMBER OF
                                                 STATES WHERE          % OF INITIAL
                                                THE PROPERTIES         NET MORTGAGE
         PROPERTY/PORTFOLIO NAMES                ARE LOCATED           POOL BALANCE
         ------------------------                -----------           ------------
North Park Executive Center                            1                    4.08%
Michigan Equities U Portfolio                          1                    2.81%
Brooks B Portfolio                                     2                    1.53%
Bayview East Apartments
  and Manette Villa Apartments                         1                    0.27%
                                                    ----                  -------

       TOTAL                                           5                    8.69%


         In the case of the multi-property underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as North Park Executive Center, representing 4.08% of the initial net mortgage pool balance, the borrower may obtain a release of up to two properties serving as collateral for the subject mortgage loan through a third-party assumption of a portion of the subject mortgage loan; provided that it meets certain conditions, including that the debt service coverage ratio is at least 1.35x and that the loan-to-value ratio does not exceed 70%, in each case for both the released property or properties and the remaining unreleased properties. In order to satisfy the loan-to-value ratio test in respect of both the released and unreleased properties, the borrower will be permitted to prepay a portion of either the subject mortgage loan applicable to the unreleased properties or the assumed mortgage loan applicable to the released property or properties. Any such third-party will assume a pro rata portion of the subject mortgage loan based on the allocated loan amount for the property or properties subject to the release and the then-outstanding principal balance of the subject mortgage loan. After the assumption, the released property or properties will no longer serve as collateral for the subject mortgage loan but will, however, serve as collateral for the assumed mortgage loan.

         In the case of the multi-property mortgage loan portfolio that we intend to include in the trust fund secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Brooks B Portfolio, representing 1.53% of the initial net mortgage pool balance, the borrower may obtain a release of up to two properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios based on the remaining properties, the partial prepayment or partial defeasance of a specified percentage (based on 125% of the allocated loan amount) of the then-outstanding principal balance of the related mortgage loan, and the payment of the applicable prepayment consideration in the case of a partial prepayment.

         The table below shows each group of mortgaged real properties that--

         o    have the same or affiliated borrowers, and

         o secure two (2) or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                                                                                NUMBER OF
                                                                               STATES WHERE              % OF INITIAL
                                                                              THE PROPERTIES             NET MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                                ARE LOCATED               POOL BALANCE
                       ------------------------                                -----------               ------------
   Crescent at Carlyle and BAE Systems Building                                       1                     7.79%
   Walgreens- North Clinton,
     Walgreens- West Jefferson,
     Walgreens- Grand Rapids, MI
     Walgreens- Burlington, KY, and
     Walgreens- Anderson, IN.                                                         3                     1.68%


PARTIAL RELEASES OF PROPERTY

         In the case of the Great Lakes Crossing Loan, which represents 8.83% of the initial net mortgage pool balance, the lender is required to release from the lien of the related mortgage instrument, without a defeasance or the payment of a release price, one or more parcels or outlots identified on a particular schedule, provided that, among other things, the related borrower must deliver to the lender evidence that would be satisfactory to a prudent lender acting reasonably that parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use or parking or other legal requirements applicable to the remaining mortgaged real property. In addition, the related borrower must deliver an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 2300 Imperial Building, representing 3.12% of the initial net mortgage pool balance, the borrower may obtain a release of an unimproved portion of the mortgaged real property and an existing two-story parking facility that is a part of such mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of certain conditions, including satisfactory separation of tax parcels, evidence of zoning compliance, evidence of satisfaction of parking requirements under related leases, creation of parking and access easements over the released parcel, the furnishing of temporary parking during the period of any construction of a new parking facility on the released parcel or renovation of the existing parking facility and, if requested, delivery of evidence that no adverse REMIC consequences will result from the release.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Randolph Mall, representing 1.57% of the initial net mortgage pool balance, the borrower has the right to obtain the release of an unimproved parcel identified in the related loan agreement, without payment of any consideration or repayment of any principal, provided that the borrower complies with certain requirements set forth in the loan agreement, including reimbursement of the mortgagee's reasonable costs and expenses, splitting tax lots, compliance with zoning, establishment of reciprocal easement agreements, delivery of a REMIC opinion and, if requested by the mortgagee, delivery of rating agency confirmation.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Centennial Village, representing 1.31% of the initial net mortgage pool balance, the borrower may obtain a release of approximately 1.218 acres of a particular portion of the related mortgaged real property constituting unimproved land, without a defeasance or the payment of a release price, subject to the satisfaction of various conditions set forth in the related loan documents. In connection with any such release, the related borrower must provide the lender with evidence that the remaining portion of the mortgaged real property will comply with all federal, state and local environmental, land use and zoning laws and that the released parcel and the remaining mortgaged real property will each be a separate tax parcel, among other matters.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Rocky Mount Marketplace, representing 0.76% of the initial net mortgage pool balance, the borrower may obtain the release of certain unimproved portions of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including evidence of compliance with municipal and county requirements, the creation of a subdivision plat depicting the release parcel as a separate subdivided lot (such that the release parcel and the remaining property will be separate tax parcels), and the recordation of any easements across the release parcel necessary to service the remaining property.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Five Points Plaza, representing 0.42% of the initial net mortgage pool balance, the borrower may obtain a release of an unimproved portion of the mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of certain conditions, including satisfactory separation of tax parcels, evidence of zoning compliance, creation of appropriate appurtenant easement rights over the released parcel and, if requested, delivery of evidence that no adverse REMIC consequences will result from the release.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                    % OF INITIAL
                                         NUMBER OF                  NET MORTGAGE
           DUE DATE                   MORTGAGE LOANS                POOL BALANCE
           --------                   --------------                ------------
             1st                              44                        27.86%
             11th                             57                        72.14%
                                           -----                     ---------
            TOTAL                            101                       100.00%


         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

         The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.250% per annum to 7.760% per annum, and the weighted average of those mortgage interest rates was 6.117% per annum.

         Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         One hundred (100) of the mortgage loans that we intend to include in the trust fund, representing 98.43% of the initial net mortgage pool balance, accrue interest on an Actual/360 Basis. One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.57% of the initial net mortgage pool balance, accrues interest on a 30/360 Basis.

         Balloon Loans. Sixty-six (66) of the mortgage loans that we intend to include in the trust fund, representing 52.65% of the initial net mortgage pool balance, are each characterized by--

         o an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or no amortization prior to the stated maturity of the subject mortgage loan, and

         o in either case, a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

         ARD Loans. Thirty-five (35) of the mortgage loans that we intend to include in the trust fund, representing 47.35% of the initial net mortgage pool balance, are each characterized by the following features:

         o A maturity date that is generally 25 to 30 years following origination.

         o The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

         o The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

         o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

                  1. in the case of nine (9) ARD Loans, representing 29.34% of the initial net mortgage pool balance, two percentage points over the initial mortgage interest rate, and

                  2. in the case of 26 ARD Loans, representing 18.01% of the initial net mortgage pool balance, the greater of
                           (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

         o The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

         o From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         Additional Amortization Considerations. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 7.84% of the initial net mortgage pool balance, do not provide for any amortization prior to the related maturity date or anticipated repayment date, as applicable. Two (2) other mortgage loans that we intend to include in the trust fund, representing 9.08% of the initial net mortgage pool balance, provide for an initial interest only period of 15 and 60 months.

         Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

         Prepayment Provisions.  As of origination:

         o Ninety-four (94) of the mortgage loans that we intend to include in the trust fund, representing 96.30% of the initial net mortgage pool balance, provided for--

              1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited (although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased), followed by

              2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

              one (1) of these mortgage loans, representing 0.56% of the initial net mortgage pool balance, provides for an option of voluntary partial principal prepayment accompanied by a Yield Maintenance Charge during the lockout period.

         o three (3) of the mortgage loans that we intend to include in the trust fund, representing 1.68% of the initial net mortgage pool balance, provided for--

              1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

              2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

         o four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.02% of the initial net mortgage pool balance, provided for--

              1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

              2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

              3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration.

         The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

         The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

         For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

         o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

         o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

         Prepayment Lock-Out Periods. Ninety-eight (98) of the mortgage loans that we intend to include in the trust fund, representing 98.32% of the initial net mortgage pool balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in April 2003. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

         o the maximum remaining prepayment lock-out/defeasance period as of the related due date in April 2003 is 126 months;

         o the minimum remaining prepayment lock-out/defeasance period as of the related due date in April 2003 is five (5) months; and

         o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in April 2003 is 98 months.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

         Prepayment Consideration Periods. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 3.70% of the initial net mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of a Yield Maintenance Charge in an amount generally equal to the greater of (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

         Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

         However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

         The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

         Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

         Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are applied to the loan and are above a specified amount or above a specified percentage of the value of the related mortgaged real property, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

         Mortgage Loans Which May Require Principal Paydowns. Ten (10) mortgage loans that we intend to include in the trust fund, representing 7.70% of the initial net mortgage pool balance, are secured by letters of credit or cash reserves that in each such case:

         o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

         o if not so released, will or, at the discretion of the lender, may, prior to loan maturity (or earlier loan default or loan acceleration), be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

The total amount of that additional collateral is $5,665,000.

         Defeasance Loans. Ninety-four (94) of the mortgage loans that we intend to include in the trust fund, representing 96.30% of the initial net mortgage pool balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

         o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

         If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         Except for the Sully Place Loan, none of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

         Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

         Lockboxes. Fifty-three (53) mortgage loans that we intend to include in the trust fund, representing approximately 76.20% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         o HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

         o SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

              1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

              2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

              3.   a failure to meet a specified debt service coverage ratio; or

              4.   an event of default under the mortgage.

              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

         o MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager (or, in some cases, the borrower) of the mortgaged real property and is deposited into a lender-controlled lockbox account on a regular basis.

The 53 mortgage loans referred to above provide for lockbox accounts as follows:

                                                   % OF INITIAL
                              NUMBER OF            NET MORTGAGE
TYPE OF LOCKBOX            MORTGAGE LOANS          POOL BALANCE
---------------            --------------          ------------
Springing                         30                    46.23%
Hard                              21                    26.68%
Modified                           2                     3.28%


         For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

         o    taxes and insurance,

         o    capital improvements,

         o    furniture, fixtures and equipment, and/or

         o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

         Tax Escrows. In the case of 80 of the mortgage loans that we intend to include in the trust fund, representing 78.30% of the initial net mortgage pool balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

         If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

         In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

         Insurance Escrows. In the case of 76 of the mortgage loans that we intend to include in the trust fund, representing 67.26% of the initial net mortgage pool balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

         If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

         Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

         In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

         o capital replacements, repairs and furniture, fixtures and equipment, or

         o    leasing commissions and tenant improvements.

         In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

         o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

         o various items identified in the related inspection report may have been corrected.

         In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

         Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

         o permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

         o prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

         Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

         o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

              1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2003-CK2 certificates, or

              2.   the reasonable acceptability of the transferee to the lender;

         o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

         o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

         o issuance by the related borrower of new partnership or membership interests;

         o    a transfer of ownership interests for estate planning purposes;

         o changes in ownership between existing partners and members of the related borrower;

         o a transfer of non-controlling ownership interests in the related borrower; or

         o    other transfers similar in nature to the foregoing.

         Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

         o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

              1. the outstanding principal balance of the related mortgage loan, and

              2. the full insurable replacement cost of the improvements located on the insured property;

         o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

              1. the outstanding principal balance of the related mortgage loan,

              2. the replacement cost or the full insurable value of the insured property, and

              3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

         o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

         o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least six months or, alternatively, in a specified dollar amount.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

         o    obtain earthquake insurance, or

         o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

         With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent--

         o    the trustee has an insurable interest,

         o the insurance coverage is available at commercially reasonable rates, and

         o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

         Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance generally comparable to that required under other mortgage loans in the trust fund with express provisions governing such matters.

         Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the special servicer (in consultation with the Series 2003-CK2 Controlling Class Representative and, if the subject mortgage loan is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing or Ritz-Carlton Key Biscayne, the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as applicable) has determined in accordance with the Servicing Standard that either:

         o such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

         o    such insurance is not available at any rate.

However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer shall use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

         If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         We are aware that in the case of nine (9) mortgage loans that we intend to include in the trust fund, representing 3.10% of the initial net mortgage pool balance, each of the tenants of the related mortgaged real properties self-insure and are obligated to restore the related mortgaged real property in the event of a casualty.

         Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

         The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

         o to restore the related mortgaged real property (with any balance to be paid to the borrower), or

         o    towards payment of the subject mortgage loan.

         If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property; provided that, if insurance coverage against property damage resulting from terrorist or similar act is available with respect to any REO Property but not at a commercially reasonable rate (as determined by the special servicer in consultation with the Series 2003-CK2 Controlling Class Representative and, if the subject mortgage loan is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing or Ritz-Carlton Key Biscayne, the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as applicable), then the special servicer must still cause such insurance coverage to be maintained with respect to that REO Property if such insurance coverage is otherwise commonly obtained with respect to properties similar to that REO Property and located in or around the area in which that REO Property is located.

         Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

         o    are not paid because of the deductible clause, and

         o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

         There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

         Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. At least one (1) of the mortgage loans that we intend to include in the trust fund, representing 1.57% of the initial net mortgage pool balance, allows the related borrower to substitute a letter of credit in lieu of providing terrorism insurance.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Shurgard Self Storage, representing 0.22% of the initial net mortgage pool balance, the related mortgage loan documents require the borrower to obtain property insurance that will cover damage resulting from acts of terrorism, if available at commercially reasonable rates. The current property insurance does not include terrorism insurance.

         In addition to the situation described in the prior paragraph, we are aware that in the case of at least two (2) other mortgage loans that we intend to include in the trust fund, representing 0.20% of the initial net mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance.

MORTGAGE POOL CHARACTERISTICS

         A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in April 2003, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

         o Twenty-two (22) mortgaged real properties, securing 22.76% of the initial net mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

         o Twenty-eight (28) mortgaged real properties, securing 15.31% of the initial net mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

         o Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

         o A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants.

         o A number of companies are Major Tenants at more than one of the mortgaged real properties.

         o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it may be significant to the success of the properties in the aggregate.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Sully Place, representing 3.61% of the initial net mortgage pool balance, a Major Tenant, K-Mart, which accounts for 20% of tenant occupancy, has recently filed for bankruptcy protection and has not affirmed or rejected its lease.

         Master Leases. In the case of two (2) mortgage loans that we intend to include in the trust fund, which are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BAE Systems Building and Crescent at Carlyle, respectively, and represent 2.50% and 5.29%, respectively, of the initial net mortgage pool balance, all of the related mortgaged real property serving as collateral for each of the subject mortgage loans is leased under a master lease to a master tenant. In each case, the master tenant is a single-purpose entity. Each master tenant may require the related borrower to transfer the property to it pursuant to the master lease. However, in each case, a subordination agreement was executed by the originator of the subject mortgage loan and the master tenant and each subordination agreement provides that the master lease (a) is subordinate to the loan documents, (b) contains no purchase options which are not fully subordinated to the deed of trust and (c) provides that any such transfer to the master tenant is exercisable only with the consent of the holder of the subject mortgage loan.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Museum Square, representing 5.75% of the initial net mortgage pool balance, a portion of the collateral property has been master leased to the non-recourse guarantors of the subject mortgage loan. This master lease pertains to certain vacant tenant spaces, and the rent under the master lease for each such space is equal to the rent that would have been paid had the relevant tenant not terminated its lease. Tenants are still obligated to pay rent with respect to certain of the vacant space, and rent will not be due under the master lease with respect to such space until the related tenant stops paying rent. The master lease will terminate with respect to each space as such space is re-leased (or, in the case of one particular vacant space, comparable space is re-leased). In addition to the foregoing master lease, the borrower has also master leased certain other space to an affiliate of the borrower.

         In the case of the multi-property mortgage loan that we intend to include in the trust fund secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as North Park Executive Center, representing 4.08% of the initial net mortgage pool balance, the borrower has entered into a master lease with an affiliate relating to certain space to be occupied by identified tenants. The master lease has a minimum annual rent equal to the amount of rent that will be paid by those tenants upon occupancy. As those tenants take occupancy, the master lease will be terminated with respect to such space.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Costa Mesa Square Shopping Center, representing 1.56% of the initial net mortgage pool balance, if the borrower fails to provide evidence that the conditions related to release of a $64,000 buildout reserve are not satisfied within six months of closing of the subject loan, the borrower must enter into a master lease for the space to be leased by those buildout tenants. Each master lease will be for a term of no less than five years and will require the payment of rent in an amount equal to the rent to be paid by the buildout tenant pursuant to its lease. If the borrower subsequently satisfies the conditions related to the release in respect of an individual buildout tenant, then the master lease for that tenant's space will be null and void.

         Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 2.14% of the initial net mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

         o the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

         o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

         o in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

         In the case of the mortgage loan that we intend to include in the trust fund secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Fairmount Place II, representing 1.42% of the initial net mortgage pool balance, the subject mortgage loan is secured by three parcels. The borrower owns a fee interest in one parcel and a leasehold interest in the two other parcels. One of the two leasehold parcels is a leasehold interest in parking spaces contained in a parking structure in respect of which any casualty insurance proceeds may not be used to repay the loan but instead must be held and used by the fee owner to repair the parking structure.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Thunderbird Airport Plaza, representing 0.44% of the initial net mortgage pool balance, the ground lease is subject to a termination option if the ground lease premises are required for the future expansion and/or operation of the surrounding airport or if the borrower is precluded from operating under the terms of the ground lease because the federal government or other governmental agency, such as the Federal Aviation Administration, assumes control of the surrounding airport or because the ground landlord altered its development of the surrounding airport. If the ground lease is so terminated, then a termination payment will be payable to the borrower equal to the greater of (i) the fair market value of the leasehold interest, considering the remaining lease term and the fair market value of all improvements owned by the borrower, and
(ii) the original construction cost of such improvements less three percent depreciation per year. The related mortgage loan seller has represented and warranted that, upon termination of the ground lease, the termination payment would be, in all cases, equal to, or greater than, the sum of all amounts due upon a related prepayment of the subject mortgage loan, including, without limitation, principal, accrued interest and any yield maintenance fee or other prepayment consideration required under the terms of the loan documents.

         Additional Secured Financing. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property.

         The Great Lakes Crossing Loan, which represents 8.83% of the initial net mortgage pool balance, is secured by the Great Lakes Crossing Property, on a pari passu basis, with the Great Lakes Crossing Companion Loan, which is not included in the trust fund.

         In the case of the Ritz-Carlton Key Biscayne Loan, which represents 6.58% of the initial net mortgage pool balance, the borrower has incurred a $21,750,000 secured, subordinate loan from a party unrelated to the borrower. The subordinate loan is a floating rate loan with an interest rate equal to 300 basis points over the 30 day LIBOR rate, and is subject to a subordination agreement. The subordination agreement provides that the subordinate loan is subordinated to the subject underlying mortgage loan as to lien and payment. The subordinate lender may not take any enforcement action with respect to the subordinate loan without the consent of the holder of the subject underlying mortgage loan. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Hotel".

         In the case of the mortgage loan that we intend to include in the trust fund secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Indiana Business Center, representing 0.56% of the initial net mortgage pool balance, the borrower is permitted to incur secured subordinate debt upon the mortgagee's prior written consent and the satisfaction of certain conditions, including specified combined debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional subordinate lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

         The A-Note Mortgage Loans identified on Exhibit A-1 to this prospectus supplement as 800 Jefferson Street, Timberlake Apartments and Michigan Equities U Portfolio, representing in the aggregate 6.40% of the initial net mortgage pool balance, are each an A-Note Mortgage Loan secured by a mortgaged real property that also secures, on a subordinated basis, one other loan that is not included in the trust. See "Description of the Underlying Mortgage Loans--The A/B Mortgage Loan Pairs".

         Mezzanine Debt. In the case of four (4) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as BECO Building, representing 1.61% of the initial net mortgage pool balance, a purchaser of the property from the related borrower would be permitted, upon assumption of the subject mortgage loan and subject to certain conditions, to incur mezzanine financing. Any such mezzanine loan would be secured by ownership interests in the purchaser and the holder of such mezzanine loan would be required to execute an intercreditor agreement satisfactory to the holder of the subject mortgage loan.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Pine Meadow Apartments, representing 0.62% of the initial net mortgage pool balance, a $1,434,000 mezzanine loan is secured by membership interests in the borrower held by the sole member of the borrower. An intercreditor agreement was executed, which provides that (a) the mezzanine loan is subordinated in priority and payment to the subject mortgage loan, (b) the mezzanine lender has cure rights with respect to a borrower default and (c) the mezzanine lender may foreclose on the ownership interests in borrower upon the satisfaction of certain conditions. The mezzanine lender has an option to purchase the subject mortgage loan if the subject mortgage loan is accelerated or if an enforcement action is commenced thereunder in an amount equal to the outstanding principal balance of the subject mortgage loan together with all accrued interest and other amounts due thereon.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Giant Eagle Plaza, representing 1.21% of the initial net mortgage pool balance, any member of the borrower may obtain financing secured solely by a pledge of its membership interest in the related borrowing entity, upon the mortgagee's prior written consent and the satisfaction of certain conditions, including the execution of an intercreditor and subordination agreement by an institutional mezzanine lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Main Street Medical Campus, representing 1.61% of the initial net mortgage pool balance, members of the related borrower may pledge their right to receive net cash distributions from the borrowing entity pursuant to the terms of its operating agreement upon the satisfaction of certain conditions, including execution of an intercreditor and subordination agreement, the pledge is limited to net cash distributions and no other property or membership interest is pledged, and satisfaction of rating agency requirements.

         In the case of the underlying mortgage loan that we intend to include in the trust fund secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 2300 Imperial Building, representing 3.12% of the initial net mortgage pool balance, members or partners of the sole members (each, a "Member Entity") of certain of the co-borrowers are permitted to obtain financing secured solely by pledges of their respective rights to receive net cash distributions from the respective Member Entity or by portions of their membership interests in such respective Member Entity upon satisfaction of certain conditions, including satisfaction of rating agency requirements and evidence that enforcement of such pledge or encumbrance will not result in any change in control of any co-borrower or respective Member Entity. Additionally, any member of any of the co-borrowers may pledge its membership interest in the respective borrowing entity upon receipt of the related mortgagee's prior written consent and the satisfaction of certain conditions, including specified combined loan-to-value and debt service coverage ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Shops at Cambridge Crossing, representing 2.22% of the initial net mortgage pool balance, a member of the related borrower contributed capital to that borrowing entity in consideration for the ability to (a) receive preferred distributions and (b) upon the occurrence of certain events, exercise certain rights and remedies with respect to the managing member of that borrowing entity, the manager of the related mortgaged real property, and membership interests in the related borrower. That member's payment rights are subordinate to the payment of the subject mortgage loan pursuant to an agreement among the member, the borrower and the mortgagee.

         Non-Special Purpose Entity Borrowers. In the case of 15 mortgage loans that we intend to include in the trust fund, representing 4.99% of the initial net mortgage pool balance, the related borrowers are not limited to owning their respective properties. Further, two (2) of these 15 mortgage loans, representing 1.72% of the initial net mortgage pool balance, have cut-off date principal balances greater than $5,000,000. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrower may become bankrupt or insolvent.

         Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B MORTGAGE LOAN PAIRS

         General. The A-Note Mortgage Loans, which collectively represent 6.40% of the initial net mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 800 Jefferson Street, Timberlake Apartments, and Michigan Equities U Portfolio, respectively. In the case of each A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related B-Note Mortgage Loan. In each case, the aggregate debt consisting of the A-Note Mortgage Loan and the related B-Note Mortgage Loan, which two mortgage loans constitute an A/B Mortgage Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the A-Note Mortgage Loans in the trust fund. The related B-Note Mortgage Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

         Each A-Note Mortgage Loan and B-Note Mortgage Loan comprising an A/B Mortgage Loan Pair are cross-defaulted. The outstanding principal balance of each B-Note Mortgage Loan does not exceed five percent (5%) of the underwritten appraised value of the related mortgaged real property that secures the related A/B Mortgage Loan Pair. Each B-Note Mortgage Loan has an interest rate of fifteen percent (15%) per annum and has the same maturity date, amortization schedule and prepayment structure as the related A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the A-Note Mortgage Loan and does not take into account the related B-Note Mortgage Loan.

         The trust, as the holder of each A-Note Mortgage Loan, and the holder of the related B-Note Mortgage Loan will be successor parties to a separate intercreditor agreement, which we refer to as an A/B Intercreditor Agreement, with respect to each A/B Mortgage Loan Pair. Servicing and administration of each A-Note Mortgage Loan (and, to the extent described below, each B-Note Mortgage Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a B-Note Mortgage Loan, on behalf of the holder of that loan). The servicer of each B-Note Mortgage Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each A/B Mortgage Loan Pair to the holder of the related B-Note Mortgage Loan, but will not collect payments with respect to such B-Note Mortgage Loan until the occurrence of certain events of default with respect to such A/B Mortgage Loan Pair described in the related A/B Intercreditor Agreement. The following describes certain provisions of the A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Intercreditor Agreement.

         Allocation of Payments Between an A-Note Mortgage Loan and the related B-Note Mortgage Loan. The right of the holder of each B-Note Mortgage Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Mortgage Loan to receive such amounts. For each A/B Mortgage Loan Pair, an "A/B Material Default" consists of the following events: (a) the acceleration of the A-Note Mortgage Loan or the related B-Note Mortgage Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, that A/B Material Default is no longer continuing with respect to an A/B Mortgage Loan Pair, the related borrower under the A/B Mortgage Loan Pair will make separate payments of principal and interest to the respective holders of the related A-Note Mortgage Loan and B-Note Mortgage Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of an A/B Mortgage Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A-Note Mortgage Loan and then to the principal balance of the subject B-Note Mortgage Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Mortgage Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Mortgage Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject B-Note Mortgage Loan after and during such an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject B-Note Mortgage Loan.

         If, after the expiration of the right of the holder of a B-Note Mortgage Loan to purchase the related A-Note Mortgage Loan (as described below), an A-Note Mortgage Loan or the related B-Note Mortgage Loan is modified in connection with a work-out so that, with respect to either the subject A-Note Mortgage Loan or the subject B-Note Mortgage Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject A-Note Mortgage Loan will remain the same. In that case, the holder of the subject B-Note Mortgage Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject A-Note Mortgage Loan or the subject B-Note Mortgage Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject B-Note Mortgage Loan).

         Servicing of the A/B Mortgage Loan Pairs. Each A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Mortgage Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Mortgage Loan when servicing an A/B Mortgage Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a B-Note Mortgage Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

         The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Mortgage Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Mortgage Loan to purchase the corresponding A-Note Mortgage
Loan) the holder of the related B-Note Mortgage Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject A/B Mortgage Loan Pair.

         So long as an A/B Mortgage Loan Pair is a performing mortgage loan, the master servicer will have no obligation to collect payments with respect to the related B-Note Mortgage Loan. A separate servicer of each B-Note Mortgage Loan will be responsible for collecting amounts payable in respect of such B-Note Mortgage Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Mortgage Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both of the subject A-Note Mortgage Loan and the related B-Note Mortgage Loan pursuant to the sequential payment waterfall set forth in the related A/B Intercreditor Agreement.

         Advances. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a B-Note Mortgage Loan. Neither the holder of a B-Note Mortgage Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each A/B Mortgage Loan Pair.

         Modifications. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a B-Note Mortgage Loan, the related A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the B-Note Mortgage Loan to approve such modifications and other actions as set forth in the related A/B Intercreditor Agreement; provided that the consent of the holder of a B-Note Mortgage Loan will not be required in connection with any such modification or other action with respect to an A/B Mortgage Loan Pair after the expiration of such holder's right to purchase the related A-Note Mortgage Loan. The holder of a B-Note Mortgage Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such B-Note Mortgage Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Mortgage Loan.

         Purchase of an A-Note Mortgage Loan by the Holder of the Related B-Note Mortgage Loan. Upon the occurrence of any one of certain defaults that are set forth in each A/B Intercreditor Agreement, the holder of the subject B-Note Mortgage Loan will have the right to purchase the related A-Note Mortgage Loan at a purchase price determined under that A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Mortgage Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject A/B Mortgage Loan Pair together with advance interest thereon. The holder of the B-Note Mortgage Loan does not have any rights to cure any defaults with respect to the subject A/B Mortgage Loan Pair.

UNDERWRITING MATTERS

         General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

         Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 111 mortgaged real properties, securing 94.59% of the initial net mortgage pool balance, that environmental investigation was conducted during the 12-month period ending on April 1, 2003. In the case of 113 mortgaged real properties, securing 97.90% of the initial net mortgage pool balance, that environmental investigation was conducted during the 15-month period ending on April 1, 2003. In the case of 113 mortgaged real properties, securing 97.90% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 12 mortgaged real properties, securing 2.10% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint, and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

         o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

         o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan;

         o when soil or groundwater contamination was suspected or identified, generally either--

              1. those conditions were remediated or abated prior to the closing date,

              2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

              3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

         o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, generally a responsible party has been identified under applicable law, and either--

              1. that condition is not known to have affected the mortgaged real property, or

              2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

         o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

         o the establishment of an operation and maintenance plan to address the issue, or

         o in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement or removal program or a long-term testing program.

In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund, required the related borrower generally either:

         1.   to carry out the specific remedial measures prior to closing;

         2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

         3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

         o the mortgaged real property had not been affected or had been minimally affected,

         o the potential for the problem to affect the mortgaged real property was limited, or

         o    a person responsible for remediation had been identified.

         In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Brooks B Portfolio, representing 1.53% of the initial net mortgage pool balance, the Phase I environmental site assessment for the mortgaged real property known as 1-9 Powers Street (one of four mortgaged real properties primarily securing the subject mortgage loan) identified evidence that two underground storage tanks were installed at that mortgaged real property in the mid-1970's. Due to the presence of these tanks, the Phase I environmental site assessment recommended that a subsurface investigation be conducted to determine whether the tanks were still present on the mortgaged real property, and to test the subsurface to verify that no contamination was present. Subsequent to issuance of the Phase I environmental site assessment, the related borrower provided documentation evidencing the removal of the tanks. Accordingly, the originating lender determined that there was no material need for any further subsurface investigation at the mortgaged real property.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

         o    us,

         o    any of the other parties to the pooling and servicing agreement,

         o    either of the mortgage loan sellers,

         o    any of the underwriters, or

         o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         In the case of 12 mortgaged real properties, securing 2.10% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint, and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 12 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 12 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in certain cases, microbial matter.

         In some cases, the originator of the related mortgage loan--

         o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "--Underwriting Matters--Environmental Insurance" below.

         The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

         Environmental Insurance. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

         1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

         2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

         3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period; provided that those conditions were reported to the government in accordance with applicable law.

         Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint, asbestos or, in some cases, microbial matter.

         The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A.M. Best.

         Property Condition Assessments. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred twenty-two (122) of those mortgaged real properties, securing 96.49% of the initial net mortgage pool balance, were inspected during the 12-month period ending on April 1, 2003.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. In the case of 123 mortgaged real properties, securing 99.61% of the initial net mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending on April 1, 2003, in order to establish the approximate value of the mortgaged real property. The appraisals for the remaining two (2) mortgaged real properties, securing 0.39% of the initial net mortgage pool balance, were conducted before that 12-month period but after July 1, 2001. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

         o    buyer and seller are motivated;

         o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o a reasonable time is allowed to show the property in the open market;

         o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

         o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

         In the case of underlying mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

         o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

              1.   to satisfy the entire subject mortgage loan, or

              2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

         Small Balance Loans. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

         o all third-party reports made on the related mortgaged real property are abbreviated; and

         o review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

         Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

-------------------------------------------------------------------------------------------------------------------------------
                                                            GREAT LAKES CROSSING
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
                 LOAN INFORMATION                                                    PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------
                                                                    SINGLE ASSET/ PORTFOLIO:      Single Asset
PRINCIPAL BALANCE:           ORIGINAL      CUT-OFF DATE             PROPERTY TYPE:                Retail
                             --------      ------------
                                                                    PROPERTY SUB-TYPE:            Anchored
  GREAT LAKES CROSSING                                              LOCATION:                     Auburn Hills, Michigan
  SENIOR PORTION (1)         $87,384,106    $87,296,617             YEAR BUILT/RENOVATED:         1998/N/A
                                                                    LEASABLE SQUARE FOOTAGE:      1,142,827
  GREAT LAKES CROSSING                                              OCCUPANCY AT U/W (8):         91%
  JUNIOR PORTION (1)         $3,615,894      $3,612,274             OWNERSHIP INTEREST:           Fee
                                                                                             % OF             OPERATING COVENANTS/
  GREAT LAKES CROSSING                                              MAJOR TENANTS:           NRSF     NRSF      LEASE EXPIRATION
  COMPANION LOAN             $60,000,000    $59,939,928             --------------           ----     ----     ----------------
                             --------------------------             Outdoor World(9)          N/A     124,386       N/A
                                                                    Star Theatre(9)           N/A     110,878       N/A
  GREAT LAKES CROSSING                                              Burlington Coat Factory   7.1%     81,082   1/31/2014
  TOTAL LOAN                 $151,000,000  $150,848,818
                                                                    PROPERTY MANAGEMENT:          The Taubman Company
FIRST PAYMENT DATE:          April 11, 2003
                                                                    U/W NCF:                      $22,614,233
MORTGAGE INTEREST RATE (2):  5.250% per annum
                                                                    U/W DSCR (TOTAL LOAN):        2.26x
AMORTIZATION TERM:           360 months
                                                                    U/W DSCR (11):                2.32x
ANTICIPATED REPAYMENT DATE:  March 11, 2013
                                                                    APPRAISED VALUE:              $248,000,000
MATURITY DATE:               March 11, 2033
                                                                    APPRAISAL DATE:               December 31, 2002
MATURITY/ARD BALANCE (1):    $72,445,331
                                                                    CUT-OFF DATE LTV RATIO
BORROWER:                    Taubman Auburn Hills                     (TOTAL LOAN)                60.8%
                             Associates Limited Partnership
                                                                    CUT-OFF DATE LTV RATIO (3):   59.4%
INTEREST CALCULATION:        Actual/360
                                                                    MATURITY/ARD LTV RATIO:
CALL PROTECTION:             Lockout/defeasance until the             (TOTAL LOAN):               50.5%
                             date that is three months
                             prior to the anticipated
                             repayment date.                        MATURITY/ARD LTV RATIO (11):  49.3%

LOAN PER SF (3):             $129

UP-FRONT RESERVES:           None

ONGOING RESERVES:            Tax and Insurance Reserve(4)
                             Replacement Reserve    (5)
                             TI/LC Reserve          (6)

LOCKBOX:                     Springing              (7)
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1) The Great Lakes Crossing Loan, which has a cut-off date principal balance of $90,908,890 is, for purposes of allocating payments on the series 2003-CK2 certificates, deemed to be comprised of two components:
         (a) the Great Lakes Crossing Senior Portion, with a cut-off date principal balance of $87,296,617; and (b) the Great Lakes Crossing Junior Portion, with a cut-off date principal balance of $3,612,274. The Great Lakes Crossing Junior Portion is subordinate to the Great Lakes Crossing Senior Portion. Unless otherwise stated, calculations presented herein are based on the Great Lakes Crossing Senior Portion. The Great Lakes Crossing Loan is pari passu with the Great Lakes Companion Loan.

(2) The initial mortgage interest rate is 5.250% per annum. From and after the related anticipated repayment date, the Great Lakes Crossing Loan will accrue interest at a rate per annum equal to the initial mortgage interest plus 2.000%.

(3) Based on the aggregate cut-off date principal balance of the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Companion Loan.

(4) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months. However, the borrower will not be required to make any payments into the tax and insurance reserve fund for so long as (a) no event of default has occurred and is continuing, (b) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the end of the then current calendar quarter and (c) the debt is paid in full on the anticipated repayment date.

(5) The borrower will make monthly deposits in the amount of $19,047 into the replacement reserve fund. However, borrower will not be required to make any payments into the replacement reserve fund for so long as (a) no event of default has occurred, (b) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the end of the then current calendar quarter and
         (c) the debt is paid in full on the anticipated repayment date.

(6) The borrower will make monthly deposits in the amount of $87,347 into the leasing reserve fund. However, the borrower will not be required to make any payments into the leasing reserve fund for so long as (a) no event of default has occurred, (b) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the end of the then current calendar quarter and (c) the debt is paid in full on the anticipated repayment date.

(7)      See Cash Management discussion below.

(8)      Occupancy at U/W is based on the November 1, 2002 rent roll.

(9)      Non-owned Anchor. Not part of collateral.

(10) Based on debt service for Great Lakes Crossing Senior Portion and Great Lakes Crossing Companion Loan.

(11) Based on aggregate Maturity/ARD Balance of the Great Lakes Crossing Senior Portion and Great Lakes Crossing Companion Loan.


         The Loan. The largest loan was originated on February 14, 2003. The Great Lakes Crossing Total Loan is comprised of two notes, the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, both of which are secured by a first priority mortgage encumbering a shopping mall located in Auburn Hills, Michigan. The Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan are secured on a pari passu basis. The Great Lakes Crossing Companion Loan is not included in the trust fund.

         The Borrower. Taubman Auburn Hills Associates Limited Partnership, the borrower under the Great Lakes Crossing Loan, is a limited partnership organized under the laws of Delaware, and has as its general partner Great Lakes Crossing, L.L.C., a Delaware limited liability company. Taubman Auburn Hills Associates Limited Partnership, is controlled through The Taubman Realty Group Limited Partnership, a Delaware limited partnership, which is the sole member of Great Lakes Crossing, L.L.C. The indirect owners of the borrower are a joint venture comprised of The Taubman Realty Group Limited Partnership, New York State Teachers Retirement System, Teachers Insurance and Annuity Association and J.P. Morgan Investment Management. The joint venture has ownership interests in more than 31 regional malls and community centers, primarily located in northern and central New England.

         The sponsor, Taubman Group, Limited Partnership, is an affiliate of Taubman Centers, Inc. Founded in 1950, Taubman Centers, Inc., a real estate investment trust, is one of the leading retail developers/owners/managers in the United States.

         Taubman Centers, Inc. owns 21 regional and super regional retail centers located in major markets throughout the United States, consisting of over 21.3 million square feet of retail space and manages an additional 10 centers with over 11.5 million square feet of retail space throughout the United States. Taubman Centers, Inc. (NYSE: TCO) is rated B1 by Moody's and BB+ by S&P.

         The Property. The Great Lakes Crossing Property is a portion of a regional enclosed retail mall situated on 62.6 acres in Auburn Hills, Michigan. The mall was originally built in 1998 and contains 1,142,827 net rentable square feet. The Great Lakes Crossing Property is non-owned anchored by the Outdoor World and Star Theatre and anchored by Burlington Coat Factory, Sportmart and Bed, Bath & Beyond. The mall is located at the intersection of Interstate 75 and Baldwin Road.

         Property Management. The Great Lakes Crossing Property is subject to a management agreement between the borrower and The Taubman Company, an affiliate of the borrower. The management agreement generally provides for a management fee of 5% of annual rental income, and any amount in excess of $1,000,000 is subordinate to the Great Lakes Crossing Loan. The lender under the Great Lakes Crossing Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Great Lakes Crossing Loan.

         Cash Management. The borrower under the Great Lakes Crossing Loan will cause the tenants at the Great Lakes Crossing Property to deposit their rental payments into a lockbox account controlled by the lender; provided, however, that the borrower may maintain an account for deposit of rental payments for tenants of in-line space for a term of one year or less or from operators of a cart, kiosk or similar merchandising facility located in the common areas of the retail mall; and provided further, that if the funds in such borrower maintained account exceed $100,000 (such amount will be reduced to $50,000 if (a) the debt service coverage ratio is less than 1.35x for the 12 calendar months immediately preceding the date of determination, (b) the debt is not paid in full on the anticipated repayment date or (c) upon an event of default), the borrower must deposit the excess in the lockbox account. Unless an event of default has occurred, funds from the lockbox account will be transferred to an account of the borrower on each business day; provided, however, that if (a) the debt service coverage ratio is less than 1.35x for the 12 calendar months immediately preceding the date of determination or (b) the debt is not paid in full on the anticipated repayment date, the lender will receive the funds from the lockbox account sufficient to cover all required payments under the Great Lakes Crossing Loan and until an event of default occurs thereunder, or (b) the anticipated repayment date (if the borrower does not pay off the Great Lakes Crossing Loan), the borrower is entitled to receive the balance of funds in the account.

         Other Financing. The Great Lakes Crossing Loan is secured by the Great Lakes Crossing Property, on a pari passu basis, with the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan has the same interest rate, maturity date and amortization term as the Great Lakes Crossing Loan and has, as of the cut-off date, an outstanding principal balance of $59,939,928. The Great Lakes Crossing Companion Loan is not included in the trust fund. Legal title to the Great Lakes Crossing Companion Loan will initially be held by Column Financial, Inc., which may, at any time, sell or transfer the Great Lakes Crossing Companion Loan subject to compliance with the requirements of the Great Lakes Crossing Intercreditor Agreement.

         The Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan will each be serviced pursuant to the pooling and servicing agreement.

         Great Lakes Crossing Intercreditor Agreement. The trust, as holder of the Great Lakes Crossing Loan, and the holder of the Great Lakes Crossing Companion Loan will each be a party to the Great Lakes Crossing Intercreditor Agreement, which provides, among other things, that all amounts received in respect of the Great Lakes Crossing Total Loan will be paid pro rata to the holder of the Great Lakes Crossing Loan and the holder of the Great Lakes Crossing Companion Loan.

         Right to Purchase the Great Lakes Crossing Loan. The holder of the Great Lakes Crossing Companion Loan will have the right, under certain circumstances following the occurrence and during the continuation of a default on the Great Lakes Crossing Loan, to purchase the Great Lakes Crossing Loan, within 45 days after (a) the end of the applicable Cure Period and (b) the end of the exclusive period during which the Class GLC Directing Certificateholder may purchase the Great Lakes Crossing Loan. The holder of the Great Lakes Crossing Companion Loan may only so purchase the Great Lakes Crossing Loan in whole, but not in part, at a purchase price generally equal to the principal balance of the loan, accrued interest thereon, all related unreimbursed servicing advances and interest accrued thereon, all expenses incurred by the master servicer, special servicer or other party with respect to the repurchase and any accrued special servicing fees (but which does not include any yield maintenance that may be due thereon).

         Allocation of Payments Between the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion. The Great Lakes Crossing Loan has a cut-off date principal balance of $90,908,890. For purposes of distributions on the series 2003-CK2 certificates, the Great Lakes Crossing Loan will be treated as if it consists of two portions, which we refer to as the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion, respectively. The Great Lakes Crossing Senior Portion consists of $87,296,617 of the entire cut-off date principal balance of the Great Lakes Crossing Loan. The Great Lakes Crossing Junior Portion consists of the remaining $3,612,274 of the cut-off date principal balance of the Great Lakes Crossing Loan. The class GLC and V-2 certificates represent beneficial ownership of the Great Lakes Crossing Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Great Lakes Crossing Loan that are allocable to the Great Lakes Crossing Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P and V-1
certificates will be entitled to receive collections of principal and interest on the Great Lakes Crossing Loan that are allocable to the Great Lakes Crossing Senior Portion.

         On or prior to each distribution date, amounts (other than Post-ARD Additional Interest) received during the related collection period with respect to the Great Lakes Crossing Loan, together with any amounts advanced with respect to it and any Cure Payments made by the Class GLC Directing Certificateholder with respect to it, and subject to adjustment for interest reserve amounts with respect to the Great Lakes Crossing Loan, exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Great Lakes Crossing Loan under the pooling and servicing agreement, will be applied as follows:

         o first, for inclusion in the Standard Available P&I Funds, as interest with respect to the Great Lakes Crossing Senior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Great

              Lakes Crossing Senior Portion from time to time on the Allocated Loan Amount of the Great Lakes Crossing Senior Portion, through but not including the then-most recent due date for the Great Lakes Crossing Loan, to the extent not previously received or advanced;

         o second, for inclusion in the Standard Available P&I Funds, as principal of the Great Lakes Crossing Senior Portion in an amount equal to the lesser of (1) the Allocated Loan Amount of the Great Lakes Crossing Senior Portion immediately prior to the subject distribution date and (2) either (a) if no Great Lakes Crossing Payment Trigger Event has occurred and is continuing and if the subject distribution date is not the final distribution date for the series 2003-CK2 certificates, the Great Lakes Crossing Senior Percentage of all amounts included in the Total Principal Distribution Amount for the subject distribution date that are allocable to the Great Lakes Crossing Loan, or (b) if a Great Lakes Crossing Payment Trigger Event has occurred and is continuing or if the subject distribution date is the final distribution date for the series 2003-CK2 certificates, the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Great Lakes Crossing Loan;

         o third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Great Lakes Crossing Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Great Lakes Crossing Loan that were not otherwise borne by the holders of the class GLC certificates and that have not been previously reimbursed;

         o fourth, for inclusion in the Class GLC Available P&I Funds, as interest with respect to the Great Lakes Crossing Junior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Great Lakes Crossing Junior Portion from time to time, on the Allocated Loan Amount of the Great Lakes Crossing Junior Portion, through but not including the then-most recent due date for the Great Lakes Crossing Loan, to the extent not previously received or advanced;

         o fifth, for inclusion in the Class GLC Available P&I Funds, as principal of the Great Lakes Crossing Junior Portion in an amount equal to the lesser of (1) the Allocated Loan Amount of the Great Lakes Crossing Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Great Lakes Crossing Loan, over (b) the payments of principal to be made with respect to the Great Lakes Crossing Senior Portion on that distribution date in accordance with clause second above;

         o sixth, for inclusion in the Class GLC Available P&I Funds, as a reimbursement with respect to the Great Lakes Crossing Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Great Lakes Crossing Loan that were borne by the holders of the class GLC certificates and that have not been previously reimbursed; and

         o seventh, to reimburse the holders of the Class GLC Directing Certificateholder for any unreimbursed Cure Payments previously made.

-------------------------------------------------------------------------------------------------------------------------------
                                                 RITZ-CARLTON KEY BISCAYNE HOTEL
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------       ----------------------------------------------------------
                LOAN INFORMATION                                                       PROPERTY INFORMATION
--------------------------------------------------------------       ----------------------------------------------------------
PRINCIPAL BALANCE:           ORIGINAL      CUT-OFF DATE              SINGLE ASSET/PORTFOLIO:      Single Asset
                             --------      ------------
                                                                     PROPERTY TYPE:               Hotel
  RITZ-CARLTON KEY BISCAYNE                                          PROPERTY SUB-TYPE:           Full Service
  SENIOR PORTION (1)         $65,000,000    $65,000,000              LOCATION:                    Key Biscayne, Florida
                                                                     YEAR BUILT/RENOVATED:        2001/N/A
  RITZ-CARLTON KEY BISCAYNE                                          NUMBER OF ROOMS:             302
  JUNIOR PORTION (1)         $15,000,000    $15,000,000              OWNERSHIP INTEREST:          Fee
                             --------------------------
                                                                     PROPERTY MANAGEMENT:         The Ritz-Carlton Hotel
  RITZ-CARLTON KEY BISCAYNE                                                                        Company, L.L.C.
  LOAN                       $80,000,000    $80,000,000              U/W NCF:                     $8,504,602
                                                                     U/W DSCR (FULL LOAN) (1):    1.33x
FIRST PAYMENT DATE:          February 11, 2003                       U/W DSCR (1):                1.64x
                                                                     APPRAISED VALUE:             $148,400,000
MORTGAGE INTEREST RATE:      6.360% per annum                        APPRAISAL DATE:              January 1, 2003
                                                                     CUT-OFF DATE LTV RATIO
AMORTIZATION TERM(2):        300 months                                  (FULL LOAN) (1):         53.9%
                                                                     CUT-OFF DATE LTV RATIO (3):  43.8%
MATURITY DATE:               April 11, 2008                          MATURITY/ARD LTV RATIO:
                                                                         (FULL LOAN) (1):         50.1%
MATURITY/ARD BALANCE (1):    $60,430,633                             MATURITY/ARD LTV RATIO (1):  40.7%

BORROWER:                    G.B. HOTEL PARTNERS, LTD., a
                             Florida limited partnership

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout/defeasance until the
                             date that is six months prior
                             to the maturity date

LOAN PER ROOM (3):           $215,232

UP-FRONT RESERVE:            Debt Service Reserve   (4)

ONGOING RESERVES:            FF&E Reserve Springing (5)
                             Tax and Insurance      (6)

LOCKBOX:                     Springing
--------------------------------------------------------------       ----------------------------------------------------------
--------------------------------------------------------------       ----------------------------------------------------------

(1) The Ritz-Carlton Key Biscayne Loan, which has a cut-off date principal balance of $80,000,000 is, for purposes of allocating payments on the series 2003-CK2 certificates, deemed to be comprised of two components:
         (a) the Ritz-Carlton Key Biscayne Senior Portion, with a cut-off date principal balance of $65,000,000; and (b) the Ritz-Carlton Key Biscayne Junior Portion, with a cut-off date principal balance of $15,000,000. The Ritz-Carlton Key Biscayne Junior Portion is subordinate to the Ritz-Carlton Key Biscayne Senior Portion. Unless otherwise stated, calculations presented herein are based on the Ritz-Carlton Key Biscayne Senior Portion.

(2) Until the monthly payment date in May 2004, the borrower is required to make interest-only payments. Thereafter, the borrower is required to make interest and principal payments.

(3) Based on the cut-off date principal balance of the Ritz-Carlton Key Biscayne Senior Portion.

(4) The borrower was required, at closing, to make a deposit in the amount of $533,188 into the debt service reserve. In the event of default due to failure by the borrower to make the debt service payment, the lender shall apply debt service reserve funds in an amount equal to the monthly debt service.

(5) Upon the occurrence of a sweep event or in the event that the manager is no longer maintaining the FF&E reserve, the borrower is required to deposit an amount reasonably estimated by the lender at that time.

(6) The borrower is required to make monthly payments into the tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) in the event that the borrower no longer participates in the Marriott insurance policy, insurance premiums prior to expiration of the related policies.


         The Loan. The second largest loan was originated on January 10, 2003. The Ritz-Carlton Key Biscayne Loan is secured by a first mortgage encumbering a hotel in Key Biscayne, Florida.

         The Borrower. The borrower under the Ritz-Carlton Key Biscayne Loan is G.B. Hotel Partners, Ltd., which is a limited partnership organized under the laws of the State of Florida. G.B. Hotel Partners, Ltd. is owned by two general partners: 0.5% by Key Resort, Inc. and 0.5% by GB (Key Biscayne) Corporation; and by a number of limited partners: 49.5% by GB (Key Biscayne) Ventures, L.P. and 49.5% by various individuals. Each general partner is governed by a board of directors that includes two independent directors.

         The sponsor of the borrower, Gencom Group, is headquartered in Miami, Florida, and owns and/or operates 44 full-service hotel properties with over 13,000 rooms.

         The Property. The Ritz-Carlton Key Biscayne Property is a full-service hotel property situated on approximately 17.65 acres of land located at, and commonly known as, Key Biscayne. It is improved by a building comprised of 302 hotel rooms. The amenities at the property include, among other things, 20,000 square feet of meeting space, a 20,000 square foot spa, two swimming pools and a business center.

         Property Management. The Ritz-Carlton Key Biscayne Property is subject to a management agreement between the borrower and The Ritz-Carlton Hotel Company, L.L.C., a Delaware limited liability company, as manager, which is not an affiliate of the borrower. The manager of the property is a subsidiary of Marriott International Inc., and an affiliate of the second mortgage lender. See "--Subordinate Debt" below. The management fee is 3.0% of gross collections for the prior month, payment of which is subordinated to payment of the Ritz-Carlton Key Biscayne Loan. The holder of the Ritz-Carlton Key Biscayne Loan has a limited right to require a termination of the management agreement.

         Cash Management/Lockbox. Prior to the termination of the property management agreement, all of the revenue of the Ritz-Carlton Key Biscayne Property is deposited into an operating account, which is controlled by the manager and in which the lender has a subordinated security interest. After payment of all expenses relating to the Ritz-Carlton Key Biscayne Property, including payments to a FF&E reserve and working capital reserve maintained by the manager, the borrower will cause the manager to deliver to the lender a portion of the income necessary to satisfy the borrower's obligations under the Ritz-Carlton Key Biscayne Loan, including reserves. If an event of default occurs under the Ritz-Carlton Key Biscayne Loan, the manager will continue to collect and is required to deposit a portion of the income (as described in the immediately preceding sentence) into an account controlled by the lender. Upon a cure of such event of default (which may only be cured once), the income will be paid to the borrower; provided, that if the subject occurrence was a monetary event of default, then any funds held in reserve will continue to be held by the lender as additional security for the Ritz-Carlton Key Biscayne Loan. In addition, if the management agreement is terminated, income and credit card receipts must, on a daily basis, be deposited in, or swept to, an account controlled by the lender.

         Subordinate Debt. The borrower has also obtained a $21,750,000 subordinate second mortgage loan (the "LF Loan") from Luxury Finance, LLC, ("LF"), a Delaware limited liability company, which is a subsidiary of Marriott International, Inc. and an affiliate of the property manager. The LF Loan is a floating rate loan with an interest rate equal to 300 basis points over the 30 day LIBOR rate, and it is subject to a subordination agreement executed by the lender and LF. The subordination agreement provides that the LF Loan is subordinated to the Ritz-Carlton Key Biscayne Loan as to lien and payment except with respect to an extra interest obligation related to the Odebrecht Litigation (as described below). The subordination agreement also provides that LF may not, without the prior written consent of the lender under the Ritz-Carlton Key Biscayne Loan, take any enforcement action with respect to the LF Loan. If the Ritz-Carlton Key Biscayne Loan has been accelerated or any other enforcement action has been commenced by the lender, LF has the right to purchase the Ritz-Carlton Key Biscayne Loan at a price equal to all of the borrower's obligations under the Ritz-Carlton Key Biscayne Loan, except for prepayment fees and late charges.

         Future Subordinate Debt. The borrower is permitted to incur subordinate secured debt for the Ritz-Carlton Key Biscayne Property: (a) not to exceed $2,500,000 related to costs of furniture, fixtures and equipment provided that the borrower has achieved a net operating income of $10,000,000 on a trailing 12 month basis; and (b) in the form of an additional $3,000,000 advance from LF for alterations to the Ritz-Carlton Key Biscayne Property approved by the lender. In addition, the borrower may enter into a lease of laundry equipment from GMAC Commercial Mortgage Corporation which will have a five year term and annual rental payments of approximately $65,000.

         Odebrecht Litigation. The borrower is subject to litigation related to the foreclosure of construction liens and related breach of contract actions. The borrower commenced arbitration seeking liquidated damages arising from the general contractor's alleged failure to meet construction deadlines. The general contractor has asserted a counterclaim for payment of the balance due under the contract and certain additional construction costs. The arbitration proceedings remain unresolved. The borrower's expected liability is approximately $3,000,000, but it is possible that the borrower's liability could exceed that amount. The title insurance company has provided insurance over the recorded liens related to the dispute, and the principals of the borrower have delivered an indemnity agreement to the title insurance company, of which the lender is a third-party beneficiary. In addition, $2,959,885 is currently being held by the title insurance company in escrow in order to pay any final determination. In the event of an adverse determination, the loan documents require the borrower either to (a) pay the amount of the determination within 60 days or (b) bond over the items and obtain removal of the claims as a lien on the property. If the borrower fails to take either of these actions, the interest rate on the Ritz-Carlton Key Biscayne Loan will increase by four percent (4%), and this extra interest obligation shall remain in effect until the borrower meets the requirements set forth in the preceding sentence. In addition, the non-recourse carveout guarantors of the Ritz-Carlton Key Biscayne Loan have full recourse liability for non-payment of any adverse determination amounts.

         Condominium. The Ritz-Carlton Key Biscayne Property is designated as tract "A" of a five-tract development known as Grand Bay Resort and Residences, which is encumbered by a master declaration subjecting each tract to development and operation covenants and restrictions. The Ritz-Carlton Key Biscayne Property is also subject to the tract A declaration, which subjects most of tract A to development and operation covenants and restrictions. The tract A declaration divides the property into two parts: (a) a condominium lot consisting of air space occupying the north end of a unified hotel/condominium building and (b) a non-condominium lot consisting of the balance of tract A (which includes the Ritz-Carlton Key Biscayne Property). The borrower is obligated to maintain the shared structural components of the unified hotel/condominium building and is also obligated to maintain the shared facilities, such as pools, spas and fitness centers. The condominium lot consists of 188 residential units (which are owned by individual owners), and one commercial unit (owned by the borrower), consisting of hallways and lobbies, in a portion of the unified hotel/condominium building The borrower is responsible for the maintenance and insurance of the commercial unit, but is entitled to 100% reimbursement of these costs from the residential unit owners. The borrower is also responsible for maintaining the shared structural components of the unified hotel/condominium building, the shared facilities and its two-thirds share of the assessments.

         Allocation of Payments Between the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion. The Ritz-Carlton Key Biscayne Loan has a cut-off date principal balance of $80,000,000. For purposes of distributions on the series 2003-CK2 certificates, the Ritz-Carlton Key Biscayne Loan will be treated as if it consists of two portions, which we refer to as the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion, respectively. The Ritz-Carlton Key Biscayne Senior Portion consists of $65,000,000 of the entire cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan. The Ritz-Carlton Key Biscayne Junior Portion consists of the remaining $15,000,000 of the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan. The class RCKB and V-4 certificates represent beneficial ownership of the Ritz-Carlton Key Biscayne Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Ritz-Carlton Key Biscayne Loan that are allocable to the Ritz-Carlton Key Biscayne Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P and V-3
certificates will be entitled to receive collections of principal and interest on the Ritz-Carlton Key Biscayne Loan that are allocable to the Ritz-Carlton Key Biscayne Senior Portion.

         On or prior to each distribution date, amounts (other than RCKB Extra Interest) received during the related collection period with respect to the Ritz-Carlton Key Biscayne Loan, together with any amounts advanced with respect to it and any Cure Payments made by the Class RCKB Directing Certificateholder with respect to it, subject to adjustment for interest reserve amounts with respect to the Ritz-Carlton Key Biscayne Loan, exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Ritz-Carlton Key Biscayne Loan under the pooling and servicing agreement, will be applied as follows:

         o first, for inclusion in the Standard Available P&I Funds, as interest with respect to the Ritz-Carlton Key Biscayne Senior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Ritz-Carlton Key Biscayne Senior Portion from time to time on the Allocated Loan Amount of the Ritz-Carlton Key Biscayne Crossing Senior Portion, through but not including the then-most recent due date for the Ritz-Carlton Key Biscayne Loan, to the extent not previously received or advanced;

         o second, for inclusion in the Standard Available P&I Funds, as principal of the Ritz-Carlton Key Biscayne Senior Portion in an amount equal to the lesser of (1) the Allocated Loan Amount of the Ritz-Carlton Key Biscayne Senior Portion immediately prior to the subject distribution date and (2) either (a) if no Ritz-Carlton Key Biscayne Payment Trigger Event has occurred and is continuing and if the subject distribution date is not the final distribution date for the series 2003-CK2 certificates, the Ritz-Carlton Key Biscayne Senior Percentage of all amounts included in the Total Principal Distribution Amount for the subject distribution date that are allocable to the Ritz-Carlton Key Biscayne Loan, or (b) if a Ritz-Carlton Key Biscayne Payment Trigger Event has occurred and is continuing or if the subject distribution date is the final distribution date for the series 2003-CK2 certificates, the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Ritz-Carlton Key Biscayne Loan;

         o third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Ritz-Carlton Key Biscayne Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Ritz-Carlton Key Biscayne Loan that were not otherwise borne by the holders of the class RCKB certificates and that have not been previously reimbursed;

         o fourth, for inclusion in the Class RCKB Available P&I Funds, as interest with respect to the Ritz-Carlton Key Biscayne Junior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Ritz-Carlton Key Biscayne Junior Portion from time to time on the Allocated Loan Amount of the Ritz-Carlton Key Biscayne Junior Portion, through but not including the then-most recent due date for the Ritz-Carlton Key Biscayne Loan, to the extent not previously received or advanced;

         o fifth, for inclusion in the Class RCKB Available P&I Funds, as principal of the Ritz-Carlton Key Biscayne Junior Portion in an amount equal to the lesser of (1) the Allocated Loan Amount of the Ritz-Carlton Key Biscayne Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Ritz-Carlton Key Biscayne Loan, over (b) the payments of principal to be made with respect to the Ritz-Carlton Key Biscayne Senior Portion on that distribution date in accordance with clause second above;

         o sixth, for inclusion in the Class RCKB Available P&I Funds, as a reimbursement with respect to the Ritz-Carlton Key Biscayne Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Ritz-Carlton Key Biscayne Loan that were borne by the holders of the class RCKB certificates and that have not been previously reimbursed; and

         o seventh, to reimburse the holders of the Class RCKB Directing Certificateholder for any unreimbursed Cure Payments previously made.

-------------------------------------------------------------------------------------------------------------------------------
                                                          MUSEUM SQUARE
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
                LOAN INFORMATION                                                       PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------
                                                                    SINGLE ASSET/ PORTFOLIO:
ORIGINAL PRINCIPAL BALANCE:  $57,000,000                            PROPERTY TYPE:                   Single Asset
                                                                    PROPERTY SUB-TYPE:               Office
CUT-OFF DATE PRINCIPAL                                              LOCATION:                        Central Business District
BALANCE:                     $56,774,576                            YEAR BUILT/RENOVATED:            Los Angeles, California
                                                                    LEASABLE SQUARE FOOTAGE:         1948/2001
FIRST PAYMENT DATE:          January 11, 2003                       OCCUPANCY AT U/W (10):           522,362
                                                                    OWNERSHIP INTEREST:              82%
MORTGAGE INTEREST RATE:      5.860% per annum (1)                                                    Fee
                                                                                                     % OF
AMORTIZATION TERM:           360 months                             MAJOR TENANTS:           NRSF    NRSF LEASE EXPIRATION
                                                                    --------------           ----    ---- ----------------
                                                                    Screen Actor's Guild   101,496  19.4%     7/30/2008
ANTICIPATED REPAYMENT DATE:  December 11, 2012                      Virgin Entertainment    37,992   7.3%     4/30/2010
                                                                    AFTRA                   40,519   7.8%     1/31/2007
MATURITY DATE:               December 11, 2032                      PROPERTY MANAGEMENT:             Museum Square Management
                                                                                                     Company
MATURITY/ARD BALANCE:        $48,144,168                            U/W NCF:                         $6,626,831
                                                                    U/W DSCR:                        1.64x
BORROWER:                    5757 Wilshire LLC                      APPRAISED VALUE:                 $75,000,000
                                                                    APPRAISAL DATE:                  October 29, 2002
INTEREST CALCULATION:        Actual/360                             CUT-OFF DATE LTV RATIO (2):      75.7%
                                                                    MATURITY/ARD LTV RATIO:          64.2%
CALL PROTECTION:             Lockout/defeasance until the
                             date that is three months
                             prior to the anticipated
                             repayment date

LOAN PER SF (2):             $109

UP-FRONT RESERVES:           SAG Reserve            (3)
                             Existing Tenant Reserve(4)
                             TI/LC Reserve          (5)

ONGOING RESERVES:            Tax and Insurance Reserve(6)
                             Replacement Reserve    (7)
                             Rollover Reserve       (8)
                             Renewal Reserve        (9)

LOCKBOX:                     Hard
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1) The initial mortgage interest rate is 5.860% per annum. From and after the related anticipated repayment date, the Museum Square Loan will accrue interest at a rate per annum equal to the initial mortgage interest plus 2.000%.

(2)      Based on the cut-off date principal balance.

(3) The borrower was required, at closing, to make a deposit in the amount of $202,622 in the form of a letter of credit into the "SAG reserve fund" for additional security related to the lease entered by Screen Actor's Guild for suites 110, 130, 700 and 800 on the property. The letter of credit will be released once this tenant commences payment of annual rent in the amount of $2,431,468.80 or the borrower otherwise provides a qualified lease for all of this space.

(4) The borrower was required, at closing, to make a deposit in the amount of $35,694 for unpaid tenant improvement allowances owed to existing tenants in the Museum Square Property.

(5) The borrower was required, at closing, to make a deposit of $33,452 into a TI/LC reserve.

(6) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into the tax and insurance reserve fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) all insurance premiums prior to the expiration of the related policies.

(7) The borrower will make monthly deposits in the initial amount of $8,007.28 into the replacement reserve fund.

(8) The borrower will make monthly deposits in the amount of $6,250 into the rollover reserve fund for the payment of tenant improvements and leasing commissions. The borrower will not be required to make further deposits into the rollover reserve fund in any month when the balance of the fund equals or exceeds $500,000.

(9) A major lease rollover reserve will be funded if any of the largest tenants of the Museum Square Property (i.e., AFTRA, Quebecor World, Inc., Screen Actor's Guild, Scripps Network, Inc. and Virgin Entertainment Group, Inc.) do not elect to renew or extend their leases by a renewal deadline which is a certain date nine to twelve months prior to the lease expiration. As same relates to each of the major tenants, commencing on the renewal deadline and continuing until either
         (a) the entering of a new lease or leases with a third-party tenant or renewal of the existing lease for a term of no less than five years and rent at the then market rate for the entirety of the tenant space; or
         (b) the deposit of a letter of credit (in the amount of $15.00 per square foot of the portion of the space for which a lease renewal or new lease has not been provided), the borrower will be required to fund all excess cash flow from the property into the major lease rollover reserve. Furthermore, within 90 days after the specific renewal deadline for each of the largest tenants, the borrower must deposit a letter of credit in the amount of $15.00 per square foot for the portion of each space for which a new lease or renewal has not yet been provided. Failure of the borrower to provide such letter of credit will be an event of default under the terms of the loan agreement. The borrower will be entitled to a release of a portion of the funds held in the major lease rollover reserve in the amount of $15.00 per square foot of the portion of each space for which a new lease or lease renewal has been provided; and, upon entering into new leases or lease renewals for a particular space in its entirety, the borrower will be entitled to a release of any letter of credit deposited with the lender related to such tenant space. The financial institution which will provide any letters of credit will have a long term unsecured credit rating by any rating agency of at least "AA", as graded by S&P.

(10)     Occupancy at U/W is based on the rent roll dated as of October 1, 2002.


         The Loan. The third largest loan was originated on November 21, 2002. The Museum Square Loan is secured by a first mortgage encumbering an office building in Los Angeles, California.

         The Borrower. The borrower under the Museum Square Loan is 5757 Wilshire LLC. It is a single-purpose limited liability company organized under the laws of the State of Delaware with a single member, Oschin & Snyder II, a California general partnership. The borrower is managed by a board of directors with two independent directors.

         The sponsors of the borrower are Jerome H. Snyder and Samuel Oschin, who indirectly own and manage four million square feet of retail and office space throughout the United States.

         The Property. The Museum Square Property consists of a fee simple interest in real property located in Los Angeles, California that is improved by a ten-story building comprised of 496,009 rentable square feet of office space. The subject property also consists of 26,353 square feet of retail space, which is occupied by five retail tenants.

         Property Management. The Museum Square Property is subject to a management agreement between the borrower and Museum Square Management Company, an affiliate of the borrower. The management agreement provides for a management fee equal to 3.0% of the gross revenues of the Museum Square Property. Pursuant to a management subordination agreement, the management fee is subordinate to the Museum Square Loan and the lender has the right to require a termination of the management agreement if (a) at any time, the debt service coverage ratio for the immediately preceding six month period is less than 1.10x, (b) an event of default under the Museum Square Loan occurs and is continuing, (c) the Museum Square Loan is not repaid in full by the anticipated repayment date, (d) a material default occurs under the management agreement beyond any applicable grace or cure period, (e) Museum Square Management Company becomes bankrupt or insolvent, or (f) the majority ownership or effective control over Museum Square Management Company should change. Any substitute property manager must, in the reasonable judgment of the lender be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Museum Square Property, and the borrower must obtain an appropriate "no downgrade" assurance from any applicable rating agency.

         Cash Management. Cash management for the Museum Square Loan consists of a hard lockbox arrangement in which all tenants have been directed to mail all rent payments to, and the related borrower and property manager are required to deposit all rents into, a lockbox account controlled by the lender.


-------------------------------------------------------------------------------------------------------------------------------
                                                      CRESCENT AT CARLYLE
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
                 LOAN INFORMATION                                                     PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------

                                                                    SINGLE ASSET/ PORTFOLIO:      Single Asset
ORIGINAL PRINCIPAL BALANCE:  $52,250,000                            PROPERTY TYPE:                Office
                                                                    PROPERTY SUB-TYPE:            Suburban
CUT-OFF DATE PRINCIPAL                                              LOCATION:                     Alexandria, Virginia
BALANCE:                     $52,250,000                            YEAR BUILT/RENOVATED:         2002/N/A
                                                                    LEASABLE SQUARE FOOTAGE:      212,889
FIRST PAYMENT DATE:          February 11, 2003                      OCCUPANCY AT U/W (6):         100%
                                                                    OWNERSHIP INTEREST:           Fee
MORTGAGE INTEREST RATE:      5.800% per annum (1)
                                                                                                  % OF
AMORTIZATION TERM:           Interest-only                          MAJOR TENANT:         NRSF    NRSF LEASE EXPIRATION
                                                                    -------------         ----    ---- ----------------
                                                                    Oblon, Spivak,
ANTICIPATED REPAYMENT DATE:  January 11, 2008                       McClelland, Maier
                                                                      & Neustadt       207,836    97.6%   12/31/2017
MATURITY DATE:               January 11, 2033                       Plaza Gourmet at
                                                                      Carlyle, LLC       5,053    2.4%    12/31/2017
MATURITY/ARD BALANCE:        $52,250,000
                                                                    PROPERTY MANAGEMENT:          Insignia/ESG, Inc.
BORROWER:                    Patent Owner Corp.                     U/W NCF:                      $5,960,597
                                                                    U/W DSCR:                     1.94x
INTEREST CALCULATION:        Actual/360                             APPRAISED VALUE:              $76,000,000
                                                                    APPRAISAL DATE:               December 2, 2002
CALL PROTECTION:             Lockout/defeasance until the           CUT-OFF DATE LTV RATIO (2):   68.8%
                             date that is four months prior         MATURITY/ARD LTV RATIO:       68.8%
                             to the anticipated repayment
                             date.

LOAN PER SF (2):             $245

UP-FRONT RESERVES:           Security Deposit Letter of
                             Credit                      (3)

ONGOING RESERVES:            Tax and Insurance Reserve   (4)
                             Replacement Reserve         (5)

LOCKBOX:                     Hard
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1) The initial mortgage interest rate is 5.800% per annum. From and after the related anticipated repayment date, the Crescent at Carlyle Loan will accrue interest at a rate per annum equal to the initial mortgage interest plus 2.000%.

(2)      Based on the cut-off date principal balance.

(3) At closing, the borrower provided the lender a letter of credit in the amount of $6,000,000 to be reduced by $1,000,000 at the end of the sixth, seventh, eighth and ninth years of the lease between the borrower, as lessor, and Oblon, Spivak, McClelland, Maier & Neustadt, P.C. The letter of credit will not be reduced below $2,000,000.

(4) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into the tax and insurance reserve fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(5) The borrower will make monthly deposits in the amount of $1,774.08 into the replacement reserve fund.

(6) Occupancy at U/W is based on the rent roll dated as of November 25, 2002.


         The Loan. The fourth largest loan was originated on January 10, 2003. The Crescent at Carlyle Loan is secured by a first priority mortgage encumbering one office building in Alexandria, Virginia.

         The Borrower. The borrower under the Crescent at Carlyle Loan is Patent Owner Corp. It is a single-purpose corporation organized under the laws of the State of Delaware which has two independent directors on its board of directors. For the purpose of accommodating an "Islamic Trust" structure, the borrower has leased the entire premises to Patent Tenant Corp. (the "Master Tenant") (with no rights of occupancy). The Master Tenant is a single-purpose corporation organized under the laws of the State of Delaware which has two independent directors on its board of directors.

         The sponsors of the borrower are high net-worth clients of Falcon Real Estate Investment Company, Ltd., a real estate advisory firm based in New York that specializes in underwriting real estate acquisitions and performing asset management functions on behalf of these investors.

         The Property. The Crescent at Carlyle Property consists of the borrower's fee simple interest in real property located at 1940 Duke Street in Alexandria, Virginia that is improved by a six-story building comprised of 212,889 rentable square feet of office space.

         Property Management. The Crescent at Carlyle Property is subject to a management agreement between the borrower and Insignia/ESG, Inc., a third-party property manager. The management agreement provides for a management fee equal to 3.0% of the effective gross annual rental income of the Crescent at Carlyle Property. Pursuant to a management subordination agreement, the management fee is subordinate to the Crescent at Carlyle Loan and the lender has the right to require a termination of the management agreement if an event of default under the Crescent at Carlyle Loan occurs and is continuing.

         Cash Management. Cash management for the Crescent at Carlyle Loan consists of a hard lockbox arrangement in which all tenants have been directed to wire all rent payments, and the related borrower and property manager are required to deposit all rents, into a lockbox account controlled by the lender. All funds in the lockbox account are swept on each Friday and on the tenth day of each month into a cash management account maintained by the master servicer, from which monthly reserves for taxes and insurance, replacement reserves and operating expenses are funded.

-------------------------------------------------------------------------------------------------------------------------------
                                            NORTH PARK EXECUTIVE CENTER PORTFOLIO
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
                  LOAN INFORMATION                                                    PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------
                                                                    SINGLE ASSET/ PORTFOLIO:      Portfolio of 6 Assets
ORIGINAL PRINCIPAL BALANCE:  $40,500,000                                                          (Building 1, 2, 3, 4, 5 and
                                                                                                  6 of North Park Executive
CUT-OFF DATE PRINCIPAL                                                                             Center)
BALANCE:                     $40,348,801                            PROPERTY TYPE:                Office
                                                                    PROPERTY SUB-TYPE:            Suburban
FIRST PAYMENT DATE:          January 11, 2003                       LOCATION:                     Omaha, Nebraska
                                                                    YEAR BUILT/RENOVATED:         Various
INTEREST RATE:               6.140% per annum (1)                   LEASABLE SQUARE FOOTAGE:      467,777
                                                                    OCCUPANCY AT U/W (7):         95%
AMORTIZATION TERM:           360 months                             OWNERSHIP INTEREST:           Fee

ANTICIPATED REPAYMENT DATE:  December 11, 2012                                                      % OF
                                                                    TOP THREE TENANTS       NRSF    NRSF  LEASE EXPIRATION
MATURITY DATE:               December 11, 2032                      -----------------       ----    ----  ----------------
                                                                    Cable Services Group  200,892   42.9%   multiple (8)
MATURITY/ARD BALANCE:        $34,491,105                            First Data Resources   64,000   13.7%   6/30/2004 (Building 2)
                                                                    Convergys              60,000   12.8%   12/31/2006 (Building 3)
BORROWER:                    VK Blondo Properties, L.P.             PROPERTY MANAGEMENT:          Investors Realty,
                                                                                                  Inc.(Building 1)
INTEREST CALCULATION:        Actual/360                                                           KVI Associates, Inc.
                                                                                                  (Buildings 2, 3, 4, 5 and 6)
CALL PROTECTION:             Lockout/defeasance until the
                             date that is three months              U/W NCF:                      $4,237,248
                             prior to the anticipated               U/W DSCR:                     1.43x
                             repayment date                         APPRAISED VALUE:              $55,270,000
                                                                    APPRAISAL DATE:               October 2, 2002
LOAN PER SF (2):             $86                                    CUT-OFF DATE LTV RATIO (2):   73.0%
                                                                    MATURITY/ARD LTV RATIO:       62.4%
UP-FRONT RESERVES:           Existing Tenant Reserve(3)

ONGOING RESERVES:            Rollover Reserve       (4)
                             Replacement Reserve    (5)
                             Tax and Insurance      (6)

LOCKBOX:                     Springing
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1) The initial mortgage interest rate is 6.140% per annum. From and after the related anticipated repayment date, the North Park Executive Center Portfolio Loan will accrue interest at a rate per annum equal to the initial mortgage interest plus 2.000%.

(2)      Based on the cut-off date principal balance.

(3) The borrower was required, at closing, to make a deposit in the amount of $308,620 for unpaid tenant improvement allowances owed to existing tenants on the North Park Executive Center Property.

(4) The borrower is required to make monthly payments into the rollover reserve in the amount of $51,500 for the first payment date through the 48th payment date and $39,000 thereafter for the payment of tenant improvements and leasing commissions. The monthly deposit will be adjusted in accordance with the provisions of the applicable loan documents if one or more of the individual properties are transferred. The rollover reserve is capped at $2,000,000.

(5) The borrower is also required to deposit $7,800 per month into the replacement reserve. The monthly deposit will be adjusted in accordance with the provisions of the applicable loan documents if one or more of the individual properties are transferred.

(6) The borrower is required to make monthly payments into the tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies; provided, however, that upon the satisfaction of certain conditions set forth in the related loan documents, the borrower will not be required to deposit the taxes due and owing by Cable Services Group for the space occupied in Building 6. The monthly deposit will be adjusted in accordance with the provisions of the applicable loan documents if one or more of the individual properties are transferred.

(7) Occupancy at U/W is based on the rent-roll dated as of September 1, 2002 (North Park 1, North Park 2, North Park 5 and North Park 6); December 1, 2002 (North Park 3); and January 1, 2003 (North Park 4).

(8)      Cable Services Group has the following spaces: Building 4, 39,161
         (NRSF), 4/30/2006 (Lease Expiration); Building 5, 61,009 (NRSF), 4/30/2004 (Lease Expiration); and Building 6, 100,722 (NRSF), 4/30/2007
         (Lease Expiration).

         The Loan. The fifth largest loan concentration was originated on December 11, 2002. The North Park Executive Center Loan is secured by a first priority mortgage encumbering the borrower's fee interest in six office buildings in Omaha, Nebraska.

         The Borrower. VK Blondo Properties, L.P. is the borrower under the North Park Executive Center Loan. The borrower is a single-purpose limited partnership organized under the laws of the State of Nebraska, with one general partner and two limited partners. The general partner, VK Blondo Properties, Inc., a Nebraska corporation, is a single-purpose corporation, which has two independent directors. The two limited partners of the borrower are George W. Venteicher and Frank H. Kulig.

         The sponsors of the borrower are George W. Venteicher and Frank H. Kulig, who have developed 26 office complexes and 3 retail centers.

         The Property. The North Park Executive Center Property consists of six office buildings located in the North Park Executive Center in Omaha, Nebraska and designated as Buildings 1, 2, 3, 4, 5 and 6, respectively. The buildings were built between 1986 and 1994 and comprise 467,777 net rentable square feet.


                     PORTFOLIO INFORMATION
                     ---------------------

                                                                                               LATER OF YEAR
                                               PROPERTY                                         BUILT/YEAR
PROPERTY NAME                    CITY             TYPE           SUBTYPE           NRSF           RENOVATED        OCCUPANCY
-------------                    ----             ----           -------           ----           ---------        ---------
North Park 1                    Omaha           Office          Suburban         56,754            1986             100%
North Park 2                    Omaha           Office          Suburban         64,000            1988             100%
North Park 3                    Omaha           Office          Suburban        120,000            1990              83%
North Park 4                    Omaha           Office          Suburban         59,940            1990             100%
North Park 5                    Omaha           Office          Suburban         66,361            1991              92%
North Park 6                    Omaha           Office          Suburban        100,722            1994             100%


         Property Management. The North Park Executive Center Property is subject to the management agreements between the borrower and Investors Realty, Inc. for the management of Building 1, and between the borrower and KVI Associates, Inc., an affiliate of the borrower, for the management of Buildings 2, 3, 4, 5 and 6. The management agreement with Investors Realty, Inc. generally provides for a management fee of 3.5% of gross annual collections, payment of which is subordinated to payment of the North Park Executive Center Loan. The separate management agreements with KVI Management Corp. generally provide for a management fee of 4.0% of gross annual collections, payment of which is subordinated to payment of the North Park Executive Center Loan. The lender has the right to require a termination of any of the applicable management agreements if (a) at any time, the debt service coverage ratio for the immediately preceding six-month period is less than 1.10x, (b) an event of default under the North Park Executive Center Loan occurs and is continuing, (c) the North Park Executive Center Loan is not repaid in full by the anticipated repayment date, (d) a material default occurs under the applicable management agreement beyond any applicable grace or cure period, (e) the property manager becomes bankrupt or insolvent, or (f) the majority ownership or effective control over the property manager should change. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the North Park Executive Center Property, and the borrower must obtain an appropriate "no downgrade" assurance from any applicable rating agency.

         Cash Management. Cash management for the North Park Executive Center Loan consists of a springing lockbox arrangement in which the related borrower and the property manager are required to deposit all rents into a lockbox account controlled by the lender. All funds in the lockbox account are transferred each business day into a cash management account maintained by the master servicer from which monthly reserves for taxes and insurance, replacement reserves, rollover reserves and operating expenses are funded. During any period following the anticipated repayment date, all excess cash flow (after reserving an adequate amount for budgeted operating expenses) is to be funded to the lender for handling in accordance with the loan agreement.

         Defeasance or Transfer of Two Individual Properties. The borrower may obtain a release of up to two properties serving as collateral for the subject mortgage loan through a third-party assumption of a portion of the subject mortgage loan; provided that it meets certain conditions, including that the debt service coverage ratio is at least 1.35x and that the loan-to-value ratio does not exceed 70%, in each case for both the released property or properties and the remaining unreleased properties. In order to satisfy the loan-to-value ratio test in respect of both the released and unreleased properties, the borrower will be permitted to prepay a portion of either the subject mortgage loan applicable to the unreleased properties or the assumed mortgage loan applicable to the released property or properties. Any such third-party will assume a pro rata portion of the subject mortgage loan based on the allocated loan amount for the property or properties subject to the release and the then-outstanding principal balance of the subject mortgage loan. After the assumption, the released property or properties will no longer serve as collateral for the subject mortgage loan but will, however, serve as collateral for the assumed mortgage loan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

-------------------------------------------------------------------------------------------------------------------------------
                                                           SULLY PLACE
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
               LOAN INFORMATION                                                 PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $37,500,000                            SINGLE ASSET/ PORTFOLIO:      Single Asset
                                                                    PROPERTY TYPE:                Retail
CUT-OFF DATE PRINCIPAL                                              PROPERTY SUB-TYPE:            Anchored
BALANCE:                     $35,678,771                            LOCATION:                     Chantilly, Virginia
                                                                    YEAR BUILT/RENOVATED:         1991/2003
FIRST PAYMENT DATE:          January 11, 1998                       LEASABLE SQUARE FOOTAGE(8):   533,053
                                                                    OCCUPANCY AT U/W (9):         91%
MORTGAGE INTEREST RATE:      7.760% per annum (1)                   OWNERSHIP INTEREST:           Fee

AMORTIZATION TERM:           360 months                                                     % OF            OPERATING COVENANTS/
                                                                    MAJOR TENANTS           NRSF    NRSF      LEASE EXPIRATION
ANTICIPATED REPAYMENT DATE:  December 11, 2007                      -------------           ----    ----    --------------------
                                                                    Lowe's (Ground Lease)  25.4%    135,197       2/20/2021
MATURITY DATE:               December 11, 2027                      K-Mart                 19.6%    104,300       9/30/2011
                                                                    Lowe's                 12.9%     68,880      10/31/2011
MATURITY/ARD BALANCE:        $33,337,354                            PROPERTY MANAGEMENT:          Beatty Management Company, Inc.
                                                                    U/W NCF:                      $5,260,322
BORROWER:                    The Sully Limited Partnership          U/W DSCR:                     1.63x
                                                                    APPRAISED VALUE:              $68,500,000
INTEREST CALCULATION:        Actual/360                             APPRAISAL DATE:               January 17, 2003
                                                                    CUT-OFF DATE LTV RATIO (3):   52.1%
CALL PROTECTION:             Lockout/defeasance until the           MATURITY/ARD LTV RATIO:       48.7%
                             date  two months prior to the
                             anticipated repayment date. (2)

LOAN PER SF (3):             $67

UP-FRONT RESERVES:           Engineering  Reserve      (4)

ONGOING RESERVES:            Tax and Insurance Reserve (5)
                             Replacement Reserve       (6)
                             TI/LC Reserve             (7)

LOCKBOX:                     Springing
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1) The initial mortgage interest rate is 7.760% per annum. From and after the anticipated repayment date, the Sully Place Loan will accrue interest at a rate per annum equal to the greater of (a) the initial mortgage interest plus 2.000% and (b) the Treasury rate plus 2.000%.

(2) If the Sully Place Loan defeases within two years from the related REMIC start-up date, such that it is no longer a "qualified mortgage" for the purposes of a REMIC, the related mortgage loan seller would be required to repurchase the Sully Place Loan at a price generally equal to the price at which it would repurchase an underlying mortgage loan for a material breach of representation and warranty or a material document defect.

(3)      Based on the cut-off date principal balance.

(4) Engineering reserve of $1,000,000 was escrowed to improve visibility and access to the Sully Place Property.

(5) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(6) The borrower will make monthly deposits in the amount of $6,567 into the replacement reserve fund.

(7) The borrower will make monthly deposits in the amount of $13,000 into the leasing reserve fund, which will be capped at $450,000.

(8) Includes 135,197 square feet of space ground leased to Lowe's. The building is currently under construction by the tenant.

(9)      Occupancy at U/W is based on the January 1, 2003 rent roll.


         The Loan. The sixth largest loan was originated on December 11, 1997. The Sully Place Loan is secured by a first priority mortgage encumbering the borrower's fee interest in an anchored retail center in Chantilly, Virginia.

         The Borrower. The borrower under the Sully Place Loan is Sully Limited Partnership, a limited partnership organized under the laws of the State of Virginia. It has as its sole general partner The Sully Corporation, a Virginia corporation. The Sully Corporation has an independent director. The indirect owner of the borrower is Guy E. Beatty.

         Guy E. Beatty owns and operates Beatty Development Corporation, which is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties. Mr. Beatty has more than 30 years of development and management expertise. Mr. Beatty has established partnerships and corporations, for the purpose of building, owning and managing shopping centers, office buildings, industrial parks and apartment projects.

         The Property. The Sully Place Property consists of a portion an enclosed retail mall situated on 57.6 acres in Chantilly, Virginia. The mall was originally built in 1991 and renovated in 2003 and contains 533,053 net rentable square feet. The mall is anchored by Lowe's, K-Mart, and Baby Superstore. The mall is located at the intersection of U.S. Route 50 Lee Jackson Highway and Metrotech Drive.

         Property Management. The Sully Place Property is subject to a management agreement between the borrower and Beatty Management Company, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of annual rental income, payment of which is subordinate to payment of the Sully Place Loan. The lender under the Sully Place Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Sully Place Loan or an event of default under the management agreement.

         Cash Management. During (a) any period that the underwritten debt service coverage ratio is less than 1.10x until the underwritten debt service coverage ratio is at least equal to 1.10x for two consecutive calendar quarters, or (b) the period commencing June 11, 1999 if, on such date, the space currently leased to either Lowe's or Weis' Market was not occupied and open for business or (c) the period of time from (x) the earliest of (i) the date that is six months prior to the anticipated repayment date, (ii) the occurrence of an event of default under the Sully Place Loan and (iii) the occurrence of an event of default under the management agreement to (y) the payment of the loan in full, the borrower under the Sully Place Loan must cause the tenants at the Sully Place Property to deposit their rental payments into a bank account controlled by the lender. The lender will receive funds from such bank account sufficient to cover all required payments under the Sully Place Loan, and until (a) an event of default under the Sully Place Loan occurs, or (b) the anticipated repayment date (if the borrower does not earlier pay off the Sully Place Loan), the borrower will be entitled to the excess funds, if any, in the account.


-------------------------------------------------------------------------------------------------------------------------------
                                                     2300 IMPERIAL BUILDING
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------      ----------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
---------------------------------------------------------------      ----------------------------------------------------------
                                                                     SINGLE ASSET/ PORTFOLIO:      Single Asset
ORIGINAL PRINCIPAL BALANCE:  $31,000,000                             PROPERTY TYPE:                Office
                                                                     PROPERTY SUB-TYPE:            Suburban
CUT-OFF DATE PRINCIPAL                                               LOCATION:                     El Segundo, California
BALANCE:                     $30,863,048                             YEAR BUILT/RENOVATED:         1964/2000
                                                                     LEASABLE SQUARE FOOTAGE:      157,225
FIRST PAYMENT DATE:          February 1, 2003                        OCCUPANCY AT U/W (10):        100%
                                                                     OWNERSHIP INTEREST:           Fee
MORTGAGE INTEREST RATE (1):  5.900% per annum
                                                                                                       % OF
AMORTIZATION TERM:           300 months                              MAJOR TENANTS             NRSF    NRSF   LEASE EXPIRATION
                                                                     -------------             ----    ----   ----------------
                                                                     Boeing Satellite
ANTICIPATED REPAYMENT DATE:  January 1, 2013                            Systems, Inc.         81,418   51.8%     12/31/2007
                                                                     Hughes Electronic
MATURITY DATE:               January 1, 2028                           Corp. d/b/a Direct TV  75,807   48.2%     12/31/2005
                                                                     PROPERTY MANAGEMENT:          The Krausz Companies
MATURITY/ARD BALANCE:        $23,924,040                             U/W NCF:                      $3,008,572
                                                                     U/W DSCR:                     1.27x
BORROWER (2):                Krausz Imperial One, LLC, Krausz        APPRAISED VALUE:              $39,540,000
                             Imperial Two, LLC, Krausz               APPRAISAL DATE:               November 1, 2002
                             Imperial Three, LLC, and Krausz         CUT-OFF DATE LTV RATIO(3):    78.1%
                             Imperial Four, LLC, as                  MATURITY/ARD LTV RATIO:       60.5%
                             tenants-in-common

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout/defeasance until the
                             date four months prior to the
                             anticipated repayment date

LOAN PER SF (3):             $196

UP-FRONT RESERVES:           None

ONGOING RESERVES:            TI/LC Reserve           (4)
                             Replacement Reserve     (5)
                             Tax Escrow              (6)
                             Insurance Escrow        (7)

LOCKBOX:                     Springing               (8)

MEZZANINE:                   Future mezzanine debt
                             permitted               (9)
---------------------------------------------------------------      ----------------------------------------------------------
---------------------------------------------------------------      ----------------------------------------------------------

(1) The initial mortgage interest rate is 5.900% per annum. From and after the anticipated repayment date, the 2300 Imperial Building Loan will accrue interest at a rate per annum equal to the greater of (a) the initial mortgage interest plus 2.000% and (b) the Treasury rate plus 2.000%.

(2)      The co-borrowers are jointly and severally liable for the loan.

(3)      Based on the cut-off date principal balance.

(4) The co-borrowers are required to make monthly deposits of $20,000 into the interest bearing reserve account for tenant improvements and leasing commissions until a cap of $950,000 is achieved, subject to replenishment requirements. Additionally, if either of two tenants gives notice of its intent to not renew its lease or fails to timely renew its lease, all net operating income from the 2300 Imperial Property is to be paid to the lender for deposit in the TI/LC reserve. During such a cash flow sweep period, the requirement for monthly deposits and the cap amount will be suspended. Such a cash flow sweep will continue until the subject demised premises is re-let and occupied. Upon such a discontinuance of the cash flow sweep, all amounts then held in such reserve account in excess of the $950,000 cap will be paid to the co-borrowers and the monthly deposits and cap will be reinstated.

(5) The co-borrowers are required to deposit $1,572.26 per month into an interest bearing replacement reserve account.

(6) The co-borrowers are required to make monthly deposits into the tax escrow account to accumulate funds necessary to timely pay real estate taxes.

(7) The co-borrowers are required to make monthly deposits into the insurance escrow account to accumulate funds necessary to timely pay insurance premiums.

(8) A springing lockbox will be required at the anticipated repayment date and/or in the event mezzanine financing is permitted during the term of the loan.

(9) Mezzanine/cash flow financing alternatives are permitted in the future. See "Mezzanine/Cash Flow Financing" below.

(10)     Occupancy is based on the November 22, 2002 rent roll.


         The Loan. The seventh largest loan was originated December 12, 2002. The 2300 Imperial Building Loan is secured by a mortgage lien encumbering the borrowers' fee interest in an office building located in El Segundo, California.

         The Borrower. The four co-borrowers under the 2300 Imperial Building Loan are tenants-in-common as follows: Krausz Imperial One, LLC, a Delaware limited liability company (with an undivided 51.8% interest) ("Krausz One"), Krausz Imperial Two, LLC, a Delaware limited liability company (with an undivided 5.3% interest) ("Krausz Two"), Krausz Imperial Three, LLC, a Delaware limited liability company (with an undivided 23% interest) ("Krausz Three"), and Krausz Imperial Four, LLC, a Delaware limited liability company (with an undivided 20% interest) ("Krausz Four"). Each borrower is a single-purpose limited liability company organized under the laws of the state of Delaware, with an independent manager.

         Each borrower is ultimately controlled by F. Ron Krausz, president of the Krausz Companies, Inc., a real estate development, investment and management company founded in 1966 by Mr. Krausz's father. The Krausz Companies, Inc. has developed over four million square feet of commercial real estate, including regional shopping centers, industrial/warehouse projects and office buildings.

         The Property. The 2300 Imperial Building Property is an office building that was built in 1964. The property is situated on 4.57 acres in El Segundo, California, a suburb of Los Angeles. The office building consists of 157,225 square feet of leasable space.

         Property Management. The 2300 Imperial Building Property is subject to a management agreement with Krausz Companies, Inc., a California corporation. The management agreement generally provides for a management fee of 3% of gross revenue, payment of which is subordinated to payment of the 2300 Imperial Building Loan. The lender under the 2300 Imperial Building Loan has the right to require a termination of the management agreement following the occurrence of an event of default under either the management agreement or the 2300 Imperial Building Loan documents, the bankruptcy or insolvency of Krausz Companies, Inc. or at any time following the expiration of a 30 day notice and cure period, if such lender determines that the 2300 Imperial Building Property is not being managed in accordance with generally accepted management practices for similar properties.

         Mezzanine/Cash Flow Financing. The following mezzanine/cash flow financing alternatives are permitted under the 2300 Imperial Building Loan documents:

         1. Members or partners of the sole member (each, a "Member Entity") of each of Krausz One, Krausz Three or Krausz Four are permitted to obtain financing secured solely by pledges of their respective rights to receive net cash distributions due from such Member Entity or portions of their respective membership interests in such Member Entity, subject to satisfaction of the following conditions:

              (a) Enforcement of such pledge or encumbrance would not result in a change in control in the respective borrower or Member Entity; and

              (b)  Satisfaction of rating agency requirements.

         2. Members of each borrower are permitted to obtain mezzanine financing secured by their respective membership interests in each respective borrower, subject to obtaining the prior written consent of the lender and satisfaction of certain conditions, including the following:

              (a)  the payment of an administrative processing fee;

              (b) the combined amount of indebtedness of the mezzanine loan and the 2300 Imperial Building Loan must not exceed 80% of the appraised value of the 2300 Imperial Building Property;

              (c) the available cash flow from the 2300 Imperial Building Property must be sufficient to produce a minimum debt service coverage ratio of 1.25x, taking into account the combined amount of indebtedness;

              (d) the subordinate lender must be an institutional lender and must satisfy other conditions, including execution of a subordination agreement;

              (e)  the execution of a lockbox agreement; and

              (f)  rating agency confirmation.

         Partial Release. The 2300 Imperial Building Loan documents provide for the release of a portion of the 2300 Imperial Building Property, consisting of approximately 98,000 square feet of excess, unimproved land and a two-story parking facility (collectively, the "Release Parcel"), upon satisfaction of certain conditions, including the following:

         1. The lender must be furnished with sufficient evidence that the portion of the 2300 Imperial Building Property remaining as security for the 2300 Imperial Building Loan after such release (collectively, the "Remaining Property") will continue to satisfy all applicable zoning and parking requirements;

         2. The lender must be furnished with evidence that the Release Parcel has been lawfully split from the Remaining Parcel and will be assessed as a separate tax lot;

         3. A parking and access easement must be granted over the Release Parcel for the benefit of and as an appurtenance to the Remaining Property;

         4. The lender must have received evidence that the 2300 Imperial Building Loan continues to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code; and

         5. The lender must have received an acceptable endorsement to its title policy.

         If there is to be an expansion of the existing parking facility that is a part of the Release Parcel, or if such parking facility is to be removed and a new parking facility constructed on the Release Parcel, additional conditions must be satisfied, including the following:

         1. During the construction period, the Remaining Parcel must be furnished with, free of charge, temporary parking that is sufficient to satisfy all zoning and parking requirements applicable to the Remaining Parcel and provides parking sufficient to conform to existing leases;

         2.   certain construction related requirements must be complied with;
              and

         3. the lender must be furnished with evidence that upon completion of the expansion of the existing parking facility or construction of the new parking facility, the Remaining Property will comply with all applicable zoning and parking requirements and sufficient parking to conform to existing leases is provided.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

-------------------------------------------------------------------------------------------------------------------------------
                                                            800 JEFFERSON STREET
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
                    LOAN INFORMATION                                              PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $30,000,000                            SINGLE ASSET/ PORTFOLIO:      Single Asset
                                                                    PROPERTY TYPE:                Multifamily
CUT-OFF DATE PRINCIPAL                                              PROPERTY SUB-TYPE:            Conventional
BALANCE:                     $29,906,469                            LOCATION:                     Hoboken, New Jersey
                                                                    YEAR BUILT/RENOVATED:         2000/2002
FIRST PAYMENT DATE:          February 1, 2003                       LEASABLE UNITS:               144
                                                                    OCCUPANCY AT U/W (7):         100%
MORTGAGE INTEREST RATE:      5.800% per annum                       OWNERSHIP INTEREST:           Fee
                                                                    PROPERTY MANAGEMENT:          S&S Building Corp.
AMORTIZATION TERM:           360 months                             U/W NCF:                      $2,590,687
                                                                    U/W DSCR:                     1.23x
MATURITY DATE:               January 1, 2013                        APPRAISED VALUE:              $37,500,000
                                                                    APPRAISAL DATE:               September 30, 2002
MATURITY BALANCE:            $25,290,890                            CUT-OFF DATE LTV RATIO (1):   79.8%
                                                                    MATURITY/ARD LTV RATIO:       67.4%
BORROWER:                    Courtyard at Jefferson LLC

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout/defeasance until the
                             date two months prior to
                             maturity date

LOAN PER UNIT (1):           $207,684

UP-FRONT RESERVES:           Holdback Escrow        (2)

ONGOING RESERVES:            Replacement Reserve    (3)
                             Tax Escrow             (4)
                             Insurance Escrow       (5)

LOCKBOX:                     Hard

B-NOTE(6):                   $749,671

-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1)      Based on the cut-off date principal balance.

(2) A reserve of $110,231 was required at closing for the payment of outstanding tax liens relating to one of the indemnitors. The outstanding tax liens have been satisfied, and the remaining balance in the reserve is $2,161.

(3) The borrower is required to deposit $2,400 per month into the replacement reserve account.

(4) The borrower is required to make monthly deposits into the tax escrow account to accumulate funds necessary to timely pay real estate taxes.

(5) The borrower is required to make monthly deposits into the insurance escrow account to accumulate funds necessary to timely pay insurance premiums.

(6) A B-Note Mortgage Loan, with a $749,671 cut-off date principal balance, originated by KeyBank National Association and immediately assigned at closing to CBA-Mezzanine Capital Finance, LLC under the standard KeyBank and CBA A/B Note program. See "--B-Note Mortgage Loan" below.

(7)      Occupancy is based on the December 20, 2002 rent roll.


         The Loan. The eighth largest loan was originated December 30, 2002. The 800 Jefferson Street Loan is secured by a first priority mortgage encumbering the borrower's fee interests in a 144 unit apartment complex located in Hoboken, New Jersey.

         The Borrower. The borrower under the 800 Jefferson Street Loan is Courtyard at Jefferson LLC, a single-purpose limited liability company organized under the laws of the State of New Jersey. The managing member of the borrower is S&S Building Corp., a single-purpose corporation organized under the laws of the State of New Jersey with two independent directors.

         The borrower is ultimately controlled by Sanford Weiss, who has over 20 years of experience in the development and management of multifamily properties in the Hoboken, New Jersey market, and Stephen Biegel, the principals of S&S Building Corp.

         The Property. The 800 Jefferson Street Property is a 144 unit, two building apartment complex that was built in 2000 and renovated in 2002. The property is situated on 1.98 acres in Hoboken, New Jersey.

         Property Management. The 800 Jefferson Street Property is subject to a management agreement between the borrower and S&S Building Corp. The management agreement generally provides for a management fee of 3.0% of gross monthly rent from the 800 Jefferson Street Property, payment of which is subordinated to payment of the 800 Jefferson Street Loan. The lender under the 800 Jefferson Street Loan has the right to require a termination of the management agreement following the occurrence of an event of default under either the management agreement or the 800 Jefferson Street Loan documents, the bankruptcy or insolvency of S&S Building Corp. or at any time following the expiration of a 30 day notice and cure period, if such lender determines that the 800 Jefferson Street Property is not being managed in accordance with generally accepted management practices for similar properties.

         Cash Management. The borrower established a rent account in which a minimum balance of $237,370 must be maintained at all times, except during the period of time between the first and twelfth days of each calendar month, when the amount on deposit in the rent account may fall below the required minimum amount. On or before the twelfth day of each calendar month, the borrower must deposit in the rent account funds in an amount sufficient to pay all sums which will be due and payable to the lender with respect to the 800 Jefferson Street Loan and the related B-Note Mortgage Loan on the next monthly payment date, including, without limitation, monthly debt service and required deposits to all escrow and reserve accounts. Each month on the payment date, funds sufficient to pay the debt service and fund all escrows and reserves for both the 800 Jefferson Street Loan and the related B-Note Mortgage Loan will be transferred by the lender from the rent account to the lender account, which is under the sole control of the lender. The lender will have the sole right to withdraw funds from the rent account.

         B-Note Mortgage Loan. Courtyard at Jefferson LLC is the borrower under a B-Note Mortgage Loan with an aggregate principal balance as of the cut-off date of $749,671, made by KeyBank National Association and immediately assigned to CBA-Mezzanine Capital Finance, LLC. As of the cut-off date, the aggregate loan-to-value ratio of the 800 Jefferson Street Loan and the related B-Note Mortgage Loan was 81.7%. The B-Note Mortgage Loan was made under the KeyBank National Association and CBA loan program with an A/B note format subject to the standard form of A/B Intercreditor Agreement between KeyBank National Association and CBA. See "Description of the Underlying Mortgage Loans--A/B Mortgage Loan Pairs" above.

-------------------------------------------------------------------------------------------------------------------------------
                                                   MICHIGAN EQUITIES U PORTFOLIO
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------      -----------------------------------------------------------
                   LOAN INFORMATION                                                  PROPERTY INFORMATION
--------------------------------------------------------------      -----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $27,815,000                            SINGLE ASSET/ PORTFOLIO:      Portfolio
                                                                    PROPERTY TYPE:                Office and Retail
CUT-OFF DATE PRINCIPAL                                              LOCATION:                     Lansing, Michigan Area
BALANCE:                     $27,760,205                            YEAR BUILT/RENOVATED:         Various
                                                                    SQUARE FEET:                  340,065
FIRST PAYMENT DATE:          March 11, 2003                         OCCUPANCY AT U/W (10):        87%
                                                                    OWNERSHIP INTEREST:           Fee
MORTGAGE INTEREST RATE:      6.580% per annum
                                                                                                        % OF
AMORTIZATION TERM:           360 months                             MAJOR TENANTS               NRSF    NRSF   LEASE EXPIRATION
                                                                    -------------               ----    ----   ----------------
                                                                    Innovative IT Solutions    24,983   7.3%      12/31/2006
MATURITY DATE:               February 11, 2013                      TechSmith Corporation      21,204   6.2%       9/30/2007
                                                                    Jackson National Life      19,292   5.7%       1/31/2008
MATURITY/ARD BALANCE:        $23,979,558                            PROPERTY MANAGEMENT:          Michigan Equities Property
                                                                                                  Management, LLC
BORROWER:                    MEIP Borrower U LLC                    U/W NCF:                      $2,716,703
                                                                    U/W DSCR:                     1.28x
INTEREST CALCULATION:        Actual/360                             APPRAISED VALUE:              $35,200,000
                                                                    APPRAISAL DATE:               October 24, 2002
CALL PROTECTION:             Lockout/defeasance until the           CUT-OFF DATE LTV RATIO (1):   78.9%
                             date two months prior to the           MATURITY/ARD LTV RATIO:       68.1%
                             maturity date

LOAN PER SF (1):             $82

UP-FRONT RESERVES:           Engineering Reserve    (2)
                             Initial TI/LC Reserve  (3)

ONGOING RESERVES:            Tax and Insurance
                             Reserve                (4)
                             TI/LC Reserve          (5)
                             Replacement
                             Reserve                (6)
                             Lease Termination
                             Payment Reserve        (7)
                             Buyout Reserve         (8)

LOCKBOX:                     Modified

B-NOTE(9):                   $1,758,736
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------

(1)      Based on the cut-off date principal balance.

(2) The engineering reserve of $32,371 was established to fund the borrower's performance of immediate repairs at the Michigan Equities Portfolio Properties.

(3) The borrower was required, at closing, to make a deposit of $119,912 into a TI/LC reserve.

(4) The borrower is required to make monthly payments into the tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The TI/LC reserve was established to fund the borrower's costs relating to tenant improvements and leasing commissions at the Michigan Equities Portfolio Properties. The borrower is required to deposit $37,250 per month for the first 36 months of the loan into the TI/LC reserve. Thereafter, the borrower is required to deposit $27,257 into the TI/LC reserve. The TI/LC reserve is capped at $720,000.

(6) The borrower is required to deposit $4,389 per month into the replacement reserve.

(7) Lease termination payments are to be deposited into the lease termination payment reserve to cover expenditures made in connection with re-letting the terminated space. Lease termination payments that are less than $20,000 (and less than $50,000 in the aggregate with all similar lease termination payments made with respect to the Michigan Equities Portfolio Properties) are not required to be deposited into the lease termination payment reserve.

(8) The buyout reserve is funded monthly by sweeps of net cash flow from the Michigan Equities Portfolio Properties until the ultimate beneficial interest of L/M Associates LLC in the borrower is transferred or redeemed in accordance with the loan documents.

(9) A B-Note Mortgage Loan, with a $1,758,736 cut-off date principal balance, originated by Column Financial, Inc. and immediately assigned at closing to CBA-Mezzanine Capital Finance, LLC under the standard Column and CBA A/B Note program. See "--B-Note Mortgage Loan" below.

(10)     Occupancy is based on the October 28, 2002 rent roll.


         The Loan. The ninth largest loan was originated on December 30, 2002. The Michigan Equities Portfolio Loan is secured by a mortgage lien on the borrower's fee interest in 15 office properties and one retail property in the Lansing, Michigan area.

         The Borrower. The borrower under the Michigan Equities U Portfolio Loan is MEIP Borrower U LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Michigan. MEIP Manager U Inc. is the manager of the borrower. Michigan Equities Investment Properties, the parent company of MEIP Manager U Inc., is a real estate investment and management organization founded in 1993 and which has developed and managed over one million square feet of office real estate assets throughout the State of Michigan.

         The Properties. Set forth below is the indicated information regarding the Michigan Equities Portfolio Properties.


                     PORTFOLIO INFORMATION
                     ----------------------

                                                                                                 LATER OF YEAR
                                                    PROPERTY                                       BUILT/YEAR
         PROPERTY NAME                CITY            TYPE          SUBTYPE          NRSF          RENOVATED      OCCUPANCY
         -------------                ----            ----          -------          ----          ---------      ---------
2175 University Park Drive           Okemos          Office         Suburban         19,292           1996            100%
2364, 2378 Woodlake Drive            Okemos          Office         Suburban         16,367           1999            100%
2220 University Park Drive           Okemos          Office         Suburban          3,543           1987            100%
2163 University Park Drive &
   2199 Jolly Road                   Okemos          Office         Suburban         26,524           1986             61%
2164 University Park Drive &
   3450 Alaiedon Parkway             Okemos          Office         Suburban         27,951           1995            100%
139 Lake Lansing Drive            East Lansing       Office         Suburban         16,720           1988             91%
2390, 2410 Woodlake Drive            Okemos          Office         Suburban         14,593           1993            100%
914 Charlevoix Drive               Grand Ledge       Retail        Unanchored        17,752           1993             91%
2123, 2125, 2127 University
   Park Drive                        Okemos          Office         Suburban         41,890           1989             72%
2112 University Park Drive           Okemos          Office         Suburban         24,983           1999            100%
2121, 2140 University Park
   Drive                             Okemos          Office         Suburban         28,269           1994             94%
2405 Woodlake Drive                  Okemos          Office         Suburban         21,204           1991            100%
2145 University Park Drive           Okemos          Office         Suburban         14,838           1988             91%
2375, 2379 Woodlake Drive            Okemos          Office         Suburban         28,243           1996             78%
2205 Jolly Road                      Okemos          Office         Suburban          9,667           1986             86%
2365, 2369 Woodlake Drive            Okemos          Office         Suburban         28,229           1996             72%
                                                                                    -------
TOTAL                                                                               340,065


         Property Management. The Michigan Equities U Portfolio Property is managed by Michigan Equities Properties Management, LLC, an affiliate of the borrower. The property management agreement generally provides for a management fee of 4% of gross collections, payment of which is subordinated to payment of the Michigan Equities U Portfolio Loan. The management of the property will be performed by either: (a) the borrower or an entity affiliated with borrower approved by lender for so long as borrower or said affiliated entity is managing the property in a first class manner; or (b) a professional property management company approved by the lender. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender. In the event that (x) a default occurs under the deed of trust or under any management contract then in effect, which default is not cured within any applicable grace or cure period, (y) a change in control (50% or more) of the ownership of property manager occurs or
(z) the property manager provides cause for termination, the lender may terminate, or direct the borrower to terminate, such management agreement at any time and, in any such event of termination of the management contract, to retain, or to direct the borrower to retain, a new property manager pursuant to a property management agreement approved by the lender. Any such successor property manager must be a reputable management company with substantial experience in the management of real estate projects similar to the subject property and must be reasonably acceptable to the lender; provided, however, in the lender's consideration of any proposed management company, the lender will take into account the available and active management companies in the Lansing, Michigan area. Michigan Equities Property Management, LLC manages office properties comprising over one million rentable square feet. Michigan Equities Property Management, LLC is headquartered in Okemos, Michigan.

         Cash Management/Lockbox. Income is collected by the property manager and deposited into clearing account to which the borrower does not have access. Cash is "trapped" at inception for purposes of funding the buyout reserve and pending achievement of the transfer or redemption of the interest of L/M Associates LLC in the borrower. After such transfer or redemption, the property continues in a modified cash management format.

         B-Note Mortgage Loan. MEIP Borrower U LLC is the borrower under a B-Note Mortgage Loan with an aggregate principal balance as of the cut-off date of $1,758,736, made by Column and immediately assigned to CBA-Mezzanine Capital Finance, LLC. As of the cut-off date, the aggregate loan-to-value ratio of the Michigan Equities U Portfolio Loan and the related B-Note Mortgage Loan was 83.9%. The B-Note Mortgage Loan was made under the Column and CBA loan program with an A/B note format subject to the standard form of A/B Intercreditor Agreement between Column and CBA. See "Description of the Underlying Mortgage Loans--A/B Mortgage Loan Pairs" above.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

-------------------------------------------------------------------------------------------------------------------------------
                                                         THE CARL ZEISS BUILDING
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------       -----------------------------------------------------------
                  LOAN INFORMATION                                                   PROPERTY INFORMATION
-------------------------------------------------------------       -----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $25,260,000                            SINGLE ASSET/ PORTFOLIO:      Single Asset
                                                                    PROPERTY TYPE:                Office
CUT-OFF DATE PRINCIPAL                                              PROPERTY SUB-TYPE:            Suburban
BALANCE:                     $25,260,000                            LOCATION:                     Dublin, California
                                                                    YEAR BUILT/RENOVATED:         1998/N/A
FIRST PAYMENT DATE:          November 11, 2002                      LEASABLE SQUARE FOOTAGE:      201,620
                                                                    OCCUPANCY AT U/W (6):         100%
MORTGAGE INTEREST RATE(1):   6.280% per annum                       OWNERSHIP INTEREST:           Fee

AMORTIZATION TERM:           Interest-only                                                        % OF
                                                                    MAJOR TENANTS:        NRSF    NRSF  LEASE EXPIRATION
ANTICIPATED REPAYMENT DATE:  October 11, 2009                       --------------        ----    ----  ----------------
                                                                    Carl Zeiss, Inc.   201,620    100%      9/30/2019
MATURITY DATE:               October 11, 2032                       PROPERTY MANAGEMENT:          Falcon Dublin GP, LLC
                                                                    U/W NCF:                      $2,660,676
MATURITY/ARD BALANCE:        $25,260,000                            U/W DSCR:                     1.65x
                                                                    APPRAISED VALUE:              $37,000,000
BORROWER:                    CZ Dublin Partners, L.P.               APPRAISAL DATE:               August 16, 2002
                                                                    CUT-OFF DATE LTV RATIO (2):   68.3%
INTEREST CALCULATION:        Actual/360                             MATURITY/ARD LTV RATIO:       68.3%

CALL PROTECTION:             Lockout/defeasance until the
                             date that is four months prior
                             to the anticipated repayment
                             date.

LOAN PER SF (2):             $125

UP-FRONT RESERVES:           CZ Lease Rental Payment Fund (3)

ONGOING RESERVES:            Tax and Insurance Reserve    (4)
                             Replacement Reserve          (5)

LOCKBOX:                     Hard
-------------------------------------------------------------       -----------------------------------------------------------
-------------------------------------------------------------       -----------------------------------------------------------


(1) The initial mortgage rate is 6.280%. From and after the anticipated repayment date, The Carl Zeiss Building Loan will accrue interest at a rate per annum equal to the initial mortgage rate plus 2.000%.

(2)      Based on the cut-off date principal balance.

(3) The borrower was required, at closing, to make a deposit in the amount of $692,588.00 into the lease rental payment account. Provided no event of default has occurred under the loan documents, the funds in this account will be disbursed to borrower on a monthly basis, in equal installments of $30,112.52, commencing on November 11, 2002 and continuing until there are no funds remaining in the account.

(4) The Carl Zeiss Building Property is 100% leased to a single tenant. The borrower is not required to escrow monies for taxes or insurance premiums for so long as (a) no event of default has occurred and is continuing under the loan documents, (b) the lease is in full force and effect and the tenant thereunder remains liable for the payment of taxes (and continues to pay same directly to the appropriate tax authority) and insurance premiums for The Carl Zeiss Building Property in accordance with the lease, (c) the tenant has not defaulted in its obligations to pay the taxes and insurance premiums, and (d) the borrower delivers to lender, at least 30 days prior to the expiration of any insurance policies to be obtained by the borrower, paid receipts or other proof evidencing the payment of the related insurance premiums and delivers to lender, at least 15 days prior to the delinquency date of each annual installment of taxes, paid receipts or other proof evidencing the payment of such taxes. If the borrower fails to comply with the requirements in the preceding sentence, the lender, at its option, may impose the lender's standard escrow requirements for taxes and insurance premiums.

(5) The Carl Zeiss Building Property is 100% leased to a single tenant. The borrower is not required to escrow monies for replacements and repairs (required to be made to the property during the calendar year) for so long as (a) no event of default has occurred and is continuing under the loan documents, (b) the lease is in full force and effect and the tenant thereunder remains liable for the payment of replacements, and
         (c) the tenant has not defaulted in its obligation to pay for such replacements. If the borrower fails to comply with the requirements in the preceding sentence, the lender, at its option, may impose the lender's standard escrow requirements for replacements.

(6)      Occupancy is based on the August 31, 2002 rent roll.

         The Loan. The tenth largest loan was originated on September 18, 2002. The Carl Zeiss Building Loan is secured by a first priority deed of trust encumbering the borrower's fee interest in an office building in Dublin, California.

         The Borrower. The borrower under The Carl Zeiss Building Loan is CZ Dublin Partners, L.P. It is a single purpose limited partnership organized under the laws of the State of California with one general partner and two limited partners. The general partner is Falcon Dublin GP, LLC, a Delaware limited liability company and single purpose entity whose corporate member, Dublin Investment, Inc., a Delaware corporation, has one independent director. The two limited partners of the borrower are Falcon SPF#6 Offshore, Inc., a Delaware corporation, and Falcon SPF#6 USA, LLC, a Delaware limited liability company.

         The Property. The Carl Zeiss Building Property is an office building located at 5160 Hacienda Drive, Dublin, California. The single story building consists of approximately 201,620 square feet.

         Property Management. The Carl Zeiss Building Property is subject to a management agreement between the borrower and Falcon Dublin GP, LLC, an affiliate of the borrower. The management agreement provides for a monthly management fee of 3.0% of the gross monthly revenues of The Carl Zeiss Building Property. Pursuant to a management subordination agreement, payment of the management fee is subordinate to payment of The Carl Zeiss Building Loan and the lender has the right to require a termination of the management agreement if (a) at any time, the debt service coverage ratio for the immediately preceding twelve month period is less than 1.15x, (b) an event of default under The Carl Zeiss Building Loan occurs and is continuing, (c) at the anticipated repayment date, The Carl Zeiss Building Loan is not repaid in full, (d) a material default occurs under the management agreement and continues beyond any applicable grace or cure period, or (e) the property manager becomes bankrupt or insolvent.

         Cash Management. Cash management for The Carl Zeiss Building Loan consists of a hard lockbox arrangement in which all tenants have been directed to mail all rent payments, and the related borrower and property manager are required to deposit all rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept on a daily basis into a cash management account maintained by the master servicer from which monthly reserves for taxes and insurance, replacement reserves and operating expenses are funded.

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire, directly or indirectly, those mortgage loans from the following entities:

         o Column--84 mortgage loans, representing 82.65% of the initial net mortgage pool balance; and

         o KeyBank-- 17 mortgage loans, representing 17.35% of the initial net mortgage pool balance.

         Each of the underlying mortgage loans was originated--

         o by the related mortgage loan seller from whom we are directly or indirectly acquiring the mortgage loan,

         o    by an affiliate of the related mortgage loan seller,

         o by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program, or

         o in the case of 28 mortgage loans, representing 12.08% of the initial net mortgage pool balance, that Column acquired from KeyBank in December 2002, by KeyBank.

         Column. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,800 commercial and multifamily rental mortgage loans totaling $16 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

         KeyBank. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2002, KeyBank had total assets of approximately $75.3 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $70.4 billion and approximately $4.9 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the master servicer and the special servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

         o    either--

              1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

              2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

         o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document;

         o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

         o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

         o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the subject mortgage loan has been assumed;

         o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2003-CK2 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         o that omission or defect materially and adversely affects the value of, or the interests of the trust or any series 2003-CK2 certificateholder in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2003-CK2 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

         o the date on which the offered certificates are initially issued, and

         o the date on which all recording information necessary to complete the subject document is received by the trustee, the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates--

         o KeyBank will make with respect to each mortgage loan as to which it is identified in this prospectus supplement as the mortgage loan seller, as well as each KeyBank-originated mortgage loan as to which Column is identified in this prospectus supplement as the mortgage loan seller, and

         o Column will make with respect to each other mortgage loan as to which it is identified in this prospectus supplement as the mortgage loan seller,

specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by KeyBank and Column may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between KeyBank or Column, as the case may be, and us. However, the representations and warranties to be made by KeyBank and Column will generally include, among others--

         o The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in April 2003. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

              1. the street address, including city, state and zip code, of the related mortgaged real property,

              2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

              3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in May 2003,

              4. the mortgage interest rate for the subject mortgage loan as of the related due date in April 2003, and

              5. the original and remaining term to stated maturity for the subject mortgage loan.

         o Immediately prior to its transfer and assignment of the subject mortgage loan, it had good title to, and was the sole owner of, that mortgage loan.

         o The related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances. Those Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the ability of the related mortgaged real property to generate income sufficient to service the subject mortgage loan.

         o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the subject mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         o It has not received actual notice that there is any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the subject mortgage loan.

         o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a marked up pro forma policy or title insurance commitment, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the subject mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

         o The proceeds of the subject mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the subject mortgage loan.

         o If the related mortgage instrument is a deed of trust, then a trustee, duly qualified under applicable law, has been properly designated and currently serves or may be substituted in accordance with the deed of trust and applicable law.

         o Except as identified in the engineering report obtained in connection with the origination of the subject mortgage loan, to the warranting party's knowledge, the related mortgaged real property is in good repair free and clear of any damage that would materially and adversely affect its value as security for the subject mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance, and except as otherwise described under "--Additional Loan and Property Information" above.

         o If the mortgaged real property is covered by a secured creditor impaired property policy, then the warranting party has:

              1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy the "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the warranting party's possession or are otherwise known to the warranting party; and

              2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in the warranting party's possession related to the mortgaged real property;

              in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

         In addition, Column will make certain representations and warranties about its title to those mortgage loans to be included in the trust fund that it acquired from KeyBank.

         The representations and warranties made by each of KeyBank and Column as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

         o there exists a breach of any of the above-described representations and warranties made by KeyBank or Column, and

         o that breach materially and adversely affects the value of, or the interests of the trust in, the subject mortgage loan or any series 2003-CK2 certificateholder,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2003-CK2 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a Material Breach of any of the representations and warranties made by Column or KeyBank with respect to any of the underlying mortgage loans, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the warranting party, in the case of a Material Breach, or the related mortgage loan seller, in the case of a Material Document Defect, will be required to take one of the following courses of action:

         o cure that Material Breach or Material Document Defect, as the case may be, in all material respects; or

         o repurchase the affected mortgage loan at a price generally equal to the sum of--

              1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

              2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

              3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

              4. any costs incurred in enforcing the repurchase obligation, plus

              5. if the repurchase occurs after the applicable cure period referred to in the second following paragraph (as it may be extended as described below), any applicable work-out fee or liquidation fee payable from the purchase price; or

         o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or Fitch to the series 2003-CK2 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

              1. has comparable payment terms to those of the mortgage loan that is being replaced, and

              2. is acceptable to the Series 2003-CK2 Controlling Class Representative.

         If Column or KeyBank replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

         o the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

         The time period within which the responsible party must complete any remedy, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following the earlier of its discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then it may be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

         Notwithstanding the discussion above, on or after a specified date approximately 18 months after the initial issuance of the offered certificates, if--

         o any mortgage loan seller receives notice of a Material Document Defect with respect to any of its mortgage loans that was sold to us for inclusion in the trust fund, and

         o that Material Document Defect results from the trustee not being in possession of the original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "--Assignment of the Underlying Mortgage Loans" above, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or
              (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it,

then that mortgage loan seller may, with the consent of the Series 2003-CK2 Controlling Class Representative, in lieu of repurchasing or replacing the subject mortgage loan, deliver to the master servicer either cash or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The master servicer will be authorized to apply that cash or draw on that letter of credit to cover expenses and/or losses resulting from that Material Document Defect, with any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the special servicer. The master servicer will return the unused portion of that cash or letter of credit to the applicable mortgage loan seller at such time as that Material Document Defect is cured in all material respects or the subject mortgage loan is removed from the trust fund.

         Furthermore, if and to the extent that KeyBank or Column makes any representations and warranties regarding whether a borrower under one of the underlying mortgage loans is obligated to cover the costs and expenses of any particular transaction, such as an assumption or a defeasance, and any such representation or warranty is breached, then the warranting party will be considered to have cured that breach in all material respects by paying to the trust the amount that such warranting party erroneously represented was required to be covered by the subject borrower. Such reimbursement obligation is in lieu of any repurchase obligation, although the warranting party may elect to repurchase the subject mortgage loan instead of making the reimbursement.

         If a Material Breach or a Material Document Defect exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other underlying mortgage loans, and if the cross-collateralization can be actually or effectively terminated without any adverse tax consequence for the trust fund, then the responsible party will be permitted to repurchase or replace only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be required to be repurchased or replaced if the subject Material Breach or Material Document Defect cannot be remedied within the applicable cure period.

         The obligations of each of KeyBank and Column described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2003-CK2 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by KeyBank or Column, as the case may be, with respect to an underlying mortgage loan, or a Material Document Defect with respect to any mortgage loan sold to us by KeyBank or Column, as the case may be, for inclusion in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach or a Material Document Defect, if the responsible party defaults on its obligation to do so.

         Each of KeyBank and Column has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Breach or a Material Document Defect. There can be no assurance that either of Column or KeyBank, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

REPURCHASE OF THE SULLY PLACE LOAN

         The Sully Place Loan, which represents 3.61% of the initial net mortgage pool balance, provides for a release of the Sully Place Property upon the delivery of defeasance collateral. If any such property release occurs prior to the second anniversary of the date of initial issuance of the offered certificates, then the related mortgage loan seller would be required to repurchase that mortgage loan at a price generally equal to the price at which it would repurchase an underlying mortgage loan for a material breach of representation and warranty or a material document defect.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in April 2003. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2003-CK2 certificates will be issued, on or about April , 2003, under a pooling and servicing agreement to be dated as of April 11, 2003, between us (as depositor), the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

         o    the underlying mortgage loans;

         o any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in April 2003, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         o    the loan documents for the underlying mortgage loans;

         o    our rights under each of the mortgage loan purchase agreements;

         o any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

         o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

         The  series 2003-CK2 certificates will include the following classes:

         o the A-1, A-2, A-3, A-4, B, C, D and E classes, which are the classes of series 2003-CK2 certificates that are offered by this prospectus supplement; and

         o the A-X, A-SP, F, G, H, J, K, L, M, N, O, P, GLC, RCKB, R, V-1, V-2, V-3 and V-4 classes, which are the classes of series 2003-CK2 certificates that--

              1.   will be retained or privately placed by us, and

              2.   are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P, GLC and RCKB certificates are the series 2003-CK2 certificates that will have principal balances. The series 2003-CK2 certificates with principal balances constitute the series 2003-CK2 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

         For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

         For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is:

         o during the period from the date of initial issuance of the series 2003-CK2 certificates through and including the distribution date
              in      , the sum of (a) the lesser of $       and the total
              principal balance of the class      certificates outstanding from
              time to time and (b) the total principal balance of the class    ,
                  ,     ,     ,     ,     ,     , and certificates outstanding
              from time to time;

         o    during the period following the distribution date in
              through and including the distribution date in        , the sum of
              (a) the lesser of $       and the total principal balance of the
              class    certificates outstanding from time to time and (b) the
              total principal balance of the class   ,   ,   ,   ,   ,   ,   ,
              and   certificates outstanding from time to time;

         o    during the period following the distribution date in
              through and including the distribution date in        , the sum of
              (a) the lesser of $       and the total principal balance of the
              class   certificates outstanding from time to time and (b) the
              total principal balance of the class   ,   ,   ,   ,   ,   , and
                 certificates outstanding from time to time;

         o    during the period following the distribution date in
              through and including the distribution date in        , the sum of
              (a) the lesser of $      and the total principal balance of the
              class   certificates outstanding from time to time and (b) the
              total principal balance of the class   ,   ,   ,   ,   ,   , and
                 certificates outstanding from time to time;

         o    during the period following the distribution date in
              through and including the distribution date in       , the sum of
              (a) the lesser of $      and the total principal balance of the
              class   certificates outstanding from time to time and (b) the
              total principal balance of the class   ,   ,   ,   ,   , and
                 certificates outstanding from time to time;

         o    during the period following the distribution date in
              through and including the distribution date in        , the sum of
              (a) the lesser of $         and the total principal balance of the
              class   certificates outstanding from time to time and (b) the
              total principal balance of the class   ,   ,   ,   ,   , and
              certificates outstanding from time to time;

         o    during the period following the distribution date in
              through and including the distribution date in        , the sum of
              (a) the lesser of $            and the total principal balance of
              the class    certificates outstanding from time to time, and (b)
              the total principal balance of the class   ,   ,   ,   , and
              certificates outstanding from time to time; and

         o    following the distribution date in       , $0.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2003-CK2 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

         o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

         Because of time-zone differences--

         o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

         o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

         Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

         Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

         DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

         The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

         Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

         DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

         Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-CK2 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         o All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

              1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

              2. payments and other collections received after the end of the related collection period;

              3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2003-CK2 certificateholders, including--

                   (a) amounts payable to the master servicer or the special
                       servicer as compensation, including master servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                   (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                   (c) amounts payable with respect to other trust fund
                       expenses;

              4.   net investment income on the funds in the collection account;
                   and

              5. amounts deposited in the master servicer's collection account in error.

         o Any advances of delinquent monthly debt service payments made by the master servicer with respect to that distribution date.

         o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

         The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the distribution account; provided that the accounts meet the related requirements set forth in the pooling and servicing agreement.

         Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

         o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

         o to pay for the cost of recording the pooling and servicing agreement;

         o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under

              "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

         o with respect to each distribution date during February of any year subsequent to 2003 and each distribution date during January of any year subsequent to 2003 that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

         o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2003-CK2 certificates.

         For any distribution date, the Total Available Funds will consist of six separate components:

         o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates, the holders of the class GLC certificates, the holders of the class RCKB certificates and/or any holders of class A-1, A-2, A-3, A-4, B, C, D, E, F, G or H certificates entitled to distributions of principal, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

         o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V-1 and V-2 certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

         o the portion of those funds that represent RCKB Extra Interest collected on the Ritz-Carlton Key Biscayne Loan during the related collection period, which will be paid to the holders of the class V-3 and V-4 certificates as described under "--Distributions-- Distributions of RCKB Extra Interest" below;

         o the portion of those funds allocable to the Great Lakes Crossing Junior Portion (see "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing-- Allocation of Payments Between the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion" in this prospectus supplement), referred to in this prospectus supplement as the Class GLC Available P&I Funds, which will be paid to the holders of the class GLC certificates, as described under "--Distributions--Distributions on the Class GLC Certificates" below;

         o the portion of those funds allocable to the Ritz-Carlton Key Biscayne Junior Portion (see "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Hotel--Allocation of Payments Between the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion" in this prospectus supplement), referred to in this prospectus supplement as the Class RCKB Available P&I Funds, which will be paid to the holders of the class RCKB certificates, as described under "--Distributions--Distributions on the Class RCKB Certificates" below; and

         o the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2003-CK2 certificates, other than the class V-1, V-2, V-3, V-4, GLC and RCKB certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         During January, except in a leap year, and February of each calendar year subsequent to 2003, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan (or, in the case of the Great Lakes Crossing Loan and the Ritz-Carlton Key Biscayne Loan, interest accrued at the related Net Mortgage Interest Rate on the Allocated Principal Balance of the Great Lakes Crossing Senior Portion and the Ritz-Carlton Key Biscayne Senior Portion, respectively) as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year subsequent to 2003, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

         The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

         The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account; provided that the accounts meet the related requirements set forth in the pooling and servicing agreement.

DISTRIBUTIONS

         General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2003-CK2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         In order for a series 2003-CK2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

         Distributions made to a class of series 2003-CK2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         Interest Distributions. All of the classes of the series 2003-CK2 certificates will bear interest, except for the R, V-1, V-2, V-3 and V-4 classes.

         With respect to each interest-bearing class of the series 2003-CK2 certificates, that interest will accrue during each interest accrual period based upon:

         o the pass-through rate with respect to that class for that interest accrual period;

         o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o    the assumption that each year consists of twelve 30-day months.

         However, no interest will accrue with respect to the class A-SP
certificates following the        interest accrual period.

         On each distribution date, subject to the Standard Available P&I Funds, the Class GLC Available P&I Funds or the Class RCKB Available P&I Funds, as applicable, for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2003-CK2 certificates will be entitled to receive--

         o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

         o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2003-CK2 certificates.

         If the holders of any interest-bearing class of the series 2003-CK2 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Standard Available P&I Funds, the Class GLC Available P&I Funds or the Class RCKB Available P&I Funds, as applicable, for those future distribution dates and the distribution priorities described below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2003-CK2 certificates will equal:

         o    in the case of the GLC class, the product of--

              1. the total portion of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Great Lakes Crossing Loan, multiplied by

              2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the GLC class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest (adjusted to the related Net Mortgage Interest
                   Rate) on the Great Lakes Crossing Loan during the most recently ended interest accrual period for that loan (calculated without regard to the occurrence of any principal prepayment with respect to the Great Lakes Crossing Loan), subject to adjustment for interest reserve amounts;

         o    in the case of the RCKB class, the product of--

              1. the total portion of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Ritz-Carlton Key Biscayne Loan, multiplied by

              2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the RCKB class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest (adjusted to the related Net Mortgage Interest
                   Rate) on the Ritz-Carlton Key Biscayne Loan during the most recently ended interest accrual period for that loan (calculated without regard to the occurrence of any principal prepayment with respect to the Ritz-Carlton Key Biscayne
                   Loan), subject to adjustment for interest reserve amounts;
                   and

         o in the case of each other interest-bearing class of series 2003-CK2 certificates, the product of--

              1. the total portion of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the GLC class and/or the RCKB class in accordance with the two preceding bullets), multiplied by

              2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2003-CK2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2003-CK2 certificates except the GLC and RCKB classes (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2003-CK2 certificates for the initial interest accrual period is shown on page S-5.

         The pass-through rates applicable to the class    ,   ,   ,   ,   ,   ,
   ,   ,   ,   ,   ,   ,   , and certificates for each interest accrual period
will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-5.

         The pass-through rates applicable to the class   and   certificates for
each interest accrual period will, in the case of each of those classes, equal the lesser of--

         o the pass-through rate applicable to the particular class of series 2003-CK2 certificates for the initial interest accrual period shown on page S-5, and

         o the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

         The pass-through rate applicable to the class    certificates for each
interest accrual period will equal the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

         The pass-through rate for the class GLC certificates and the class RCKB certificates for each interest accrual period will equal the Net Mortgage Pass-Through Rate for the Great Lakes Crossing Junior Portion and the Ritz-Carlton Key Biscayne Junior Portion, respectively, for the related distribution date.

         The pass-through rate for the class A-SP certificates, for each
interest accrual period through and including the        interest accrual
         period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a class of series of 2003-CK2 principal balance certificates. If the entire total principal balance of any class of series 2003-CK2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-CK2 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-CK2 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through
and including the        interest accrual period, on any particular component of
the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

         o the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Pool Pass-Through Rate for the related distribution date, over

         o the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CK2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

         Following the       interest accrual period, the class A-SP
certificates will cease to accrue interest. In connection therewith, the class
A-SP certificates will have 0% pass-through rate for the       interest accrual
period and for each interest accrual period thereafter.

         The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates). In general, the total principal balance of each class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates) will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any such class of series 2003-CK2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

         o if such particular component consists of the entire total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over
              (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

         o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates) and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

         o if such particular component consists of the entire total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CK2 principal balance certificates; and

         o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
              (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003- CK2 principal balance certificates.

         Notwithstanding the foregoing, for purposes of accruing interest on the
class A-X certificates during each       interest accrual period subsequent to
the interest accrual period, the total principal balance of each class of series 2003-CK2 principal balance certificates (exclusive of the class GLC and RCKB certificates) will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CK2 principal balance certificates whose principal balance makes up such component.

         The calculation of the Weighted Average Net Pool Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R, V-1, V-2, V-3 and V-4 certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Principal Distributions. Subject to the Standard Available P&I Funds, the Class GLC Available P&I Funds or the Class RCKB Available P&I Funds, as applicable, and the priority of distributions described below, the total amount of principal payable with respect to each class of the series 2003-CK2 certificates, other than the class A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

         The portion of the Total Principal Distribution Amount that is allocable to the class GLC certificates for any distribution date will equal the Class GLC Principal Distribution Amount for that date; and the portion of the Total Principal Distribution Amount that is allocable to the class RCKB certificates for any distribution date will equal the Class RCKB Principal Distribution Amount for that date. The Total Principal Distribution Amount, exclusive of the Class GLC Principal Distribution Amount and the Class RCKB Principal Distribution Amount, for any distribution date is referred to in this prospectus supplement as the Net Total Principal Distribution Amount for that distribution date.

         In general, the respective portions of the Net Total Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each distribution date will equal:

         o    in the case of the class A-1 certificates, the lesser of--

              1. the entire Net Total Principal Distribution Amount for that distribution date, and

              2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

         o    in the case of the class A-2 certificates, the lesser of--

              1. the entire Net Total Principal Distribution Amount for that distribution date, reduced by any portion of the Net Total Principal Distribution Amount for that distribution date that is allocable to the class A-1 certificates as described in the preceding bullet, and

              2. the total principal balance of the class A-2 certificates immediately prior to that distribution date;

         o    in the case of the class A-3 certificates, the lesser of--

              1. the entire Net Total Principal Distribution Amount for that distribution date, reduced by any portion of the Net Total Principal Distribution Amount for that distribution date that is allocable to the class A-1 and A-2 certificates as described in the preceding two bullets, and

              2. the total principal balance of the class A-3 certificates immediately prior to that distribution date; and

         o    in the case of the class A-4 certificates, the lesser of--

              1. the entire Net Total Principal Distribution Amount for that distribution date, reduced by any portion of the Net Total Principal Distribution Amount for that distribution date that is allocable to the class A-1, A-2 and A-3 certificates as described in the preceding three bullets, and

              2. the total principal balance of the class A-4 certificates immediately prior to that distribution date.

However, if any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2003-CK2 certificates, then the Net Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable among those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

         While the class A-1, A-2, A-3 and A-4 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2003-CK2 certificates (except the class GLC and RCKB certificates).

         Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Net Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2003-CK2 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

         o the portion of that Net Total Principal Distribution Amount that remains unallocated, and

         o the total principal balance of the particular class or classes immediately prior to that distribution date.

             ORDER OF ALLOCATION                   CLASS
             -------------------                   -----
                     1st                             B
                     2nd                             C
                     3rd                             D
                     4th                             E
                     5th                             F
                     6th                             G
                     7th                             H
                     8th                             J
                     9th                             K
                    10th                             L
                    11th                             M
                    12th                             N
                    13th                             O
                    14th                             P


         In no event will the holders of any class of series 2003-CK2 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2003-CK2 certificates, if any, listed above it in the foregoing table is reduced to zero.

         Subject to the Class GLC Available P&I Funds, the total amount of principal payable with respect to the class GLC certificates on each distribution date will equal the Class GLC Principal Distribution Amount for that distribution date.

         Subject to the Class RCKB Available P&I Funds, the total amount of principal payable with respect to the class RCKB certificates on each distribution date will equal the Class RCKB Principal Distribution Amount for that distribution date.

         Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-CK2 certificates, other than the class A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-CK2 certificates, then, subject to the Standard Available P&I Funds, the Class GLC Available P&I Funds or the Class RCKB Available P&I Funds, as applicable, for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

         Priority of Distributions. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Standard Available P&I Funds:


     ORDER OF               RECIPIENT
   DISTRIBUTION          CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
   ------------          ----------------                              -------------------------------
       1st              A-1, A-2, A-3, A-4        Interest up to the total  interest  distributable  on those  classes,  pro
                           A-X and A-SP           rata based on the respective interest entitlements of those classes

       2nd                     A-1*               Principal up to the total principal distributable on that class

       3rd                     A-2*               Principal up to the total principal distributable on that class

       4th                     A-3*               Principal up to the total principal distributable on that class

       5th                     A-4*               Principal up to the total principal distributable on that class

       6th            A-1, A-2, A-3 and A-4       Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the respective loss reimbursement amounts for those classes
------------------- --------------------------- -------------------------------------------------------------------------------
       7th                      B                 Interest up to the total interest distributable on that class

       8th                      B                 Principal up to the total principal distributable on that class

       9th                      B                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       10th                     C                 Interest up to the total interest distributable on that class

       11th                     C                 Principal up to the total principal distributable on that class

       12th                     C                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       13th                     D                 Interest up to the total interest distributable on that class

       14th                     D                 Principal up to the total principal distributable on that class

       15th                     D                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       16th                     E                 Interest up to the total interest distributable on that class

       17th                     E                 Principal up to the total principal distributable on that class

       18th                     E                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       19th                     F                 Interest up to the total interest distributable on that class

       20th                     F                 Principal up to the total principal distributable on that class

       21st                     F                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------

--------

* On and after the Senior Principal Distribution Cross-over Date and, in any event, on the final distribution date, principal distributions on the A-1, A-2, A-3 and A-4 classes will be made on a pro rata basis in accordance with outstanding balances.

     ORDER OF               RECIPIENT
   DISTRIBUTION          CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
   ------------          ----------------                              -------------------------------
       22nd                     G                 Interest up to the total interest distributable on that class

       23rd                     G                 Principal up to the total principal distributable on that class

       24th                     G                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       25th                     H                 Interest up to the total interest distributable on that class

       26th                     H                 Principal up to the total principal distributable on that class

       27th                     H                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       28th                     J                 Interest up to the total interest distributable on that class

       29th                     J                 Principal up to the total principal distributable on that class

       30th                     J                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       31st                     K                 Interest up to the total interest distributable on that class

       32nd                     K                 Principal up to the total principal distributable on that class

       33rd                     K                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       34th                     L                 Interest up to the total interest distributable on that class

       35th                     L                 Principal up to the total principal distributable on that class

       36th                     L                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       37th                     M                 Interest up to the total interest distributable on that class

       38th                     M                 Principal up to the total principal distributable on that class

       39th                     M                 Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       40th                     N               Interest up to the total interest distributable on that class

       41st                     N               Principal up to the total principal distributable on that class

       42nd                     N               Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       43rd                     O               Interest up to the total interest distributable on that class

       44th                     O               Principal up to the total principal distributable on that class

       45th                     O               Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------

     ORDER OF               RECIPIENT
   DISTRIBUTION          CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
   ------------          ----------------                              -------------------------------
       46th                     P               Interest up to the total interest distributable on that class

       47th                     P               Principal up to the total principal distributable on that class

       48th                     P               Reimbursement up to the loss reimbursement amount for that class
------------------- --------------------------- -------------------------------------------------------------------------------
       49th                     R               Any remaining portion of the Standard Available P&I Funds


         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2003-CK2 certificates, other than the class A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Distributions of Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

         o if the prepaid mortgage loan as to which the subject Yield Maintenance Charge was received is the Great Lakes Crossing Loan, the holders of the class GLC certificates will be entitled to an amount equal to the product of--

              1. the amount of the subject Yield Maintenance Charge, multiplied by

              2. a fraction, not greater than one or less than zero, the numerator of which is equal to the portion of the subject principal prepayment on the Great Lakes Crossing Loan included in the Class GLC Principal Distribution Amount for the distribution date corresponding to that collection period, and the denominator of which is the entire amount of that principal prepayment on the Great Lakes Crossing Loan;

         o if the prepaid mortgage loan as to which the subject Yield Maintenance Charge was received is the Ritz-Carlton Key Biscayne Loan, the holders of the class RCKB certificates will be entitled to an amount equal to the product of--

              1. the amount of the subject Yield Maintenance Charge, multiplied by

              2. a fraction, not greater than one or less than zero, the numerator of which is equal to the portion of the subject principal prepayment on the Ritz-Carlton Key Biscayne Loan included in the Class RCKB Principal Distribution Amount for the distribution date corresponding to that collection period, and the denominator of which is the entire amount of that principal prepayment on the Ritz-Carlton Key Biscayne Loan;

         o the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

              1. the amount of the subject Yield Maintenance Charge (exclusive of any portion thereof allocable to the class GLC or RCKB certificates), multiplied by

              2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2003-CK2 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

              3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-CK2 certificates on that distribution date, and the denominator of which is equal to the Net Total Principal Distribution Amount for that distribution date; and

         o any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the three prior bullets will be distributable to the holders of the class A-X certificates.

         For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

         After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the underlying mortgage loans will be distributed to the holders of non-offered classes of the series 2003-CK2 certificates.

         Neither we nor any of the underwriters makes any representation as to--

         o the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

         o    the collectability of that prepayment consideration.

         See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class V-1 and V-2 certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest, allocated between those two classes as provided in the pooling and servicing agreement.

         Distributions of RCKB Extra Interest. The holders of the class V-3 and V-4 certificates will be entitled to all amounts, if any, of RCKB Extra Interest collected on the Ritz-Carlton Key Biscayne Loan, allocated between those two classes as provided in the pooling and servicing agreement.

         Distributions on the Class GLC Certificates. On each distribution date, the trustee will apply the Class GLC Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class GLC Available P&I Funds:

                  first, to make distributions of interest to the holders of the class GLC certificates up to the total interest distributable on that class on that distribution date;

                  second, to make distributions of principal to the holders of the class GLC certificates up to the Class GLC Principal Distribution Amount for that distribution date;

                  third, to reimburse the holders of the class GLC certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below; and

                  fourth, to distribute any remaining portion of the Class GLC Available P&I Funds to the holders of the class R certificates.

         Distributions on the Class RCKB Certificates. On each distribution date, the trustee will apply the Class RCKB Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class RCKB Available P&I
Funds:

                  first, to make distributions of interest to the holders of the class RCKB certificates up to the total interest distributable on that class on that distribution date;

                  second, to make distributions of principal to the holders of the class RCKB certificates up to the Class RCKB Principal Distribution Amount for that distribution date;

                  third, to reimburse the holders of the class RCKB certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below; and

                  fourth, to distribute any remaining portion of the Class RCKB Available P&I Funds to the holders of the class R certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    distributions on the series 2003-CK2 certificates,

         o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-CK2 certificates, and

         o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

         In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Net Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the underlying mortgage loan had remained outstanding.

REDUCTIONS  OF  CERTIFICATE  PRINCIPAL  BALANCES IN  CONNECTION
WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2003-CK2 principal balance certificates. If this occurs following the distributions made to the 2003-CK2 certificateholders on any distribution date, then: (a) the total principal balance of the class GLC certificates will be reduced until it equals the Allocated Principal Balance of the Great Lakes Crossing Junior Portion that will be outstanding immediately following that distribution date; (b) the total principal balance of the class RCKB certificates will be reduced until it equals the Allocated Principal Balance of the Ritz-Carlton Key Biscayne Junior Portion that will be outstanding immediately following that distribution date; and (c) the respective total principal balances of the following classes of the series 2003-CK2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2003-CK2 certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the Allocated Principal Balances of the Great Lakes Crossing Junior Portion and the Ritz-Carlton Key Biscayne Junior Portion) that will be outstanding immediately following that distribution date.

            ORDER OF ALLOCATION                   CLASS
            -------------------                   -----
                    1st                             P
                    2nd                             O
                    3rd                             N
                    4th                             M
                    5th                             L
                    6th                             K
                    7th                             J
                    8th                             H
                    9th                             G
                   10th                             F
                   11th                             E
                   12th                             D
                   13th                             C
                   14th                             B
                   15th                  A-1, A-2, A-3 and A-4*

--------------------

* Pro rata based on the respective total principal balances of the subject classes.


         The above-described reductions in the total principal balances of the respective classes of the series 2003-CK2 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2003-CK2 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

         o the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

              1. all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

              2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

         o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

         o any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

         o any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

         o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

              1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents-- Matters Regarding the Trustee" in the accompanying prospectus,

              2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

              3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

         o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

         o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

         Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay outstanding expenses related to that mortgage loan that would otherwise be Additional Trust Fund Expenses. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay outstanding Additional Trust Fund Expenses or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of related master servicing fees and work-out fees, that--

         o were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

         o were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any underlying mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

         o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

         o    a fraction--

              1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

              2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

         With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2003-CK2 certificates on that distribution date.

         Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a B-Note Mortgage Loan. Neither the holder of a B-Note Mortgage Loan nor any related servicer or trustee for that B-Note Mortgage Loan is required to make any monthly debt service advance with respect to the related A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property.

         If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

         The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. The trustee may conclusively rely on the determination of the master servicer regarding the recoverability of any monthly debt service advance.

         The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the trust fund will be payable--

         o first, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

         o then, after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

         To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2003-CK2 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by late payment charges and Default Interest, if any, subsequently collected on that mortgage loan.

         A monthly debt service payment will be assumed to be due with respect to:

         o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the underlying mortgage loan on the relevant date if the related balloon payment had not come due and the underlying mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of an underlying mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

         The Great Lakes Crossing Companion Loan will be serviced pursuant to the pooling and servicing agreement. In general, the master servicer will be required to make monthly debt service advances in respect of the Great Lakes Crossing Companion Loan as it does for the Great Lakes Crossing Loan, subject to the same conditions and limitations, except that monthly debt service advances in respect of the Great Lakes Crossing Companion Loan are only recoverable by the master servicer out of funds received in respect of the Great Lakes Crossing Companion Loan. In addition, the trustee will not be required to make any monthly debt service advances in respect of the Great Lakes Crossing Companion Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports. Based solely on information in monthly reports prepared by the master servicer and the special servicer, and delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2003-CK2 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2003-CK2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

         Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in June 2003.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2003-CK2 certificateholders only those persons in whose names the series 2003-CK2 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make the prospectus, this prospectus supplement, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website, certificateholders may call (301) 815-6600.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

         Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

         o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-CK2 certificateholders since the date of initial issuance of the offered certificates;

         o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         o the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

         o the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer or the special servicer and delivered to the trustee;

         o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

         o the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:

         o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

         o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

         The voting rights for the series 2003-CK2 certificates will be allocated as follows:

         o 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P, GLC and RCKB certificates, in proportion to the respective total principal balances of those classes;

         o 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

         o 0% of the voting rights will be allocated to the holders of the class R, V-1, V-2, V-3 and V-4 certificates.

         Voting rights allocated to a class of series 2003-CK2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on--

         o the price at which the certificate is purchased by an investor, and

         o    the rate, timing and amount of distributions on the certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

         o    the pass-through rate for the certificate,

         o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

         Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If the pass-through rate for a class of offered certificates is equal to, limited by or calculated based upon the Weighted Average Net Pool Pass-Through Rate, then a faster rate of principal payments on the underlying mortgage loans with relatively high mortgage interest rates could result in a lower than anticipated yield with respect to that class of offered certificates.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

         o    the amount of distributions on your offered certificates,

         o    the yield to maturity of your offered certificates,

         o the rate of principal distributions on your offered certificates, and

         o    the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates, then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

         o    prevailing interest rates;

         o    the terms of those mortgage loans, including--

              1.   provisions that impose prepayment lock-out periods, and

              2.   amortization terms that require balloon payments;

         o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

         o    the quality of management of the mortgaged real properties;

         o    the servicing of those mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         o    the relative importance of those factors;

         o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o the overall rate of prepayment or default on the underlying mortgage loans.

         Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of April , 2003 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

         o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

         o    summing the results; and

         o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Net Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. In addition, until the Senior Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Net Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2003-CK2 certificates with principal balances.

         The tables set forth in Exhibit C show with respect to each class of offered certificates--

         o    the weighted average life of that class, and

         o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

         The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         We make no representation that--

         o the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

         o all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

         o underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise during that period.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The series 2003-CK2 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of April 11, 2003, between us (as depositor), the master servicer, the special servicer and the trustee.

         Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

THE TRUSTEE

         Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1892 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and
(b) for all other purposes, 9062 Old

Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

THE MASTER SERVICER AND THE SPECIAL SERVICER

         KRECM will act as master servicer and special servicer with respect to the mortgage pool.

         KRECM is an Ohio corporation. KRECM is a wholly owned subsidiary of KeyBank National Association, which is a wholly owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

         As of December 31, 2002, KRECM was responsible for servicing approximately 4,323 commercial and multifamily loans with a total principal balance of approximately $19.8 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,569 of the loans, with a total principal balance of approximately $15.0 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         The information set forth in this prospectus supplement concerning KRECM in its capacity as the master servicer and the special servicer has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2003-CK2 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

         Underlying Mortgage Loans. The master servicer and the special servicer must each service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

         o    any and all applicable laws,

         o    the express terms of the pooling and servicing agreement,

         o    the express terms of the respective mortgage loans,

         o in the case of the Great Lakes Crossing Loan, the express terms of the Great Lakes Crossing Intercreditor Agreement;

         o in the case of each A/B Mortgage Loan Pair, the express terms of the related A/B Intercreditor Agreement, and

         o    to the extent consistent with the foregoing, the Servicing
              Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

         o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any underlying mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         In general, subject to specified requirements and certain consents and approvals of the Series 2003-CK2 Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder and/or the holder of any related corresponding B-Note Mortgage Loan, as applicable, provided for in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of those underlying mortgage loans as to which, in each case, a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer:

         o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and REO Properties in the trust fund; and

         o otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.

         Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

         The master servicer will transfer servicing of an underlying mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by the trustee or other successor to the master servicer, except for cause.

         Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan will, however, be serviced under the pooling and servicing agreement by the master servicer and the special servicer in the same manner, and subject to the same servicing standard, as the Great Lakes Crossing Loan. Each of the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan are subject to the Great Lakes Crossing Intercreditor Agreement, between the trust fund, as holder of the Great Lakes Crossing Loan, and the holder of the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Intercreditor Agreement provides, among other things, that all amounts received from the related borrower or in respect of the related mortgaged real property shall be paid on a pari passu, pro rata basis to the trust fund, as holder of the Great Lakes Crossing Loan, and to the holder of the Great Lakes Crossing Companion Loan.

         B-Note Mortgage Loan. No B-Note Mortgage Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the B-Note Mortgage Loans. Each B-Note Mortgage Loan will, however, be serviced under the pooling and servicing agreement by the special servicer if (a) a Servicing Transfer Event has occurred and is continuing with respect to the related A-Note Mortgage Loan, and (b) an A/B Material Default has occurred and is continuing under the related A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

         The master servicing fee:

         o will be earned with respect to each and every underlying mortgage loan, including--

              1.   each mortgage loan, if any, that is being specially serviced,

              2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

              3.   each mortgage loan as to which defeasance has occurred; and

         o    in the case of each and every underlying mortgage loan, will--

              1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

              2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.0400% per annum to 0.1100% per annum,

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

              4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan.

         As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0457% per annum.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primarily serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of 2.21 basis points, set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

         If KRECM resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. KRECM will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming KRECM's responsibilities as master servicer. If KRECM resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of KRECM as primary servicer.

         The master servicer will earn a master servicing fee with respect to the Great Lakes Crossing Companion Loan and each B-Note Mortgage Loan, but it will be payable out of interest collections thereon.

         The trust is not responsible for any servicing fees with respect to the Great Lakes Crossing Companion Loan or any B-Note Mortgage Loan.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

         o the total amount of Prepayment Interest Shortfalls that were incurred with respect to the mortgage pool during that collection period, and

         o    the sum of--

              1. the total amount of Prepayment Interest Excesses that were collected with respect to the mortgage pool during that collection period,

              2. any interest or other investment income earned on any of the subject principal prepayments while on deposit in the collection account, and

              3. with respect to each and every underlying mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees that do not include any primary servicing fees.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the Series 2003-CK2 Controlling Class Representative, then, for purposes of determining the payment that the master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the reference to "master servicing fees" in the second bullet of the prior sentence will be construed to include a portion of the primary servicing fees payable to the master servicer but not any of those payable to a third party primary servicer.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Standard Available P&I Funds, the Class GLC Available P&I Funds or the Class RCKB Available P&I Funds, as applicable, for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-CK2 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions-- Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

         o    the special servicing fee,

         o    the work-out fee, and

         o    the liquidation fee.

         Special Servicing Fee.  The special servicing fee:

         o    will be earned with respect to--

              1. each underlying mortgage loan, if any, that is being specially serviced, and

              2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

         o in the case of each underlying mortgage loan described in the foregoing bullet, will--

              1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

              2.   accrue at a special servicing fee rate of 0.25% per annum,

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

              4. be payable to the special servicer monthly from general collections on all the mortgage loans and any REO Properties in the trust fund that are on deposit in the master servicer's collection account from time to time.

         Any special servicing fees in respect of the Great Lakes Crossing Companion Loan will be payable solely out of collections on that loan.

         Work-out Fee. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. A work-out fee may also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). The work-out fee with respect to any worked-out mortgage loan in the trust fund will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If the special servicer is terminated or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out -- or, in some cases, about to be worked-out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

         Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2003-CK2 certificateholders.

         Any work-out fees in respect of the Great Lakes Crossing Companion Loan will be payable solely out of collections on that loan.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest and/or Yield Maintenance Charges.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         o the repurchase or replacement of any underlying mortgage loan for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

         o the repurchase of the Sully Place Loan in connection with the defeasance of that loan prior to the second anniversary of the initial issuance of the offered certificates, as described under "Description of the Underlying Mortgage Loans--Repurchase of the Sully Place Loan" in this prospectus supplement;

         o the purchase of the Great Lakes Crossing Loan during the applicable Cure Period, as described under "--Class GLC Directing Certificateholder--Right to Purchase the Great Lakes Crossing Loan" below;

         o the purchase of the Great Lakes Crossing Loan by the holder of the Great Lakes Crossing Companion Loan, as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing" in this prospectus supplement;

         o the purchase of the Ritz-Carlton Key Biscayne Loan during the applicable Cure Period, as described under "--Class RCKB Directing Certificateholder--Right to Purchase the Ritz-Carlton Key Biscayne Loan" below;

         o the purchase of any Specially Designated Defaulted Mortgage Loan by the special servicer or any single holder or group of holders of the series 2003-CK2 controlling class pursuant to a fair value purchase option (see "--Fair Value Purchase Option" below);

         o the purchase of any A-Note Mortgage Loan by the related B-Note Mortgage Loan Holder pursuant to the related A/B Intercreditor Agreement as described under "Description of the Mortgage Pool--The A/B Mortgage Loan" in this Prospectus Supplement;

         o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2003-CK2 controlling class in connection with the termination of the trust fund, as described under "--Termination" below; or

         o following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2003-CK2 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "--Termination" below.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-CK2 certificateholders.

         Any liquidation fees in respect of the Great Lakes Crossing Companion Loan will be payable solely out of collections on that loan.

         Special Servicing Compensation With Respect to the B-Note Mortgage Loans. The special servicer shall be entitled to such compensation with respect to the B-Note Mortgage Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case shall the payment of any such compensation reduce amounts otherwise payable to the series 2003-CK2 certificateholders with respect to the related A-Note Mortgage Loan.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the mortgage pool.

         In addition, the following items collected on the underlying mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

         o any late payment charges and Default Interest actually collected on any particular underlying mortgage loan and that are not otherwise applied--

              1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

              2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

              3. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

         o any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

         o will generally be entitled to retain any interest or other income earned on those funds, and

         o will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

         The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding any of those accounts; provided that the accounts meet the related requirements set forth in the pooling and servicing agreement.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

         o will be entitled to retain any interest or other income earned on those funds, and

         o will be required to cover any losses of principal of those investments from its own funds.

         The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding its REO account; provided that the accounts meet the related requirements set forth in the pooling and servicing agreement.

         Payment of Expenses; Servicing Advances. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make such a request in writing, in a timely manner that does not adversely affect the interests of any series 2003-CK2 certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

         If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

         o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         o if the failure continues for three more business days, after that notice to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer may conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-CK2 certificateholders, as a collective whole.

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

         o first, out of any Default Interest and late payment charges collected on the related underlying mortgage loan subsequent to the accrual of that advance interest, and

         o then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

THE SERIES 2003-CK2 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2003-CK2 certificateholders will be the holders of the most subordinate class of series 2003-CK2 certificates then outstanding, other than the class GLC, RCKB, A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2003-CK2 certificates, exclusive of the class GLC, RCKB, A-X, A-SP, R, V-1, V-2, V-3 and V-4 certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2003-CK2 certificateholders will be the holders of the most subordinate class of series 2003-CK2 certificates then outstanding, other than the class GLC, RCKB, A-X, A-SP, A-Y, R, V-1, V-2, V-3 and V-4 certificates, that has a total principal balance greater than zero. For purposes of determining the series 2003-CK2 controlling class, the class A-1, A-2, A-3 and A-4 certificates will represent a single class.

         Election of the Series 2003-CK2 Controlling Class Representative. The holders of series 2003-CK2 certificates representing more than 50% of the total principal balance of the series 2003-CK2 controlling class, will be entitled to--

         o select a representative having the rights and powers described under "--The Series 2003-CK2 Controlling Class Representative-- Rights and Powers of the Series 2003-CK2 Controlling Class Representative" below, or

         o    replace an existing Series 2003-CK2 Controlling Class
              Representative.

         The trustee will be required to notify promptly all the certificateholders of the series 2003-CK2 controlling class that they may select a Series 2003-CK2 Controlling Class Representative upon:

         o the receipt by the trustee of written requests for the selection of a Series 2003-CK2 Controlling Class Representative from the holders of certificates representing more than 50% of the total principal balance of the series 2003-CK2 controlling class;

         o the resignation or removal of the person acting as Series 2003-CK2 Controlling Class Representative; or

         o a determination by the trustee that the controlling class of series 2003-CK2 certificateholders has changed.

         The notice will explain the process for selecting a Series 2003-CK2 Controlling Class Representative. The appointment of any person as a Series 2003-CK2 Controlling Class Representative will not be effective until:

         o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the Series 2003-CK2 Controlling Class Representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2003-CK2 controlling class; and

         o    that person provides the trustee with--

              1.   written confirmation of its acceptance of its appointment,

              2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund,

              3. an address and telecopy number for the delivery of notices and other correspondence, and

              4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         Resignation and Removal of the Series 2003-CK2 Controlling Class Representative. The Series 2003-CK2 Controlling Class Representative may at any time resign by giving written notice to the trustee, the master servicer, the special servicer and each series 2003-CK2 certificateholder of the series 2003-CK2 controlling class. The holders of series 2003-CK2 certificates representing more than 50% of the total principal balance of the series 2003-CK2 controlling class will be entitled to remove any existing Series 2003-CK2 Controlling Class Representative by giving written notice to the trustee, the special servicer, the master servicer and to the existing Series 2003-CK2 Controlling Class Representative.

         Rights and Powers of the Series 2003-CK2 Controlling Class Representative. The Series 2003-CK2 Controlling Class Representative will be entitled to advise the special servicer with respect to the actions identified in clauses 1. through 9. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2003-CK2 Controlling Class Representative" subsection, the special servicer will not be permitted to take any of the following actions as to which the Series 2003-CK2 Controlling Class Representative has objected in writing within five business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

         1. any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

         2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of an underlying mortgage loan;

         3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

         4. any proposed sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

         5. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         6. any release of real property collateral for an underlying mortgage loan, other than any release (i) required by the terms of, or upon satisfaction of, that mortgage loan, (ii) made in connection with a pending or threatened condemnation action, or (iii) made in connection with the grant of a non-material easement or a right-of-way;

         7. any acceptance of substitute or additional collateral for a mortgage loan in the trust fund, other than as required by the terms of that mortgage loan;

         8. any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing an underlying mortgage loan, other than in accordance with the terms of that mortgage loan; and

         9. any waiver of a due-on-sale or due-on-encumbrance clause in an underlying mortgage loan;

provided, that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2003-CK2 certificateholders (as a collective whole) or, in the case of an A/B Mortgage Loan Pair, the interests of the series 2003-CK2 certificateholders and the related B-Note Mortgage Loan Holder (as a collective whole), the special servicer may take any such action without waiting for the Series 2003-CK2 Controlling Class Representative's response.

         Furthermore, except as otherwise indicated below in this "--Rights and Powers of the Series 2003-CK2 Controlling Class Representative" subsection, the Series 2003-CK2 Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such actions with respect to the servicing and administration of specially serviced mortgage loans and REO Properties in the trust fund as the Series 2003-CK2 Controlling Class Representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the Series 2003-CK2 Controlling Class Representative, as contemplated by the preceding paragraph, may:

         o require or cause the special servicer to violate applicable law, the terms of any underlying mortgage loan, any provision of an A/B Intercreditor Agreement or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

         o    result in an adverse tax consequence for the trust fund;

         o expose the trust fund, us, the master servicer, the special servicer, the trustee, the holder of the Great Lakes Crossing Companion Loan, any B-Note Mortgage Loan Holder or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

         o expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection given or made by the Series 2003-CK2 Controlling Class Representative that would have any of the effects described in the immediately preceding four bullets.

         When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the Series 2003-CK2 Controlling Class Representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the Series 2003-CK2 Controlling Class Representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the Series 2003-CK2 Controlling Class Representative by a borrower with respect to the pooling and servicing agreement or any particular underlying mortgage loan, the Series 2003-CK2 Controlling Class Representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer will assume, at the expense of the trust fund, the defense of the claim against the Series 2003-CK2 Controlling Class Representative, but only if--

         o the special servicer, the master servicer, the trustee or the trust fund are also named parties to the same action, and

         o    in the judgment of the special servicer,

              1. the Series 2003-CK2 Controlling Class Representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

              2. there is no potential for the master servicer, the special servicer, the trustee or the trust fund to be an adverse party in the action as regards the Series 2003-CK2 Controlling Class Representative.

         Liability to the Trust Fund and Certificateholders. The Series 2003-CK2 Controlling Class Representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the Series 2003-CK2 Controlling Class Representative does not have any duties or liability to the holders of any class of series 2003-CK2 certificates other than the series 2003-CK2 controlling class. It may act solely in the interests of the certificateholders of the series 2003-CK2 controlling class and will have no liability to any other series 2003-CK2 certificateholders for having done so. No series 2003-CK2 certificateholder may take any action against the Series 2003-CK2 Controlling Class Representative for its having acted solely in the interests of the certificateholders of the series 2003-CK2 controlling class.

         Beneficial Owners of the Controlling Class. If the controlling class of series 2003-CK2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         o to receive all notices described under "--The Series 2003-CK2 Controlling Class Representative" above, and

         o to exercise directly all rights described under "--The Series 2003-CK2 Controlling Class Representative" above,

that it otherwise would if it were the registered holder of certificates of the series 2003-CK2 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

         The Series 2003-CK2 Controlling Class Representative may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove the existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2003-CK2 controlling class certificateholders. In addition, if the special servicer is terminated as a result of an event of default, then for 45 days following that termination the Series 2003-CK2 Controlling Class Representative will be entitled to appoint a successor special servicer. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         1. written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-CK2 certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

         o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees;

         o    continued rights to receive work-out fees;

         o reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest; and

         o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus.

Upon reimbursement as described in the third bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

         Subject to the rights of the Series 2003-CK2 Controlling Class Representative set forth above, the holder of the Great Lakes Crossing Companion Loan may, subject to certain conditions, including receipt of rating agency confirmation, terminate the special servicer (but only in respect of the Great Lakes Crossing Total Loan), with or without cause, and appoint a successor special servicer to the terminated special servicer. If the special servicer for the Great Lakes Crossing Total Loan is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         The special servicer, in the case of a specially serviced mortgage loan in the trust fund, and the master servicer, in the case of any other underlying mortgage loan, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under that mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any such due-on-encumbrance clause or due-on-sale clause unless either (a) it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2003-CK2 certificates or (b) the size of the subject mortgage loan is below any minimum threshold allowed by those rating agencies as set forth in the pooling and servicing agreement. Furthermore, a master servicer may not waive its rights or grant its consent under any such due-on-encumbrance or due-on-sale clause without the consent of the special servicer, who will have a limited time period to grant or deny that consent.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to a specially serviced mortgage loan in the trust fund, or the master servicer, with respect to any other mortgage loan in the trust fund, may if it determines, in accordance with the Servicing Standard, that it is appropriate to do so (and, further, if it is permitted to do so in light of the discussion in the following paragraph, under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" and "--The Series 2003-CK2 Controlling Class Representative" above, under "--The Class GLC Directing Certificateholder" and "--The Class RCKB Directing Certificateholder" below and under "Description of the Mortgage Pool--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement), agree to:

         o    modify, waive or amend any term of any underlying mortgage loan;

         o    extend the maturity of any underlying mortgage loan;

         o defer or forgive the payment of interest on and principal of any underlying mortgage loan;

         o defer or forgive the payment of late payment charges and Yield Maintenance Charges on any underlying mortgage loan;

         o permit the release, addition or substitution of collateral securing any underlying mortgage loan; or

         o permit the release, addition or substitution of the borrower or any guarantor of any underlying mortgage loan.

         The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the following limitations, conditions and restrictions:

         o With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or the special servicer, as the case may be, in its discretion) or minor covenant defaults, releases of non-material parcels of a mortgaged real property, grants of easements and rights-of-way that do not materially affect the use or value of the mortgaged real property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any underlying mortgage loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer, who will have a limited time period to grant or deny that consent.

         o With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or the special servicer, as the case may be, in its discretion), the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any underlying mortgage loan, if doing so would--

              1. affect the amount or timing of any related payment of principal, interest or other amount payable under the subject mortgage loan, or

              2. in the judgment of the special servicer, materially impair the security for the subject mortgage loan,

              unless a material default on the subject mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the subject mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2003-CK2 certificateholders (as a collective whole) or, in the case of an A/B Mortgage Loan Pair, to the series 2003-CK2 certificateholders and the related B-Note Mortgage Loan Holder (as a collective whole), on a present value basis than would liquidation.

         o The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any underlying mortgage loan to a date beyond the earliest of--

              1. the fifth anniversary of the mortgage loan's original stated maturity date,

              2.   two years prior to the latest rated final distribution date,

              3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

              4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

         o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any underlying mortgage loan, if doing so would--

              1. cause any of the Sully Place Loan REMIC, REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

              2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of the Sully Place Loan REMIC, REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

              3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

         o The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any underlying mortgage loan, unless the special servicer has first--

              1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                   (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                   (b) that there are no circumstances or conditions present
                       with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

              2. received, at the expense of the related borrower, confirmation from each of Moody's and Fitch that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2003-CK2 certificates.

         o The special servicer may not release or consent to the master servicer's releasing, including in connection with a substitution contemplated by the prior bullet, any real property collateral securing an underlying mortgage loan, except (A) in limited cases involving environmental contamination, (B) upon satisfaction of the subject mortgage loan, including through a discounted payoff, or (C) Moody's and Fitch have been notified in writing and (1) either (a) the use of the collateral to be released will not, in the judgment of the special servicer, materially and adversely affect the net operating income being generated by or the use of the related mortgaged real property, or (b) there is a corresponding principal pay down of the subject mortgage loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (2) the remaining mortgaged real property (together with any substitute real estate collateral) is, in the special servicer's judgment, adequate security for the subject mortgage loan and (3) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the ratings assigned by Moody's and/or Fitch to any class of series 2003-CK2 certificates.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

         Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the Series 2003-CK2 Controlling Class Representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

         o the related borrower is ready and willing to pay all other amounts due under the subject mortgage loan in full, including the entire principal balance; and

         o the master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will have no liability to the trust fund, the series 2003-CK2 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

         All modifications, amendments and material waivers entered into with respect to the underlying mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution. The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the underlying mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "The Pooling and Servicing Agreement--The Series 2003-CK2 Controlling Class Representative--Rights and Powers of the Series 2003-CK2 Controlling Class Representative", "The Pooling and Servicing Agreement--The Class GLC Directing Certificateholder", "The Pooling and Servicing Agreement--The Class RCKB Directing Certificateholder" and "Description of the Mortgage Pool--The A/B Mortgage Loan Pair--Modifications".

REQUIRED APPRAISALS

         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the underlying mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

         o an appraisal had previously been obtained within the prior twelve months, and

         o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will, unless the Series 2003-CK2 Controlling Class Representative permits otherwise, perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

         As a result of any appraisal or other valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any underlying mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the subject mortgage loan. This ongoing obligation will cease if and when--

         o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above, and

         o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

         Notwithstanding the foregoing, the Series 2003-CK2 Controlling Class Representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2003-CK2 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

         Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in April 2003 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

         o all principal payments, including principal prepayments, collected on the underlying mortgage loans;

         o all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the underlying mortgage loans;

         o any Yield Maintenance Charges and late payment charges collected on the underlying mortgage loans;

         o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

         o any amounts received and retained in connection with the liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--The Class GLC Directing Certificateholder" or "--The Class RCKB Directing Certificateholder", "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

         o any amounts paid by or on behalf of Column or KeyBank in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" and/or "--Repurchase of the Sully Place Loan" in this prospectus supplement;

         o any amounts paid to cure any default with respect to the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan by the Class GLC Directing Certificateholder as described under "--The Class GLC Directing Certificateholder--Cure Rights of the Class GLC Directing Certificateholder";

         o any amounts paid to cure any default with respect to the Ritz-Carlton Key Biscayne Loan by the Class RCKB Directing Certificateholder as described under "--The Class RCKB Directing Certificateholder--Cure Rights of the Class RCKB Directing Certificateholder";

         o any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

         o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the master servicer's collection account;

         o all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

         o any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

         o any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

         Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

         Notwithstanding the foregoing, amounts received with respect to the Great Lakes Crossing Total Loan or the related mortgaged real property will be deposited into an account maintained by the master servicer with respect to the Great Lakes Crossing Total Loan and thereafter amounts allocable to the Great Lakes Crossing Loan will be transferred to the collection account.

         Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Mortgage Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Mortgage Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer solely with respect to that A/B Mortgage Loan Pair and thereafter amounts allocable to the related A-Note Mortgage Loan will be transferred to the collection account.

         Withdrawals. The master servicer may make withdrawals from the collection account for any of its following purposes, which are not listed in any order of priority:

         1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

              (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

              (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

              (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2003-CK2 certificateholders in accordance with any of clauses 2. through 19. below;

         2. to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

         3. to pay the master servicer earned and unpaid master servicing fees with respect to each underlying mortgage loan, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

         4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

              (a)  a specially serviced mortgage loan, or

              (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5. to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         6. to reimburse the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

         7. to pay the master servicer, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the underlying mortgage loan as to which the advance was made;

         8. to pay Additional Trust Fund Expenses -- other than interest on advances, which is covered by clause 7. above -- incurred with respect to any underlying mortgage loan, with that payment to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that mortgage loan;

         9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay the master servicer, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

         10. to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

         11. to pay, first out of related proceeds and then out of general collections on the mortgage loans and any REO Properties in the trust fund, any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

         12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

         13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted underlying mortgage loan;

         14. to pay the master servicer, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

         15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the underlying mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer;

         16. to pay any other items described in this prospectus supplement as being payable from the collection account;

         17. to pay to the applicable party amounts received on any underlying mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

         18. to pay any amount allocable to the holder of a B-Note Mortgage Loan pursuant to the related A/B Intercreditor Agreement;

         19.  to withdraw amounts deposited in a collection account in error;
              and

         20. to clear and terminate the collection accounts upon the termination of the pooling and servicing agreement.

         Permitted withdrawals from the loan-specific account maintained by the master servicer with respect to the Great Lakes Crossing Total Loan will be substantially the same as the withdrawals permitted out of the collection account, except that the withdrawals from the Great Lakes Crossing Total Loan account will relate solely to the Great Lakes Crossing Total Loan, and in no event will any amounts allocable to the Great Lakes Crossing Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the Great Lakes Crossing Loan.

         Furthermore, in no event will any amounts allocable to a B-Note Mortgage Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related A-Note Mortgage Loan. In addition, any amounts allocable to a B-Note Mortgage Loan will be available to cover payments and/or reimbursements associated with the related A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The A/B Mortgage Loan Pair" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

         If any specially serviced mortgage loan in the trust fund has become a Specially Designated Defaulted Mortgage Loan, then the special servicer must so notify the trustee and the master servicer in writing, and the trustee must in turn so notify the holder(s) of the series 2003-CK2 controlling class. In addition, the special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period), and report to the trustee and the master servicer, the Fair Value of the subject Specially Designated Defaulted Mortgage Loan. The special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan should be made as soon as reasonably practicable after it receives the requisite appraisal or any other third-party reports that it deems necessary to make the determination. For so long as any Specially Designated Defaulted Mortgage Loan remains part of the trust fund, the special servicer will be required, when it believes that there has been a material change in the relevant facts and circumstances, to redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to the special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect its most recent Fair Value determination with respect to any Specially Designated Defaulted Mortgage Loan), and report to the trustee and the master servicer, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. Upon its receipt of the special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan, the trustee must promptly notify the holder(s) of the series 2003-CK2 controlling class of such determination.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2003-CK2 controlling class (other than us, the related mortgage loan seller or our or its respective affiliates and/or agents) may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee and the master servicer as described above; or (b) if no such Fair Value has yet been established as described above, the sum of--

         o    the Stated Principal Balance of that mortgage loan,

         o to the extent not previously advanced for the benefit of the holders of the series 2003-CK2 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

         o any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

         The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect for the period that commences on the date that such mortgage loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earliest of (1) the date on which such mortgage loan is worked-out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan, (2) the date on which such mortgage loan is liquidated and (3) the date on which the related mortgaged real property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the majority holder(s) of the series 2003-CK2 controlling class to a third-party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the majority holder(s) of the series 2003-CK2 controlling class or any assignee thereof within 30 days after the Fair Value of such Specially Designated Defaulted Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2003-CK2 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the special servicer. During the 30-day period following the assignment of the Purchase Option to it, the special servicer shall be entitled to exercise that Purchase Option or assign it to a third-party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the special servicer or its assignee within that 30-day period, then such Purchase Option will automatically revert to the majority holder(s) of the series 2003-CK2 controlling class.

         Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the trustee, the master servicer and the special servicer--

         o written notice of its intention to purchase such mortgage loan at the Option Price, and

         o if such party is the assignee of the special servicer or the majority holder(s) of the series 2003-CK2 controlling class, evidence of its right to exercise such Purchase Option.

The pooling and servicing agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Mortgage Loan.

         Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the special servicer or any affiliate or assignee thereof, subject to the following paragraph, the master servicer must confirm and report to the trustee and the special servicer (or, if the master servicer and the special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the special servicer) that it believes that the special servicer's determination of the Fair Value of such mortgage loan reasonably reflects an amount no less than that which would, in the master servicer's (or, if applicable, the trustee's) judgment, be realized in connection with a sale of that mortgage loan if it were offered in a commercially reasonable manner and an open bid auction were conducted; provided that the special servicer may revise any such Fair Value determination that is rejected by the master servicer (or, if applicable, the trustee).

         Notwithstanding anything contained in the preceding paragraph to the contrary, if the master servicer or the trustee is required to confirm or reject the special servicer's determination of Fair Value as contemplated by the preceding paragraph, then the master servicer or the trustee, as the case may be, may designate an independent third-party, with adequate experience in the trading of defaulted mortgage loans, to confirm the special servicer's Fair Value determination as contemplated by the preceding paragraph. If the master servicer or the trustee designates such a third-party to make such determination, neither the master servicer nor the trustee will assume any responsibility for such third-party's determination, and the master servicer and the trustee will be entitled to conclusively rely upon such third-party's determination. The master servicer or the trustee, as the case may be, may pay itself a fee of up to $2,500 out of the master servicer's collection account in connection with any such confirmation of the special servicer's determination of Fair Value. The confirming party's related costs and expenses and the cost of all appraisals, inspection reports and broker opinions of value, incurred by the master servicer, the trustee or any such third-party pursuant to this paragraph or the preceding paragraph, are to be advanced by the master servicer and will constitute, and be reimbursable with interest as, servicing advances.

         THERE CAN BE NO ASSURANCE THAT THE FAIR VALUE OF ANY SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN (DETERMINED AS DESCRIBED ABOVE) WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR THAT THE OPTION PRICE FOR THAT MORTGAGE LOAN WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORK-OUT OF THAT MORTGAGE LOAN.

         The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

         If a default on any underlying mortgage loan in the trust fund has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

         o    institute foreclosure proceedings;

         o    exercise any power of sale contained in the related mortgage;

         o    obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

         The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2003-CK2 certificates (or, in the case of an A/B Mortgage Loan Pair, the holders of the series 2003-CK2 certificates and the related B-Note Holder or, in the case of Great Lakes Crossing Total Loan, the holders of the series 2003-CK2 certificates and the holder of the Great Lakes Crossing Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

         o the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

         o    either:

              1.   the report indicates that--

                   (a) the particular real property is in compliance with
                       applicable environmental laws and regulations, and

                   (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

              2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2003-CK2 certificates, on a present value basis, than not taking those actions.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2003-CK2 certificates may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

         IF LIQUIDATION PROCEEDS COLLECTED WITH RESPECT TO ANY DEFAULTED MORTGAGE LOAN IN THE TRUST FUND ARE LESS THAN THE OUTSTANDING PRINCIPAL BALANCE OF THE SUBJECT DEFAULTED MORTGAGE LOAN, TOGETHER WITH ACCRUED INTEREST ON AND REIMBURSABLE EXPENSES INCURRED BY THE SPECIAL SERVICER, THE MASTER SERVICER AND/OR ANY OTHER PARTY IN CONNECTION WITH THE SUBJECT DEFAULTED MORTGAGE LOAN, THEN THE TRUST FUND WILL REALIZE A LOSS IN THE AMOUNT OF THE SHORTFALL. THE SPECIAL SERVICER AND/OR MASTER SERVICER WILL BE ENTITLED TO REIMBURSEMENT OUT OF THE LIQUIDATION PROCEEDS RECOVERED ON ANY DEFAULTED MORTGAGE LOAN, PRIOR TO THE PAYMENT OF ANY PORTION OF THOSE LIQUIDATION PROCEEDS TO THE HOLDERS OF THE SERIES 2003-CK2 CERTIFICATES, FOR ANY AND ALL AMOUNTS THAT REPRESENT UNPAID SERVICING COMPENSATION IN RESPECT OF THE SUBJECT MORTGAGE LOAN, UNREIMBURSED SERVICING EXPENSES INCURRED WITH RESPECT TO THE SUBJECT MORTGAGE LOAN AND ANY UNREIMBURSED ADVANCES OF DELINQUENT PAYMENTS MADE WITH RESPECT TO THE SUBJECT MORTGAGE LOAN. IN ADDITION, AMOUNTS OTHERWISE PAYABLE ON THE SERIES 2003-CK2 CERTIFICATES MAY BE FURTHER REDUCED BY INTEREST PAYABLE TO THE MASTER SERVICER AND/OR SPECIAL SERVICER ON THE SERVICING EXPENSES AND ADVANCES WITH RESPECT TO THE SUBJECT MORTGAGE LOAN.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of an A/B Mortgage Loan Pair, on behalf of the trust fund and the related B-Note Mortgage Loan Holder or, in the case of Great Lakes Crossing Total Loan, on behalf of the trust fund and the holder of the Great Lakes Crossing Companion Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o    the IRS grants an extension of time to sell the property, or

         o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of the Sully Place Loan REMIC, REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code.

         The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

         o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

         o to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

         o a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

         o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

         This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO property is subject to--

         o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

         o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2003-CK2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of:

         o any withdrawals made out of those amounts, as described in the preceding sentence; and

         o any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to the Great Lakes Crossing Total Loan or an A/B Mortgage Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account.

         The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE CLASS GLC DIRECTING CERTIFICATEHOLDER

         General. The "Class GLC Directing Certificateholder" is a certificateholder of the class GLC certificates selected by the holders of more than 50% of the total principal balance of the class GLC certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class GLC Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class GLC certificates that a Class GLC Directing Certificateholder is no longer designated, the class GLC certificateholder that beneficially owns the largest aggregate principal balance of the class GLC certificates will be the Class GLC Directing Certificateholder.

         Consultation Rights of Class GLC Directing Certificateholder. Prior to taking any of the following actions with respect to the Great Lakes Crossing Loan, the special servicer will deliver to the Class GLC Directing Certificateholder a copy of any notice that it delivers to the Series 2003-CK2 Controlling Class Representative in connection with obtaining the approval of the Series 2003-CK2 Controlling Class Representative with respect to such action--

         o if the Great Lakes Crossing Loan becomes a specially serviced mortgage loan, any foreclosure upon or comparable conversion, which may include the acquisition of an REO Property, of the ownership of the Great Lakes Crossing Property;

         o if the Great Lakes Crossing Loan becomes a specially serviced mortgage loan, any modification of a monetary term other than an extension of the original maturity date for two years or less;

         o if the Great Lakes Crossing Loan becomes a specially serviced mortgage loan, any acceptance of a discounted payoff;

         o if the Great Lakes Crossing Loan becomes a specially serviced mortgage loan, any determination to bring the Great Lakes Crossing Property into compliance with applicable environmental laws;

         o if the Great Lakes Crossing Loan becomes a specially serviced mortgage loan, any release of real property collateral securing the Great Lakes Crossing Loan, other than any release (a) required by the terms of, or upon satisfaction of, that mortgage loan, (b) made in connection with a pending or threatened condemnation action, or (c) made in connection with the grant of a non-material easement or a right-of-way;

         o if the Great Lakes Crossing Loan becomes a specially serviced mortgage loan, any acceptance of substitute or additional real property collateral (other than in accordance with the terms of the Great Lakes Crossing Loan);

         o    any waiver of a "due-on-sale" or due-on-encumbrance" clause; and

         o any acceptance of an assumption agreement releasing the related borrower from liability.

         Upon its receipt of any such notice, the Class GLC Directing Certificateholder may contact the special servicer regarding the proposed action. The special servicer will have no obligation to follow any advice of or take any direction from the Class GLC Directing Certificateholder with respect to any of the proposed actions described above or otherwise.

         The consultation rights of the Class GLC Directing Certificateholder described above will terminate if and when the certificate principal balance of the class GLC certificates, net of any Appraisal Reduction Amount allocable to the Great Lakes Crossing Loan, is less than 25% of the initial certificate principal balance of the class GLC certificates.

         Right to Purchase the Great Lakes Crossing Loan. Prior to entering into any modification of the Great Lakes Crossing Loan that would materially affect the monetary terms of the Great Lakes Crossing Loan, the master servicer or special servicer, as applicable, shall provide the Class GLC Directing Certificateholder with notice thereof and with all information that the master servicer or the special servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class GLC Directing Certificateholder shall have the right to purchase the Great Lakes Crossing Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee), if it notifies the master servicer or the special servicer, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class GLC Directing Certificateholder shall deliver such purchase price to the master servicer within three business days of its exercise of such purchase option, who shall then alert the trustee of such purchase price.

         Under the pooling and servicing agreement, the Class GLC Directing Certificateholder will have the right, by written notice to the master servicer and special servicer delivered (a) during any Cure Period for which the Class GLC Directing Certificateholder is entitled to make a Cure Payment or (b) at any time the Great Lakes Crossing Loan is a specially serviced mortgage loan, to purchase the Great Lakes Crossing Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee). Such right will terminate upon the purchase of the Great Lakes Crossing Loan pursuant to the purchase option described herein under "--Fair Value Purchase Option" below or the purchase option described herein under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing--Other Financing--Right to Purchase the Great Lakes Crossing Loan". Upon the delivery of such notice to the master servicer and special servicer, the special servicer is required to cause the trust fund to sell, and the Class GLC Directing Certificateholder is required to purchase, the Great Lakes Crossing Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Class GLC Directing Certificateholder to purchase the Great Lakes Crossing Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class GLC Directing Certificateholder to purchase the Great Lakes Crossing Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

         Cure Rights of the Class GLC Directing Certificateholder. The master servicer or special servicer (depending on whether the Great Lakes Crossing Loan is being specially serviced) will be required to deliver to the Class GLC Directing Certificateholder, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Great Lakes Crossing Loan. Upon receipt of such notice, the Class GLC Directing Certificateholder will have the right to cure defaults with respect to the Great Lakes Crossing Total Loan during the Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days nor may continue for more than four months, in the aggregate, in any twelve-month period. In the event that the Class GLC Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class GLC Directing Certificateholder is required to make such Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the Class GLC Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous advance made by the master servicer, the special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Great Lakes Crossing Total Loan.

THE CLASS RCKB DIRECTING CERTIFICATEHOLDER

         General. The "Class RCKB Directing Certificateholder" is a certificateholder of the class RCKB certificates selected by the holders of more than 50% of the total principal balance of the class RCKB certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class RCKB Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class RCKB certificates that a Class RCKB Directing Certificateholder is no longer designated, the class RCKB certificateholder that beneficially owns the largest aggregate principal balance of the class RCKB certificates will be the Class RCKB Directing Certificateholder.

         Consultation Rights of Class RCKB Directing Certificateholder. Prior to taking any of the following actions with respect to the Ritz-Carlton Key Biscayne Loan, the special servicer will deliver to the Class RCKB Directing Certificateholder a copy of any notice that it delivers to the Series 2003-CK2 Controlling Class Representative in connection with obtaining the approval of the Series 2003-CK2 Controlling Class Representative with respect to such action--

         o if the Ritz-Carlton Key Biscayne Loan becomes a specially serviced mortgage loan, any foreclosure upon or comparable conversion, which may include the acquisition of an REO Property, of the ownership of the Ritz-Carlton Key Biscayne Property;

         o if the Ritz-Carlton Key Biscayne Loan becomes a specially serviced mortgage loan, any modification of a monetary term other than an extension of the original maturity date for two years or less;

         o if the Ritz-Carlton Key Biscayne Loan becomes a specially serviced mortgage loan, any acceptance of a discounted payoff;

         o if the Ritz-Carlton Key Biscayne Loan becomes a specially serviced mortgage loan, any determination to bring the Ritz-Carlton Key Biscayne Property into compliance with applicable environmental laws;

         o if the Ritz-Carlton Key Biscayne Loan becomes a specially serviced mortgage loan, any release of real property collateral securing the Ritz-Carlton Key Biscayne Loan, other than any release (i) required by the terms of, or upon satisfaction of, that mortgage loan, (ii) made in connection with a pending or threatened condemnation action, or (iii) made in connection with the grant of a non-material easement or a right-of-way;

         o if the Ritz-Carlton Key Biscayne Loan becomes a specially serviced mortgage loan, any acceptance of substitute or additional real property collateral (other than in accordance with the terms of the Ritz-Carlton Key Biscayne Loan);

         o    any waiver of a "due-on-sale" or due-on-encumbrance" clause; and

         o any acceptance of an assumption agreement releasing the related borrower from liability.

         Upon its receipt of any such notice, the Class RCKB Directing Certificateholder may contact the special servicer regarding the proposed action. The special servicer will have no obligation to follow any advice of or take any direction from the Class RCKB Directing Certificateholder with respect to any of the proposed actions described above or otherwise.

         The consultation rights of the Class RCKB Directing Certificateholder described above will terminate if and when the certificate principal balance of the class RCKB certificates, net of any Appraisal Reduction Amount allocable to the Ritz-Carlton Key Biscayne Loan, is less than 25% of the initial certificate principal balance of the class RCKB certificates.

         Right to Purchase the Ritz-Carlton Key Biscayne Loan. Prior to entering into any modification of the Ritz-Carlton Key Biscayne Loan that would materially affect the monetary terms of the Ritz-Carlton Key Biscayne Loan, the master servicer or special servicer, as applicable, shall provide the Class RCKB Directing Certificateholder with notice thereof and with all information that the master servicer or the special servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class RCKB Directing Certificateholder shall have the right to purchase the Ritz-Carlton Key Biscayne Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee), if it notifies the master servicer or the special servicer, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class RCKB Directing Certificateholder shall deliver such purchase price to the master servicer within three business days of its exercise of such purchase option, who shall then alert the trustee of such purchase price.

         Under the pooling and servicing agreement, the Class RCKB Directing Certificateholder will have the right, by written notice to the master servicer and special servicer delivered (a) during any Cure Period for which the Class RCKB Directing Certificateholder is entitled to make a Cure Payment or (b) at any time the Ritz-Carlton Key Biscayne Loan is a specially serviced mortgage loan, to purchase the Ritz-Carlton Key Biscayne Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee). Such right will terminate upon the purchase of the Ritz-Carlton Key Biscayne Loan pursuant to a purchase option described herein under "--Fair Value Purchase Option" below, but, prior to any such purchase, the Class RCKB Directing Certificateholder's right to purchase the Ritz-Carlton Key Biscayne Loan, if it is a specially serviced mortgage loan, at the relevant purchase price shall be prior to the fair value purchase option. Upon the delivery of such notice to the master servicer and special servicer, the special servicer is required to cause the trust fund to sell, and the Class RCKB Directing Certificateholder is required to purchase, the Ritz-Carlton Key Biscayne Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Class RCKB Directing Certificateholder to purchase the Ritz-Carlton Key Biscayne Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class RCKB Directing Certificateholder to purchase the Ritz-Carlton Key Biscayne Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

         Cure Rights of the Class RCKB Directing Certificateholder. The master servicer or special servicer (depending on whether the Ritz-Carlton Key Biscayne Loan is being specially serviced) will be required to deliver to the Class RCKB Directing Certificateholder, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Ritz-Carlton Key Biscayne Loan. Upon receipt of such notice, the Class RCKB Directing Certificateholder will have the right to cure defaults with respect to the Ritz-Carlton Key Biscayne Loan during the Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days nor may continue for more than four months, in the aggregate, in any twelve-month period. In the event that the Class RCKB Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class RCKB Directing Certificateholder is required to make such Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the Class RCKB Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous advance made by the master servicer, the special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Ritz-Carlton Key Biscayne Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related mortgaged real property as soon as practicable after any underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2004, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of an underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will be required to prepare or cause the preparation of a written report of each such inspection performed by it that generally describes the condition of the subject real property and that specifies--

         o any sale, transfer or abandonment of the subject real property of which the master servicer or the special servicer, as the case may be, is aware,

         o any change in the subject real property's condition or occupancy of which the master servicer or the special servicer, as the case may be, is aware and that it considers to be material, or

         o any waste committed on the property of which the master servicer or the special servicer, as the case may be, is aware and that it considers to be material.

         The master servicer and the special servicer, upon request, will be required to deliver to the trustee and the Series 2003-CK2 Controlling Class Representative a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or the special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third-party.

         Commencing with respect to the calendar quarter ended March 31, 2003, the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

         o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

         o    the quarterly and annual financial statements of the borrower.

         The special servicer will be required to forward to the master servicer, in hard copy or electronic format, copies of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee, upon request, in hard copy or electronic format, copies of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund.

         There can be no assurance that any operating statements required to be delivered by the borrower under any underlying mortgage loan will in fact be delivered, and neither the master servicer nor the special servicer is likely to have any practical means of compelling such delivery.

         Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other underlying mortgage loan, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property.

         The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to an underlying mortgage loan. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

         o    the Series 2003-CK2 Controlling Class Representative,

         o    any series 2003-CK2 certificateholder, or

         o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

         On or before May 1 of each year, beginning in 2004, each of the master servicer and the special servicer must:

         o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

              1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

              2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as the case may be, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

         o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

         o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

         o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

         o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days -- or, if the master servicer or the special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2003-CK2 Controlling Class Representative or by certificateholders entitled to not less than 25% of the series 2003-CK2 voting rights;

         o there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-CK2 certificateholders, and that breach continues unremedied for 30 days -- or, if the master servicer or the special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2003-CK2 Controlling Class Representative or by certificateholders entitled to not less than 25% of the series 2003-CK2 voting rights;

         o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

         o the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         o the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

         o the trustee has received written notice from either Moody's or Fitch to the effect that the continuation of the master servicer or the special servicer in that capacity (A) would result in a qualification, downgrade or withdrawal of one or more ratings assigned by that rating agency to the series 2003-CK2 certificates or (B) would result or has resulted in any rating assigned by that rating agency to the series 2003-CK2 certificates otherwise becoming the subject of a "negative" credit watch, and in any event those circumstances have not changed, as confirmed to the trustee in writing by that rating agency, within 60 days following the date on which the trustee first received that notice, or

         o one or more ratings assigned by either Moody's or Fitch to the series 2003-CK2 certificates have been qualified, downgraded or withdrawn as a result of the master servicer's or the special servicer's acting in that capacity; and

         o the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and that rating is not restored within 60 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, we or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2003-CK2 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2003-CK2 certificateholder. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

         o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

         Certificateholders entitled to a majority of the series 2003-CK2 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

         In general, certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2003-CK2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2003-CK2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

         No series 2003-CK2 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

         o that holder previously has given to the trustee written notice of default;

         o except in the case of a default by the trustee, series 2003-CK2 certificateholders entitled to not less than 25% of the series 2003-CK2 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2003-CK2 certificateholders, unless in the trustee's opinion, those series 2003-CK2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

         o    be authorized under those laws to exercise trust powers,

         o    have a combined capital and surplus of at least $50,000,000, and

         o be subject to supervision or examination by federal or state authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-CK2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every underlying mortgage loan, including those as to which the related mortgaged real property has become an REO Property. In each case, that fee will accrue at 0.0021% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earlier of--

         1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

         2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2003-CK2 controlling class, the master servicer or the special servicer, in that order of preference.

         Written notice of termination of the pooling and servicing agreement will be given to each series 2003-CK2 certificateholder. The final distribution with respect to each series 2003-CK2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-CK2 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by any single holder or group of holders of the series 2003-CK2 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         o    the sum of--

              1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                   o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                   o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

              2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

         o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2003-CK2 certificates. However, the right of any single holder or group of holders of the series 2003-CK2 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-CK2 certificateholders, will constitute part of the Standard Available P&I Funds, the Class GLC Available P&I Funds and/or the Class RCKB Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

         Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2003-CK2 certificates may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of the exchange.

AMENDMENT

         In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

         o the holders of series 2003-CK2 certificates entitled to not less than 51% of the series 2003-CK2 voting rights, not taking into account series 2003-CK2 certificates held by us or any of our affiliates and/or agents, and

         o all of the series 2003-CK2 certificateholders that will be adversely affected by the amendment in any material respect.

         Furthermore, no amendment of the pooling and servicing agreement may adversely affect the holder of the Great Lakes Crossing Companion Loan or a B-Note Mortgage Loan without the consent of that holder.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                   MORTGAGED PROPERTIES LOCATED IN CALIFORNIA

         The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, which mortgage loans represent 21.76% of the initial net mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, the Sully Place Loan REMIC, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986, and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

         The assets of the Sully Place Loan REMIC will primarily consist of the Sully Place Loan, together with all payments and collections thereon and any related REO Property that may be acquired by the trust fund following a borrower default, but will exclude any collections of Post-ARD Additional Interest on the Sully Place Loan.

         The  assets of REMIC I will generally include--

         o    the underlying mortgage loans,

         o any REO Properties acquired on behalf of the series 2003-CK2 certificateholders,

         o    the master servicer's collection account,

         o    the special servicer's REO account, and

         o the trustee's distribution account and interest reserve account, but will exclude any collections of Post-ARD Additional Interest on the ARD Loans in the trust fund, any collections of RCKB Extra Interest on the Ritz-Carlton Key Biscayne Loan and any assets held by the Sully Place Loan REMIC. The assets of REMIC I will also include the regular interest in the Sully Place Loan REMIC.

         For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

         o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

         o the class A-X, A-SP, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O, P, GLC and RCKB certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

         o the class R certificates will evidence interests in the sole class of residual interests in each of the Sully Place Loan REMIC, REMIC I, REMIC II and REMIC III,

         o the class V-1 and V-2 certificates will evidence interests in a grantor trust and, in the case of each of those classes, will generally be treated as representing beneficial ownership of a discrete portion of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans, and

         o the class V-3 and V-4 certificates will evidence interests in a grantor trust and, in the case of each of those classes, will generally be treated as representing beneficial ownership of a discrete portion of any RCKB Extra Interest accrued and received with respect to the Ritz-Carlton Key Biscayne Loan.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that the
class   and   certificates will, and the other offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment

         The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

         o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

         o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

         o there will be no extension of maturity for any mortgage loan in the trust fund.

         However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

         o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

         o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         1. the borrower pledges substitute collateral that consist solely of certain government securities,

         2.   the related mortgage loan documents allow that substitution,

         3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

         4. the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

YIELD MAINTENANCE CHARGES

         It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

         See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

         If you are--

         o    a fiduciary of a Plan, or

         o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2003-CK2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-CK2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-CK2 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the

Exemption Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

         o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

         o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         o first, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

         o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than the Exemption Favored Parties);

         o    fourth, the following must be true--

              1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

              2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

              3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust fund meet the following requirements:

         o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

         o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

         o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         o    the continued holding of offered certificates by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

         o on behalf of a Plan sponsored by any member of the Restricted Group, and

         o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

         o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

              1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

              2.   an affiliate of that borrower,

         o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         o    the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections

406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         o    providing services to the Plan, or

         o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

         o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

         o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

         The class A-1, A-2, A-3, A-4, B and C certificates will be "mortgage related securities" within the meaning of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will be "mortgage related securities" within the meaning of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         o    are legal investments for them, or

         o    are subject to investment, capital or other restrictions.

         In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

         o    prudent investor provisions,

         o    percentage-of-assets limits, and

         o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.


                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.


                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an
underwriting agreement dated April   , 2003, we have agreed to sell to the
underwriters named below the following respective principal amounts of the offered certificates:

       UNDERWRITER         CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4     CLASS B      CLASS C     CLASS D      CLASS E
       -----------         ---------    ---------    ---------    ---------     -------      -------     -------      -------
Credit Suisse First Boston
   LLC                      $            $            $            $            $            $           $            $
Goldman, Sachs & Co.        $            $            $            $            $            $           $            $
McDonald Investments Inc.   $            $            $            $            $            $           $            $


         The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

         Our proceeds from the sale of the offered certificates will be
approximately   % of the total initial principal balance of the offered
certificates, plus accrued interest from April 1, 2003, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this
offering will be approximately $      .

         The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

         The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

         We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover
page of this prospectus supplement, which is the    business day following the
date hereof (this settlement cycle being referred to as "T+    "). Under Rule
15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next succeeding business days will be required, by virtue of the fact that
the offered certificates initially will settle in T+    , to specify an
alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.


                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATING

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

          CLASS              MOODY'S            FITCH
          -----              -------            -----
           A-1                 Aaa               AAA
           A-2                 Aaa               AAA
           A-3                 Aaa               AAA
           A-4                 Aaa               AAA
            B                  Aa2                AA
            C                  Aa3               AA-
            D                  A2                 A
            E                  A3                 A-


         The ratings on the offered certificates address the likelihood of--

         o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         o    the credit quality of the mortgage pool,

         o structural and legal aspects associated with the offered certificates, and

         o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o the tax attributes of the offered certificates or of the trust fund,

         o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or Fitch.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

         "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

         "2300 Imperial Building Loan" means the underlying mortgage loan secured by the 2300 Imperial Building Property.

         "2300 Imperial Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "2300 Imperial Building".

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "800 Jefferson Street Loan" means the underlying mortgage loan secured by the 800 Jefferson Street Property.

         "800 Jefferson Street Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "800 Jefferson Street".

         "A/B Intercreditor Agreement" means, with respect to each A/B Mortgage Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between KeyBank, or Column, as applicable, as the initial holder of the related A-Note Mortgage Loan, and CBA, as the initial holder of the related B-Note Mortgage Loan.

         "A/B Material Default" means, with respect to any A/B Mortgage Loan Pair, one of the following events: (a) either the related A-Note Mortgage Loan or the related B-Note Mortgage Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

         "A/B Mortgage Loan Pair" shall mean any A-Note Mortgage Loan, together with the related B-Note Mortgage Loan.

         "A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 800 Jefferson Street, Michigan Equities U Portfolio and Timberlake Apartments, respectively. Each A-Note Mortgage Loan will, together with the corresponding B-Note Mortgage Loan, be secured by a single mortgage on a single mortgaged real property.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Collateral Loan" means any underlying mortgage loan having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         "Additional Trust Fund Expense" means an expense (other than master servicing fees and trustee fee) of the trust fund that--

         o arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

         o    is not included in the calculation of a Realized Loss,

         o is not covered by a servicing advance or a corresponding collection from the related borrower, and

         o to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Allocated Loan Amount" means, for each mortgaged real property relating to a multi-property mortgage loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

         "Allocated Principal Balance" means, in respect of the Great Lakes Crossing Loan, the portion of the Stated Principal Balance of the Great Lakes Crossing Loan allocated to the Great Lakes Crossing Senior Portion or the Great Lakes Crossing Junior Portion, as the case may be, which portion, at any given time, will equal:

         o in the case of the Great Lakes Crossing Senior Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Great Lakes Crossing Loan that is the Great Lakes Crossing Senior Portion, over (b) all collections and/or advances of principal with respect to the Great Lakes Crossing Loan that have previously been allocated to the Great Lakes Crossing Senior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing Loan--Allocation of Payments Between the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion" in this prospectus supplement, and

              2. the then Stated Principal Balance of the Great Lakes Crossing Loan;

         o in the case of the Great Lakes Crossing Junior Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Great Lakes Crossing Loan that is the Great Lakes Crossing Junior Portion, over (b) all collections and/or advances of principal with respect to the Great Lakes Crossing Loan that have previously been allocated to the Great Lakes Crossing Junior Portion, and included in the Class GLC Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing Loan--Allocation of Payments Between the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion" in this prospectus supplement, and

              2. the excess, if any, of (a) the then Stated Principal Balance of the Great Lakes Crossing Loan, over (b) the then Allocated Principal Balance of the Great Lakes Crossing Senior Portion;

and means, in respect of the Ritz-Carlton Key Biscayne Loan, the portion of the Stated Principal Balance of the Ritz-Carlton Key Biscayne Loan allocated to the Ritz-Carlton Key Biscayne Senior Portion or the Ritz-Carlton Key Biscayne Junior Portion, as the case may be, which portion, at any given time, will equal:

         o in the case of the Ritz-Carlton Key Biscayne Senior Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan that is the Ritz-Carlton Key Biscayne Senior Portion, over (b) all collections and/or advances of principal with respect to the Ritz-Carlton Key Biscayne Loan that have previously been allocated to the Ritz-Carlton Key Biscayne Senior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Loan--Allocation of Payments Between the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion" in this prospectus supplement, and

              2. the then Stated Principal Balance of the Ritz-Carlton Key Biscayne Loan; and

         o in the case of the Ritz-Carlton Key Biscayne Junior Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan that is the Ritz-Carlton Key Biscayne Junior Portion, over (b) all collections and/or advances of principal with respect to the Ritz-Carlton Key Biscayne Loan that have previously been allocated to the Ritz-Carlton Key Biscayne Junior Portion, and included in the Class RCKB Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Loan--Allocation of Payments Between the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion" in this prospectus supplement, and

              2. the excess, if any, of (a) the then Stated Principal Balance of the Ritz-Carlton Key Biscayne Loan, over (b) the then Allocated Principal Balance of the Ritz-Carlton Key Biscayne Senior Portion.

         "Appraisal Reduction Amount" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

         o    will be determined shortly following the later of--

              1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

              2. the date on which the relevant Appraisal Trigger Event occurred; and

         o    will generally equal the excess, if any, of "x" over "y" where--

              1.   "x" is equal to the sum of:

                   (a) the Stated Principal Balance of the subject mortgage
                       loan;

                   (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the subject mortgage loan through the most recent due date prior to the date of determination;

                   (c) all accrued but unpaid special servicing fees with
                       respect to the subject mortgage loan;

                   (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the subject mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

                   (e) all currently due and unpaid real estate taxes and
                       assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

              2.   "y" is equal to the sum of:

                   (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan; and

                   (b) various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the subject mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

         If, however--

         o the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment, and

         o    either--

              1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

              2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value as reflected in such appraisal or other valuation, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. Notwithstanding the foregoing, in the case of the Great Lakes Crossing Loan, any Appraisal Reduction Amount will be calculated based on the Great Lakes Crossing Total Loan and such amount will then be allocated on a pro rata basis between the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan.

         "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust fund, any of the following events--

         o the occurrence of a Servicing Transfer Event and the modification of the subject mortgage loan by the special servicer in a manner that--

              1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the subject mortgage loan,

              2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

              3. in the judgment of the special servicer, otherwise materially impairs the security for the subject mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

         o the related borrower fails to make any monthly debt service payment with respect to the subject mortgage loan and the failure continues--

              1. except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

              2. solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

         o the passage of 60 days after the special servicer receives notice that a receiver or similar official is appointed with respect to the related mortgaged real property, provided that such receiver or similar official continues in that capacity after such 60 days;

         o the passage of 60 days after the special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings which remain undischarged and undismissed; and

         o the mortgaged real property securing the subject mortgage loan becomes an REO Property.

         "ARD Loan" means any underlying mortgage loan having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASTM" means the American Society for Testing and Materials.

         "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

         o    Yield Maintenance Charges,

         o    RCKB Extra Interest, or

         o    Post ARD Additional Interest.

         The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-CK2 certificates on that date.

         "B-Note Mortgage Loan" shall mean, with respect to each A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such A-Note Mortgage Loan.

         "B-Note Mortgage Loan Holder" shall mean, with respect to any B-Note Mortgage Loan, CBA, or its successors and assigns, as the holder of such B-Note Mortgage Loan.

         "CBA" means CBA-Mezzanine Capital Finance, LLC.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

         "Class GLC Available P&I Funds" means that portion of the Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Great Lakes Crossing Junior Portion in accordance with "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing--Allocation of Payments Between the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion" in this prospectus supplement.

         "Class GLC Directing Certificateholder" means a certificateholder of the class GLC certificates selected by the holders of more than 50% of the total principal balance of the class GLC certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class GLC Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class GLC certificates that a Class GLC Directing Certificateholder is no longer designated, the class GLC certificateholder that beneficially owns the largest aggregate principal balance of the class GLC certificates will be the Class GLC Directing Certificateholder.

         "Class GLC Principal Distribution Amount" means, with respect to any distribution date, the amount of principal allocable to the Great Lakes Crossing Junior Portion, without regard to available funds, in accordance with clause five under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Great Lakes Crossing--Allocation of Payments Between the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Junior Portion" in this prospectus supplement.

         "Class RCKB Available P&I Funds" means that portion of the Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Ritz-Carlton Key Biscayne Junior Portion in accordance with "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Hotel--Allocation of Payments Between the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion" in this prospectus supplement.

         "Class RCKB Directing Certificateholder" means a certificateholder of the class RCKB certificates selected by the holders of more than 50% of the total principal balance of the class RCKB certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class RCKB Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class RCKB certificates that a Class RCKB Directing Certificateholder is no longer designated, the class RCKB certificateholder that beneficially owns the largest aggregate principal balance of the class RCKB certificates will be the Class RCKB Directing Certificateholder.

         "Class RCKB Principal Distribution Amount" means, with respect to any distribution date, the amount of principal allocable to the Ritz-Carlton Key Biscayne Junior Portion, without regard to available funds, in accordance with clause five under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Hotel--Allocation of Payments Between the Ritz-Carlton Key Biscayne Senior Portion and the Ritz-Carlton Key Biscayne Junior Portion" in this prospectus supplement.

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, Luxembourg.

         "Column" means Column Financial, Inc.

         "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Crescent at Carlyle Loan" means the underlying mortgage loan secured by the Crescent at Carlyle Property.

         "Crescent at Carlyle Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Crescent at Carlyle".

         "Cure Payment" means any payment made by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder to cure a default on the part of the related borrower under the Great Lakes Crossing Total Loan or the Ritz-Carlton Key Biscayne Loan, as applicable.

         "Cure Period" means, with respect to either the Great Lakes Crossing Total Loan or the Ritz-Carlton Key Biscayne Loan, the period within five business days of receipt of notice with respect to a monetary default, and within 30 days of notice of a non-monetary default, under that loan.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o with respect to any underlying mortgage loan, other than the Great Lakes Crossing Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1. the cut-off-date principal balance of the subject mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property;

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

              1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

         o    with respect to the Great Lakes Crossing Loan, the ratio of--

              1. the cut-off date principal balance of the Great Lakes Crossing Total Loan, to

              2. the Most Recent Appraised Value of the Great Lakes Crossing Property;

         o with respect to the Great Lakes Crossing Senior Portion, the ratio of--

              1. the sum of the initial Allocated Principal Balance of the Great Lakes Crossing Senior Portion and the cut-off date principal balance of the Great Lakes Crossing Companion Loan, to

              2. the Most Recent Appraised Value of the Great Lakes Crossing Property; and

         o with respect to the Ritz-Carlton Key Biscayne Senior Portion, the ratio of--

              1. the initial Allocated Principal Balance of the Ritz-Carlton Key Biscayne Senior Portion, to

              2. the Most Recent Appraised Value of the Ritz-Carlton Key Biscayne Property.

         "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

         "Default Interest" means any interest that--

         o accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

         o is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

         For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

         o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

              1. from operating statements relating to a complete fiscal year of the borrower ended in 1999, 2000, 2001 or 2002 or a trailing 12-month period ended in 1999, 2000, 2001 or 2002,

              2. by annualizing the amount of expenses for partial 1999, 2000, 2001 or 2002 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

              3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

              4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

         o the "expense modifications" made to the historical annual operating expenses for that property include--

              1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

              2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

              3.   the underwritten recurring replacement reserve amounts,

              4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

              5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

              6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

              7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

         The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

         By way of example, Estimated Annual Operating Expenses generally include--

         o    salaries and wages,

         o    the costs or fees of--

              1.   utilities,

              2.   repairs and maintenance,

              3.   replacement reserves,

              4.   marketing,

              5.   insurance,

              6.   management,

              7.   landscaping,

              8.   security, if provided at the property, and

         o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

         Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

         "Estimated Annual Revenues" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

         For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

         o the "base estimated annual revenues" for that property were generally assumed to equal--

              1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

              2. in the case of a hospitality property, the estimated average room sales, and

              3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

         o the "revenue modifications" made to the base estimated annual revenues for that property include--

              1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

              2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

              3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

              4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

              5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

         By way of example, Estimated Annual Revenues generally include:

         o for multifamily rental properties and manufactured housing communities, rental and other revenues,

         o for hospitality properties, room, food and beverage, telephone and other revenues, and

         o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

         In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

         o determined on the assumption that the property was net leased to a single tenant at market rents, and

         o derived from rental rate and vacancy information for the surrounding real estate market.

         "Euroclear" means The Euroclear System.

         "Exemption-Favored Party" means any of the following--

         o    Credit Suisse First Boston LLC,

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

         o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Specially Designated Defaulted Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

         "FF&E" means furniture, fixtures and equipment.

         "Fitch" means Fitch, Inc.

         "GAAP" means generally accepted accounting principles in the United States.

         "Great Lakes Crossing Companion Loan" means the mortgage loan with an original principal balance of $60,000,000 that is secured by a lien on the related borrower's interest in the Great Lakes Crossing Property, which mortgage loan will not be in the trust fund.

         "Great Lakes Crossing Intercreditor Agreement" means the agreement between the trust, as holder of the Great Lakes Crossing Loan, and the holder of the Great Lakes Crossing Companion Loan, providing, among other things, that all amounts received in respect of the Great Lakes Crossing Total Loan will be paid pro rata to the holder of the Great Lakes Crossing Loan and the holder of the Great Lakes Crossing Companion Loan.

         "Great Lakes Crossing Junior Portion" means the junior portion of the Great Lakes Crossing Loan that consists of $3,612,274 of the entire cut-off date principal balance of the Great Lakes Crossing Loan.

         "Great Lakes Crossing Loan" means the mortgage loan with a cut-off date principal balance of $90,908,890 that is secured by a lien on the related borrower's interest in the Great Lakes Crossing Property, which mortgage loan will be in the trust fund.

         "Great Lakes Crossing Payment Trigger Event" means any of the following:

         (a)  an event of default under the Great Lakes Crossing Loan;

         (b) a Servicing Transfer Event exists with respect to the Great Lakes Crossing Loan;

         (c)  the Great Lakes Crossing Property has become an REO Property; or

         (d) payments of principal and interest are being made with respect to the Great Lakes Crossing Loan in accordance with a modification or forbearance agreement.

         "Great Lakes Crossing Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the "Great Lakes Crossing".

         "Great Lakes Crossing Senior Portion" means the senior portion of the Great Lakes Crossing Loan that consists of $87,296,617 of the entire cut-off date principal balance of the Great Lakes Crossing Loan.

         "Great Lakes Crossing Total Loan" means the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, together.

         "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

         "Initial Great Lakes Crossing Junior Percentage" means a fraction, expressed as a percentage--

         o the numerator of which is the initial total principal balance of the class GLC certificates, and

         o the denominator of which is the cut-off date principal balance of the Great Lakes Crossing Loan.

         "Initial Great Lakes Crossing Senior Percentage" means a fraction, expressed as a percentage--

         o the numerator of which is the cut-off date principal balance of the Great Lakes Crossing Loan, reduced by the initial total principal balance of the class GLC certificates, and

         o the denominator of which is the cut-off date principal balance of the Great Lakes Crossing Loan.

         "Initial Ritz-Carlton Key Biscayne Junior Percentage" means a fraction, expressed as a percentage--

         o the numerator of which is the initial total principal balance of the class RCKB certificates, and

         o the denominator of which is the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan.

         "Initial Ritz-Carlton Key Biscayne Senior Percentage" means a fraction, expressed as a percentage--

         o the numerator of which is the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan, reduced by the initial total principal balance of the class RCKB certificates, and

         o the denominator of which is the cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "KeyBank" means KeyBank National Association.

         "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital.

         "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

         "Major Tenant" means any one of the top three tenants of a commercial property, based on the net rentable area of its space.

         "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

         "Material Document Defect" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

         "Maturity/ARD Balance" means:

         o with respect to any underlying mortgage loan or the Great Lakes Crossing Companion Loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions;

         o with respect to the Great Lakes Crossing Senior Portion, the Initial Great Lakes Crossing Senior Percentage of the Maturity/ARD Balance of the Great Lakes Crossing Loan; and

         o with respect to the Ritz-Carlton Key Biscayne Senior Portion, the Initial Ritz-Carlton Key Biscayne Senior Percentage of the Maturity/ARD Balance of the Ritz-Carlton Key Biscayne Loan.

         "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

         o with respect to any underlying balloon mortgage loan or ARD Loan, other than the Great Lakes Crossing Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1.   the Maturity/ARD Balance of the subject mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property;

         o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

         o    with respect to the Great Lakes Crossing Loan, the ratio of--

              1. the total Maturity/ARD Balance of the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, to

              2. the Most Recent Appraised Value of the Great Lakes Crossing Property;

         o with respect to the Great Lakes Crossing Senior Portion, the ratio of--

              1. the total Maturity/ARD Balance of the Great Lakes Crossing Senior Portion and the Great Lakes Crossing Companion Loan, to

              2. the Most Recent Appraised Value of the Great Lakes Crossing Property; and

         o with respect to the Ritz-Carlton Key Biscayne Senior Portion, the ratio of--

              1. the Maturity/ARD Balance of the Ritz-Carlton Key Biscayne Senior Portion, to

              2. the Most Recent Appraised Value of the Ritz-Carlton Key Biscayne Property.

         "Michigan Equities U Portfolio Loan" means the underlying mortgage loan secured by the Michigan Equities U Portfolio Properties.

         "Michigan Equities U Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as "Michigan Equities U Portfolio".

         "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2003-CK2 certificates and the underlying mortgage loans:

         o the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial net mortgage pool balance is approximately $988,234,824;

         o the total initial principal balance or notional amount, as the case may be, of each class of series 2003-CK2 certificates is as described in this prospectus supplement;

         o the pass-through rate for each interest-bearing class of series 2003-CK2 certificates is as described in this prospectus supplement;

         o the Great Lakes Crossing Junior Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $3,612,274;

         o the Ritz-Carlton Key Biscayne Junior Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $15,000,000;

         o there are no delinquencies or losses with respect to the underlying mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

         o there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         o each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

         o monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

         o no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

         o each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o all prepayments on the underlying mortgage loans are assumed to be--

              (1)  accompanied by a full month's interest, and

              (2)  received on the applicable due date of the relevant month;

         o no person or entity entitled thereto exercises its right of optional termination, as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

         o the purchase option of the sole tenant of the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 596 Lowell is not exercised and the borrower does not prepay the related underlying mortgage loan with the appropriate yield maintenance charge;

         o none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" or "--Repurchase of the Sully Place Loan" in this prospectus supplement;

         o the only trust fund expenses are the trustee fee and the master servicing fee;

         o    there are no Additional Trust Fund Expenses;

         o payments on the offered certificates are made on the 15th day of each month, commencing in May 2003; and

         o    the offered certificates are settled on April , 2003.

         "Moody's" means Moody's Investors Service, Inc.

         "Most Recent Appraised Value" means, for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

              1.   the "as is" value set forth in the related appraisal, plus

              2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

         In general, the amount of costs assumed by the appraiser for these purposes is based on--

         o    an estimate by the individual appraiser,

         o    an estimate by the related borrower,

         o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

         o    a combination of these estimates.

         "Most Recent Debt Service Coverage Ratio" means:

         o with respect to any underlying mortgage loan, other than the Great Lakes Crossing Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Most Recent Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in April 2003 or, in the case of any such mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1.   the total Most Recent Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in April 2003 or, in the case of any such mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

         o    with respect to the Great Lakes Crossing Loan, the ratio of--

              1. the Most Recent Net Cash Flow for the Great Lakes Crossing Property, to

              2. twelve times the total monthly debt service payment for the Great Lakes Crossing Total Loan on the related due date in April 2003;

         o with respect to the Great Lakes Crossing Senior Portion, the ratio of--

              1. the Most Recent Net Cash Flow for the Great Lakes Crossing Property, to

              2. twelve times the sum of (a) the Initial Great Lakes Crossing Senior Percentage of the monthly debt service payment for the Great Lakes Crossing Loan due on its due date in April 2003 and (b) the monthly debt service payment for the Great Lakes Crossing Companion Loan due on its due date in April 2003; and

         o with respect to the Ritz-Carlton Key Biscayne Senior Portion, the ratio of--

              1. the Most Recent Net Cash Flow for the Ritz-Carlton Key Biscayne Property, to

              2. twelve times the Initial Ritz-Carlton Key Biscayne Senior Percentage of the monthly debt service payment for the Ritz-Carlton Key Biscayne Loan due on its due date in April 2003.

         "Most Recent Expenses" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         Expenses generally consist of all expenses incurred for the property, including--

         o    salaries and wages,

         o    the costs or fees of--

              1.   utilities,

              2.   repairs and maintenance,

              3.   marketing,

              4.   insurance,

              5.   management,

              6.   landscaping,

              7.   security, if provided at the property, and

         o    the amount of--

              1.   real estate taxes,

              2.   general and administrative expenses,

              3.   ground lease payments, and

              4.   other costs.

         For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

         In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

         "Most Recent Net Cash Flow" means, with respect to each mortgaged real property that secures an underlying mortgage loan, the Most Recent Net Operating Income, less:

         o    underwritten replacement reserve amounts; and

         o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

         "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the related mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

         "Most Recent Revenues" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

         o for a multifamily rental property or a manufactured housing community, rental and other revenues;

         o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

         o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

         In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Revenues for that property.

         "Museum Square Loan" means the underlying mortgage loan secured by the Museum Square Property.

         "Museum Square Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Museum Square".

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

         o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "Net Mortgage Interest Rate" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

         "Net Mortgage Pass-Through Rate" means:

         o with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

         o with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (other than the Great Lakes Crossing Loan and the Ritz-Carlton Key Biscayne Loan), for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

              2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date;

         o with respect to the Great Lakes Crossing Senior Portion, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Allocated Principal Balance of the Great Lakes Crossing Senior Portion immediately preceding that distribution date, multiplied by
                   (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for the Great Lakes Crossing Loan as of the date of initial issuance of the offered certificates, and

              2. the denominator of which is the Allocated Principal Balance of the Great Lakes Crossing Senior Portion immediately preceding that distribution date;

         o with respect to the Great Lakes Crossing Junior Portion, for any distribution date, a rate per annum equal to the product of (1) the Net Mortgage Interest Rate in effect for the Great Lakes Crossing Loan as of the date of initial issuance of the offered certificates, multiplied by (2) a fraction, the numerator of which is the number of days in the related interest accrual period, and the denominator of which is 30;

         o with respect to the Ritz-Carlton Key Biscayne Senior Portion, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Allocated Principal Balance of the Ritz-Carlton Key Biscayne Senior

                   Portion immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for the Ritz-Carlton Key Biscayne Loan as of the date of initial issuance of the offered certificates, and

              2. the denominator of which is the Allocated Principal Balance of the Ritz-Carlton Key Biscayne Senior Portion immediately preceding that distribution date; and

         o with respect to the Ritz-Carlton Key Biscayne Junior Portion, for any distribution date, a rate per annum equal to the product of
              (1) the Net Mortgage Interest Rate in effect for the Ritz-Carlton Key Biscayne Loan as of the date of initial issuance of the offered certificates, multiplied by (2) a fraction, the numerator of which is the number of days in the related interest accrual period, and the denominator of which is 30.

         Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in each of clause 1. of the second bullet, clause 1. of the third bullet and clause 1. of the fifth bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in each of clause 1. of the second bullet, clause 1. of the third bullet and clause
1. of the fifth bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

         "Net Total Principal Distribution Amount" means the Total Principal Distribution Amount, exclusive of the Class GLC Principal Distribution Amount and the Class RCKB Principal Distribution Amount, for any distribution date.

         "North Park Executive Center Loan" means the underlying mortgage loan secured by the North Park Executive Center Property.

         "North Park Executive Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "North Park Executive Center".

         "NRSF" means net rentable square footage.

         "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based,

         "Option Period" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Option Price" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

         o the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment,

         o    other matters to which like properties are commonly subject,

         o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

         o if the related mortgage loan is an A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related B-Note Mortgage Loan,

         o if the subject mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

         o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any voluntary full or partial prepayment of an underlying mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any voluntary full or partial prepayment of an underlying mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated Defaulted Mortgage Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "RCKB Extra Interest" means, with respect to the Ritz-Carlton Key Biscayne Loan, the extra interest which accrues upon the occurrence of certain events related to the Odebrecht Litigation, as more fully described in "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ritz-Carlton Key Biscayne Hotel" in this prospectus supplement.

         "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

         "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

         "REMIC III" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

         "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2003-CK2 certificateholders (or, if such property relates to an A/B Mortgage Loan Pair, for the benefit of the series 2003-CK2 certificateholders and the related B-Note Mortgage Loan Holder, or if such property relates to the Great Lakes Crossing Total Loan, for the benefit of the series 2003-CK2 certificateholder and the holder of the Great Lakes Crossing Companion Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

         "Restricted Group" means, collectively, the following persons and entities--

         o    the trustee,

         o    the Exemption-Favored Parties,

         o    us,

         o    the master servicer,

         o    the special servicer,

         o    any sub-servicers,

         o    the mortgage loan sellers,

         o each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o    any and all affiliates of any of the aforementioned persons.

         "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Ritz-Carlton Key Biscayne Junior Portion" means the junior portion of the Ritz-Carlton Key Biscayne Loan that consists of $15,000,000 of the entire cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan.

         "Ritz-Carlton Key Biscayne Loan" means the underlying mortgage loan that is secured by a lien on the related borrower's interest in the Ritz-Carlton Key Biscayne Property.

         "Ritz-Carlton Key Biscayne Payment Trigger Event" means any of the following:

         (a)  an event of default under the Ritz-Carlton Key Biscayne Loan;

         (b) a Servicing Transfer Event exists with respect to the Ritz-Carlton Key Biscayne Loan;

         (c)  the Ritz-Carlton Key Biscayne Property has become an REO Property;
              or

         (d) payments of principal and interest are being made with respect to the Ritz-Carlton Key Biscayne Loan in accordance with a modification or forbearance agreement.

         "Ritz-Carlton Key Biscayne Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the "Ritz-Carlton Key Biscayne".

         "Ritz-Carlton Key Biscayne Senior Portion" means the senior portion of the Ritz-Carlton Key Biscayne Loan that consists of $65,000,000 of the entire cut-off date principal balance of the Ritz-Carlton Key Biscayne Loan.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

         "SEC" means the Securities and Exchange Commission.

         "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3 and A-4 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

         o the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Great Lakes Crossing Junior Portion and the Allocated Principal Balance of the Ritz-Carlton Key Biscayne Junior Portion) that will be outstanding immediately following that distribution date; plus

         o    the lesser of--

              1. the Net Total Principal Distribution Amount for that distribution date, and

              2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3 and A-4 certificates have been made on that distribution date.

         "Series 2003-CK2 Controlling Class Representative" means the representative of the series 2003-CK2 controlling class certificateholders selected as described under "The Pooling and Servicing Agreement--The Series 2003-CK2 Controlling Class Representative" in this prospectus supplement.

         "Servicing Standard" means (subject to the discussion under "Description of the Mortgage Pool--The A/B Mortgage Loan Pairs" in this prospectus supplement) the standard by which the master servicer and the special servicer will each service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement for the benefit of the series 2003-CK2 certificateholders (as a collective whole) or, in the case of the Great Lakes Crossing Total Loan or an A/B Mortgage Loan Pair, for the benefit of the series 2003-CK2 certificateholders and the holder of the Great Lakes Crossing Companion Loan or the related B-Note Mortgage Loan, as applicable (as a collective whole), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans (and, in the case of an A/B Mortgage Loan Pair, the related A/B Intercreditor Agreements) and, to the extent consistent with the foregoing, further as follows--

         o with the same care, skill, prudence and diligence as the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans and real properties on behalf of third parties or on behalf of itself, whichever is the higher standard, giving due consideration to customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers under comparable circumstances;

         o with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans, the full collection of all Yield Maintenance Charges that may become payable under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2003-CK2 certificateholders (as a collective whole) or, in the case of the Great Lakes Crossing Total Loan or an A/B Mortgage Loan Pair, to the series 2003-CK2 certificateholders and the holder of the Great Lakes Crossing Companion Loan or the related B-Note Mortgage Loan, as applicable (as a collective whole), on a present value basis; and

         o    without regard to--

              (a) any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with the related borrower or any of its affiliates or with any other party to the pooling and servicing agreement,

              (b) the ownership of any series 2003-CK2 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

              (c)  the master servicer's obligation to make advances,

              (d) the special servicer's obligation to make, or to direct the master servicer to make, servicing advances,

              (e) the right of the master servicer or the special servicer, as the case may be, or of any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

              (f) any ownership, servicing and/or management by the master servicer or the special servicer, as the case may be, or by any of its affiliates of any other mortgage loans or real property,

              (g) the ownership by the master servicer or the special servicer, as the case may be, or by any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

              (h) the obligations of the master servicer or the special servicer, as the case may be, or any of its affiliates to repurchase any underlying mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a Material Breach or a Material Document Defect.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

         1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the master servicer believes it will continue, unremedied (including, if applicable, by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder)--

              o except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

              o solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

         2. the master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

              o the default is likely to remain unremedied (including, if applicable, by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder) for at least the time period contemplated by clause 1. of this definition, or

              o the related borrower has requested a material modification of the payment terms of the subject mortgage loan;

         3. the master servicer determines that a non-payment default has occurred under the subject mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for that mortgage loan and the default continues unremedied (including, if applicable, by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder) for the applicable cure period under the terms of that mortgage loan or, if no cure period is specified, for 60 days;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property; or

         6. if the subject mortgage loan is an A-Note Mortgage Loan, the existence of an A/B Material Default (insofar as that A/B Material Default is not otherwise covered by any of clauses 1. through 5. above of this definition).

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the subject mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

         o with respect to the circumstances described in clauses 3. and 6. of this definition, the default is cured in the judgment of the special servicer; and

         o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Designated Defaulted Mortgage Loan" means a specially serviced mortgage loan in the trust fund that:

         o is at least 90 days' delinquent as to its balloon payment or 60 days' delinquent as to any other monthly debt service payment, or

         o has been accelerated in connection with any other material default.

         "Standard Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

         o    Yield Maintenance Charges,

         o    Post-ARD Additional Interest,

         o    RCKB Extra Interest,

         o    Class GLC Available P&I Funds, or

         o    Class RCKB Available P&I Funds.

         The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-CK2 certificates (other than the class GLC, RCKB, V-1, V-2, V-3 and V-4 certificates) on that date.

         "Stated Principal Balance" means, for each underlying mortgage loan, an amount that:

         o will initially equal its unpaid principal balance as of its due date in April 2003 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

              1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

              2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any underlying mortgage loan will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "Sully Place Loan" means the underlying mortgage loan secured by the Sully Place Property.

         "Sully Place Loan REMIC" means the REMIC that holds the Sully Place Loan and certain related assets.

         "Sully Place Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Sully Place".

         "The Carl Zeiss Building Loan" means the underlying mortgage loan secured by The Carl Zeiss Building Property.

         "The Carl Zeiss Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "The Carl Zeiss Building".

         "TI/LC" means tenant improvements and leasing commissions.

         "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2003-CK2 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

         "Total Principal Distribution Amount" means:

         o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

              1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in April 2003 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

              2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

              3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in April 2003, and

              4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

         o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

         "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

         o with respect to any underlying mortgage loan, other than the Great Lakes Crossing Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Underwritten Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in April 2003 or, in the case of any such mortgage loan that is currently in an interest-only period that will end prior to maturity (or in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

              1.   the total Underwritten Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in April 2003 or, in the case of any such mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

         o    with respect to the Great Lakes Crossing Loan, the ratio of--

              1. the Underwritten Net Cash Flow for the Great Lakes Crossing Property, to

              2. twelve times the total monthly debt service payment for the Great Lakes Crossing Total Loan on the related due date in April 2003;

         o with respect to the Great Lakes Crossing Senior Portion, the ratio of--

              1. the Underwritten Net Cash Flow for the Great Lakes Crossing Property, to

              2. twelve times the sum of (a) the Initial Great Lakes Crossing Senior Percentage of the monthly debt service payment for the Great Lakes Crossing Loan due on its due date in April 2003 and (b) the monthly debt service payment for the Great Lakes Crossing Companion Loan due on its due date in April 2003; and

         o with respect to the Ritz-Carlton Key Biscayne Senior Portion, the ratio of--

              1. the Underwritten Net Cash Flow for the Ritz-Carlton Key Biscayne Property, to

              2. twelve times the Initial Ritz-Carlton Key Biscayne Senior Percentage of the monthly debt service payment for the Ritz-Carlton Key Biscayne Loan due on its due date in April 2003.

         "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

         "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

         o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

         o    is equal to the excess of--

              1.   the Estimated Annual Revenues for the property, over

              2.   the Estimated Annual Operating Expenses for the property.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash
Flow:

         o    underwritten recurring replacement reserve amounts;

         o    capital improvements, including recurring capital improvements;

         o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         "United States Person" means--

         o    a citizen or resident of the United States,

         o    a domestic partnership,

         o    a domestic corporation,

         o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

         o    any trust if--

              1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

              2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

         "Units" means--

         o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

         o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "Weighted Average Net Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the Great Lakes Crossing Senior Portion, the Ritz-Carlton Key Biscayne Senior Portion and all of the other mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Great Lakes Crossing Senior Portion and the Ritz-Carlton Key Biscayne Senior Portion, their respective Allocated Principal Balances) immediately prior to that distribution date.

         "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

         "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

         "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

         "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                        Recurring Reserve Cap Information

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule



















Note: Information regarding principal balances, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the Great Lakes Crossing Loan and the Ritz-Carlton Key Biscayne Loan, reflects the Great Lakes Crossing Senior Portion and the Ritz-Carlton Key Biscayne Senior Portion, respectively.





                                      A-1-1

      LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                    CUT-OFF
                                                                     DATE      MORTGAGE
                                                                   PRINCIPAL    LOAN
 #   CROSSED   PROPERTY NAME                                       BALANCE(1)   SELLER    MANAGEMENT COMPANY
---  -------   -------------                                       ----------   ------    ------------------
 1             Great Lakes Crossing                                $87,296,617  Column    The Taubman Company
 2             Ritz-Carlton Key Biscayne                            65,000,000  Column    The Ritz-Carlton Hotel Company, L.L.C.
 3             Museum Square                                        56,774,576  Column    Museum Square Management Company
 4             Crescent at Carlyle                                  52,250,000  Column    Insignia/ESG, Inc.
5A             North Park 3                                         10,002,517  Column    KVI Associates, Inc.
5B             North Park 6                                          7,770,880  Column    KVI Associates, Inc.
5C             North Park 5                                          6,657,552  Column    KVI Associates, Inc.
5D             North Park 2                                          6,149,456  Column    KVI Associates, Inc.
5E             North Park 4                                          5,252,318  Column    KVI Associates, Inc.
5F             North Park 1                                          4,516,077  Column    Investors Realty, Inc.
 6             Sully Place                                          35,678,771  Column    Beatty Management Company, Inc.
 7             2300 Imperial Building                               30,863,048  KeyBank   The Krausz Companies
 8             800 Jefferson Street                                 29,906,469  KeyBank   S & S Building Corp.
9A             2123, 2125, 2127 University Park Drive                2,881,000  Column    Michigan Equities Property Management, LLC
9B             2121, 2140 University Park Drive                      2,509,922  Column    Michigan Equities Property Management, LLC
9C             2112 University Park Drive                            2,460,779  Column    Michigan Equities Property Management, LLC
9D             2164 University Park Drive & 3450 Alaiedon Parkway    2,431,090  Column    Michigan Equities Property Management, LLC
9E             2405 Woodlake Drive                                   2,225,190  Column    Michigan Equities Property Management, LLC
9F             2375, 2379 Woodlake Drive                             2,089,769  Column    Michigan Equities Property Management, LLC
9G             2365, 2369 Woodlake Drive                             2,017,753  Column    Michigan Equities Property Management, LLC
9H             2175 University Park Drive                            1,829,758  Column    Michigan Equities Property Management, LLC
9I             2364, 2378 Woodlake Drive                             1,570,053  Column    Michigan Equities Property Management, LLC
9J             2163 University Park Drive & 2199 Jolly Road          1,487,066  Column    Michigan Equities Property Management, LLC
9K             139 Lake Lansing Road                                 1,458,875  Column    Michigan Equities Property Management, LLC
9L             2390, 2410 Woodlake Drive                             1,401,736  Column    Michigan Equities Property Management, LLC
9M             914 Charlevoix Drive                                  1,131,916  Column    Michigan Equities Property Management, LLC
9N             2145 University Park Drive                            1,105,610  Column    Michigan Equities Property Management, LLC
9O             2205 Jolly Road                                         841,071  Column    Michigan Equities Property Management, LLC
9P             2220 University Park Drive                              318,619  Column    Michigan Equities Property Management, LLC
10             The Carl Zeiss Building                              25,260,000  Column    Falcon Dublin GP, LLC
11             BAE Systems Building                                 24,700,000  Column    CB Richard Ellis, Inc.
12             The Shops at Cambridge Crossing                      21,981,038  KeyBank   Nelson Properties, Inc.
13A    (A)     One Hampton Road                                      6,436,838  KeyBank   Policy Brook Park Management Corp.
13B    (A)     4 Northeastern Boulevard                              6,285,668  KeyBank   Policy Brook Park Management Corp.
13C    (A)     1-9 Powers Street                                     1,346,929  KeyBank   Policy Brook Park Management Corp.
13D    (A)     7-11 Ballard Way                                      1,047,611  KeyBank   Policy Brook Park Management Corp.
14     (A)     596 Lowell                                            5,512,982  KeyBank   Policy Brook Park Management Corp.
15             Sunset Coast Plaza                                   16,848,983  Column    Pacifica Capital Group, LLC
16     (B)     Williams Centre Building 2                            6,196,254  Column    Bourn Property Advisors, LLC
17     (B)     Williams Centre Building 1                            5,474,602  Column    Bourn Property Advisors, LLC
18     (B)     Williams Centre Building 3                            4,902,257  Column    Bourn Property Advisors, LLC
19             Main Street Medical Campus                           15,954,217  KeyBank   IDC/West, LLC
20             BECO Building                                        15,933,966  Column    BECO Management, Inc.
21             Randolph Mall                                        15,507,167  KeyBank   CBL & Associates Properties, Inc.
22             Costa Mesa Square Shopping Center                    15,419,626  Column    DSB Properties, Inc.
23             Fairmount Place II                                   14,038,298  Column    Heritage Properties, Inc.
24             Kahana Gateway Center                                13,004,676  Column    Triple Net Properties Realty, Inc. and
                                                                                           CB Richard Ellis Hawaii, Inc
25             Centennial Village                                   12,960,231  Column    M&J Wilkow, Ltd.
26             Brick Church Plaza                                   12,127,478  Column    SCD, Inc.
27             Giant Eagle Plaza                                    11,963,081  Column    Continental Real Estate Companies
28             Abbotts Village Shopping Center                      11,512,325  Column    Wheeler/Kolb Management Company
29             Santa Barbara Tech Center                            11,365,652  Column    Bermant Development Company
30             Sealy Mustang Park                                   10,230,978  Column    Sealy and Company, Inc.
31             Highland Village Plaza                                9,180,724  Column    Vikron, Inc.
32             Hoover Square                                         9,015,649  Column    Brookhill Management Corporation
33             Advantis Technologies                                 8,467,201  Column    Owner Managed
34             Ford Factory Square                                   8,215,951  Column    DEL Development Corporation
35             Rocky Mount Marketplace                               7,502,327  Column    Priority Properties, LLC
36             Paradise Cay Apartments                               7,327,939  Column    KRB Management, Inc. and Jaymor U.S.A.,
                                                                                           Inc.
37             365 Broadway                                          6,979,307  Column    Meringoff Properties Inc.
38             Mack Park Apartments                                  6,974,723  Column    Wells Asset Management Company, Inc.
39             Plank Road Commons                                    6,471,372  Column    GFD Management Inc.
40             Plaza at Coral Springs                                6,382,379  Column    Bergo Inc.
41             Pine Meadow Apartments                                6,080,982  Column    Orion Realty Advisors, LLC
42             Sentry Park Apartments                                6,061,098  Column    EPT Management Company
43             Southside Village Shopping Center                     5,984,139  Column    Beeson Properties






 #    ADDRESS                                                    CITY                     COUNTY              STATE     ZIP CODE
---   -------                                                    ----                     ------              -----     --------
 1    400 Baldwin Road                                           Auburn Hills             Oakland              MI         48326
 2    455 Grand Bay Drive                                        Key Biscayne             Miami-Dade           FL         33149
 3    5757 Wilshire Boulevard                                    Los Angeles              Los Angeles          CA         90036
 4    1940 Duke Street                                           Alexandria               Alexandria City      VA         22314
5A    2121 North 117th Avenue                                    Omaha                    Douglas              NE         68164
5B    2525 North 117th Avenue                                    Omaha                    Douglas              NE         68164
5C    2533 North 117th Avenue                                    Omaha                    Douglas              NE         68164
5D    2301 North 117th Avenue                                    Omaha                    Douglas              NE         68164
5E    11819 Miami Street                                         Omaha                    Douglas              NE         68164
5F    11808 Grant Street                                         Omaha                    Douglas              NE         68164
 6    13800 Metrotech Drive                                      Chantilly                Fairfax              VA         20151
 7    2300 East Imperial Highway                                 El Segundo               Los Angeles          CA         90245
 8    800 Jefferson Street                                       Hoboken                  Hudson               NJ         07030
9A    2123, 2125, 2127 University Park Drive                     Okemos                   Ingham               MI         48864
9B    2121, 2140 University Park Drive                           Okemos                   Ingham               MI         48864
9C    2112 University Park Drive                                 Okemos                   Ingham               MI         48864
9D    2164 University Park Drive & 3450 Alaiedon Parkway         Okemos                   Ingham               MI         48864
9E    2405 Woodlake Drive                                        Okemos                   Ingham               MI         48864
9F    2375, 2379 Woodlake Drive                                  Okemos                   Ingham               MI         48864
9G    2365, 2369 Woodlake Drive                                  Okemos                   Ingham               MI         48864
9H    2175 University Park Drive                                 Okemos                   Ingham               MI         48864
9I    2364, 2378 Woodlake Drive                                  Okemos                   Ingham               MI         48864
9J    2163 University Park Drive & 2199 Jolly Road               Okemos                   Ingham               MI         48864
9K    139 Lake Lansing Road                                      East Lansing             Ingham               MI         48823
9L    2390, 2410 Woodlake Drive                                  Okemos                   Ingham               MI         48864
9M    914 Charlevoix Drive                                       Grand Ledge              Eaton                MI         48837
9N    2145 University Park Drive                                 Okemos                   Ingham               MI         48864
9O    2205 Jolly Road                                            Okemos                   Ingham               MI         48864
9P    2220 University Park Drive                                 Okemos                   Ingham               MI         48864
10    5160 Hacienda Drive                                        Dublin                   Alameda              CA         94568
11    11487 Sunset Hills Road                                    Reston                   Fairfax              VA         20190
12    2001 West Maple Road                                       Troy                     Oakland              MI         48084
13A   One Hampton Road                                           Exeter                   Rockingham           NH         03833
13B   4 Northeastern Boulevard                                   Salem                    Rockingham           NH         03079
13C   1-9 Powers Street                                          Lawrence                 Essex                MA         01843
13D   7-11 Ballard Way                                           Lawrence                 Essex                MA         01843
14    596 Lowell Street                                          Methuen                  Essex                MA         01844
15    17373-17383 Sunset Boulevard                               Pacific Palisades        Los Angeles          CA         90272
16    5421 East Williams Boulevard                               Tucson                   Pima                 AZ         85711
17    5451 East Williams Boulevard                               Tucson                   Pima                 AZ         85711
18    5431 East Williams Boulevard                               Tucson                   Pima                 AZ         85711
19    230-280 South Main Street                                  Orange                   Orange               CA         92868
20    11140 Rockville Pike & 5410 Edson Lane                     Rockville                Montgomery           MD         20852
21    345 Randolph Mall                                          Asheboro                 Randolph             NC         27203
22    3300 Harbor Boulevard                                      Costa Mesa               Orange               CA         92626
23    515 Fairmount Avenue                                       Towson                   Baltimore            MD         21286
24    4465 Honoapiilani Highway                                  Lahaina                  Maui                 HI         96761

25    2300 Holcomb Bridge Road                                   Roswell                  Fulton               GA         30076
26    535 Main Street                                            East Orange              Essex                NJ         07018
27    1710-1760 Hilliard Rome Road                               Columbus                 Franklin             OH         43026
28    11585 Jones Bridge Road                                    Alpharetta               Fulton               GA         30022
29    5520 & 5540 Ekwill Street                                  Goleta                   Santa Barbara        CA         93111
30    US Highway 80 & FM 1641                                    Forney                   Kaufman              TX         75126
31    7201-7291 Boulder Avenue                                   Highland                 San Bernardino       CA         92346
32    1646 Montgomery Highway                                    Hoover                   Jefferson            AL         35216
33    1400 Bluegrass Lakes Parkway                               Alpharetta               Forsyth              GA         30004
34    699 Ponce de Leon Avenue                                   Atlanta                  Fulton               GA         30308
35    400 Old Franklin Turnpike                                  Rocky Mount              Franklin             VA         24151
36    1900 Post Road                                             Melbourne                Brevard              FL         32935

37    365 Broadway                                               New York                 New York             NY         10013
38    400 Audra Lane                                             Denton                   Denton               TX         76209
39    2500-2700 Plank Road                                       Altoona                  Blair                PA         16601
40    650-850 Riverside Drive                                    Coral Springs            Broward              FL         33071
41    23 Hiltin Place                                            Greensboro               Guilford             NC         27409
42    6402 Albany Avenue                                         Lubbock                  Lubbock              TX         79424
43    4003-4009 Bellaire Boulevard                               Houston                  Harris               TX         77025


      LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                    CUT-OFF
                                                                     DATE      MORTGAGE
                                                                   PRINCIPAL    LOAN
 #   CROSSED   PROPERTY NAME                                       BALANCE(1)   SELLER    MANAGEMENT COMPANY
---  -------   -------------                                       ----------   ------    ------------------
44             Phoenix Business Park                               $ 5,706,799  Column    Plato Industries, Inc.
45             Clovis Country Shopping Center                        5,706,262  KeyBank   Paynter Realty & Investments, Inc.
46             Timberlake Apartments                                 5,560,135  Column    AmeriSouth Management, L.P.
47             Indiana Business Center                               5,519,568  Column    Jacobs Development Company
48             Pinecrest Shopping Center                             5,230,844  Column    Owner Managed
49             South Monroe Commons Shopping Center                  5,184,687  Column    Gulfstream Realty Corporation
50             Symmes Gate Station                                   4,946,287  KeyBank   Innovative Property Services, LLC
51             Circuit City - Bolingbrook, IL                        4,789,627  KeyBank   Elysee Management Group, Inc.
52             Northeast Medical Arts Center                         4,786,911  Column    Grubb & Ellis Management Services, Inc.
53             Allsize Storage                                       4,666,949  KeyBank   John Brewster
54             Oak Springs Mobile Home Park                          4,584,654  Column    MVC Real Estate Services, Inc.
55             Thunderbird Airport Plaza                             4,386,793  Column    Square One Development Corporation
56             Best Buy - El Paso, TX                                4,384,442  Column    Owner Managed
57             Sav-On Drug Store - Las Vegas, NV                     4,233,668  Column    Owner Managed
58             Walgreens - North Clinton                             4,206,469  Column    Owner Managed
59             Spruce Street Station Shopping Center                 4,186,213  Column    Mid-Atlantic Property Management Company
60             Five Points Plaza                                     4,158,516  Column    The Third  Millenium Group
61             Circuit City - Colonial Heights, VA                   4,145,273  KeyBank   Elysee Management Group, Inc.
62             Walgreens - West Jefferson                            4,131,798  Column    Owner Managed
63             Taunton Corporate Center                              3,988,664  Column    Applied Management Strategies, LLC
64             5501 Connecticut Avenue                               3,489,772  Column    SRS Realty, LLC
65             Walgreens - Waterbury, CT                             3,421,962  Column    Waterbury Investments, LLC
66             Sav-On Drug Store - Lancaster, CA                     3,399,765  KeyBank   United Advanced Lumber, Inc.
67             Walgreens - Albany, GA                                3,346,759  Column    Owner Managed
68             CVS - Raleigh, NC                                     3,190,413  Column    Owner Managed
69             Gold Star Mobile Estates                              3,160,208  Column    Owner Managed
70             Gray Road Industrial                                  3,143,346  Column    Three M Property Management
71             Walgreens - Olive Branch, MS                          2,929,272  Column    Owner Managed
72             Walgreens - Grand Rapids, MI                          2,891,702  KeyBank   Owner Managed
73             Sahara Corporate Center                               2,846,112  Column    Secured California Investments, Inc.
74             CVS - Wilmington, NC                                  2,738,054  Column    Owner Managed
75             Walgreens - Burlington, KY                            2,727,982  Column    Owner Managed
76A            Bayview East Apartments                               1,456,090  Column    Prestige Management & Realty Group, Inc.
76B            Manette Villa Apartments                              1,193,516  Column    Prestige Management & Realty Group, Inc.
77             Premier Self Storage                                  2,635,517  Column    Radius Group
78             Walgreens - Anderson, IN                              2,613,487  Column    Owner Managed
79             Old Town Station Shopping Center                      2,494,567  Column    Owner Managed
80             Ellsworth Square Apartments                           2,316,139  Column    Premium Property Management, Inc.
81             Kuhlo Medical Building                                2,276,654  Column    The Capital Corporation
82             2575 Grand Canal Boulevard                            2,243,194  Column    Owner Managed
83             CVS - Indianapolis, IN                                2,214,866  KeyBank   Westlane, LLC
84             401-403 South Washington                              2,167,861  Column    Darwin Asset Management
85             Eckerd Nashville                                      2,165,160  Column    William J. Weiner
86             Shurgard Self Storage                                 2,141,340  Column    Shurgard Self Storage Inc.
87             Barber Knolls Apartments                              2,093,816  Column    Summit Twin Oaks Realty, Inc.
88             Park Oaks Village Phase II                            2,058,779  Column    Owner Managed
89             Sandalwood Apartment Complex                          2,012,827  KeyBank   Gold Crown Management
90             Hickory Trace Apartments                              1,993,835  Column    Kohner Properties, Incorporated
91             Green Acres Shopping Center II                        1,992,142  Column    Brookins Properties, Inc.
92             Wilcox Apartments                                     1,801,813  KeyBank   Vesta Management Corporation
93             Greenwood Apartments                                  1,619,666  Column    Owner Managed
94             Midtown Estates                                       1,603,207  Column    Owner Managed
95             Knollwood Townhouse Apartments                        1,590,159  Column    Owner Managed
96             Seven Wells Street                                    1,514,904  Column    Owner Managed
97             Centre Court Apartments                               1,493,884  Column    Waco Brothers Management, Ltd.
98             Lincoln Broadway Building                             1,491,585  Column    Owner Managed
99             Anoka Acres Mobile Home Community                     1,271,401  Column    Owner Managed
100            4210 Lake Avenue Townhouses                             957,162  Column    Owner Managed
101            Biarritz Drive Apartments                               498,213  Column    Owner Managed






 #    ADDRESS                                                CITY                     COUNTY                  STATE     ZIP CODE
---   -------                                                ----                     ------                  -----     --------
44    2700 Northeast Expressway                              Atlanta                  DeKalb                   GA         30345
45    2139-2167 Shaw Avenue                                  Clovis                   Fresno                   CA         93611
46    834 Timberlake Drive                                   Arlington                Tarrant                  TX         76010
47    6700 and 6780 Indiana Avenue                           Riverside                Riverside                CA         92506
48    156-248 South Pine Street                              Burlington               Racine                   WI         53105
49    3030 South Monroe Street                               Tallahassee              Leon                     FL         32301
50    9666 East Kemper Road                                  Loveland                 Hamilton                 OH         45140
51    111 South Weber Road                                   Bolingbrook              Will                     IL         60490
52    2801 North Decatur Road                                Decatur                  DeKalb                   GA         30033
53    2785 Palisades Drive                                   Corona                   Riverside                CA         92880
54    12 Highland Street                                     Sorrento                 Lake and Orange          FL         32776
55    2550 North Thunderbird Circle                          Mesa                     Maricopa                 AZ         85215
56    815 Sunland Park Drive                                 El Paso                  El Paso                  TX         79912
57    4810 West Ann Road                                     Las Vegas                Clark                    NV         89130
58    5830 North Clinton Street                              Fort Wayne               Allen                    IN         46825
59    1101 Brookdale Street                                  Martinsville             Henry                    VA         24112
60    118 Five Points Road                                   Goldsboro                Wayne                    NC         27530
61    820 Southpark Boulevard                                Colonial Heights         Colonial Heights City    VA         23834
62    6202 West Jefferson Boulevard                          Fort Wayne               Allen                    IN         46804
63    125 John Hancock Road                                  Taunton                  Bristol                  MA         02780
64    5501-5513 Connecticut Avenue                           Washington               District of Columbia     DC         20015
65    1447 East Main Street                                  Waterbury                New Haven                CT         06705
66    44430 Challenger Way                                   Lancaster                Los Angeles              CA         93535
67    2351 Dawson Road                                       Albany                   Dougherty                GA         31707
68    3500 Wake Forest Road                                  Raleigh                  Wake                     NC         27609
69    2120 South Santa Fe Avenue                             Visalia                  Tulare                   CA         93292
70    7621 & 7641 East Gray Road                             Scottsdale               Maricopa                 AZ         85260
71    6958 Goodman Road                                      Olive Branch             De Soto                  MS         38654
72    5100 East Beltline Avenue, NE                          Grand Rapids             Kent                     MI         49525
73    9580 West Sahara Avenue                                Las Vegas                Clark                    NV         89117
74    2302 South 17th Street                                 Wilmington               New Hanover              NC         28401
75    1747 Patrick Drive                                     Burlington               Boone                    KY         41005
76A   620 Sheridan Road                                      Bremerton                Kitsap                   WA         98310
76B   3280 Pine Road                                         Bremerton                Kitsap                   WA         98310
77    2150 Main Street                                       Oakley                   Contra Costa             CA         94561
78    3736 South Scatterfield Road                           Anderson                 Madison                  IN         46013
79    401 Clovis Avenue                                      Clovis                   Fresno                   CA         93612
80    2800-2846 Fisher Road NE                               Salem                    Marion                   OR         97305
81    4805 Mallory Lane                                      Franklin                 Williamson               TN         37067
82    2575 Grand Canal Boulevard                             Stockton                 San Joaquin              CA         95207
83    7202 Michigan Road                                     Indianapolis             Marion                   IN         46268
84    401-403 South Washington Boulevard                     Mundelein                Lake                     IL         60060
85    2819 Nolensville Pike                                  Nashville                Davidson                 TN         37211
86    22013 Southeast Wax Road                               Maple Valley             King                     WA         98038
87    416 Crocus Place                                       Barberton                Summit                   OH         44203
88    3860 El Dorado Hills Boulevard                         El Dorado Hills          El Dorado                CA         95762
89    2162 30th Street                                       Greeley                  Weld                     CO         80631
90    3560 De Hart Place                                     BreckenRidge Hills        St. Louis                MO         63074
91    1905-1955 Barnett Shoals Road                          Athens                   Clarke                   GA         30605
92    305 South Main Street                                  Middletown               Middlesex                CT         06457
93    909-919 Greenwood Avenue                               Atlanta                  Fulton                   GA         30306
94    908 South Main Street                                  Elkhart                  Elkhart                  IN         46516
95    1721 Maple Avenue                                      Rapid City               Pennington               SD         57701
96    7 Wells Street                                         Saratoga Springs         Saratoga                 NY         12866
97    1800 South 5th Street                                  Waco                     McLennan                 TX         76706
98    1456-1460 Lincoln & 723-729 Broadway                   Santa Monica             Los Angeles              CA         90401
99    2904 South US Highway 35                               Logansport               Cass                     IN         46947
100   4210 Lake Avenue                                       Wilmington               New Hanover              NC         28403
101   960 Biarritz Drive                                     Miami Beach              Miami-Dade               FL         33141

(A) The Underlying Mortgaged Loans secured by Brooks B Portfolio and 596 Lowell are collateralized and cross-defaulted respectively.

     The Brooks B Portfolio is comprised of the Mortgaged Real Properties identified in Exhibit A-1 as One Hampton Road, 4 Northeast Boulevard, 1-9 Powers Street and 7-11 Ballard Way.

(B) The Underlying Mortgage Loans secured by Williams Centre Building 2, Williams Centre Building I and Williams Centre Building 3 are cross-collateralized and cross-defaulted, respectively.

(I)  Assumes a Cut-off Date of April 2003.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                       CUT-OFF                                       UNITS/
                                                        DATE                                        SQ. FT./
                                                     PRINCIPAL    PROPERTY      PROPERTY             ROOMS/         FEE/      YEAR
  #   CROSSED  PROPERTY NAME                         BALANCE(1)     TYPE        SUB-TYPE              PADS        LEASEHOLD   BUILT
 ---  -------  -------------                         ----------   --------      --------           ---------      ---------   -----
  1            Great Lakes Crossing                 $87,296,617   Retail        Anchored           1,142,827         Fee       1998
  2            Ritz-Carlton Key Biscayne             65,000,000   Hotel         Full Service             302         Fee       2001
  3            Museum Square                         56,774,576   Office        CBD                  522,362         Fee       1948
  4            Crescent at Carlyle                   52,250,000   Office        Suburban             212,889         Fee       2002
  5A           North Park 3                          10,002,517   Office        Suburban             120,000         Fee       1990
  5B           North Park 6                           7,770,880   Office        Suburban             100,722         Fee       1994
  5C           North Park 5                           6,657,552   Office        Suburban              66,361         Fee       1991
  5D           North Park 2                           6,149,456   Office        Suburban              64,000         Fee       1988
  5E           North Park 4                           5,252,318   Office        Suburban              59,940         Fee       1990
  5F           North Park 1                           4,516,077   Office        Suburban              56,754         Fee       1986
  6            Sully Place                           35,678,771   Retail        Anchored             533,053(5)      Fee       1991
  7            2300 Imperial Building                30,863,048   Office        Suburban             157,225         Fee       1964
  8            800 Jefferson Street                  29,906,469   Multifamily   Conventional             144         Fee       2000
  9A           2123, 2125, 2127 University Park
                 Drive(4)                             2,881,000   Office        Suburban              41,890         Fee       1989
  9B           2121, 2140 University Park
                 Drive(4)                             2,509,922   Office        Suburban              28,269         Fee       1994
  9C           2112 University Park Drive(4)          2,460,779   Office        Suburban              24,983         Fee       1999
  9D           2164 University Park Drive &
                 3450 Alaiedon Parkway(4)             2,431,090   Office        Suburban              27,951         Fee       1995
  9E           2405 Woodlake Drive(4)                 2,225,190   Office        Suburban              21,204         Fee       1991
  9F           2375, 2379 Woodlake Drive(4)           2,089,769   Office        Suburban              28,243         Fee       1996
  9G           2365, 2369 Woodlake Drive(4)           2,017,753   Office        Suburban              28,229         Fee       1996
  9H           2175 University Park Drive(4)          1,829,758   Office        Suburban              19,292         Fee       1996
  91           2364, 2378 Woodlake Drive(4)           1,570,053   Office        Suburban              16,367         Fee       1992
  9J           2163 University Park Drive &
                 2199 Jolly Road(4)                   1,487,066   Office        Suburban              26,524         Fee       1986
  9K           139 Lake Lansing Road(4)               1,458,875   Office        Suburban              16,720         Fee       1988
  9L           2390, 2410 Woodlake Drive(4)           1,401,736   Office        Suburban              14,593         Fee       1993
  9M           914 Charlevoix Drive(4)                1,131,916   Retail        Unanchored            17,752         Fee       1993
  9N           2145 University Park Drive(4)          1,105,610   Office        Suburban              14,838         Fee       1988
  9O           2205 Jolly Road(4)                       841,071   Office        Suburban               9,667         Fee       1986
  9P           2200 University Park Drive(4)            318,619   Office        Suburban               3,543         Fee       1987
 10            The Carl Zeiss Building               25,260,000   Office        Suburban             201,620         Fee       1988
 11            BAE Systems Building                  24,700,000   Office        Suburban             133,806         Fee       2002
 12            The Shops at Cambridge Crossing       21,981,038   Retail        Anchored             223,368         Fee       2000
 13A   (A)     One Hampton Road                       6,436,838   Office        Suburban              80,216         Fee       1965
 13B   (A)     4 Northeastern Boulevard               6,285,668   Office        Suburban              52,500         Fee       1996
 13C   (A)     1-9 Powers Street                      1,346,929   Industrial    N/A                   38,300         Fee       1972
 13D   (A)     7-11 Ballard Way                       1,047,611   Office        Suburban              20,500         Fee       1982
 14    (A)     596 Lowell                             5,512,982   Industrial    N/A                   80,000         Fee       2002
 15            Sunset Coast Plaza                    16,848,983   Office        Suburban             102,372         Fee       1989
 16    (B)     Williams Centre Building 2             6,196,254   Office        Suburban              50,000         Fee       1999
 17    (B)     Williams Centre Building 1             5,474,602   Office        Suburban              47,968         Fee       2000
 18    (B)     Williams Centre Building 3             4,902,257   Office        Suburban              46,878         Fee       2000
 19            Main Street Medical Campus            15,954,217   Office        Suburban              74,769         Fee       2002
 20            BECO Building                         15,933,966   Office        Suburban             113,550         Fee       1982
 21            Randolph Mall                         15,507,167   Retail        Anchored             224,103(6)      Fee       1982
 22            Costa Mesa Square Shopping Center     15,419,626   Retail        Anchored              73,317         Fee       2002
 23            Fairmount Place II                    14,038,298   Office        Suburban             123,663    Fee/Leasehold  1988
 24            Kahana Gateway Center                 13,004,676   Mixed Use     Retail/Office         80,069         Fee       1990
 25            Centennial Village                    12,960,231   Retail        Anchored             117,392         Fee       2001
 26            Brick Church Plaza                    12,127,478   Retail        Anchored             115,279         Fee       1987
 27            Giant Eagle Plaza                     11,963,081   Retail        Anchored             110,871         Fee       2001
 28            Abbotts Village Shopping Center       11,512,325   Retail        Anchored             109,586         Fee       1995
 29            Santa Barbara Tech Center             11,365,652   Office        Suburban              84,797         Fee       1987
 30            Sealy Mustang Park                    10,230,978   Industrial    N/A                  863,300         Fee       1988
 31            Highland Village Plaza                 9,180,724   Retail        Anchored              89,794         Fee       1991
 32            Hoover Square                          9,015,649   Retail        Anchored              93,218         Fee       1984
 33            Advantis Technologies                  8,467,201   Industrial    N/A                  191,975         Fee       1997
 34            Ford Factory Square                    8,215,951   Multifamily   Conventional             122         Fee       1914
 35            Rocky Mount Marketplace                7,502,327   Retail        Anchored             100,198         Fee       2000
 36            Paradise Cay Apartments                7,327,939   Multifamily   Conventional             197         Fee       1985
 37            365 Broadway                           6,979,307   Office        CBD                   53,250         Fee       1920
 38            Mack Park Apartments                   6,974,723   Multifamily   Conventional             226         Fee       1985
 39            Plank Road Commons                     6,471,372   Retail        Anchored              87,301         Fee       1993
 40            Plaza at Coral Springs                 6,382,379   Retail        Unanchored            92,654         Fee       1985
 41            Pine Meadow Apartments                 6,080,982   Multifamily   Conventional             204         Fee       1974
 42            Sentry Park Apartments                 6,061,098   Multifamily   Conventional             236         Fee       1977
 43            Southside Village Shopping Center      5,984,139   Mixed Use     Retail/Office         80,152         Fee       1986
 44            Phoenix Business Park                  5,706,799   Office        Suburban             110,952         Fee       1979
 45            Clovis Country Shopping Center         5,706,262   Retail        Anchored              46,630         Fee       1986
 46            Timberlake Apartments                  5,560,135   Multifamily   Conventional             224         Fee       1970
 47            Indiana Business Center                5,519,568   Office        Suburban              71,197         Fee       1988
 48            Pinecrest Shopping Center              5,230,844   Retail        Anchored             102,286         Fee       1966
 49            South Monroe Commons Shopping Center   5,184,687   Retail        Anchored              71,139(7)      Fee       1998
 50            Symmes Gate Station                    4,946,287   Retail        Anchored              40,323(8)      Fee       1998
 51            Circuit City - Bolingbrook,IL          4,789,627   Retail        Anchored              33,145         Fee       2001
 52            Northeast Medical Arts Center          4,786,911   Office        Suburban              51,304         Fee       1986
 53            Allsize Storage                        4,666,949   Self Storage  N/A                   51,926         Fee       1987
 54            Oak Springs Mobile Home Park           4,584,654   Multifamily   Manufactured Housing     438         Fee       1973
 55            Thunderbird Airport Plaza              4,386,793   Mixed Use     Office/Industrial     53,355      Leasehold    2001
 56            Best Buy - El Paso, TX                 4,384,442   Retail        Anchored              51,191         Fee       1997
 57            Sav-On Drug Store - Las Vegas, NV      4.233,668   Retail        Anchored              17,123         Fee       2002
 58            Walgreens - North Clinton              4,206,469   Retail        Anchored              15,120         Fee       2001
 59            Spruce Street Station Shopping Center  4,186,213   Retail        Anchored              48,057         Fee       1989
 60            Five Points Plaza                      4,158,516   Retail        Anchored              57,445         Fee       2001
 61            Circuit City - Colonial Heights, VA    4,145,273   Retail        Anchored              32,930         Fee       2002
 62            Walgreens - West Jefferson             4,131,798   Retail        Anchored              14,490         Fee       2001
 63            Taunton Corporate Center               3,988,664   Industrial    N/A                   70,305         Fee       1987
 64            5501 Connecticut Avenue                3,489,772   Mixed Use     Retail/Office         22,767         Fee       1972
 65            Walgreens - Waterbury, CT              3,399,765   Retail        Anchored              14,477         Fee       2002
 66            Sav-On Drug Store - Lancaster, CA      3,399,765   Retail        Anchored              20,251         Fee       2000
 67            Walgreens - Albany, GA                 3,346,759   Retail        Anchored              14,490         Fee       2001
 68            CVS - Raleign, NC                      3,190,413   Retail        Anchored              10,125         Fee       2001
 69            Gold Star Mobile Estates               3,160,208   Multifamily   Manufactured Housing     183         Fee       1965
 70            Gray Road Industrial                   3,143,346   Industrial    N/A                   45,702         Fee       1987
 71            Walgreens - Olive Branch, MS           2,929,272   Retail        Anchored              14,490         Foe       2002
 72            Walgreens - Grand Rapids, MI           2,891,702   Retail        Anchored              14,490         Fee       2002
 73            Sahara Corporate Center                2,846,112   Office        Suburban              27,941         Fee       2001
 74            CVS - Wilmington, NC                   2,738,054   Retail        Anchored              10,880    Fee/Leasehold  2002
 75            Walgreens - Burlington, KY             2,727,982   Retail        Anchored              14,490         Fee       2001
 76A           Bayview East Apartments                1,456,090   Multifamily   Conventional              73         Fee       1975
 76B           Manette Villa Apartments               1,193,516   Multifamily   Conventional              63         Fee       1975
 77            Premier Self Storage                   2,635,517   Self Storage  N/A                   46,995         Fee       2001
 78            Walgreens - Anderson, IN               2,613,487   Retail        Anchored              14,490         Fee       2001
 79            Old Town Station Shopping Center       2,494,567   Retail        Unanchored            26,521         Fee       1999
 80            Ellsworth Square Apartments            2,316,139   Multifamily   Conventional              72         Fee       1994
 81            Kuhlo Medical Building                 2,276,654   Office        Suburban              19,006         Fee       1999
 82            2575 Grand Canal Boulevard             2,243,194   Office        Suburban              28,527         Fee       1986
 83            CVS-Indianapolis, IN                   2,214,866   Retail        Anchored              10,125         Fee       2001
 84            401-403 South Washington               2,167,861   Industrial    N/A                   69,120         Fee       1970
 85            Eckerd Nashville                       2,165,160   Retail        Anchored              10,908         Fee       1999
 86            Shurgard Self Storage                  2,141,340   Self Storage  N/A                   51,840         Fee       1999
 87            Barber Knolls Apartments               2,093,816   Multifamily   Conventional              89         Fee       1966
 88            Park Oaks Village Phase II             2,058,779   Office        Suburban              12,058         Fee       2000
 89            Sandalwood Apartment Complex           2,012,827   Multifamily   Conventional             168         Fee       1972
 90            Hickory Trace Apartments               1,993,835   Multifamily   Conventional             126         Fee       1960
 91            Green Acres Shopping Center II         1,992,142   Retail        Unanchored            56,500         Fee       1978
 92            Wilcox Apartments                      1,801,813   Multifamily   Conventional              81         Fee       1910
 93            Greenwood Apartments                   1,619,666   Multifamily   Conventional              44         Fee       1935
 94            Midtown Estates                        1,603,207   Multifamily   Conventional             106         Fee       1970
 95            Knollwood Townhouse Apartments         1,590,159   Multifamily   Conventional              69         Fee       1973
 96            Seven Wells Street                     1,514,904   Office        Suburban              21,503         Fee       1940
 97            Centre Court Apartments                1,493,884   Multifamily   Conventional              24         Fee       2001
 98            Lincoln Broadway Building              1,491,585   Mixed Use     Multifamily/Retail     9,393         Fee       1923
 99            Anoka Acres Mobile Home Community      1,271,401   Multifamily   Manufactured Housing      82         Fee       1975
100            4210 Lake Avenue Townhouses              957,162   Multifamily   Conventional              24         Fee       1998
101            Biarritz Drive Apartments                498,213   Multifamily   Conventional              14         Fee       1955
                                                                                                                              ------
TOTAL/WEIGHTED AVERAGE:                                                                                                        1989
                                                                                                                              ======
MAXIMUM:                                                                                                                       2002
MINIMUM:                                                                                                                       1910

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                     MOST RECENT
                 OCCUPANCY   DATE OF                  OPERATING      MOST          MOST         MOST
         YEAR     RATE AT   OCCUPANCY    APPRAISED    STATEMENT     RECENT        RECENT       RECENT                        U/W
  #    RENOVATED   U/W(2)    RATE(2)       VALUE        DATE       REVENUE       EXPENSES        NCF         U/W NOI        NCF(3)
 ---   --------- ---------  --------- -------------- ----------- ------------  -----------   -----------   -----------   -----------
  1       N/A       91%      11/1/02  $  248,000,000   12/31/02  $ 39,348,872  $15,696,315   $23,652,557   $23,591,252   $22,614,233
  2       N/A       N/A        N/A       148,400,000   12/31/02    52,379,791   42,506,765     9,138,131     9,814,722     8,504,602
  3       2001      82%      10/1/02      75,000,000    9/30/02    11,431,275    4,877,660     5,769,674     7,410,772     6,626,831
  4       N/A      100%      11/25/02     76,000,000      N/A             N/A          N/A           N/A     6,003,175     5,960,597
  5A      N/A       83%      12/1/02      14,600,000    8/31/02     1,827,267      697,803       999,431     1,085,069       955,036
  5B      N/A      100%       9/1/02      10,400,000    8/31/02     1,388,500      336,763       943,938       949,917       842,118
  5C      N/A       92%       9/1/02       8,910,000    8/31/02     1,397,066      458,440       863,818       762,960       688,152
  5D      N/A      100%       9/1/02       8,230,000    8/31/02       991,025      218,896       699,148       748,609       675,628
  5E      N/A      100%       1/1/03       7,030,000    8/31/02     1,141,524      403,221       666,759       662,033       590,489
  5F      N/A      100%       9/1/02       6,100,000    8/31/02       938,921      324,568       553,121       547,057       485,825
  6       2003      91%       1/1/03      68,500,000   12/31/02     5,413,619    1,191,922     3,827,791     5,654,228     5,260,322
  7       2000     100%      2/21/02      39,540,000   10/31/02     6,916,710    1,879,615     5,037,095     3,361,535     3,008,572
  8       2002     100%      12/20/02     37,500,000   11/30/02     3,766,875      942,177     2,824,698     2,619,487     2,590,687
  9A      N/A       72%      10/28/02      3,653,113    9/30/02       457,210      157,542       258,869       322,742       281,944
  9B      N/A       94%      10/28/02      3,182,585    9/30/02       398,320      137,251       225,526       281,172       245,629
  9C      N/A      100%      10/28/02      3,120,274    9/30/02       390,521      134,563       221,111       275,667       240,820
  9D      N/A      100%      10/28/02      3,082,627    9/30/02       385,810      132,940       218,443       272,341       237,914
  9E      N/A      100%      10/28/02      2,821,545    9/30/02       353,134      121,681       199,942       249,275       217,764
  9F      N/A       78%      10/28/02      2,649,831    9/30/02       331,643      114,275       187,774       234,105       204,511
  9G      N/A       72%      10/28/02      2,558,516    9/30/02       320,214      110,337       181,303       226,037       197,464
  9H      N/A      100%      10/28/02      2.320,137    9/30/02       290,379      100,057       164,411       204,977       179,066
  91      1999     100%      10/28/02      1,990,830    9/30/02       249,165       85,856       141,075       175,884       153,650
  9J      N/A       61%      10/28/02      1,885,603    9/30/02       235,995       81,318       133,619       166,587       145,529
  9K      N/A       91%      10/28/02      1,849,857    9/30/02       231,521       79,776       131,086       163,429       142,770
  9L      N/A      100%      10/28/02      1,777,404    9/30/02       222,453       76,651       125,951       157,028       137,178
  9M      N/A       91%      10/28/02      1,435,272    9/30/02       179,633       61,897       101,707       126,802       110,773
  9N      N/A       91%      10/28/02      1,401,916    9/30/02       175,458       60,458        99,343       123,855       108,199
  9O      N/A       86%      10/28/02      1,066,480    9/30/02       133,476       45,992        75,574        94,220        82,310
  9P      N/A      100%      10/28/02        404,010    9/30/02        50,564       17,423        28,629        35,693        31,181
 10       N/A      100%      8/31/02      37,000,000      N/A             N/A          N/A           N/A     2,827,889     2,660,676
 11       N/A      100%       9/9/02      35,300,000      N/A             N/A          N/A           N/A     2,541,565     2,367,794
 12       N/A       89%       2/6/03      27,600,000   12/31/02     2,322,911      740,688     1,367,134     2,273,113     2,165,567
 13A      2000      83%      1/24/03       8,600,000   12/31/02     1,218,711      441,961       747,220       734,542       645,169
 13B      N/A      100%      1/24/03       8,400,000   12/31/02     1,088,066       83,106     1,004,960       853,143       787,073
 13C      N/A       73%      1/24/03       1,800,000   12/31/02       224,028       93,524       111,383       157,978       132,260
 13D      N/A      100%      1/24/03       1,400,000   12/31/02       199,401       59,280       137,035       119,378       102,203
 14       N/A      100%      1/24/03       7,700,000   12/31/02       625,750      119,738       506,013       617,295       566,740
 15       2002      87%      12/31/02     25,700,000   11/30/02     2,820,594    1,077,921     1,507,412     1,839,580     1,604,319
 16       N/A      100%      11/1/02       8,300,000    7/31/02       776,779           $O       776,779       735,545       669,832
 17       N/A      100%      11/1/02       7,500,000    6/30/02     1,088,340      239,964       848,376       639,110       548,439
 18       N/A      100%      11/1/02       7,200,000    6/30/02       895,000      328,962       566,038       579,842       493,379
 19       N/A       96%      11/20/02     20,000,000      N/A             N/A          N/A           N/A     1,773,140     1,601,901
 20       2001      92%      10/1/02      22,000,000    9/30/02     2,125,464      965,078       997,895     1,739,634     1,577,143
 21       1989      88%      9/30/02      20,200,000    2/28/02     3,000,951    1,314,792     1,681,408     2,090,219     1,917,917
 22       N/A      100%       8/1/02      19,935,000      N/A             N/A          N/A           N/A     1,647,375     1,545,050
 23       N/A       97%       9/1/02      18,000,000    8/31/02     2,864,571    1,129,112     1,493,658     1,675,273     1,433,472
 24       N/A       93%      11/13/02     18,900,000    9/30/02     2,842,124    1,405,514     1,324,546     1,401,457     1,289,393
 25       N/A       99%       1/1/03      16,900,000    9/30/02     1,234,504      240,516       945,875     1,362,255     1,314,142
 26       N/A       96%      12/15/02     16,100,000   11/30/02     2,379,007      859,604     1,436,163     1,427,613     1,344,373
 27       N/A       96%      12/13/02     15,000,000   11/30/02     1,295,769      217,403     1,078,366     1,300,852     1,255,884
 28       N/A       93%      12/9/02      15,300,000    7/31/02     1,623,026      431,366     1,191,660     1,242,111     1,138,984
 29       N/A      100%      11/30/02     15,200,000   11/30/02     1,817,443      347,869     1,412,760     1,301,861     1,245,047
 30       1999      92%      1/23/03      15,500,000   11/30/02     2,146,223      672,042     1,216,691     1,513,392     1,255,902
 31       N/A      100%      12/2/02      13,300,000   10/31/02     1,674,586      598,414       967,003     1,181,424     1,072,255
 32       2002     100%      11/1/02      11,400,000      N/A             N/A          N/A           N/A     1,011,715       940,869
 33       N/A      100%      9/30/02      13,150,000      N/A             N/A          N/A           N/A     1,087,233       981,647
 34       1996      89%      10/7/02      11,700,000    8/31/02     1,599,988      585,690       952,688     1,012,798       951,188
 35       N/A      100%       9/1/02       9,450,000    8/31/02       986,154      133,191       816,837       799,109       762,983
 36       2000      97%      10/30/02      9,220,000    9/30/02     1,403,964      599,607       755,107       752,071       702,821
 37       1996     100%      10/1/02       9,700,000    9/30/02     1,281,266      396,156       820,676       887,139       822,705
 38       2002      96%      11/21/02      8,750,000   10/31/02     1,426,266      734,312       635,454       847,967       791,467
 39       2001      99%      10/1/02       9,000,000   10/31/02     1,188,470      290,666       822,209       876,907       801,312
 40       1990     100%       9/1/02      10,300,000    8/31/02     1,502,634      420,754       989,596       949,748       857,464
 41       1990      96%      11/22/02      7,800,000    9/30/02     1,360,745      613,878       695,867       667,909       616,909
 42       2002      93%      11/20/02      7,600,000    8/31/02     1,307,015      607,604       640,411       670,843       611,843
 43       N/A       87%      12/1/02       8,800,000    9/30/02       904,680      259,692       551,283       874,747       781,042
 44       1999      92%       6/1/02       7,750,000    5/31/02     1,083,934      252,392       655,555       767,658       591,671
 45       2002      94%      12/24/02      7,160,000   11/30/02       373,623      120,111       193,778       592,615       557,133
 46       2001      96%      10/10/02      7,000,000    9/30/02     1,497,965      863,075        37,199       650,839       583,639
 47       N/A       97%      11/1/02       7,400,000   10/31/02       971,771      149,227       811,883       685,231       565,372
 48       2002      81%      11/15/02      7,120,000      N/A             N/A          N/A           N/A       586,009       544,667
 49       N/A      100%       9/1/02       6,500,000    7/31/02       862,836      195,856       636,354       587,904       557,278
 50       N/A       87%      2/11/03       6,600,000   17/31/02       634,317      127,573       506,744       536,477       510,266
 51       N/A      100%       1/9/03       6,600,000      N/A             N/A          N/A           N/A       541,627       536,655
 52       N/A       89%      12/15/02      7,400,000   10/31/02       967,910      429,755       455,145       685,775       602,765
 53       N/A       96%      10/1/02       6,250,000    9/30/02       899,729      292,517       595,245       571,369       564,281
 54       1984      74%      10/4/02       6,200,000    8/31/02       932,009      434,537       475,572       483,443       461,543
 55       N/A       91%      12/6/02       5,900,000      N/A             N/A          N/A           N/A       533,237       499,354
 56       2002     100%      11/12/02      5,600,000      N/A             N/A          N/A           N/A       462,563       455,063
 57       N/A      100%      10/1/02       5,370,000      N/A             N/A          N/A           N/A       426,552       423,984
 58       N/A      100%      7/31/02       5,540,000    8/31/02       468,000        6,587       461,414       453,960       451,692
 59       2002      85%      11/1/02       5,495,000   10/31/02       609,732       63,176       546,556       476,466       455,561
 60       N/A      100%       9/1/02       5,350,000   11/30/02       537,012       52,092       484,920       475,722       452,589
 61       N/A      100%       1/9/03       5,700,000      N/A             N/A          N/A           N/A       471,946       467,006
 62       N/A      100%      7/31/02       5,500,000    8/31/02       466,304       17,805       448,499       450,791       448,617
 63       N/A       91%      4/26/02       5,000,000   12/31/02       600,517      161,774       403,783       454,372       419,412
 64       1999     100%      12/2/02       4,900,000    8/31/02       655,237      269,133       350,816       398,154       362,866
 65       N/A      100%      8/12/02       5,100,000      N/A             N/A          N/A           N/A       397,700       395,528
 66       N/A      100%      12/1/02       4,700,000    7/31/02       477,427      123,326       354,101       349,946       342,309
 67       N/A      100%      10/11/02      4,340,000    9/30/02       358,797           95       358,702       357,930       355,295
 68       N/A      100%      10/15/02      4,170,000    9/30/02       284,415        1,137       283,279       340,798       338,975
 69       N/A       92%      11/1/02       4,270,000   10/31/02       533,697      176,008       348,539       333,278       324,128
 70       N/A       92%      12/1/02       4,100,000   11/30/02       415,036      129,396       248,947       362,755       326,062
 71       N/A      100%      10/23/02      3,700,000      N/A             N/A          N/A           N/A       294,318       292,144
 72       N/A      100%      11/11/02      3,750,000   11/30/02       310,812       27,492       283,320       289,258       287,084
 73       N/A       88%      9/10/02       4,650,000    8/31/02       520,773      169,256       351,518       331,719       278,829
 74       N/A      100%      10/15/02      3,440,000    9/30/02       310,128          519       309,609       280,208       278,576
 75       N/A      100%      7/31/02       3,900,000    8/31/02       330,000        4,679       325,322       320,100       317,926
 76A      1999      99%      10/23/02      1,830,000   10/23/02       458,506      232,723       182,291       203,778       181,779
 768      1999      98%      10/23/02      1,500,000   10/23/02       411,156      219,204       168,868       200,133       180,847
 77       N/A       85%      10/20/02      4,000,000   10/31/02       545,820      212,156       333,664       305,335       298,286
 78       N/A      100%      7/31/02       3,750,000     8/3/02       317,000        8,909       308,091       307,490       305,316
 79       N/A       95%      1/31/03       3,600,000   12/31/02       446,538       61,804       354,235       318,076       287,577
 80       N/A       92%      11/21/02      3,050,000   10/31/02       437,385      225,470       193,915       225,754       207,754
 81       N/A       96%      10/4/02       3,050,000    8/31/02       390,369      100,821        75,891       265,157       221,076
 82       1998     100%      11/4/02       3,300,000   12/31/02       537,327      223,207       279,888       261,610       227,378
 83       N/A      100%      12/11/02      3,000,000    11/8/02       254,016        5,229       248,787       241,308       239,789
 84       1999     100%      11/11/02      2,900,000    6/30/02       374,948      104,658       230,270       270,164       223,843
 85       N/A      100%      11/18/02      3,650,000      N/A             N/A          N/A           N/A       299,269       287,093
 86       N/A       86%      10/25/02      3,000,000   10/31/02       396,126      171,800       224,326       224,784       217,022
 87       2002      94%      12/3/02       3,150,000    9/25/02       492,959      195,888       274,821       303,455       281,205
 88       N/A      100%      11/1/02       3,000,000   10/31/02       341,318       73,674       267,644       238,394       216,177
 89       2001      86%      12/27/02      5,500,000    9/30/02       920,803      414,901       372,033       537,864       487,464
 90       1996      97%      10/31/02      2,970,000   10/31/02       641,147      378,982       230,665       263,118       231,618
 91       1986      94%      12/1/02       3,200,000    7/31/02       443,411      160,197       216,544       344,294       277,624
 92       1999      98%      12/31/02      2,515,000   12/31/02       586,757      317,141       243,818       230,412       210,162
 93       1984     100%      12/31/02      2,200,000   11/30/02       301,820      103,381       187,439       180,174       169,174
 94       2001      96%      11/1/02       2,200,000   10/31/02       469,584      245,981       196,353       198,107       170,857
 95       N/A      100%      11/6/02       2,348,000   12/31/02       504,982      293,313       194,419       200,358       183,108
 96       1989     100%       8/2/02       2,100,000    8/31/02       329,805      116,115       186,811       187,416       160,537
 97       N/A      100%      10/25/02      1,935,000   10/31/02       250,330       54,691       188,439       168,882       161,682
 98       2001     100%      12/1/02       2,500,000    9/30/02       231,912       43,998       180,172       176,315       168,573
 99       N/A       99%      12/1/02       1,600,000    7/31/02       172,207       31,315       136,792       140,498       136,398
100       N/A       96%      10/28/02      1,200,000   10/31/02       148,524       26,191       116,333       107,285       101,285
101       2001     100%      12/1/02         635,000    6/30/02        94,320       21,485        69,335        58,594        55,094
          --------------------------------------------------------------------------------------------------------------------------
TOTAL/
WEIGHTED
AVERAGE:  2000      94%               $1,553,253,000             $204,172,421  $95,171,318  $102,057,669  $131,743,149  $121,813,947
          ==========================================================================================================================
MAXIMUM:  2003     100%               $  248,000,000             $ 52.379,791  $42,506,765  $ 23,652,557  $ 23,591,252  $ 22,614,233
MINIMUM:  1984      61%               $      404,010             $     50,564           $0  $     28,629  $     35,693  $     31,181

(A) The Underlying Mortgaged Loans secured by Brooks B Portfolio and 596 Lowell are cross-collateralized and cross-defaulted respectively. The Brooks B Portfolio is comprised of the Mortgaged Real Properties identified in Exhibit A.1 as One Hampton Road, 4 Northeast Boulevard, 1-9 Powers Street and 7-11 Ballard Way.

(B) The Underlying Mortgage Loans secured by Williams Centre Building 2, Williams Centre Building 1 and Williams Centre Building 3 are cross-collaterallzed and cross-defaulted, respectively.

(1)  Assumes a Cut-off Date of April 2003.

(2)  Does not include the hotel property.

(3) U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

(4) The sixteen Mortgaged Real Properties of the Michigan Equities U Portfolio were underwritten as a single asset. For the purpose of this presentation the following information was allocated based on the net rental revenue for each Mortgaged Real Property:

     Cut-off Date Principal Balance and Appraised Value.

(5)  Includes 135,197 SF of space ground leased to Lowe's

(6)  Includes 32,796 SF of space ground leased to JC Penney.

(7)  Includes 2,300 SF of space ground leased to KFC.

(8) Includes 3,200 SF of space ground leased to Burger King and 3,000 SF of space ground leased to U.S. Bank.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                              PERCENTAGE OF  ORIGINATION    REMAINING     ORIGINAL
                                                      ORIGINAL   CUT-OFF DATE  INITIAL NET   AMORTIZATION  AMORTIZATION   TERM TO
                                                      PRINCIPAL    PRINCIPAL  MORTGAGE POOL      TERM          TERM       MATURITY
 #  CROSSED  LOAN NAME                                 BALANCE    BALANCE (1)    BALANCE       (MONTHS)     (MONTHS)(1)  (MONTHS)(2)
--- -------  ---------                              ------------ ------------ -------------  ------------  ------------  -----------
  1          Great Lakes Crossing           (6)     $ 87,384,106 $ 87,296,617     8.83%          360           359           120
  2          Ritz-Carlton Key Biscayne      (7)       65,000,000   65,000,000     6.58%          300           300            63
  3          Museum Square                            57,000,000   56,774,576     5.75%          360           356           120
  4          Crescent at Carlyle                      52,250,000   52,250,000     5.29%     Interest Only  Interest Only      60
  5          North Park Executive Center              40,500,000   40,348,801     4.08%          360           356           120
  6          Sully Place                              37,500,000   35,678,771     3.61%          360           296           120
  7          2300 Imperial Building                   31,000,000   30,863,048     3.12%          300           297           120
  8          800 Jefferson Street                     30,000,000   29,906,469     3.03%          360           357           120
  9          Michigan Equities U Portfolio            27,815,000   27,760,205     2.81%          360           358           120
 10          The Carl Zeiss Building                  25,260,000   25,260,000     2.56%     Interest Only   Interest Only     84
 11          BAE Systems Building            (8)      24,700,000   24,700,000     2.50%     See Footnote    See Footnote     120
 12          The Shops at Cambridge Crossing          22,000,000   21,981,038     2.22%          360           359           120
 13   (A)    Brooks B Portfolio                       15,150,000   15,117,047     1.53%          360           358           120
 14   (A)    596 Lowell                      (9)       5,525,000    5,512,982     0.56%          360           358           120
 15          Sunset Coast Plaza                       16,900,000   16,848,983     1.70%          360           357            60
 16   (B)    Williams Centre Building 2                6,225,000    6,196,254     0.63%          360           355           120
 17   (B)    Williams Centre Building 1                5,500,000    5,474,602     0.55%          360           355           120
 18   (B)    Williams Centre Building 3                4,925,000    4,902,257     0.50%          360           355           120
 19          Main Street Medical Campus               16,000,000   15,954,217     1.61%          360           357           120
 20          BECO Building                            16,000,000   15,933,966     1.61%          360           356           120
 21          Randolph Mall                            15,700,000   15,507,167     1.57%          300           291           120
 22          Costa Mesa Square Shopping Center        15,500,000   15,419,626     1.56%          360           354           120
 23          Fairmount Place II                       14,080,000   14,038,298     1.42%          360           357           120
 24          Kahana Gateway Center                    13,041,000   13,004,676     1.32%          360           357           120
 25          Centennial Village                       13,000,000   12,960,231     1.31%          360           357           120
 26          Brick Church Plaza                       12,160,000   12,127,478     1.23%          360           357           120
 27          Giant Eagle Plaza                        12,000,000   11,963,081     1.21%          360           357           120
 28          Abbotts Village Shopping Center          11,600,000   11,512,325     1.16%          324           317           120
 29          Santa Barbara Tech Center                11,400,000   11,365,652     1.15%          360           357           120
 30          Sealy Mustang Park                       10,250,000   10,230,978     1.04%          240           239           120
 31          Highland Village Plaza                    9,200,000    9,180,724     0.93%          360           358           120
 32          Hoover Square                             9,050,000    9,015,649     0.91%          360           356           120
 33          Advantis Technologies                     8,500,000    8,467,201     0.86%          360           356           120
 34          Ford Factory Square                       8,250,000    8,215,951     0.83%          360           356           120
 35          Rocky Mount Marketplace                   7,525,000    7,502,327     0.76%          360           357           120
 36          Paradise Cay Apartments                   7,350,000    7,327,939     0.74%          360           357           120
 37          365 Broadway                              7,000,000    6,979,307     0.71%          360           357           120
 38          Mack Park Apartments                      7,000,000    6,974,723     0.71%          360           356           120
 39          Plank Road Commons                        6,500,000    6,471,372     0.65%          300           297           120
 40          Plaza at Coral Springs                    6,400,000    6,382,379     0.65%          360           357           120
 41          Pine Meadow Apartments                    6,100,000    6,080,982     0.62%          360           357            60
 42          Sentry Park Apartments                    6,079,000    6,061,098     0.61%          360           357            60
 43          Southside Village Shopping Center         6,000,000    5,984,139     0.61%          360           357           120
 44          Phoenix Business Park                     5,740,000    5,706,799     0.58%          360           353           120
 45          Clovis Country Shopping Center            5,728,000    5,706,262     0.58%          324           321           120
 46          Timberlake Apartments                     5,600,000    5,560,135     0.56%          300           295           120
 47          Indiana Business Center                   5,550,000    5,519,568     0.56%          300           296           120
 48          Pinecrest Shopping Center                 5,250,000    5,230,844     0.53%          360           356           120
 49          South Monroe Commons Shopping Center      5,200,000    5,184,687     0.52%          360           357           120
 50          Symmes Gate Station                       4,950,000    4,946,287     0.50%          360           359           120
 51          Circuit City - Bolingbrook, IL            4,800,000    4,789,627     0.48%          360           358           120
 52          Northeast Medical Arts Center             4,800,000    4,786,911     0.48%          360           357           120
 53          Allsize Storage                           4,687,000    4,666,949     0.47%          300           297           120
 54          Oak Springs Mobile Home Park              4,600,000    4,584,654     0.46%          360           357            60
 55          Thunderbird Airport Plaza                 4,400,000    4,386,793     0.44%          360           357            60
 56          Best Buy - El Paso, TX                    4,400,000    4,384,442     0.44%          360           356           120
 57          Sav-On Drug Store - Las Vegas, NV         4,250,000    4,233,668     0.43%          360           356           120
 58          Walgreens - North Clinton                 4,225,000    4,206,469     0.43%          360           355           120
 59          Spruce Street Station Shopping Center     4,200,000    4,186,213     0.42%          360           356           120
 60          Five Points Plaza                         4,176,000    4,158,516     0.42%          300           297           120
 61          Circuit City - Colonial Heights, VA       4,154,250    4,145,273     0.42%          360           358           120
 62          Walgreens - West Jefferson                4,150,000    4,131,798     0.42%          360           355           120
 63          Taunton Corporate Center                  4,000,000    3,988,664     0.40%          360           357           120
 64          5501 Connecticut Avenue                   3,500,000    3,489,772     0.35%          360           357           120
 65          Walgreens - Waterbury, CT                 3,435,000    3,421,962     0.35%          360           356           120
 66          Sav-On Drug Store - Lancaster, CA         3,410,000    3,399,765     0.34%          360           357           120
 67          Walgreens - Albany, GA                    3,365,000    3,346,759     0.34%          300           296           120
 68          CVS - Raleigh,NC                          3,200,000    3,190,413     0.32%          360           357           120
 69          Gold Star Mobile Estates                  3,175,000    3,160,208     0.32%          300           297            60
 70          Gray Road Industrial                      3,150,000    3,143,346     0.32%          360           358            60
 71          Walgreens - Olive Branch, MS              2,940,000    2,929,272     0.30%          360           356           120
 72          Walgreens - Grand Rapids, MI              2,900,000    2,891,702     0.29%          360           357           120
 73          Sahara Corporate Center                   2,860,000    2,846,112     0.29%          360           354           120
 74          CVS - Wilmington, NC                      2,750,000    2,738,054     0.28%          300           297           120
 75          Walgreens - Burlington, KY                2,740,000    2,727,982     0.28%          360           355           120
 76          Bayview East and Manette Villa Apartments 2,664,000    2,649,607     0.27%          300           296           120
 77          Premier Self Storage                      2,650,000    2,635,517     0.27%          300           296           120
 78          Walgreens - Anderson, IN                  2,625,000    2,613,487     0.26%          360           355           120

                    INITIAL
       REMAINING   INTEREST                                                                     PREPAYMENT
        TERM TO      ONLY     MORTGAGE                  FIRST                                   PROVISION
       MATURITY     PERIOD    INTEREST     MONTHLY     PAYMENT     MATURITY                        AS OF            DEFEASANCE
 #  (MONTHS)(1)(2) (MONTHS)     RATE       PAYMENT      DATE         DATE          ARD(3)      ORIGINATION(4)       OPTION(5)
--- -------------- --------   --------   ----------  ----------   ----------     ---------     --------------       ----------
  1     119                    5.250%    $  482,538   4/11/2003    3/11/2033     3/11/2013     Lock/116_0.0%/4          Yes
  2      60           15       6.360%       433,215   2/11/2003    4/11/2008                   Lock/56_0.0%/7           Yes
  3     116                    5.860%       336,630   1/11/2003   12/11/2032    12/11/2012     Lock/116_0.0%/4          Yes
  4      57           60       5.800%       256,049   2/11/2003    1/11/2033     1/11/2008     Lock/55_0.0%/5           Yes
  5     116                    6.140%       246,475   1/11/2003   12/11/2032    12/11/2012     Lock/116_0.0%/4          Yes
  6      56                    7.760%       268,914   1/11/1998   12/11/2027    12/11/2007     Lock/117_0.0%/3          Yes
  7     117                    5.900%       197,843    2/1/2003     1/1/2028      1/1/2013     Lock/115_0.0%/5          Yes
  8     117                    5.800%       176,026    2/1/2003     1/1/2013                   Lock/117_0.0%/3          Yes
  9     118                    6.580%       177,276   3/11/2003    2/11/2013                   Lock/117_0.0%/3          Yes
 10      78           84       6.280%       134,030  11/11/2002   10/11/2032    10/11/2009     Lock/79_0.0%/5           Yes
 11     114           60       6.320%       131,893  11/11/2002   10/11/2012                   Lock/115_0.0%/5          Yes
 12     119                    5.850%       129,787    4/1/2003     3/1/2013                   Lock/116_0.0%/4          Yes
 13     118                    5.970%        90,540    3/1/2003     2/1/2033      2/1/1013     Lock/116_0.0%/4          Yes
 14     118                    5.970%        33,019    3/1/2003     2/1/2033      2/1/2013     Lock/116_0.0%/4          Yes
 15      57                    5.970%       100,998   2/11/2003    1/11/2008                   Lock/57_0.0%/3           Yes
 16     115                    6.250%        38,328   12/1/2002    11/1/2012                   YM5/116_0.0%/4           No
 17     115                    6.250%        33,864   12/1/2002    11/1/2012                   YM5/116_0.0%/4           No
 18     115                    6.250%        30,324   12/1/2002    11/1/2012                   YM5/116_0.0%/4           No
 19     117                    6.250%        98,515    2/1/2003     1/1/2033      1/1/2013     Lock/113_0.0%/7          Yes
 20     116                    5.650%        92,358   1/11/2003   12/11/2012                   Lock/117_0.0%/3          yes
 21     111                    6.500%       106,008   8/11/2002    7/11/2012                   Lock/113_0.0%/7          Yes
 22     114                    6.450%        97,461  11/11/2002   10/11/2012                   Lock/117_0.0%/3          Yes
 23     117                    6.070%        85,051   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 24     117                    6.390%        81,487   2/11/2003    1/11/2033     1/11/2013     Lock/117_0.0%/3          Yes
 25     117                    5.900%        77,108   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 26     117                    6.600%        77,661   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 27     117                    5.870%        70,946    2/1/2003     1/1/2013                   Lock/117_0.0%/3          Yes
 28     113                    6.625%        76,973   10/1/2002     9/1/2012                   Lock/59_YM1/55_0.0%/6    No
 29     117                    5.980%        68,202   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 30     119                    6.510%        76,482   4/11/2003    3/11/2013                   Lock/114_0.0%/6          Yes
 31     118                    6.200%        56,347   3/11/2003    2/11/2013                   Lock/117_0.0%/3          Yes
 32     116                    6.060%        54,609   1/11/2003   12/11/2012                   Lock/117_0.0%/3          Yes
 33     116                    5.980%        50,853   1/11/2003   12/11/2032    12/11/2012     Lock/116_0.0%/4          Yes
 34     116                    5.650%        47,622   1/11/2003   12/11/2012                   Lock/117_0.0%/3          Yes
 35     117                    5.980%        45,019   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 36     117                    6.000%        44,067   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 37     117                    6.080%        42,329   2/11/2003    1/11/2013                   Lock/117_0.0%.0          Yes
 38     116                    6.300%        43,328   1/11/2003   12/11/2012                   Lock/114_0.0%/6          Yes
 39     117                    5.920%        41,562   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 40     117                    6.450%        40,242   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 41      57                    5.800%        35,792   2/11/2003    1/11/2008                   Lock/57_0.0%/3           Yes
 42      57                    6.100%        36,838   2/11/2003    1/11/2008                   Lock/54_0.0%/6           Yes
 43     117                    6.660%        38,558   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 44     113                    6.720%        37,115  10/11/2002    9/11/2012                   Lock/114_0.0%/6          Yes
 45     117                    5.910%        35,421    2/1/2003     1/1/2030     1/1/2013      Lock/116_0.0%/4          Yes
 46     115                    6.000%        36,081   12/1/2002    11/1/2012                   Lock/117_0.0%/3          Yes
 47     116                    6.180%        36,372    1/1/2003    12/1/2012                   Lock/117_0.0%/3          Yes
 48     116                    6.250%        32,325    1/1/2003    12/1/2012                   Lock/117_0.0%/3          Yes
 49     117                    6.100%        31,512   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 50     119                    6.370%        30,865    4/1/2003     3/1/2033     3/1/2013      Lock/116_0.0%/4          Yes
 51     118                    6.010%        28,809    3/1/2003     2/1/2033     2/1/2013      Lock/116_0.0%/4          Yes
 52     117                    6.500%        30,339   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 53     117                    6.110%        30,514    2/1/2003     1/1/2013                   Lock/117_0.0%/3          Yes
 54      57                    5.440%        25,945   2/11/2003    1/11/2008                   Lock/57_0.0%/3           Yes
 55      57                    6.000%        26,380   2/11/2003    1/11/2008                   Lock/57_0.0%/3           Yes
 56     116                    6.400%        27,522    1/1/2003    12/1/2032    12/1/2012      Lock/116_0.0%/4          Yes
 57     116                    6.000%        25,481    1/1/2003    12/1/2032    12/1/2012      Lock/116_0.0%/4          Yes
 58     115                    6.500%        26,705   12/1/2002    11/1/2032    11/1/2012      Lock/116_0.0%/4          Yes
 59     116                    6.750%        27,241    1/1/2003    12/1/2032    12/1/2012      Lock/116_0.0%/4          Yes
 60     117                    6.250%        27,548    2/1/2003     1/1/2028     1/1/2013      Lock/116_0.0%14          Yes
 61     118                    6.010%        24,934    3/1/2003     2/1/2033     2/1/2013      Lock/116_0.0%/4          Yes
 62     115                    6.500%        26,231   12/1/2002    11/1/2032    11/1/2012      Lock/116_0.0%/4          Yes
 63     117                    6.300%        24,759   2/11/2003    1/11/2013                   Lock/39_YM1/78_0.0%/3    No
 64     117                    6.140%        21,300   2/11/2003    1/11/2013                   Lock/117_0.0%/3          Yes
 65     116                    6.060%        20,727    1/1/2003    12/1/2032    12/11/2012     Lock/116_0.0%/4          Yes
 66     117                    6.000%        20,445    2/1/2003     1/1/2033      1/1/2013     Lock/116_0.0%/4          Yes
 67     116                    6.250%        22,198    1/1/2003    12/1/2027     12/1/2012     Lock/116_0.0%/4          Yes
 68     117                    6.010%        19,206    2/1/2003     1/1/2033      1/1/2013     Lock/116_0.0%/4          Yes
 69      57                    5.550%        19,592   2/11/2003    1/11/2008                   Lock/54_0.0%/6           Yes
 70      58                    6.150%        19,191   3/11/2003    2/11/2008                   Lock/57_0.0%/3           Yes
 71     116                    6.250%        18,102    1/1/2003    12/1/2032     12/1/2012     Lock/116_0.0%/4          Yes
 72     117                    6.250%        17,856    2/1/2003     1/1/2033      1/1/2013     Lock/116_0.0%/4          Yes
 73     114                    6.750%        18,550   11/1/2002    10/1/2032     10/1/2012     Lock/116_0.0%/4          Yes
 74     117                    6.010%        17,735    2/1/2003     1/1/2028      1/1/2013     Lock/116_0.0%/4          Yes
 75     115                    6.500%        17,319   12/1/2002    11/1/2032     11/1/2012     Lock/116_0.0%/4          Yes
 76     116                    6.270%        17,607    1/1/2003    12/1/2012                   Lock/117_0.0%/3          Yes
 77     116                    6.200%        17,399    1/1/2003    12/1/2012                   Lock/117_0.0%/3          Yes
 78     115                    6.500%        16,592   12/1/2002    11/1/2032     11/1/2012     Lock/116_0.0%/4          Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                             PERCENTAGE OF  ORIGINATION    REMAINING     ORIGINAL
                                                     ORIGINAL   CUT-OFF DATE  INITIAL NET   AMORTIZATION  AMORTIZATION   TERM TO
                                                     PRINCIPAL    PRINCIPAL  MORTGAGE POOL      TERM          TERM       MATURITY
 #  CROSSED  LOAN NAME                                BALANCE    BALANCE (1)     BALANCE       (MONTHS)     (MONTHS)(1)  (MONTHS)(2)
--- -------  ---------                             ------------ ------------ -------------  ------------  ------------  -----------
 79          Old Town Station Shopping Center       $2,510,000    $2,494,567     0.25%       300        295         60         55
 80          Ellsworth Square Apartments             2,325,000     2,316,139     0.23%       360        356        120        116
 81          Kuhlo Medical Building                  2,287,000     2,276,654     0.23%       360        355        120        115
 82          2575 Grand Canal Boulevard              2,250,000     2,243,194     0.23%       300        298        120        118
 83          CVS - Indianapolis, IN                  2,219,750     2,214,866     0.22%       360        358        120        118
 84          401-403 South Washington                2,175,000     2,167,861     0.22%       360        356        120        116
 85          Eckerd Nashville                        2,175,000     2,165,160     0.22%       360        355        120        115
 86          Shurgard Self Storage                   2,150,000     2,141,340     0.22%       300        297        120        117
 87          Barber Knolls Apartments                2,100,000     2,093,816     0.21%       360        357        120        117
 88          Park Oaks Village Phase II              2,070,000     2,058,779     0.21%       300        296        120        116
 89          Sandalwood Apartment Complex            2,200,000     2,012,827     0.20%       300        246        120         66
 90          Hickory Trace Apartments                2,000,000     1,993,835     0.20%       360        357        132        129
 91          Green Acres Shopping Center II          2,000,000     1,992,142     0.20%       300        297        120        117
 92          Wilcox Apartments                       1,826,000     1,801,813     0.18%       360        340        120        100
 93          Greenwood Apartments                    1,625,000     1,619,666     0.16%       360        356        120        116
 94          Midtown Estates                         1,610,000     1,603,207     0.16%       300        297        120        117
 95          Knollwood Townhouse Apartments          1,600,000     1,590,159     0.16%       240        237        120        117
 96          Seven Wells Street                      1,525,000     1,514,904     0.15%       300        295        120        115
 97          Centre Court Apartments                 1,500,000     1,493,884     0.15%       360        356        120        116
 98          Lincoln Broadway Building               1,500,000     1,491,585     0.15%       300        296        120        116
 99          Anoka Acres Mobile Home Community       1,280,000     1,271,401     0.13%       300        295         84         79
100          4210 Lake Avenue Townhouses               960,000       957,162     0.10%       360        357        120        117
101          Biarritz Drive Apartments                 500,000       498,213     0.05%       360        356         60         56
                                                  ------------  ------------   ------        ---        ---        ---        ---
TOTAL/WEIGHTED AVERAGE:                           $992,931,106  $988,234,824   100.00%       346        341        109        104
                                                  ============  ============   ======        ===        ===        ===        ===
MAXIMUM:                                          $ 87,384,106  $ 87,296,617     8.83%       360        359        132        129
MINIMUM:                                          $    500,000  $    498,213     0.05%       240        237         60         55

                              INITIAL
              REMAINING      INTEREST                                                                PREPAYMENT
                TERM TO        ONLY     MORTGAGE                  FIRST                              PROVISION
               MATURITY       PERIOD    INTEREST     MONTHLY     PAYMENT     MATURITY                   AS OF            DEFEASANCE
 #          (MONTHS)(1)(2)   (MONTHS)     RATE       PAYMENT      DATE         DATE      ARD(3)     ORIGINATION(4)       OPTION(5)
---         --------------   --------  ----------  ----------  ----------   ---------- ---------    --------------       ----------
 79               55                     6.900%    $   17,580  12/11/2002  11/11/2007               Lock/41_YM1/16_0.0%/3    No
 80              116                     6.040%        13,999   1/11/2003  12/11/2012               Lock/114_0.0%/6          Yes
 81              115                     6.350%        14,231   12/1/2002   11/1/2012               Lock/117_0.0%/3          Yes
 82              118                     6.090%        14,621   3/11/2003   2/11/2013               Lock/114_0.0%/6          Yes
 83              118                     5.900%        13,166    3/1/2003    2/1/2033    2/1/2013   Lock/116_0.0%/4          Yes
 84              116                     6.750%        14,107    1/1/2003   12/1/2012               Lock/117_0.0%/3          Yes
 85              115                     6.350%        13,534  12/11/2002  11/11/2032  11/11/2012   Lock/117_0.0%/3          Yes
 86              117                     6.500%        14,517    2/1/2003    1/1/2013               Lock/117_0.0%/3          Yes
 87              117                     6.100%        12,726   2/11/2003   1/11/2013               Lock/117_0.0%/3          Yes
 88              116                     6.250%        13,655    1/1/2003   12/1/2012               Lock/117_0.0%/3          Yes
 89               66                     5.990%        14,161   11/1/1998   10/1/2023   10/1/2008   Lock/59_YM1/57_0.0%/4    No
 90              129                     5.860%        11,812   2/11/2003   1/11/2014               Lock/129 0.0%/3          Yes
 91              117                     6.660%        13,705   2/11/2003   1/11/2013               Lock/117_0.0%/3          Yes
 92              100                     7.730%        13,056    9/1/2001    8/1/2011               Lock/117_0.0%/3          Yes
 93              116                     6.750%        10,540   1/11/2003  12/11/2012               Lock/114_0.0%/6          Yes
 94              117                     6.200%        10,571   2/11/2003   1/11/2013               Lock/114_0.0%/6          Yes
 95              117                     6.500%        11,929   2/11/2003   1/11/2013               Lock/114_0.0%/6          Yes
 96              115                     6.450%        10,249  12/11/2002  11/11/2012               Lock/114_0.0%/6          Yes
 97              116                     5.710%         8,716   1/11/2003  12/11/2012               Lock/117_0.0%/3          Yes
 98              116                     6.040%         9,701   1/11/2003  12/11/2012               Lock/114_0.0%/6          Yes
 99               79                     6.360%         8,531  12/11/2002  11/11/2009               Lock/78_0.0%/6           Yes
100              117                     6.080%         5,805   2/11/2003   1/11/2013               Lock/114_0.0%/6          Yes
101               56                     6.350%         3,111   1/11/2003  12/11/2007               Lock/54_0.0%/6           Yes
                 ---                     -----     ----------  ----------  ----------
TOTAL/WEIGHTED
AVERAGE:         104                     6.117%    $6,033,110  11/18/2002   6/21/2021
                 ===                     =====     ==========  ==========  ==========
MAXIMUM:         129                     7.760%    $  482,538   4/11/2003   3/11/2033
MINIMUM:          55                     5.250%    $    3,111   1/11/1998  11/11/2007

(A) The Underlying Mortgaged loans secured by Brooks B Portfolio and 596 Lowell are cross-collateralized and cross-defaulted respectively. The Brooks B Portfolio is comprised of the Mortgaged Real Properties identified in Exhibit A-1 as One Hampton Road, 4 Northeast Boulevard, 1-9 Powers Street and 7-11 Ballard Way.

B) The Underlying Mortgage Loans secured by Williams Centre Building 2, Williams Centre Building 1 and Williams Centre Building 3 are cross-collateralized and cross-defaulted, respectively.

(1)  Assumes a Cut-off Date of April 2003.

(2) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3)  Anticipated Repayment Date.

(4)  Prepayment Provision as of Origination:
     Lock/(x) = Lockout or Defeasance for (x) payments
     YM/(y) = Yield Maintenance Premium for (y) payments
     YMA/(y) = Greater of Yield Maintenance Premium and A % Prepayment for (y)
               payments
     0.0%/(z) = Prepayable at par for (z) payments

(5)  "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

(6) The Great Lakes Crossing mortgage loan is secured, on a pari passu basis, with the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan has an outstanding principal balance of $59,939,928 and is not included in the trust fund. The Great Lakes Crossing Loan, which has a cut-off date principal balance of $90,908,890 is, for purposed of allocating payments on the Series 2003-CK2 certificates, deemed to be comprised on two (2) components: (a) the Great Lakes Crossing Senior Portion, with a cut-off date principal balance of $87,296,617; and (b) the Great Lakes Crossing Junior Portion, with a cut-off date principal balance of $3,612,274. The Great Lakes Crossing Junior Portion is subordinate to the Great Lakes Crossing Senior Portion. DSCR and LTV calculations are based on the Great Lakes Crossing Senior Portion and Great Lakes Crossing Companion Loan.

(7) The Ritz-Carlton Key Biscayne Loan, which has a cut-off date principal balance of $80,000,000 is, for purposed of allocating payments on the Series 2003-CK2 certificates, deemed to be comprised on two (2) components:
     (a) the Ritz-Carlton Key Biscayne Senior Portion, with a cut-off date principal balance of $65,000,000; and (b) the Ritz-Carlton Key Biscayne Junior Portion, with a cut-off date principal balance of $15,000,000. The Ritz-Carlton Key Biscayne Junior Portion, with a cut-off date principal balance of $15,000,000. The Ritz-Carlton Key Biscayne Junior Portion is subordinate to the Ritz-Carlton Key Biscayne Senior Portion. Unless otherwise stated, calculations are based on the Ritz-Carlton Key Biscayne Senior Portion.

(8) BAE Systems Building is interest-only for the first five years of the original loan term and amortizes on a fixed schedule of principal and interest thereafter, with interest being calculated on the outstanding principal balance each period and principal paid according to the following amortization schedule.

                              payments 1-60      Interest Only
                              payments 61-72        $22,000
                              payments 73-84        $32,000
                              payments 85-96        $42,000
                              payments 97-108       $52,000
                              payments 109-120      $62,000

The Monthly Payment amount represents one full year of interest divided by 12 equal payments; however the mortgage loan accrues interest on an Actual/360 basis with varying interest payments.

(9) If sole tenant, Kevlin, exercises its option to purchase the mortgaged real property prior to the expiration of the defeasance lockout period, the loan can be prepaid at 125% of the outstanding principal balance along with a penalty of: the greater of (i) 5% of the outstanding principal balance or
     (ii) a yield maintenance charge. The defeasance lockout period refers to the May 2005 payment date on the 596 Lowell mortgage loan.


                                                            ADDITIONAL MORTGAGE LOAN INFORMATION

                                                           CUT-OFF DATE
                                                            PRINCIPAL             APPRAISED       CUT-OFF DATE       MATURITY/ARD
   #  CROSSED   LOAN NAME                                   BALANCE(1)              VALUE       LTV RATIO (1)(2)      BALANCE (3)
  --  -------   ---------                                   ----------              -----       ----------------      ----------
   1            Great Lakes Crossing                (7)   $    87,296,617      $  248,000,000       59.4%          $ 72,445,331
   2            Ritz-Carlton Key Biscayne           (8)        65,000,000         148,400,000       43.8%            60,430,633
   3            Museum Square                                  56,774,576          75,000,000       75.7%            48,144,168
   4            Crescent at Carlyle                            52,250,000          76,000,000       68.8%            52,250,000
   5            Noah Park Executive Center                     40,348,801          55,270,000       73.0%            34,491,105
   6            Sully Place                                    35,678,771          68,500,000       52.1%            33,337,354
   7            2300 Imperial Building                         30,863,048          39,540,000       78.1%            23,924,040
   8            800 Jefferson Street                           29,906,469          37,500,000       79.8%            25,290,890
   9            Michigan Equities U Portfolio                  27,760,205          35,200,000       78.9%            23,979,558
  10            The Carl Zeiss Building                        25,260,000          37,000,000       68.3%            25,260,000
  11            BAE Systems Building                (9)        24,700,000          35,300,000       70.0%            22,180,000
  12            The Shops at Cambridge Crossing                21,981,038          27,600,000       79.6%            18,580,924
  13     (A)    Brooks B Portfolio                             15,117,047          20,200,000       73.9%            12,835,359
  14     (A)    596 Lowell                                      5,512,982           7,700,000       73.9%             4,680,881
  15            Sunset Coast Plaza                             16,848,983          25,700,000       65.6%            15,801,963
  16     (B)    Williams Centre Building 2                      6,196,254           8,300,000       72.1%             5,317,785
  17     (B)    Williams Centre Building 1                      5,474,602           7,500,000       72.1%             4,698,445
  18     (B)    Williams Centre Building 3                      4,902,257           7,200,000       72.1%             4,207,245
  19            Main Street Medical Campus                     15,954,217          20,000,000       79.8%            13,667,857
  20            BECO Building                                  15,933,966          22,000,000       72.4%            13,428,628
  21            Randolph Mall                                  15,507,167          20,200,000       76.8%            12,169,284
  22            Costa Mesa Square Shopping Center              15,419,626          19,935,000       77.3%            13,318,079
  23            Fairmount Place II                             14,038,298          18,000,000       78.0%            11,965,217
  24            Kahana Gateway Center                          13,004,676          18,900,000       68.8%            11,184,628
  25            Centennial Village                             12,960,231          16,900,000       76.7%            10,992,203
  26            Brick Church Plaza                             12,127,478          16,100,000       75.3%            10,490,401
  27            Giant Eagle Plaza                              11,963,081          15,000,000       79.8%            10,137,585
  28            Abbotts Village Shopping Center                11,512,325          15,300,000       75.2%             9,555,052
  29            Santa Barbara Tech Center                      11,365,652          15,200,000       74.8%             9,662,186
  30            Sealy Mustang Park                             10,230,978          15,500,000       66.0%             6,855,258
  31            Highland Village Plaza                          9,180,724          13,300,000       69.0%             7,846,821
  32            Hoover Square                                   9,015,649          11,400,000       79.1%             7,689,314
  33            Advantis Technologies                           8,467,201          13,150,000       64.4%             7,205,039
  34            Ford Factory Square                             8,215,951          11,700,000       70.2%             6,924,137
  35            Rocky Mount Marketplace                         7,502,327           9,450,000       79.4%             6,377,891
  36            Paradise Cay Apartments                         7,327,939           9,220,000       79.5%             6,233,240
  37            365 Broadway                                    6,979,307           9,700,000       72.0%             5,950,354
  38            Mack Park Apartments                            6,974,723           8,750,000       79.7%             5,988,952
  39            Plank Road Commons                              6,471,372           9,000,000       71.9%             5,019,739
  40            Plaza at Coral Springs                          6,382,379          10,300,000       62.0%             5,498,248
  41            Pine Meadow Apartments                          6,080,982           7,800,000       78.0%             5,690,573
  42            Sentry Park Apartments                          6,061,098           7,600,000       79.8%             5,693,840
  43            Southside Village Shopping Center               5,984,139           8,800,000       68.0%             5,184,744
  44            Phoenix Business Park                           5,706,799           7,750,000       73.6%             4,968,510
  45            Clovis Country Shopping Center                  5,706,262           7,160,000       79.7%             4,613,842
  46            Timberlake Apartments                           5,560,135           7,000,000       79.4%             4,336,535
  47            Indiana Business Center                         5,519,568           7,400,000       74.6%             4,324,253
  48            Pinecrest Shopping Center                       5,230,844           7,120,000       73.5%             4,485,290
  49            South Monroe Commons Shopping Center            5,184,687           6,500,000       79.8%             4,422,841
  50            Symmes Gate Station                             4,946,287           6,600,000       74.9%             4,244,692
  51            Circuit City - Bolingbrook, IL                  4,789,627           6,600,000       72.6%             4,071,439
  52            Northeast Medical Arts Center                   4,786,911           7,400,000       64.7%             4,129,462
  53            Allsize Storage                                 4,666,949           6,250,000       74.7%             3,642,850
  54            Oak Springs Mobile Home Park                    4,584,654           6,200,000       73.9%             4,269,703
  55            Thunderbird Airport Plaza                       4,386,793           5,900,000       74.4%             4,115,769
  56            Best Buy - El Paso, TX                          4,384,442           5,600,000       78.3%             3,775,192
  57            Sav-On Drug Store - Las Vegas, NV               4,233,668           5,370,000       78.8%             3,604,645
  58            Walgreens - North Clinton                       4,206,469           5,540,000       75.9%             3,634,888
  59            Spruce Street Station Shopping Center           4,186,213           5,495,000       76.2%             3,638,747
  60            Five Points Plaza                               4,158,516           5,350,000       77.7%             3,260,828
  61            Circuit City - Colonial Heights, VA             4,145,273           5,700,000       72.7%             3,523,703
  62            Walgreens - West Jefferson                      4,131,798           5,500,000       75.1%             3,570,363
  63            Taunton Corporate Center                        3,988,664           5,000,000       79.8%             3,421,853
  64            5501 Connecticut Avenue                         3,489,772           4,900,000       71.2%             2,980,376
  65            Walgreens - Waterbury, CT                       3,421,962           5,100,000       67.1%             2,918,541
  66            Sav-On Drug Store - Lancaster, CA               3,399,765           4,700,000       72.3%             2,891,884
  67            Walgreens - Albany, GA                          3,346,759           4,340,000       77.1%             2,627,920
  68            CVS - Raleigh, NC                               3,190,413           4,170,000       76.5%             2,714,589
  69            Gold Star Mobile Estates                        3,160,208           4,270,000       74.0%             2,850,365
  70            Grey Road Industrial                            3,143,346           4,100,000       76.7%             2,952,222
  71            Walgreens - Olive Branch, MS                    2,929,272           3,700,000       79.2%             2,511,762
  72            Walgreens - Grand Rapids, MI                    2,891,702           3,750,000       77.1%             2,477,299
  73            Sahara Corporate Center                         2,846,112           4,650,000       61.2%             2,477,885
  74            CVS - Wilmington, NC                            2,738,054           3,440,000       79.6%             2,130,208






          MATURITY
          ARD LTV                MOST RECENT    MOST RECENT      U/W            U/W           U/W      ADMINISTRATIVE
  #       RATIO (2)(3)(4)           NCF          DSCR (5)       NOI          NCF (6)       DSCR(5)         FEES
 --       --------------             ---          --------       ---          -------       -------         ----
  1       49.3%                $  23,652,557       2.42x    $ 23,591,252    $ 22,614,233     2.32x         0.0421%
  2       40.7%                    9,138,131       1.76        9,814,722       8,504,602     1.64          0.0421%
  3       64.2%                    5,769,674       1.43        7,410,772       6,626,831     1.64          0.0421%
  4       68.8%                         N/A         N/A        6,003,175       5,960,597     1.94          0.0421%
  5       62.4%                    4,726,215       1.60        4,755,645       4,237,248     1.43          0.0421%
  6       48.7%                    3,827,791       1.19        5,654,228       5,260,322     1.63          0.0421%
  7       60.5%                    5,037,095       2.12        3,361,535       3,008,572     1.27          0.0521%
  8       67.4%                    2,824,698       1.34        2,619,487       2,590,687     1.23          0.0521%
  9       68.1%                    2,494,364       1.17        3,109,817       2,716,703     1.28          0.0621%
 10       68.3%                         N/A         N/A        2,827,889       2,660,676     1.65          0.0421%
 11       62.8%                         N/A         N/A        2,541,565       2,367,794     1.50          0.0421%
 12       67.3%                    1,367,134       0.88        2,273,113       2,165,567     1.39          0.0521%
 13       62.8%                    2,000,598       1.69        1,865,041       1,666,705     1.51          0.0521%
 14       62.8%                      506,013       1.69          617,295         566,740     1.51          0.0521%
 15       61.5%                    1,507,412       1.24        1,839,580       1,604,319     1.32          0.0421%
 16       61.8%                      776,779       1.78          735,545         669,832     1.39          0.0521%
 17       61.8%                      848,376       1.78          639,110         548,439     1.39          0.0521%
 18       61.8%                      566,038       1.78          579,842         493,379     1.39          0.0521%
 19       68.3%                         N/A         N/A        1,773,140       1,601,901     1.36          0.0521%
 20       61.0%                      997,895       0.90        1,739,634       1,577,143     1.42          0.0421%
 21       60.2%                    1,681,408       1.32        2,090,219       1,917,917     1.51          0.0521%
 22       66.8%                         N/A         N/A        1,647,375       1,545,050     1.32          0.0421%
 23       66.5%                    1,493,658       1.46        1,675,273       1,433,472     1.40          0.0521%
 24       59.2%                    1,324,546       1.35        1,401,457       1,289,393     1.32          0.0421%
 25       65.0%                      945,875       1.02        1,362,255       1,314,142     1.42          0.0421%
 26       65.2%                    1,436,163       1.54        1,427,613       1,344,373     1.44          0.0421%
 27       67.6%                    1,078,366       1.27        1,300,852       1,255,884     1.48          0.0521%
 28       62.5%                    1,191,660       1.29        1,242,111       1,138,984     1.23          0.0521%
 29       63.6%                    1,412,760       1.73        1,301,861       1,245,047     1.52          0.0421%
 30       44.2%                    1,216,691       1.33        1,513,392       1,255,902     1.37          0.0421%
 31       59.0%                      967,003       1.43        1,181,424       1,072,255     1.59          0.0421%
 32       67.5%                         N/A         N/A        1,011,715         940,869     1.44          0.0421%
 33       54.8%                         N/A         N/A        1,087,233         981,647     1.61          0.0421%
 34       59.2%                      952,688       1.67        1,012,798         951,188     1.66          0.0421%
 35       67.5%                      816,837       1.51          799,109         762,983     1.41          0.0421%
 36       67.6%                      755,107       1.43          752,071         702,821     1.33          0.0421%
 37       61.3%                      820,676       1.62          887,139         822,705     1.62          0.0421%
 38       68.4%                      635,454       1.22          847,967         791,467     1.52          0.0421%
 39       55.8%                      822,209       1.65          876,907         801,312     1.61          0.0421%
 40       53.4%                      989,596       2.05          949,748         857,464     1.78          0.1121%
 41       73.0%                      695,867       1.62          667,909         616,909     1.44          0.0421%
 42       74.9%                      640,411       1.45          670,843         611,843     1.38          0.0421%
 43       58.9%                      551,283       1.19          874,747         781,042     1.69          0.0821%
 44       64.1%                      655,555       1.47          767,658         591,671     1.33          0.0421%
 45       64.4%                      193,778       0.46          592,615         557,133     1.31          0.1021%
 46       62.0%                       37,199       0.09          650,839         583,639     1.35          0.0521%
 47       58.4%                      811,883       1.86          685,231         565,372     1.30          0.0521%
 48       63.0%                         N/A         N/A          586,009         544,667     1.40          0.0521%
 49       68.0%                      636,354       1.68          587,904         557,278     1.47          0.0421%
 50       64.3%                      506,744       1.37          536,477         510,266     1.38          0.0521%
 51       61.7%                         N/A         N/A          541,627         536,655     1.55          0.0521%
 52       55.8%                      455,145       1.25          685,775         602,765     1.66          0.0421%
 53       58.3%                      595,245       1.63          571,369         564,281     1.54          0.1021%
 54       68.9%                      475,572       1.53          483,443         461,543     1.48          0.0421%
 55       69.8%                         N/A         N/A          533,237         499,354     1.58          0.0421%
 56       67.4%                         N/A         N/A          462,563         455,063     1.38          0.1021%
 57       67.1%                         N/A         N/A          426,552         423,984     1.39          0.0521%
 58       65.6%                      461,414       1.44          453,960         451,692     1.41          0.0521%
 59       66.2%                      546,556       1.67          476,466         455,561     1.39          0.0521%
 60       61.0%                      484,920       1.47          475,722         452,589     1.37          0.0521%
 61       61.8%                         N/A         N/A          471,946         467,006     1.56          0.0521%
 62       64.9%                      448,499       1.42          450,791         448,617     1.43          0.0521%
 63       68.4%                      403,783       1.36          454,372         419,412     1.41          0.0421%
 64       60.8%                      350,816       1.37          398,154         362,866     1.42          0.0421%
 65       57.2%                         N/A         N/A          397,700         395,528     1.59          0.0521%
 66       61.5%                      354,101       1.44          349,946         342,309     1.40          0.1021%
 67       60.6%                      358,702       1.35          357,930         355,295     1.33          0.0521%
 68       65.1%                      283,279       1.23          340,798         338,975     1.47          0.0521%
 69       66.8%                      348,539       1.48          333,278         324,128     1.38          0.0421%
 70       72.0%                      248,947       1.08          362,755         326,062     1.42          0.0821%
 71       67.9%                         N/A         N/A          294,318         292,144     1.34          0.1021%
 72       66.1%                      283,320       1.32          289,258         287,084     1.34          0.0521%
 73       53.3%                      351,518       1.58          331,719         278,829     1.25          0.0521%
 74       61.9%                      309,609       1.45          280,208         278,576     1.31          0.0521%

                                                           ADDITIONAL MORTGAGE LOAN INFORMATION



                                                           CUT-OFF DATE
                                                            PRINCIPAL        APPRAISED       CUT-OFF DATE       MATURITY/ARD
   #  CROSSED   LOAN NAME                                   BALANCE(1)         VALUE       LTV RATIO (1)(2)      BALANCE (3)
  --  -------   ---------                                   ----------         -----       ----------------      ----------

75              Walgreens - Burlington, KY                 $   2,727,982   $    3,900,000       69.9%          $   2,357,300
76              Bayview East and Manette Villa Apartments      2,649,607        3,330,000       79.6%              2,081,845
77              Premier Self Storage                           2,635,517        4,000,000       65.9%              2,066,106
78              Walgreens - Anderson, IN                       2,613,487        3,750,000       69.7%              2,258,361
79              Old Town Station Shopping Center               2,494,567        3,600,000       69.3%              2,299,467
80              Ellsworth Square Apartments                    2,316,139        3,050,000       75.9%              1,974,273
81              Kuhlo Medical Building                         2,276,654        3,050,000       74.6%              1,959,280
82              2575 Grand Canal Boulevard                     2,243,194        3,300,000       68.0%              1,747,355
83              CVS - Indianapolis, IN                         2,214,866        3,000,000       73.8%              1,876,720
84              401-403 South Washington                       2,167,861        2,900,000       74.8%              1,884,351
85              Eckerd Naville                                 2,165,160        3,650,000       59.3%              1,863,322
86              Shurgard Self Storage                          2,141,340        3,000,000       71.4%              1,692,621
87              Barber Knolls Apartments                       2,093,816        3,150,000       66.5%              1,786,148
88              Pak Oaks Village Phase II                      2,058,779        3,000,000       68.6%              1,616,580
89              Sandalwood Apartment Complex                   2,012,827        5,500,000       36.6%              1,703,280
90              Hickory Trace Apartments                       1,993,835        2,970,000       67.1%              1,646,545
91              Green Acres Shopping Center II                 1,992,142        3,200,000       62.3%              1,582,664
92              Wilcox Apartments                              1,801,813        2,515,000       71.6%              1,622,254
93              Greenwood Apartments                           1,619,666        2,200,000       73.6%              1,407,848
94              Midtown Estates                                1,603,207        2,200,000       72.9%              1,255,088
95              Knollwood Townhouse Apartments                 1,590,159        2,348,000       67.7%              1,069,004
96              Seven Wells Street                             1,514,904        2,100,000       72.1%              1,198,670
97              Centre Court Apartments                        1,493,884        1,935,000       77.2%              1,261,238
98              Lincoln Broadway Building                      1,491,585        2,500,000       59.7%              1,163,255
99              Anoka Acres Mobile Home Community              1,271,401        1,600,000       79.5%              1,105,563
100             4210 Lake Avenue Townhouses                      957,162        1,200,000       79.8%                816,049
101             Biarritz Drive Apartments                        498,213          635,000       78.5%                469,860
                                                           ---------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    $ 988,234,824   $1,553,253,000       69.9%          $ 855,938,457
                                                           ---------------------------------------------------------------------
                                                           ---------------------------------------------------------------------
MAXIMUM:                                                   $  87,296,617   $  248,000,000       79.8%          $  72,445,331
MINIMUM:                                                   $     498,213   $      635,000       36.6%          $     469,860



                           MATURITY
                           ARD LTV                MOST RECENT    MOST RECENT      U/W            U/W           U/W    ADMINISTRATIVE
  #                     RATIO (2)(3)(4)               NCF          DSCR (5)       NOI          NCF (6)       DSCR(5)       FEES
 --                     ---------------           -----------    -----------      ---          -------       -------  --------------
75                          60.4%             $    325,322          1.57x    $    320,100    $    317,926       1.53x     0.0521%
76                          62.5%                  351,159          1.66          403,911         362,626       1.72      0.0521%
77                          51.7%                  333,664          1.60          305,335         298,286       1.43      0.0521%
78                          60.2%                  308,091          1.55          307,490         305,316       1.53      0.0521%
79                          63.9%                  354,235          1.68          318,076         287,577       1.36      0.0421%
80                          64.7%                  193,915          1.15          225,754         207,754       1.24      0.0421%
81                          64.2%                   75,891          0.44          265,157         221,076       1.29      0.1021%
82                          53.0%                  279,888          1.60          261,610         227,378       1.30      0.0421%
83                          62.6%                  248,787          1.57          241,308         239,789       1.52      0.0521%
84                          65.0%                  230,270          1.36          270,164         223,843       1.32      0.0521%
85                          51.0%                      N/A           N/A          299,269         287,093       1.77      0.0421%
86                          56.4%                  224,326          1.29          224,784         217,022       1.25      0.0521%
87                          56.7%                  274,821          1.80          303,455         281,205       1.84      0.0621%
88                          53.9%                  267,644          1.63          238,394         216,177       1.32      0.0521%
89                          31.0%                  372,033          2.19          537,864         487,464       2.87      0.0521%
90                          55.4%                  230,665          1.63          263,118         231,618       1.63      0.0421%
91                          49.5%                  216,544          1.32          344,294         277,624       1.69      0.0421%
92                          64.5%                  243,818          1.56          230,412         210,162       1.34      0.0521%
93                          64.0%                  187,439          1.48          180,174         169,174       1.34      0.0421%
94                          57.0%                  196,353          1.55          198,107         170,857       1.35      0.0421%
95                          45.5%                  194,419          1.36          200,358         183,108       1.28      0.0421%
96                          57.1%                  186,811          1.52          187,416         160,537       1.31      0.0421%
97                          65.2%                  188,439          1.80          168,882         161,682       1.55      0.0421%
98                          46.5%                  180,172          1.55          176,315         168,573       1.45      0.0421%
99                          69.1%                  136,792          1.34          140,498         136,398       1.33      0.0421%
100                         68.0%                  116,333          1.67          107,285         101,285       1.45      0.0421%
101                         74.0%                   69,335          1.86           58,594          55,094       1.48      0.0421%
                            ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     60.3%             $102,057,669          1.55x    $131,743,149    $121,813,947       1.57x
                            ------------------------------------------------------------------------------------------
                            ----------------------------------------------------------------------------------------------------
MAXIMUM:                    74.9%             $ 23,652,557          2.42x    $ 23,591,252    $ 22,614,233       2.87x
MINIMUM:                    31.0%             $     37,199          0.09x    $     58,594    $     55,094       1.23x





(A) The Underlying Mortgaged Loans secured by Brooks B Portfolio and 596 Lowell are cross-collateralized and cross-defaulted respectively. The Books B Portfolio is comprised of the Mortgaged Real Properties identified In Exhibit A-1 as One Hampton Road, 4 Northeast Boulevard, 1-9 Powers Street and 7-11 Ballard Way.

(B) The Underlying Mortgage Loans secured by Williams Centre Building 2, Williams Centre Building 1 and Williams Centre Building 3 are cross-collateralized and cross-defaulted, respectively.

(1) Assumes a Cut-off Date of April 2003.

(2) In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(3) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

(4) At maturity with respect to Balloon Loans or at the ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(5) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans the combined U/W DSCR and Most Recent DSCR is presented for each and every related Underlying Mortgage Loan.

(6) U/W NCF reflects the Net Cash Flow after U/W Recurring Replacement Reserves, U/W LC's and TI's and U/W FF&E.

(7) The Great Lakes Crossing mortgage loan is secured, on a pari passu basis, with the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan has an outstanding principal balance $59,939,928 and is not included in the trust fund. The Great Lakes Crossing Loan, which has a cut-off date principal balance of $90,908,890 is, for purposed of allocating payments deemed to be comprised on two (2) components: (a) the Great Lakes Crossing Senior Portion, with a cut-off date principal balance of $87,296,617; and (b) the Great Lakes Crossing Junior Portion, with a cut-off date principal balance of $3,612,274. The Great Lakes Crossing Junior Portion is subordinate to the Great Lakes Crossing Senior Portion. DSCR and LTV calculations are based on the Great Lakes Crossing Senior Portion and Great Lakes Crossing Companion Loan.

(8) The Ritz-Carlton Key Biscayne Loan, which has a cut-off date principal balance of $80,000,000 is, for purposed of allocating payments on the Series 2003-CK2 certificates, deemed to be comprised on two (2) components: (a) the Ritz-Carlton Key Biscayne Senior Portion, with cut-off date principal balance of $65,000,000; and (b) the Ritz-Carlton Key Biscayne Junior Portion, with a cut-off date principal balance of $15,000,000. The Ritz-Carlton Key Biscayne Junior Portion is subordinate to the Ritz-Carlton Key Biscayne Senior Portion. Unless otherwise stated, calculations are based on the Ritz-Carlton Key Biscayne Senior Portion.

(9) BAE Systems Building is interest-only for the first five years of the original loan term and amortizes on a fixed schedule of principal and interest thereafter, with interest being calculated on the outstanding principal balance each period and principal paid according to the following amortization schedule:



                   payments   1 -  60              Interest Only
                   payments  61 -  72                 $22,000
                   payments  73 -  84                 $32,000
                   payments  85 -  96                 $42,000
                   payments  97 - 108                 $52,000
                   payments 109 - 120                 $62,000


The Monthly Payment amount represents one full year of interest divided by 12 equal payments; however the mortgage loan accrues interest on an Actual/360 basis with varying interest payments.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                         CONTRACTUAL          U/W
                                                      ENGINEERING        RECURRING        RECURRING
                                                      RESERVE AT         REPLACEMENT      REPLACEMENT
 #   CROSSED   LOAN NAME                              ORIGINATION        RESERVE FF&E    RESERVE/FF&E
---  -------   ---------                              ------------      ------------    ------------
1              Great Lakes Crossing                       N/A               N/A           $171,424
2              Ritz-Carlton Key Biscayne                  N/A               4.0%(1)            2.5%
3              Museum Square                              N/A             $96,087         $104,472
4              Crescent at Carlyle                        N/A             $21,289          $42,578
5              North Park Executive Center                N/A             $93,600          $93,555
6              Sully Place                            $1,000,000          $78,804          $78,804
7              2300 Imperial Building                     N/A             $18,867          $31,445
8              800 Jefferson Street                       N/A             $28,800          $28,800
9              Michigan Equities U Portfolio             $32,371          $52,668          $51,010
10             The Carl Zeiss Building                    N/A               N/A            $30,243
11             BAE Systems Building                       N/A             $13,381          $20,071
12             The Shops at Cambridge Crossing           $43,586            N/A            $22,337
13     (A)     Brooks B Portfolio                       $205,000            N/A            $28,211
14     (A)     596 Lowell                                 N/A               N/A            $12,000
15             Sunset Coast Plaza                       $101,850          $28,560          $28,664
16     (B)     Williams Centre Building 2                 N/A               N/A            $12,500
17     (B)     Williams Centre Building 1                 N/A               N/A            $11,992
18     (B)     Williams Centre Building 3                 N/A               N/A            $11,720
19             Main Street Medical Campus                 N/A             $15,271          $18,692
20             BECO Building                              N/A             $17,028          $17,033
21             Randolph Mall                              N/A             $50,840          $57,092
22             Costa Mesa Square Shopping Center          N/A               N/A            $10,998
23             Fairmount Place II                         N/A             $9,900           $18,550
24             Kahana Gateway Center                      N/A             $16,014          $16,014
25             Centennial Village                         N/A             $11,700          $23,478
26             Brick Church Plaza                        $3,125           $19,665          $19,597
27             Giant Eagle Plaza                          N/A             $16,631          $16,631
28             Abbotts Village Shopping Center            N/A               N/A            $49,672
29             Santa Barbara Tech Center                 $26,600          $16,959          $16,959
30             Sealy Mustang Park                        $91,250            N/A           $129,495
31             Highland Village Plaza                    $38,750          $13,469          $13,469
32             Hoover Square                              N/A             $24,204          $24,237
33             Advantis Technologies                      N/A               N/A            $28,796
34             Ford Factory Square                       $13,750          $33,264          $61,610
35             Rocky Mount Marketplace                    N/A             $10,020          $15,030
36             Paradise Cay Apartments                    $4,125          $39,400          $49,250
37             365 Broadway                               $4,500          $13,308          $12,248
38             Mack Park Apartments                      $92,500          $56,500          $56,500
39             Plank Road Commons                         N/A               N/A            $17,460
40             Plaza at Coral Springs                   $150,000          $18,666          $18,531
41             Pine Meadow Apartments                    $41,938          $51,000          $51,000
42             Sentry Park Apartments                   $133,500          $59,000          $59,000
43             Southside Village Shopping Center         $31,437            N/A            $12,700
44             Phoenix Business Park                     $11,250          $42,000          $42,162
45             Clovis Country Shopping Center             N/A              $4,070           $8,627
46             Timberlake Apartments                    $100,000            N/A            $67,200
47             Indiana Business Center                   $18,688            N/A            $17,931
48             Pinecrest Shopping Center                  N/A             $15,645          $15,645
49             South Monroe Commons Shopping Center       N/A              $6,888          $10,326
50             Symmes Gate Station                        N/A              $5,118           $5,118
51             Circuit City - Bolingbrook, IL             N/A               N/A             $4,972
52             Northeast Medical Arts Center              N/A              $7,696           $7,696
53             Allsize Storage                           $19,844           $7,114           $7,088
54             Oak Springs Mobile Home Park              $96,250            N/A            $21,900
55             Thunderbird Airport Plaza                  N/A              $8,003           $8.003
56             Best Buy - El Paso, TX                     N/A               N/A             $7,500
57             Sav-On Drug Store - Las Vegas, NV          N/A              $2,568           $2,568
58             Walgreens - North Clinton                  N/A              $2,268           $2,268
59             Spruce Street Station Shopping Center      N/A             $14,960          $14,960
60             Five Points Plaza                          N/A              $8,628           $8,617
61             Circuit City-Colonial Heights, VA          N/A               N/A             $4,940
62             Walgreens - West Jefferson                 N/A              $2,174           $2,174


                           LC &TI             CONTRACTUAL                   TAX &
                          RESERVE AT           RECURRING        U/W        INSURANCE
 #                        ORIGINATION           LC & TI       LC & TI       ESCROWS
---                       -----------         -----------    -----------  -----------
1                             N/A                 N/A         $805,594        None
2                             N/A                 N/A            N/A          Tax
3                           $33,452             $75,000       $679,469        Both
4                             N/A                 N/A            N/A          Both
5                             N/A              $618,000       $424,842        Both
6                             N/A              $156,000       $315,102        Both
7                           $20,000            $240,000       $321,518        Both
8                             N/A                 N/A            N/A          Both
9                          $119,912            $447,000       $342,104        Both
10                            N/A                 N/A         $136,970        None
11                            N/A                 N/A         $153,700        Both
12                         $300,000               N/A          $85,209        Tax
13                         $233,675               N/A         $170,125        Both
14                          $79,800               N/A          $38,555        Both
15                         $800,000            $215,004       $206,597        Both
16                           $2,778             $33,333        $53,213      Insurance
17                           $2,778             $33,333        $78,679        Both
18                           $2,778             $33,333        $74,743        Both
19                           $5,750             $69,000       $152,547        Both
20                         $174,576             $99,996       $145,458        Both
21                            N/A                 N/A         $115,210        Both
22                            N/A                 N/A          $91,327        None
23                            N/A              $225,000       $223,251        Tax
24                            N/A               $80,000        $96,050        Both
25                            N/A                 N/A          $24,635      Insurance
26                            N/A               $55,000        $63,643        Both
27                            N/A                 N/A          $28,337        Tax
28                            N/A                 N/A          $53,455        None
29                         $450,000             $63,600        $39,855        Tax
30                         $150,000            $115,000       $127,995        Both
31                            N/A               $67,345        $95,700        Both
32                            N/A               $40,000        $46,609        Both
33                            N/A                 N/A          $76,790        None
34                            N/A               $15,000          N/A          Both
35                            N/A               $21,096        $21,096        Both
36                            N/A                 N/A            N/A          Both
37                         $360,000               N/A          $52,186        Both
38                            N/A                 N/A            N/A          Both
39                            N/A                 N/A          $58,135        Both
40                         $100,000               N/A          $73,753        Both
41                            N/A                 N/A            N/A          Both
42                            N/A                 N/A            N/A          Both
43                         $100,000               N/A          $81,005        Both
44                          $50,000             $30,000       $133,825        Both
45                           $1,500             $18,000        $26,855        Both
46                            N/A                 N/A            N/A          Both
47                           $2,325             $27,900       $101,928        Both
48                           $1,279             $15,348        $25,697        Both
49                            N/A               $19,992        $20,300        Both
50                            N/A                 N/A          $21,093        Both
51                            N/A                 N/A            N/A          Tax
52                            N/A               $71,973        $75,314        Both
53                            N/A                 N/A            N/A          Both
54                            N/A                 N/A            N/A          Both
55                            N/A               $40,001        $25,880      Insurance
56                            N/A                 N/A            N/A          None
57                            N/A                 N/A            N/A          None
58                            N/A                 N/A            N/A          None
59                          $575                 $6,900         $5,945        Both
60                         $1,956               $23,472        $14,516        Both
61                           N/A                  N/A            N/A          Tax
62                           N/A                  N/A            N/A          None

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                  CONTRACTUAL        U/W
                                                                ENGINEERING       RECURRING        RECURRING
                                                                RESERVE AT        REPLACEMENT      REPLACEMENT
 #   CROSSED  LOAN NAME                                         ORIGINATION       RESERVE/FF&E    RESERVE/FF&E
---  -------  ---------                                         ------------     -------------   ------------
63            Taunton Corporate Center                            $20,375           $10,546         $10,546
64            5501 Connecticut Avenue                               N/A              $5,232          $5,236
65            Walgreens - Waterbury, CT                           $38,035             N/A            $2,172
66            Sav-On Drug Store - Lancaster, CA                     N/A              $3,038          $3,038
67            Walgreens - Albany, GA                                N/A               N/A            $2,635
68            CVS-Raleigh, NC                                       N/A              $1,524          $1,823
69            Gold Star Mobile Estates                             $3,125            $9,150          $9,150
70            Gray Road Industrial                                  N/A              $6,855          $6,855
71            Walgreens - Olive Branch, MS                          N/A               N/A            $2,174
72            Walgreens - Grand Rapids, MI                          N/A               N/A            $2,174
73            Sahara Corporate Center                               N/A              $5,600          $5,588
74            CVS - Wilmington, NC                                  N/A              $1,632          $1,632
75            Walgreens - Burlington, KY                            N/A              $2,174          $2,174
76            Bayview East and Manette Villa Apartments           $61,516           $41,100         $41,285
77            Premier Self Storage                                  N/A               N/A            $7,049
78            Walgreens - Anderson, IN                              N/A               N/A            $2,174
79            Old Town Station Shopping Center                      N/A               N/A            $3,978
80            Ellsworth Square Apartments                          $1,000           $18,000         $18,000
81            Kuhlo Medical Building                                N/A              $3,828          $3,801
82            2575 Grand Canal Boulevard                            N/A               N/A            $5,705
83            CVS - Indianapolis, IN                                N/A              $1,519          $1,519
84            401-403 South Washington                           $129,375           $13,068         $13,070
85            Eckerd Nashville                                      N/A               N/A            $1,636
86            Shurgard Self Storage                                 N/A              $7,783          $7,762
87            Barber Knolls Apartments                            $30,250           $22,248         $22,250
88            Park Oaks Village Phase II                            N/A              $2,412          $2,412
89            Sandalwood Apartment Complex                          N/A             $35,967         $50,400
90            Hickory Trace Apartments                           $119,600           $31,500         $31,500
91            Green Acres Shopping Center II                      $25,000            $8,475          $8,475
92            Wilcox Apartments                                   $13,125           $20,256         $20,250
93            Greenwood Apartments                                $77,865           $11,000         $11,000
94            Midtown Estates                                     $12,000           $27,250         $27,250
95            Knollwood Townhouse Apartments                      $68,287           $17,250         $17,250
96            Seven Wells Street                                  $19,531             N/A            $5,376
97            Centre Court Apartments                               N/A              $7,200          $7,200
98            Lincoln Broadway Building                             N/A               N/A            $2,749
99            Anoka Acres Mobile Home Community                   $19,312            $4,100          $4,100
100           4210 Lake Avenue Townhouses                           N/A              $6,000          $6,000
101           Biarritz Drive Apartments                             N/A              $3,500          $3,500

                           LC & TI            CONTRACTUAL                   TAX &
                          RESERVE AT           RECURRING        U/W        INSURANCE
 #                        ORIGINATION           LC & TI       LC & TI       ESCROWS
---                       -----------         -----------    -----------  -----------
63                            N/A               $60,000       $24,414        Both
64                            N/A               $24,996       $30,052        Both
65                            N/A                 N/A           N/A          None
66                            N/A                 N/A         $4,599         Both
67                            N/A                 N/A           N/A          None
68                            N/A                 N/A           N/A          None
69                            N/A                 N/A           N/A          Both
70                            N/A               $34,277       $29,838        Both
71                            N/A                 N/A           N/A          Insurance
72                            N/A                 N/A           N/A          None
73                            N/A               $43,356       $47,302        Both
74                            N/A                 N/A           N/A          None
75                            N/A                 N/A           N/A          None
76                            N/A                 N/A           N/A          Both
77                            N/A                 N/A           N/A          Both
78                            N/A                 N/A           N/A          None
79                            N/A                 N/A         $26,521        Both
80                            N/A                 N/A           N/A          Both
81                          $2,924              $35,088       $40,280        Both
82                            N/A                 N/A         $28,527        Both
83                            N/A                 N/A           N/A          Tax
84                          $55,000             $17,280       $33,251        Both
85                            N/A               $18,000       $10,540        None
86                            N/A                 N/A           N/A          Both
87                            N/A                 N/A           N/A          Both
88                          $1,667              $20,000       $19,805        Both
89                            N/A                 N/A           N/A          Both
90                            N/A                 N/A           N/A          Both
91                            N/A               $56,155       $58,195        Both
92                            N/A                 N/A           N/A          Both
93                            N/A                 N/A           N/A          Both
94                            N/A                 N/A           N/A          Both
95                            N/A                 N/A           N/A          Both
96                          $40,000               N/A         $21,503        Both
97                            N/A                 N/A           N/A          Both
98                            N/A                 N/A         $4,993         Both
99                            N/A                 N/A           N/A          Both
100                           N/A                 N/A           N/A          Both
101                           N/A                 N/A           N/A          Both


(A) The Underlying Mortgaged Loans secured by Brooks B Portfolio and 596 Lowell are cross-collateralized and cross-defaulted respectively. The Brooks B Portfolio is comprised of the Mortgaged Real Properties identified in Exhibit A-1 as One Hampton Road, 4 Northeast Boulevard, 1-9 Powers Street and 7-11 Ballard Way.

(B) The Underlying Mortgage Loans secured by Williams Centre Building 2, Williams Centre Building 1 and Williams Centre Building 3 are cross-collateralized and cross-defaulted, respectively.

(1) The Contractual Recurring Replacement Reserve/FF&E amount is currently being collected by The Ritz-Carlton Hotel Company, L.L.C. (the "Operator") and is not required to be collected by Borrower until the the termination of the Operating Agreement.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES


                                                                                        CUT-OFF
                                                                                     DATE PRINCIPAL     PROPERTY
     #         CROSSED    PROPERTY NAME                                                BALANCE(1)        TYPE            SQ. FT.
   ----        -------    -------------                                                ----------        ----            -------
     1                    Great Lake Crossing                                         $87,296,617       Retail         1,142,827
     3                    Museum Square                                                56,774,576       Office           522,362
     4                    Crescent at Carlyle                                          52,250,000       Office           212,889
    5A                    North Part 3                                                 10,002,517       Office           120,000
    5B                    North Park 6                                                  7,770,880       Office           100,722
    5C                    North Park 5                                                  6,657,552       Office            66,361
    5D                    North Park 2                                                  6,149,456       Office            64,000
    5E                    North Park 4                                                  5,252,318       Office            59,940
    5F                    North Park 1                                                  4,516,077       Office            56,754
     6                    Sully Place                                                  35,678,771       Retail           533,053(2)
     7                    2300 Imperial Building                                       30,863,048       Office           157,225
    9A                    2123, 2125, 2127 University Park Drive                        2,881,000       Office            41,890
    9B                    2121, 2140 University Park Drive                              2,509,922       Office            28,269
    9C                    2112 University Park Drive                                    2,460,779       Office            24,983
    9D                    2164 University Park Drive & 3450 Alaiedon Parkway            2,431,090       Office            27,951
    9E                    2405 Woodlake Drive                                           2,225,190       Office            21,204
    9F                    2375, 2379 Woodlake Drive                                     2,089,769       Office            28,243
    9G                    2365, 2369 Woodlake Drive                                     2,017,753       Office            28,229
    9H                    2175 University Park Drive                                    1,829,758       Office            19,292
    9I                    2364, 2378 Woodlake Drive                                     1,570,053       Office            16,367
    9J                    2163 University Park Drive & 2199 Jolly Road                  1,487,066       Office            26,524
    9K                    139 Lake Lansing Road                                         1,458,875       Office            16,720
    9L                    2390, 2410 Woodlake Drive                                     1,401,736       Office            14,593
    9M                    914 Charlevoix Drive                                          1,131,916       Retail            17,752
    9N                    2145 University Park Drive                                    1,105,610       Office            14,838
    9O                    2205 Jolly Road                                                 841,071       Office             9,667
    9P                    2220 University Park Drive                                      318,619       Office             3,543
    10                    The Carl Zeiss Building                                      25,260,000       Office           201,620
    11                    BAE Systems Building                                         24,700,000       Office           133,806
    12                    The Shops at Cambridge Crossing                              21,981,038       Retail           223,368
    13A          (A)      One Hampton Road                                              6,436,838       Office            80,216
    13B          (A)      4 Northeastern Boulevard                                      6,285,668       Office            52,500
    13C          (A)      1-9 Powers Street                                             1,346,929     Industrial          38,300
    13D          (A)      7-11 Ballard Way                                              1,047,611       Office            20,500
    14           (A)      596 Lowell                                                    5,512,982     Industrial          80,000
    15                    Sunset Coast Plaza                                           16,848,983       Office           102,372
    16           (B)      Williams Centre Building 2                                    6,196,254       Office            50,000
    17           (B)      Williams Centre Building 1                                    5,474,602       Office            47,968
    18           (B)      Williams Centre Building 3                                    4,902,257       Office            46,878
    19                    Main Street Medical Campus                                   15,954,217       Office            74,769
    20                    BECO Building                                                15,933,966       Office           113,550
    21                    Randolph Mall                                                15,507,167       Retail           224,103(3)
    22                    Costa Mesa Square Shopping Center                            15,419,626       Retail            73,317
    23                    Fairmount Place II                                           14,038,298       Office           123,663
    24                    Kahana Gateway Center                                        13,004,676     Mixed Use           80,069
    25                    Centonnial Villiage                                          12,960,231       Retail           117,392
    26                    Brick Church Plaza                                           12,127,478       Retail           115,279
    27                    Giant Eagle Plaza                                            11,963,081       Retail           110,871
    28                    Abbotts Village Shopping Center                              11,512,325       Retail           109,586
    29                    Santa Barbara Tech Center                                    11,365,652       Office            84,797
    30                    Sealy Mustang Park                                           10,230,978     Industrial         863,300
    31                    Highland Village Plaza                                        9,180,724       Retail            89,794
    32                    Hoover Square                                                 9,015,649       Retail            93,218
    33                    Advantis Technologies                                         8,467,201      Industrial        191,975
    35                    Rocky Mount Maketplace                                        7,502,327       Retail           100,198
    37                    365 Broadway                                                  6,979,307       Office            53,250
    39                    Plank Road Commons                                            6,471,372       Retail            87,301
    40                    Plaza at Coral Springs                                        6,382,379       Retail            92,654
    43                    Southside Village Shopping Center                             5,984,139      Mixed Use          80,152
    44                    Phoenix Business Park                                         5,706,799       Office           110,952
    45                    Clovis Country Shopping Center                                5,706,262       Retail            46,630
    47                    Indiana Business Center                                       5,519,568       Office            71,197
    48                    Pinecrest Shopping Center                                     5,230,844       Retail           102,286
    49                    South Monroe Commons Shopping Center                          5,184,687       Retail            71,139(4)
    50                    Symmes Gate Station                                           4,946,287       Retail            40,323(5)
    51                    Circuit City - Bolingbrook, IL                                4,789,627       Retail            33,145
    52                    Northeast Medical Arts Center                                 4,786,911       Office            51,304
    55                    Thunderbird Airport Plaza                                     4,386,793     Mixed Use           53,355
    56                    Best Buy - El Paso, TX                                        4,384,442       Retail            51,191
    57                    Sav-0n Drug Store - Las Vegas, NV                             4,223,668       Retail            17,123
    58                    Walgreens - North Clinton                                     4,206,469       Retail            15,120
    59                    Spruce Street Station Shopping Center                         4,186,213       Retail            48,057
    60                    Five Points Plaza                                             4,158,516       Retail            57,445
    61                    Circuit City - Colonial Heights, VA                           4,145,273       Retail            32,930
    62                    Walgreens - West Jefferson                                    4,131,798       Retail            14,490
    63                    Taunton Corporate Center                                      3,988,664     Industrial          70,305
    64                    5501 Connecticut Avenue                                       3,489,772     Mixed Use           22,767
    65                    Walgreens - Waterbury,CT                                      3,421,962       Retail            14,477
    66                    Sav-On Drug Store - Lancaster, CA                             3,399,765       Retail            20,251
    67                    Walgreen - Albany, GA                                         3,346,759       Retail            14,490
    68                    CVS - Raleigh,NC                                              3,190,413       Retail            10,125
    70                    Gray Road Industrial                                          3,143,346     Industrial          45,702
    71                    Walgreens - Olive Branch, MS                                  2,929,272       Retail            14,490
    72                    Walgreens - Grand Rapids, MI                                  2,891,702       Retail            14,490
    73                    Sahara Corporate Center                                       2,846,112       Office            27,941
    74                    CVS - Wilmington, NC                                          2,738,054       Retail            10,880
    75                    Walgreen - Burlington, KY                                     2,727,982       Retail            14,490
    78                    Walgreen - Anderson, IN                                       2,613,487       Retail            14,490
    79                    Old Town Station Shopping Center                              2,494,567       Retail            26,521
    81                    Kuhlo Medical Building                                        2,276,654       Office            19,006
    82                    2575 Grand Canal Boulevard                                    2,243,194       Office            28,527
    83                    CVS - Indianapolis, IN                                        2,214,866       Retail            10,125
    84                    401-103 South Washington                                      2,167,861     Industrial          69,120
    85                    Eckerd Nashville                                              2,165,160       Retail            10,908
    88                    Part Oaks Village Phase II                                    2,058,779       Office            12,058
    91                    Green Acres Shopping Center II                                1,992,142       Retail            56,500
    96                    Seven Wells Street                                            1,514,904       Office            21,503
    98                    Lincoln Broadway Bulding                                      1,491,585     Mixed Use            9,393


                                        MAJOR                                         MAJOR                  MAJOR
                                      TENANT #1                                     TENANT #1           TENANT #1 LEASE
     #                                  NAME                                         SQ. FT.            EXPIRATION DATE
   ----                                 ----                                         -------            ---------------
     1                         Burlington Coat Factory                                81,082                1/31/2014
     3                           Screen Actors Guild                                 101,496                7/30/2008
     4            Oblon, Spivak, MCClelland, Maier & Neustandt, P.C.                 207,136               12/31/2017
    5A                                Convergys                                       60,000               12/31/2006
    5B                               CSG Systems                                     100,722                4/30/2007
    5C                               CSG Systems                                      61,009                4/30/2004
    5D                          First Data Resources                                  64,000                6/30/2004
    5E                               CSG Systems                                      39,161                4/30/2006
    5F                             World Insurance                                    56,472                5/31/2006
     6                         Lowe's (Ground Lease)                                 135,197                2/20/2021
     7                      Boeing Satelite Systems, Inc.                             81,418               12/31/2007
    9A                        Foster, Zack & Lowe, P.C.                                7,910               12/31/2005
    9B                       McCartney and Company, P.C.                               6,225                4/30/2004
    9C                          Innovative IT Solutions                               24,983               12/31/2006
    9D                       New York Life Insurance Co.                               9,429               11/30/2005
    9E                          TechSmith Corporation                                 21,204                9/30/2007
    9F                                Avaya Inc                                        5,662                2/29/2004
    9G                              Lifemark Corp                                     10,935                9/30/2004
    9H                          Jackson National Life                                 19,292                1/31/2008
    9I                                  ERSCO                                          7,293                4/30/2003
    9J                        LandEquities Development                                 4,192                3/31/2003
    9K                       Assoc for Child Development                               5,552                6/30/2004
    9L                            Independent Bank                                     4,609                8/31/2004
    9M                         Ledges Gifts and Crafts                                 4,852               12/31/2002
    9N                       Stockton Prosthetics Clinic                               6,518                  MTM
    9O                       Irwin Mortgage Corporation                                3,522                7/31/2005
    9P                        Psychatric Assoc. of Ingham                              3,543                1/31/2008
    10                            Carl Zeiss, Inc.                                   201,620                9/30/2019
    11                     BAE Systems North America, Inc.                           133,806                9/30/2012
    12                                Wal-Mart                                       136,847                1/31/2021
    13A                             Access Health                                     16,000                3/31/2006
    13B                               First USA                                       52,500                9/30/2010
    13C                                Brinks                                          1,200                1/31/2004
    13D                                 YMCA                                          15,000               11/30/2013
    14                                 Kevlin                                         80,000                5/31/2012
    15                          Front Range Solutions                                 29,489               10/24/2004
    16                             America Online                                     50,000                1/31/2011
    17                            NCS Pearson, Inc.                                   23,987                4/30/2006
    18                          Dun & Bradstreet RMS                                  23,838               10/31/2011
    19                     Orthopedic Specialty Institute                             28,846                6/30/2012
    20                         Capital Finance Group                                  32,579                6/30/2012
    21                          Sears, Roebuck and Co.                                50,848                3/28/2009
    22                           Henry's Marketplace                                  25,136                6/30/2017
    23                        Meridian Healthcare, Inc.                               52,280               10/31/2008
    24                        Roy's Kahana Bar & Grill                                 8,159               11/30/2011
    25                                 Kohl's                                         86,584                1/31/2022
    26                                ShopRite                                        49,982               12/31/2011
    27                               Giant Eagle                                      79,871               11/30/2022
    28                                 Publix                                         56,146                2/19/2015
    29                          Bechtel Nevada Corp.                                  43,866                2/28/2007
    30                            Inwood Furniture                                    68,000                9/30/2004
    31                               Longs Drugs                                      25,500                2/28/2017
    32                                 TJ Maxx                                        39,792               10/31/2011
    33                       Advantis Technologies, Inc.                             191,975                7/31/2017
    35                                 Kroger                                         45,505                5/31/2020
    37                      NYC-Dept. of Juvenile Justice                             30,800                1/31/2006
    39                                 TJ Maxx                                        31,760                5/31/2010
    40                          Sunstar Theatres, LLC                                 28,092                2/28/2011
    43                            Best Care Clinic                                     9,592                2/28/2009
    44                      Network Telephone Corporation                             31,576               10/31/2005
    45                            Longs Drug Store                                    18,200                2/29/2028
    47                            Riverside Medical                                   22,891               11/30/2005
    48                              Sentry Foods                                      52,086                3/31/2022
    49                               Winn Dixie                                       48,466                8/31/2018
    50                              CVS Pharmacy                                      10,125                1/31/2019
    51                              Circuit City                                      33,145                1/31/2023
    52                  Atlanta Center for Medicine II, P.C.                          11,008                2/28/2007
    55                               CSG Wireless                                      9,531               10/31/2005
    56                                Best Buy                                        51,191                11/1/2022
    57                            Sav-On Drug Store                                   17,123                7/23/2027
    58                                Walgreens                                       15,120                7/31/2021
    59                                Food Lion                                       38,307                6/28/2022
    60                                Food Lion                                       37,985                 6/1/2021
    61                              Circuit City                                      32,930                1/31/2023
    62                                Walgreens                                       14,490               11/30/2021
    63                           Cintas Corporation                                   14,900                5/31/2004
    64           Community Preservation and Development Corporation                    7,238               12/31/2009
    65                                Walgreens                                       14,477               10/31/2027
    66                            Sav-On Drug Store                                   15,251                9/14/2020
    67                                Walgreens                                       14,490                3/31/2027
    68                                   CVS                                          10,125                1/31/2025
    70                               G.W., Inc.                                       10,920                6/30/2003
    71                                Walgreens                                       14,490               10/10/2027
    72                                Walgreens                                       14,490                9/30/2027
    73                            Republic Mortgage                                   15,544                 8/1/2006
    74                                   CVS                                          10,880                1/31/2025
    75                                Walgreens                                       14,490               10/31/2021
    78                                Walgreens                                       14,490               12/31/2026
    79                       Castle Rustlers Steakhouse                                7,120                5/31/2009
    81                           Harpeth Pediatrics                                    4,792               10/30/2004
    82                          Interplan Corporation                                  9,670                3/31/2004
    83                             CVS Pharmacies                                     10,125                1/31/2024
    84                        WW Display Fixtures, Inc.                               40,320                9/30/2008
    85                                 Eckerd                                         10,908                10/1/2019
    88                             Coldwell Banker                                     5,627                9/30/2010
    91                       Medical College of Georgia                               18,368                6/30/2003
    96                    Saratoga Obstetrics & Gynocology                             3,725                8/30/2006
    98                                Ecosmarte                                        1,200                5/31/2006


                                MAJOR                                              MAJOR                    MAJOR
                              TENANT #2                                          TENANT #2             TENANT #2 LEASE
     #                          NAME                                               SQ. FT              EXPIRATION DATE
   ----                         ----                                               ------              ---------------
     1                        Sportmart                                            60,541                  1/31/2019
     3                  Virgin Entertainment                                       37,992                  4/30/2010
     4              Plaza Gourmet at Carlyle, LLC                                   5,053                 12/31/2017
    5A                         Travelex                                            20,320                  8/31/2006
    5B                           N/A                                                N/A                      N/A
    5C                           N/A                                                N/A                      N/A
    5D                           N/A                                                N/A                      N/A
    5E                       Omni Hotels                                           20,779                 12/31/2013
    5F                          Qwest                                                 282                  6/30/2007
     6                         K-Mart                                             104,300                  9/30/2011
     7          Hughes Electronics Corp dba Direct TV                              75,807                 12/31/2005
    9A                     CH2MHILL, Inc                                            6,199                  4/30/2007
    9B                Ford Motor Credit Company                                     3,943                 10/31/2005
    9C                           N/A                                                N/A                      N/A
    9D                 United Methodist Church                                      5,249                  7/31/2007
    9E                           N/A                                                N/A                      N/A
    9F                   Foresight Solutions                                        5,589                  2/29/2004
    9G                 Tekinsight Services Inc                                      2,477                  2/29/2004
    9H                           N/A                                                N/A                      N/A
    9I               Correction Medical Services                                    4,572                  6/30/2003
    9J              Russell L. Peabody, Architect                                   3,227                  8/31/2004
    9K                    Physician Billing                                         3,101                 10/31/2004
    9L                 Michigan Health Council                                      3,312                  7/31/2004
    9M                       Famous Taco                                            2,141                  2/28/2007
    9N                    Kirk & Fitzgerald, CPA                                    1,543                 12/31/2002
    9O                  Chicago Title Company                                       2,491                  5/31/2007
    9P                           N/A                                                N/A                      N/A
    10                           N/A                                                N/A                      N/A
    11                           N/A                                                N/A                      N/A
    12                       Marshall's                                            30,000                  7/31/2012
    13A              Metropolitan Life Ins. Co.                                     8,220                 11/30/2005
    13B                          N/A                                                N/A                      N/A
    13C                  Brooks Landscaping                                         5,800                 11/30/2017
    13D                   American Training                                         5,500                 10/31/2007
    14                           N/A                                                N/A                      N/A
    15                     PAC Associates                                          21,363                  6/30/2013
    16                           N/A                                                N/A                      N/A
    17                 Fluor Enterprises, Inc.                                     23,981                   9/1/2006
    18                         Fed Ex                                              12,209                  9/30/2005
    19                   Breast Care Center                                        22,478                  8/31/2012
    20                  BECO Management, Inc.                                      13,157                 11/30/2014
    21            JC Penny Co. Inc. (Ground Lease)                                 33,796                  3/31/2007
    22                    Furniture Nation                                          7,339                  6/30/2007
    23                   Clinical Associates                                       50,317                  3/31/2014
    24               Starwood Vacation Ownership                                    6,464                  2/28/2004
    25                          Petco                                              15,700                  1/31/2017
    26                  Strauss Discount Auto                                      12,601                  8/31/2007
    27                        W II Ltd                                              7,500                  1/31/2012
    28                  Jeffrey's Sports Bar                                        6,700                  9/30/2011
    29                     McGhan Medical                                          40,931                  7/31/2006
    30                      Offices-to-Go                                          30,000                  1/31/2008
    31                       Tutor Time                                            10,200                   2/1/2010
    32                     HomeGoods, Inc.                                         25,000                  4/30/2012
    33                           N/A                                                N/A                      N/A
    35                         Peebles                                             20,043                  8/31/2021
    37                    Paper Publishing                                          8,300                  3/31/2009
    39                      Woodworker's                                            5,500                  2/29/2008
    40                     Coldwell Banker                                          9,376                  6/30/2005
    43            Silver Palace Chinese Restaurant                                  9,047                   5/1/2007
    44         Broadcast Corporation of Georgia, Inc.                              23,473                  1/31/2006
    45                   Clovis Stars Dance                                         5,531                 12/31/2008
    47                  National One Mortgage                                       8,442                 10/31/2004
    48                      Family Dollar                                           7,500                  8/31/2007
    49                    Blockbuster Video                                         5,973                  9/30/2003
    50                     Health Alliance                                          6,000                  1/31/2009
    51                           N/A                                                N/A                      N/A
    52      Georgia Knee Sports & Medicine Insight, Inc.                            7,338                 12/31/2006
    55                    Pinnacle Medicine                                         7,371                  9/30/2005
    56                           N/A                                                N/A                      N/A
    57                           N/A                                                N/A                      N/A
    58                           N/A                                                N/A                      N/A
    59                       Tops China                                             1,200                  7/31/2007
    60                      Family Dollar                                           9,000                 12/31/2011
    61                           N/A                                                N/A                      N/A
    62                           N/A                                                N/A                      N/A
    63                   W.W. Grainger, Inc.                                       12,920                 10/31/2005
    64                     Circle Liquors                                           3,812                 11/30/2004
    65                           N/A                                                N/A                      N/A
    66                     Hollywood Video                                          5,000                  1/10/2011
    67                           N/A                                                N/A                      N/A
    68                           N/A                                                N/A                      N/A
    70                  SAS Enterprises, Inc.                                       7,200                  7/31/2005
    71                           N/A                                                N/A                      N/A
    72                           N/A                                                N/A                      N/A
    73                   Equity Title, LLC                                          3,405                   4/1/2007
    74                           N/A                                                N/A                      N/A
    75                           N/A                                                N/A                      N/A
    78                           N/A                                                N/A                      N/A
    79                     Coldwell Banker                                          2,600                  7/31/2007
    81                  Snodgrass King Dental                                       4,712                  5/30/2010
    82               Consumer Credit Counseling                                     9,540                 12/31/2004
    83                           N/A                                                N/A                      N/A
    84                Arrow Glass & Door, Inc.                                      7,200                  9/30/2003
    85                           N/A                                                N/A                      N/A
    88                  Prudential Securities                                       2,229                  9/30/2005
    91                        AutoZone                                              6,000                  9/30/2003
    96             Saratoga Spring Plastic Surgery                                  3,281                 12/31/2012
    98                      Emeraude 168                                            1,000                  6/30/2005


                                      MAJOR                             MAJOR                      MAJOR
                                    TENANT #3                         TENANT #3               TENANT #3 LEASE
     #                                NAME                             SQ. FT.                EXPIRATION DATE
   ----                               ----                             -------                ---------------
     1                         Bed, Bath & Beyond                      43,726                     1/31/2008
     3                                AFTRA                            40,519                     1/31/2007
     4                                 N/A                               N/A                        N/A
    5A                          Employers Mutual                       19,680                    11/15/2012
    5B                                 N/A                               N/A                        N/A
    5C                                 N/A                               N/A                        N/A
    5D                                 N/A                               N/A                        N/A
    5E                                 N/A                               N/A                        N/A
    5F                                 N/A                               N/A                        N/A
     6                               Lowe's                            68,880                    10/31/2011
     7                                 N/A                               N/A                        N/A
    9A                    James, Anderson & Associates                  5,114                     7/31/2003
    9B                      MI Home Health Associates                   3,734                     3/31/2003
    9C                                 N/A                               N/A                        N/A
    9D                    Aerotek Contract Engineering                  5,042                     2/29/2004
    9E                                 N/A                               N/A                        N/A
    9F                           Compuware Corp                         3,552                     5/31/2003
    9G                            Brian Sommer                          2,147                     3/31/2007
    9H                                 N/A                               N/A                        N/A
    9I                            AXA Advisors                          4,502                     5/31/2004
    9J                   Effective School Products, Ltd.                2,617                     6/30/2004
    9K                      Principal Life Insurance                    2,761                     7/31/2004
    9L                    Advanced Complexity Counsult.                 2,202                    12/31/2002
    9M                          Flagstar Bank FSB                       1,986                    12/31/2007
    9N                        J&E Home Improvements                     1,335                     7/31/2004
    9O                         Visiting Physicians                      2,320                    10/31/2007
    9P                                 N/A                               N/A                        N/A
    10                                 N/A                               N/A                        N/A
    11                                 N/A                               N/A                        N/A
    12                             Cafe Sushi                           6,000                     1/31/2010
    13A                              Kingway                            7,700                     4/30/2003
    13B                                N/A                               N/A                        N/A
    13C                      International Car Parts                    4,000                     4/30/2005
    13D                                N/A                               N/A                        N/A
    14                                 N/A                               NIA                        N/A
    15                        Bernard P. Wolfsdorf                      6,287                     4/30/2008
    16                                 N/A                               N/A                        N/A
    17                                 N/A                               N/A                        N/A
    18                          Aristocrat, Inc.                       10,831                      3/1/2006
    19                     Ambulatory Surgical Center                  14,645                     6/30/2017
    20                      Information Systems, Inc.                   8,227                     5/31/2004
    21                              Cinemark                           28,079                     8/25/2017
    22                              Hallmark                            6,021                     2/28/2008
    23                        Fairmount Associates                     10,496                    12/31/2003
    24                         Outback Steakhouse                       6,030                     4/30/2008
    25                               Eckerd                            10,908                    17/22/2022
    26                    Rainow/Fashion Gallery, Inc.                  5,485                     1/31/2005
    27                            Futon Factory                         4,000                     1/31/2007
    28                           The Dollar Tree                        6,650                     7/31/2006
    29                                 N/A                               N/A                        N/A
    30                       Quick Learning, L.L.C.                    21,000                     7/31/2003
    31                           Judy's Hallmark                        5,000                    10/31/2003
    32                              HiFi Buys                          10,600                     1/31/2015
    33                                 N/A                               N/A                        N/A
    35                       Adventure Entertainment                    5,600                     6/30/2005
    37                  Chinese-American Planning Council               6,400                    10/31/2007
    39                         Barbara's Hallmark                       4,800                     2/28/2005
    40                     Coral Square Pediatrics, PA                  6,703                    12/31/2007
    43                          Salle Mauro Inc.                        5,300                     6/30/2005
    44                  UPS Service Parts Logistics, Inc.              17,622                     3/31/2006
    45                            Equator Tans                          3,300                     9/30/2005
    47                             Future Net                           4,921                     5/31/2006
    48                            Movie Gallery                         5,500                     6/30/2007
    49                             Dollar Tree                          4,800                     9/30/2003
    50                           Cincinnati Tan                         3,300                     4/30/2007
    51                                 N/A                               N/A                        N/A
    52             Gynecology and Obstetrics of DeKalb, P.C.            6,110                     1/31/2004
    55                         Concept Designworx                       4,639                    11/30/2005
    56                                 N/A                               N/A                        N/A
    57                                 N/A                               N/A                        N/A
    58                                 N/A                               N/A                        N/A
    59                             Check 'n Go                          1,200                     7/31/2007
    60                         Andy's Cheesesteaks                      3,000                     1/31/2007
    61                                 N/A                               N/A                        N/A
    62                                 N/A                               N/A                        N/A
    63                       StratEdge PTI Division                    10,687                    12/31/2006
    64                     Drs. J. Shapiro and M. Rahn                  2,839                    12/31/2003
    65                                 N/A                               N/A                        N/A
    66                                 N/A                               N/A                        N/A
    67                                 N/A                               N/A                        N/A
    68                                 N/A                               N/A                        N/A
    70                      Diversified Holdings, LLC                   6,127                     1/31/2005
    71                                 N/A                               N/A                        N/A
    72                                 N/A                               N/A                        N/A
    73                           John Soumi, DDS                        2,132                     11/1/2008
    74                                 N/A                               N/A                        N/A
    75                                 N/A                               N/A                        N/A
    78                                 N/A                               N/A                        N/A
    79                           Texas Honey Hams                       1,942                    11/30/2008
    81                 John Fogaros DDS & Chad Follis DDS               2,539                    12/31/2007
    82                       Pacific Bell Directory                     4,197                     7/31/2004
    83                                 N/A                               N/A                        N/A
    84                        Online Service, Inc.                      4,800                    11/30/2005
    85                                 N/A                               N/A                        N/A
    88                         Cornstock Mortgage                       1,579                     2/28/2006
    91                          Peking Restaurant                       4,800                    10/31/2003
    96                         S.A. Industries Inc.                     1,600                     9/14/2004
    98                             Lily Nails                             833                     3/31/2003


                              MULTIFAMILY SCHEDULE

                                                                                                         NUMBER        SUBJECT
                                                      PROPERTY                    UTILITIES                OF          STUDIO
  #      PROPERTY NAME                                SUBTYPE                    TENANT PAYS            ELEVATORS       UNITS
 ---     -------------                                -------                    -----------            ---------      -------
  8      800 Jefferson Street                       Conventional                 Electric/Gas               2            N/A
 34      Ford Factory Square                        Conventional           Electric/Gas/Water/Sewer         2            N/A
 36      Paradise Cay Apartments                    Conventional                   Electric                 0            N/A
 38      Mack Park Apartments                       Conventional                   Electric                 0            N/A
 41      Pine Meadow Apartments                     Conventional                   Electric                 0            N/A
 42      Sentry Park Apartments                     Conventional             Electric/Water/Sewer           0            N/A
 46      Timberlake Apartments                      Conventional                     None                   0            N/A
 54      Oak Springs Mobile Home Park           Manufactured Housing                  N/A                  N/A           N/A
 69      Gold Star Mobile Estates               Manufactured Housing                  N/A                  N/A           N/A
 76A     Bayview East Apartments                    Conventional                 Electric/Gas               0            N/A
 76B     Manette Villa Apartments                   Conventional                 Electric/Gas               0            N/A
 80      Ellsworth Square Apartments                Conventional                   Electric                 0            N/A
 87      Barber Knolls Apartments                   Conventional                 Electric/Gas               0            N/A
 89      Sandalwood Apartment Complex               Conventional                 Electric/Gas               0            N/A
 90      Hickory Trace Apartments                   Conventional                      N/A                   0            N/A
 92      Wilcox Apartments                          Conventional                   Electric                 1            N/A
 93      Greenwood Apartments                       Conventional                 Electric/Gas               0            24
 94      Midtown Estates                            Conventional                   Electric                 0            N/A
 95      Knollwood Townhouse Apartments             Conventional                   Electric                 0            N/A
 97      Centre Court Apartments                    Conventional            Electric/Water/Sewer            0            N/A
 99      Anoka Acres Mobile Home Community      Manufactured Housing                  N/A                  N/A           N/A
100      4210 Lake Avenue Townhouses                Conventional           Electric/Gas/Wamr/Sewer          0            N/A
101      Biarritz Drive Apartments                  Conventional                   Electric                 0            14

          SUBJECT       SUBJECT       SUBJECT     SUBJECT      SUBJECT      SUBJECT     SUBJECT      SUBJECT
          STUDIO         STUDIO        1 BR        1 BR         1 BR         2 BR        2 BR         2 BR
  #      AVG. RENT     MAX. RENT       UNITS     AVG. RENT   MAX. RENT       UNITS     AVG. RENT   MAX. RENT
 ---     ---------     ---------       -----     ---------   ---------       -----     ---------   ---------
  8         N/A           N/A            79       $1,843       $2,450          40       $2,367       $2,600
 34         N/A           N/A            93         $762         $805          29       $1,013       $1,300
 36         N/A           N/A            64         $533         $545         105         $619         $675
 38         N/A           N/A           138         $624         $665          88         $689         $735
 41         N/A           N/A           N/A          N/A          N/A         142         $528         $645
 42         N/A           N/A           164         $436         $475          48         $578         $595
 46         N/A           N/A            32         $515         $570         160         $620         $680
 54         N/A           N/A           N/A          N/A          N/A         N/A          N/A          N/A
 69         N/A           N/A           N/A          N/A          N/A         N/A          N/A          N/A
 76A        N/A           N/A            33         $504         $535          40         $579         $680
 76B        N/A           N/A            7          $510         $530          56         $567         $620
 80         N/A           N/A           N/A          N/A          N/A          56         $507         $545
 87         N/A           N/A           N/A          N/A          N/A          84         $482         $575
 89         N/A           N/A            85         $445         $490          72         $554         $635
 90         N/A           N/A            48         $400         $405          78         $453         $480
 92         N/A           N/A            23         $533         $560          57         $628         $670
 93         $544          $575           18         $676         $775           2         $750         $825
 94         N/A           N/A            33         $313         $339          53         $376         $459
 95         N/A           N/A            12         $499         $499          43         $615         $615
 97         N/A           N/A           N/A          N/A          N/A          24         $881         $900
 99         N/A           N/A           N/A          N/A          N/A         N/A          N/A          N/A
100         N/A           N/A            24         $541         $550         N/A          N/A          N/A
101         $562          $575          N/A          N/A          N/A         N/A          N/A          N/A

          SUBJECT      SUBJECT      SUBJECT       SUBJECT      SUBJECT     SUBJECT      SUBJECT     SUBJECT     SUBJECT
           3 BR         3 BR         3 BR          4 BR         4 BR        4 BR         5 BR        5 BR        5 BR
  #        UNITS      AVG. RENT   MAX. RENT        UNITS     AVG. RENT    MAX. RENT      UNITS     AVG. RENT   MAX. RENT
 ---       -----      ---------   ---------        -----     ---------    ---------      -----     ---------   ---------
  8          25        $2,681       $3,000          N/A          N/A         N/A          N/A         N/A         N/A
 34         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 36          28          $759         $780          N/A          N/A         N/A          N/A         N/A         N/A
 38         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 41          62          $669         $856          N/A          N/A         N/A          N/A         N/A         N/A
 42          24          $688         $715          N/A          N/A         N/A          N/A         N/A         N/A
 46          32          $734         $820          N/A          N/A         N/A          N/A         N/A         N/A
 54         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 69         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 76A        N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 76B        N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 80          16          $629         $655          N/A          N/A         N/A          N/A         N/A         N/A
 87           4          $624         $650            1         $651        $651          N/A         N/A         N/A
 89          11          $627         $635          N/A          N/A         N/A          N/A         N/A         N/A
 90         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 92           1          $720         $720          N/A          N/A         N/A          N/A         N/A         N/A
 93         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 94          20          $483         $599          N/A          N/A         N/A          N/A         N/A         N/A
 95          14          $729         $729          N/A          N/A         N/A          N/A         N/A         N/A
 97         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
 99         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
100         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A
101         N/A           N/A          N/A          N/A          N/A         N/A          N/A         N/A         N/A

                        RECURRING RESERVE CAP INFORMATION


                                                    CUT-OFF    CONTRACTUAL       CONTRACTUAL       CONTRACTUAL
                                                      DATE      RECURRING         RECURRING         RECURRING       CONTRACTUAL
                                                   PRINCIPAL   REPLACEMENT       REPLACEMENT         LC & TI     RECURRING LC & TI
#   CROSSED LOAN NAME                              BALANCE(1)   RESERVE          RESERVE CAP         RESERVE        RESERVE CAP
-   ------- ---------                              ----------   -------          -----------         -------        -----------
3           Museum Square                         $56,774,576    $96,087             N/A             $75,000    Capped at $500,000
5           North Park Executive Center            40,348,801    $93,600             N/A            $618,000    Capped at $2,000,000
6           Sully Place                            35,678,771    $78,804             N/A            $156,000    Capped at $450,000
7           2300 Imperial Building                 30,863,048    $18,867             N/A            $240,000    Capped at $950,000
9           Michigan Equities U Portfolio          27,760,205    $52,668             N/A            $447,000    Capped at $720,000
16    (A)   Williams Centre Building 2              6,196,254      N/A               N/A             $33,333    Capped at $250,000
17    (A)   Williams Centre Building 1              5,474,602      N/A               N/A             $33,333    Capped at $250,000
18    (A)   Williams Centre Building 3              4,902,257      N/A               N/A             $33,333    Capped at $250,000
19          Main Street Medical Campus             15,954,217    $15,271    Capped at $45,812.88     $69,000    Capped at $621,000
20          BECO Building                          15,933,966    $17,028             N/A             $99,996    Capped at $300,000
21          Randolph Mall                          15,507,167    $50,840     Capped at $101,680        N/A               N/A
23          Fairmount Place II                     14,038,298     $9,900             N/A            $225,000    Capped at $700,000
24          Kahana Gateway Center                  13,004,676    $16,014             N/A             $80,000    Capped at $500,000
27          Giant Eagle Plaza                      11,963,081    $16,631     Capped at $49,893         N/A      Capped at $85,000
29          Santa Barbara Tech Center              11,365,652    $16,959             N/A             $63,600    Capped at $850,000
30          Sealy Mustang Park                     10,230,978      N/A               N/A            $115,000    Capped at $495,000
31          Highland Village Plaza                  9,180,724    $13,469             N/A             $67,345    Capped at $250,000
35          Rocky Mount Marketplace                 7,502,327    $10,020             N/A             $21,096    Capped at $65,000
45          Clovis Country Shopping Center          5,706,262     $4,070             N/A             $18,000    Capped at $75,000
47          Indiana Business Center                 5,519,568      N/A               N/A             $27,900    Capped at $140,000
48          Pinecrest Shopping Center               5,230,844    $15,645             N/A             $15,348    Capped at $125,000
49          South Monroe Commons Shopping Center    5,184,687     $6,888             N/A             $19,992    Capped at $35,000
52          Northeast Medical Arts Center           4,786,911     $7,696             N/A             $71,973    Capped at $215,000
55          Thunderbird Airport Plaza               4,386,793     $8,003             N/A             $40,001    Capped at $120,004
60          Five Points Plaza                       4,158,516     $8,628             N/A             $23,472    Capped at $23,472
63          Taunton Corporate Center                3,988,664    $10,546     Capped at combined      $60,000    Capped at combined
                                                                              CRP/TILC balance of                    CRP/TILC
                                                                                  $100,000                      balance of $100,000
64          5501 Connecticut Avenue                 3,489,772     $5,232             N/A             $24,996    Capped at $50,000
70          Gray Road Industrial                    3,143,346     $6,855             N/A             $34,277    Capped at $102,830
73          Sahara Corporate Center                 2,846,112     $5,600             N/A             $43,356    Capped at $300,000
76          Bayview East and Manette Villa
              Apartments                            2,649,607    $41,100     Capped at $123,300        N/A              N/A
81          Kuhlo Medical Building                  2,276,654     $3,828             N/A             $35,088    Capped at $100,000
84          401-403 South Washington                2,167,861    $13,068             N/A             $17,280    Capped at $85,000
85          Eckerd Nashville                        2,165,160      N/A               N/A             $18,000    Capped at $165,000
87          Barber Knolls Apartments                2,093,816    $22,248      Capped at $67,500        N/A              N/A
88          Park Oaks Village Phase II              2,058,779     $2,412             N/A             $20,000    Capped at $60,000
91          Green Acres Shopping Center II          1,992,142     $8,475             N/A             $56,155    Capped at $150,000


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WILLIAMS CENTRE BUILDING 2, WILLIAMS CENTRE BUILDING 1 AND WILLIAMS CENTRE BUILDING 3 ARE
    CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1) ASSUMES A CUT-OFF DATE OF APRIL 2003.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest








Note: Information regarding principal balances, loan-to-value ratios and debt service coverage ratios in this Exhibit A-2, insofar as it relates to the Great Lakes Crossing Loan and the Ritz-Carlton Key Biscayne Loan, reflects the Great Lakes Crossing Senior Portion and the Ritz-Carlton Key Biscayne Senior Portion, respectively.


                                      A-2-1

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                       WEIGHTED
                         NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
                        UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
                         MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER       LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Column                      84           $ 816,817,486      82.65%        6.137%       1.60x         68.4%
KeyBank                     17             171,417,338      17.35%        6.025%       1.39          77.0%
                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    101           $ 988,234,824     100.00%        6.117%       1.57X         69.9%
                        ======================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

                             MORTGAGE INTEREST RATES

                                                                           WEIGHTED
                             NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
                            UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
       RANGE OF              MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
MORTGAGE INTEREST RATES        LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
    5.250% - 5.700%             5          $ 119,191,396         12.06%       5.346%        2.10x        62.8%
    5.701% - 5.900%            11            228,482,011         23.12%       5.843%        1.55         75.6%
    5.901% - 6.000%            14            103,912,952         10.52%       5.974%        1.48         72.6%
    6.001% - 6.100%            15             68,666,265          6.95%       6.061%        1.47         75.5%
    6.101% - 6.200%             8             70,587,883          7.14%       6.153%        1.45         72.5%
    6.201% - 6.300%            14             92,016,196          9.31%       6.265%        1.47         74.3%
    6.301% - 6.400%             9            118,246,832         11.97%       6.356%        1.55         56.0%
    6.401% - 6.500%            11             61,022,221          6.17%       6.481%        1.47         73.1%
    6.501% - 6.700%             6             69,607,267          7.04%       6.590%        1.36         74.4%
    6.701% - 7.760%             8             56,501,802          5.72%       7.423%        1.52         59.4%
                        ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       101          $ 988,234,824        100.00%       6.117%        1.57X        69.9%
                        ==========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                         7.760%
MINIMUM MORTGAGE INTEREST RATE:                         5.250%
WTD. AVG. MORTGAGE INTEREST RATE:                       6.117%

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.



                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                             NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
                            UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE      MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
   PRINCIPAL BALANCES          LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  $498,213 -   2,000,000         12         $ 17,827,972          1.80%      6.421%        1.44x          70.7%
 2,000,001 -   3,000,000         19           46,216,934          4.68%      6.320%        1.49           70.0%
 3,000,001 -   4,000,000          8           27,140,889          2.75%      6.067%        1.43           74.4%
 4,000,001 -   5,000,000         14           62,509,856          6.33%      6.217%        1.47           74.3%
 5,000,001 -   6,000,000          9           49,880,018          5.05%      6.232%        1.42           74.9%
 6,000,001 -   8,000,000          9           59,976,382          6.07%      6.097%        1.50           75.1%
 8,000,001 -  10,000,000          4           34,879,525          3.53%      5.981%        1.57           70.8%
10,000,001 -  15,000,000          8           97,202,718          9.84%      6.233%        1.40           74.5%
15,000,001 -  25,000,000          8          141,462,043         14.31%      6.118%        1.42           74.3%
25,000,001 -  30,000,000          3           82,926,674          8.39%      6.207%        1.37           76.0%
30,000,001 -  40,000,000          2           66,541,819          6.73%      6.897%        1.46           64.2%
40,000,001 -  60,000,000          3          149,373,377         15.12%      5.915%        1.69           72.6%
60,000,001 - $87,296,617          2          152,296,617         15.41%      5.724%        2.03           52.7%
                         -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         101         $988,234,824        100.00%      6.117%        1.57x           69.9%
                         =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):         $87,296,617
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):         $   498,213
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):         $ 9,784,503

                        ORIGINAL AMORTIZATION TERMS (1)

                                                                           WEIGHTED
                             NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
       RANGE OF             UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION        MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
   TERMS (MONTHS)              LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
    Interest Only                2            $ 77,510,000       7.84%       5.956%        1.85x        68.6%
      240 - 260                  2              11,821,137       1.20%       6.509%        1.36         66.2%
      261 - 350                 25             188,319,433      19.06%       6.235%        1.48         64.2%
      351 - 360                 71             685,884,254      69.40%       6.089%        1.57         71.7%
                         -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        100            $963,534,824      97.50%       6.112%        1.57x        69.9%
                         =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (1) (3):           360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (1) (3):           240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (1)(3):          346

(1) BAE SYSTEMS BUILDING IS INTEREST-ONLY FOR THE FIRST FIVE YEARS OF THE LOAN TERM AND AMORTIZES ON A FIXED SCHEDULE OF PRINCIPAL AND INTEREST THEREAFTER, WITH INTEREST BEING CALCULATED ON THE OUTSTANDING PRINCIPAL BALANCE EACH PERIOD AND PRINCIPAL PAID ACCORDING TO THE FOLLOWING AMORTIZATION SCHEDULE: PAYMENTS 1-60 INTEREST ONLY; PAYMENTS 61-72 $22,000; PAYMENTS 73-84 $32,000; PAYMENTS 85-96 $42,000; PAYMENTS 97-108 $52,000; PAYMENTS 109 120 $62,000

(2) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.



                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                           WEIGHTED
                             NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
         RANGE OF           UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
      ORIGINAL TERMS         MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)    LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
         60 -  84               13        $ 191,040,247         19.33%       6.096%        1.66x        61.2%
         85 - 120               87          795.200,742         80.47%       6.123%        1.55         72.0%
        121 - 132                1            1,993,835          0.20%       5.860%        1.63         67.1%
                         -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        101        $ 988,234,824        100.00%       6.117%        1.57X        69.9%
                         =========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):          132
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):         109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) ASSUMES A CUT-OFF DATE IN APRIL 2003.

                      REMAINING AMORTIZATION TERMS (1)(2)

                                                                           WEIGHTED
                             NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
         RANGE OF           UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
  REMAINING AMORTIZATION     MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
      TERMS (MONTHS)(2)        LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
      Interest Only               2           $  77,510,000       7.84%      5.956%         1.85x        68.6%
        237 - 290                 3              13,833,965       1.40%      6.433%         1.58         61.9%
        291 - 300                23             204,766,789      20.72%      6.491%         1.51         61.3%
        301   320                 1              11,512,325       1.16%      6.625%         1.23         75.2%
        321 - 350                 2               7,508,075       0.76%      6.347%         1.32         77.8%
        351 - 359                69             648,403,671      65.61%      5.992%         1.56         72.7%
                         -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         100           $ 963,534,824      97.50%      6.112%         1.57X        69.9%
                         =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2)(3):      359
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2)(3):      237
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2)(3):    341

(1) BAE SYSTEMS BUILDING IS INTEREST-ONLY FOR THE FIRST FIVE YEARS OF THE LOAN TERM AND AMORTIZES ON A FIXED SCHEDULE OF PRINCIPAL AND INTEREST, WITH THEREAFTER INTEREST BEING CALCULATED ON THE OUTSTANDING PRINCIPAL BALANCE EACH PERIOD AND PRINCIPAL PAID ACCORDING TO THE FOLLOWING AMORTIZATION SCHEDULE:
PAYMENTS 1-60 INTEREST ONLY; PAYMENTS 61-72 $22,000; PAYMENTS 73-84 $32,000; PAYMENTS 85-96 $42,000; PAYMENTS 97-108 $52,000; PAYMENTS 109-120 $62,000

(2) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.



                    REMAINING TERMS TO STATED MATURITY (1)(2)

                                                                                   WEIGHTED
                                     NUMBER OF                      PERCENTAGE OF   AVERAGE                    WEIGHTED
         RANGE OF                   UNDERLYING     CUT-OFF DATE      INITIAL NET   MORTGAGE      WEIGHTED      AVERAGE
     REMAINING TERMS                 MORTGAGE        PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)(2)      LOANS         BALANCE(1)        BALANCE       RATE        U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
          55 -  84                       15         $228,731,845        23.15%       6.354%        1.67x         59.5%
          85 - 117                       73          562,090,307        56.88%       6.141%        1.44          74.8%
         118 - 129                       13          197,412,673        19.98%       5.774%        1.82          68.0%
                                  ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 101         $988,234,824       100.00%       6.117%        1.57X         69.9%
                                  ========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):            129
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):             55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):          104

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) ASSUMES A CUT-OFF DATE IN APRIL 2003.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                   WEIGHTED
                                     NUMBER OF                      PERCENTAGE OF   AVERAGE                   WEIGHTED
                                     MORTGAGED     CUT-OFF DATE      INITIAL NET   MORTGAGE     WEIGHTED       AVERAGE
        RANGE OF YEARS                 REAL          PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (1)           PROPERTIES      BALANCE(1)         BALANCE       RATE       U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
          1965 - 1970                    1          $   3,160,208        0.32%        5.550%       1.38x         74.0%
          1971 - 1980                    3              4,208,489        0.43%        6.288%       1.37          73.2%
          1981 - 1986                    9             26,859,337        2.72%        6.307%       1.54          70.3%
          1987 - 1990                   19            124,508,458       12.60%        6.263%       1.44          74.4%
          1991 - 1995                   10             47,137,472        4.77%        6.356%       1.37          74.1%
          1996 - 1999                   28            209,118,824       21.16%        5.851%       1.84          66.2%
          2000 - 2001                   33            312,958,010       31.67%        6.045%       1.51          68.9%
          2002 - 2003                   22            260,284,026       26.34%        6.290%       1.53          71.0%
                            ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                125          $ 988,234,824     100.00%         6.117%       1.57X         69.9%
                            ==============================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):  2003
OLDEST YEAR BUILT/RENOVATED (1):       1965
WTD. AVG. YEAR BUILT/RENOVATED (1):    1998

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR YEAR RENOVATED.

(2) ASSUMES A CUT-OFF DATE IN APRIL 2003.


                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                   WEIGHTED
                                     NUMBER OF                      PERCENTAGE OF   AVERAGE                   WEIGHTED
                                     MORTGAGED     CUT-OFF DATE      INITIAL NET   MORTGAGE     WEIGHTED       AVERAGE
           RANGE OF                    REAL          PRINCIPAL      MORTGAGE POOL  INTEREST      AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W          PROPERTIES      BALANCE (1)        BALANCE       RATE       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
          61% -  70%                      1        $   1,487,066        0.15%        6.580%       1.28x         78.9%
          71% -  80%                      5           12,920,105        1.31%        6.112%       1.37          76.6%
          81% -  85%                      6           85,266,506        8.63%        5.979%       1.57          74.8%
          86% -  90%                     11           86,111,825        8.71%        6.150%       1.48          71.7%
          91% -  93%                     17          212,774,332       21.53%        6.082%       1.80          64.0%
          94% -  95%                      5           14,796,709        1.50%        6.318%       1.44          73.6%
          96% -  97%                     14           97,044,228        9.82%        6.144%       1.41          77.8%
          98% - 100%                     65          412,834,054       41.77%        6.104%       1.50          73.4%
                            ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 124        $ 923,234,824       93.42%        6.100%       1.56X         71.7%
                            ==============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      61%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    94%

(1) DOES NOT INCLUDE THE HOTEL PROPERTY.

(2) ASSUMES A CUT-OFF DATE IN APRIL 2003.

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                  WEIGHTED
                               NUMBER OF                         PERCENTAGE OF     AVERAGE                    WEIGHTED
                              UNDERLYING        CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED        AVERAGE
        RANGE OF               MORTGAGE           PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
        U/W DSCRS                LOANS           BALANCE (1)        BALANCE         RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
      1.23x - 1.25                  5           $  48,722,385        4.93%         6.093%        1.23x          77.1%
      1.26  - 1.30                  6              70,252,828        7.11%         6.225%        1.28           77.5%
      1.31  - 1.35                 18              93,517,837        9.46%         6.271%        1.33           73.8%
      1.36  - 1.40                 17             121,033,252       12.25%         6.178%        1.38           76.0%
      1.41  - 1.45                 15             128,013,746       12.95%         6.095%        1.43           74.7%
      1.46  - 1.50                  6              50,121,048        5.07%         6.090%        1.49           74.2%
      1.51  - 1.55                 11              72,984,366        7.39%         6.159%        1.52           74.9%
      1.56  - 1.60                  4              21,134,752        2.14%         6.099%        1.58           70.5%
      1.61  - 1.65                  8             206,625,062       20.91%         6.411%        1.64           59.9%
      1.66  - 1.99                  9              86,520,104        8.76%         5.987%        1.85           68.0%
      2.00  - 2.87x                 2              89,309,444        9.04%         5.267%        2.33           58.9%
                            ----------------------------------------------------------------------------------------------
Total/Weighted Average:           101           $ 988,234,824      100.00%         6.117%        1.57x          69.9%
                            ==============================================================================================

MAXIMUM U/W DSCR:                2.87X
MINIMUM U/W DSCR:                1.23X
WTD. AVG. U/W DSCR:              1.57X

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.



                      CUT-OFF DATE LOAN-TO-VALUE RATIOS 1'1

                                                                                  WEIGHTED
                                NUMBER OF                        PERCENTAGE OF     AVERAGE                    WEIGHTED
                               UNDERLYING       CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED        AVERAGE
   RANGE OF CUT-OFF DATE        MORTGAGE          PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
 LOAN-TO-VALUE RATIOS (1)         LOANS          BALANCE (1)        BALANCE         RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
      36.6% - 55.0%                 3           $ 102,691,598         10.39%        6.839%        1.66x        46.5%
      55.1% - 65.0%                 8             115,428,106         11.68%        5.514%        2.15         60.2%
      65.1% - 70.0%                18             181,332,798         18.35%        6.150%        1.62         68.3%
      70.1% - 72.5%                12              66,521,303          6.73%        6.016%        1.47         71.8%
      72.6% - 74.5%                13              98,420,766          9.96%        6.080%        1.46         73.4%
      74.6% - 75.5%                 9              58,714,570          5.94%        6.376%        1.39         75.0%
      75.6% - 77.5%                12             125,436,526         12.69%        6.099%        1.51         76.3%
      77.6% - 79.8%                26             239,689,157         24.25%        6.063%        1.35         79.1%
                            ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           101           $ 988,234,824        100.00%        6.117%        1.57X        69.9%
                            ==============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                             79.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):                             36.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                           69.9%

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                  WEIGHTED
                               NUMBER OF                        PERCENTAGE OF      AVERAGE                          WEIGHTED
                               MORTGAGED      CUT-OFF DATE       INITIAL NET      MORTGAGE         WEIGHTED         AVERAGE
                                 REAL          PRINCIPAL        MORTGAGE POOL     INTEREST          AVERAGE       CUT-OFF DATE
STATE                         PROPERTIES      BALANCE (1)          BALANCE          RATE           U/W DSCR       LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
California                       18          $ 215,043,221          21.76%         6.052%            1.47x           74.0%
     Southern California (2)     12            174,644,901          17.67%         6.007%            1.46            75.0%
     Northern California (2)      6             40,398,320           4.09%         6.249%            1.53            69.8%
Michigan                         19            139,929,561          14.16%         5.629%            1.95            66.8%
Virginia                          6            128,462,584          13.00%         6.493%            1.71            65.4%
Florida                           6             88,977,872           9.00%         6.274%            1.61            51.9%
Georgia                           9             58,607,985           5.93%         6.217%            1.46            71.9%
New Jersey                        2             42,033,947           4.25%         6.031%            1.29            78.5%
Texas                             7             40,689,400           4.12%         6.324%            1.45            74.3%
Nebraska                          6             40,348,801           4.08%         6.140%            1.43            73.0%
North Carolina                    6             32,632,294           3.30%         6.236%            1.46            77.4%
Maryland                          2             29,972,264           3.03%         5.847%            1.41            75.0%
Arizona                           5             24,103,253           2.44%         6.191%            1.43            73.1%
Ohio                              3             19,003,183           1.92%         6.025%            1.49            77.1%
Indiana                           6             16,041,228           1.62%         6.376%            1.44            74.4%
Hawaii                            1             13,004,676           1.32%         6.390%            1.32            68.8%
New Hampshire                     2             12,722,506           1.29%         5.970%            1.51            73.9%
Massachusetts                     4             11,896,186           1.20%         6.081%            1.48            75.9%
Alabama                           1              9,015,649           0.91%         6.060%            1.44            79.1%
New York                          2              8,494,211           0.86%         6.146%            1.56            72.0%
Nevada                            2              7,079,780           0.72%         6.302%            1.33            71.7%
Illinois                          2              6,957,488           0.70%         6.241%            1.48            73.3%
Pennsylvania                      1              6,471,372           0.65%         5.920%            1.61            71.9%
Wisconsin                         1              5,230,844           0.53%         6.250%            1.40            73.5%
Connecticut                       2              5,223,775           0.53%         6.636%            1.50            68.7%
Washington                        3              4,790,946           0.48%         6.373%            1.51            75.9%
Tennessee                         2              4,441,814           0.45%         6.350%            1.52            67.1%
District of Columbia              1              3,489,772           0.35%         6.140%            1.42            71.2%
Mississippi                       1              2,929,272           0.30%         6.250%            1.34            79.2%
Kentucky                          1              2,727,982           0.28%         6.500%            1.53            69.9%
Oregon                            1              2,316,139           0.23%         6.040%            1.24            75.9%
Colorado                          1              2,012,827           0.20%         5.990%            2.87            36.6%
Missouri                          1              1,993,835           0.20%         5.860%            1.63            67.1%
South Dakota                      1              1,590,159           0.16%         6.500%            1.28            67.7%
                             ---------------------------------------------------------------------------------------------------
                                125          $ 988,234,824         100.00%         6.117%            1.57x           69.9%
                             ===================================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.


                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                 WEIGHTED
                           NUMBER OF                         PERCENTAGE OF        AVERAGE                          WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL NET        MORTGAGE         WEIGHTED          AVERAGE
                           MORTGAGE        PRINCIPAL         MORTGAGE POOL       INTEREST          AVERAGE       CUT-OFF DATE
LOAN TYPE                    LOANS        BALANCE (1)           BALANCE            RATE           U/W DSCR       LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloon                       66         $ 520,319,975            52.65%           6.192%           1.45x            70.8%
ARD (2)                       35           467,914,849            47.35%           6.035%           1.70             68.9%
                             ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      101         $ 988,234,824           100.00%           6.117%           1.57x            69.9%
                             ===================================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(2) INCLUDES CRESCENT AT CARLYLE AND THE CARL ZEISS BUILDING MORTGAGE LOANS, WHICH ARE ARD LOANS THAT PROVIDE INTEREST ONLY PAYMENTS UNTIL ARD.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF   AVERAGE                    WEIGHTED
                           MORTGAGED       CUT-OFF DATE   INITIAL NET    MORTGAGE     WEIGHTED      AVERAGE
                             REAL           PRINCIPAL    MORTGAGE POOL   INTEREST     AVERAGE    CUT-OFF DATE
PROPERTY TYPE             PROPERTIES        BALANCE (1)     BALANCE        RATE       U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
Office                        46           $ 395,241,290     39.99%       6.074%        1.52x        73.1%
Retail                        40             355,560,915     35.98%       6.136%        1.67         69.3%
Multifamily                   23              99,773,889     10.10%       5.951%        1.42         76.3%
Hotel                          1              65,000,000      6.58%       6.360%        1.64         43.8%
Industrial                     7              34,857,960      3.53%       6.233%        1.46         70.3%
Mixed Use                      5              28,356,964      2.87%       6.337%        1.46         69.3%
Self Storage                   3               9,443,805      0.96%       6.224%        1.44         71.5%
                          -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      125           $ 988,234,824    100.00%       6.117%        1.57X        69.9%
                          =====================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.



                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                        WEIGHTED
                           NUMBER OF                     PERCENTAGE OF   AVERAGE                  WEIGHTED
                           MORTGAGED     CUT-OFF DATE     INITIAL NET   MORTGAGE     WEIGHTED     AVERAGE
PROPERTY TYPE/               REAL          PRINCIPAL     MORTGAGE POOL  INTEREST      AVERAGE  CUT-OFF DATE
PROPERTY SUB-TYPE         PROPERTIES      BALANCE (1)       BALANCE       RATE       U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
RETAIL

Anchored (2)                  36          $ 343,559,911       34.77%      6.120%       1.68x        69.4%
Unanchored                     4             12,001,004        1.21%      6.591%       1.63         65.2%
                       -------------------------------------------------------------------------------------
Total/Weighted Average:       40          $ 355,560,915       35.98%      6.136%       1.67x        69.3%
                       =====================================================================================

MULTIFAMILY

Conventional                  20          $  90,757,626        9.18%      5.985%       1.42x        76.4%
Manufactured Housing           3              9,016,263        0.91%      5.608%       1.42         74.7%
                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       23          $  99,773,889        0.10%      5.951%       1.42x        76.3%
                       =====================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(2) INCLUDES SHADOW ANCHORED PROPERTIES.

                    PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                      WEIGHTED       WEIGHTED
                                                                       AVERAGE        AVERAGE
                           NUMBER OF                  PERCENTAGE OF   REMAINING      REMAINING          WEIGHTED
        RANGE OF          UNDERLYING   CUT-OFF DATE    INITIAL NET     LOCKOUT        LOCKOUT           AVERAGE
   REMAINING TERMS TO      MORTGAGE      PRINCIPAL    MORTGAGE POOL    PERIOD     PLUS YM PERIOD        MATURITY
STATED MATURITY (MONTHS)     LOANS      BALANCE (1)      BALANCE      (MONTHS)       (MONTHS)           (MONTHS)
-------------------------------------------------------------------------------------------------------------------
         55 -  60             12      $ 200,187,617       20.26%         52.6            52.8              57.5
         61 -  80              3         28,544,228        2.89%         68.2            72.2              77.2
         81 - 113              4         34,528,104        3.49%         86.8           105.1             111.4
        114 - 116             37        280,152,073       28.35%        105.1           111.6             115.5
        117 - 120             44        442,828,968       44.81%        113.2           113.9             117.7
        121 - 129              1          1,993,835        0.20%        126.0           126.0             129.0
                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      101      $ 988,234,824      100.00%         96.4            99.4             103.5
                         ==========================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                       WEIGHTED       WEIGHTED
                                                                        AVERAGE       AVERAGE
                            NUMBER OF                  PERCENTAGE OF   REMAINING     REMAINING         WEIGHTED
                           UNDERLYING   CUT-OFF DATE    INITIAL NET     LOCKOUT       LOCKOUT          AVERAGE
                            MORTGAGE      PRINCIPAL    MORTGAGE POOL    PERIOD    PLUS YM PERIOD       MATURITY
     PREPAYMENT OPTION        LOANS      BALANCE (1)      BALANCE      (MONTHS)       (MONTHS)       (MONTHS) (1)
-------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance (3)        94     $ 951,653,328        96.30%        99.3           99.3            103.4
Lockout / Yield Maintenance      4        20,008,383         2.02%        42.1           97.0            101.8
Yield Maintenance                3        16,573,114         1.68%         0.0          111.0            115.0
                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        101     $ 988,234,824       100.00%        96.4           99.4            103.5
                         ==========================================================================================

(1) ASSUMES A CUT-OFF DATE IN APRIL 2003.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) IF SOLE TENANT AT 596 LOWELL MORTGAGED REAL PROPERTY, KEVLIN, EXERCISES ITS OPTION TO PURCHASE THE MORTGAGED REAL PROPERTY PRIOR TO THE EXPIRATION OF THE DEFEASANCE LOCKOUT PERIOD, THE LOAN CAN BE PREPAID AT 125% OF THE OUTSTANDING PRINCIPAL BALANCE ALONG WITH A PENALTY OF: THE GREATER OF (I) 5% OF THE OUTSTANDING PRINCIPAL BALANCE OR (II) A YIELD MAINTENANCE CHARGE. THE DEFEASANCE LOCKOUT PERIOD REFERS TO THE MAY 2005 PAYMENT DATE ON THE 596 LOWELL MORTGAGE LOAN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                  NUMBER OF          OUTSTANDING
              MONTHS SINCE   UNDERLYING MORTGAGE      PRINCIPAL         % OF POOL        YIELD       % OF POOL
    DATE      CUT-OFF DATE          LOANS            BALANCE (MM)        LOCKOUT      MAINTENANCE       OPEN       TOTAL
--------------------------- -----------------------------------------------------------------------------------------------
   Apr-03           0                101               $988.2             98.32%          1.68%         0.00%      100.0%
   Apr-04          12                101               $978.0             98.12%          1.88%         0.00%      100.0%
   Apr-05          24                101               $965.9             98.13%          1.87%         0.00%      100.0%
   Apr-06          36                101               $953.0             98.13%          1.87%         0.00%      100.0%
   Apr-07          48                101               $939.3             97.48%          2.52%         0.00%      100.0%
   Apr-08          60                 89               $735.0             95.70%          4.30%         0.00%      100.0%
   Apr-09          72                 88               $720.3             95.92%          4.08%         0.00%      100.0%
   Apr-10          84                 86               $680.1             95.77%          4.23%         0.00%      100.0%
   Apr-11          96                 86               $665.3             95.76%          4.24%         0.00%      100.0%
   Apr-12          108                85               $648.0             93.08%          2.76%         4.16%      100.0%
   Apr-13          120                 1               $  1.7            100.00%          0.00%         0.00%      100.0%
--------------------------- -----------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULT OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARC ASSUMED TO PAY IS FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTION M BE SET FORTH IN TH FINAL PROSPECTUS SUPPLEMENT

UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                   WEIGHTED
                                NUMBER OF                        PERCENTAGE OF      AVERAGE                      WEIGHTED
                                MORTGAGED      CUT-OFF DATE       INITIAL NET      MORTGAGE       WEIGHTED        AVERAGE
                                  REAL           PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE      CUT-OFF DATE
OWNERSHIP INTEREST             PROPERTIES       BALANCE (1)         BALANCE          RATES        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Fee                                122         $ 967,071,679         97.86%         6.119%          1.57x          69.7%
Fee/Leasehold                        2            16,776,352          1.70%         6.060%          1.39           78.3%
Leasehold                            1             4,386,793          0.44%         6.000%          1.58           74.4%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            125         $ 988,234,824         100.0%         6.117%          1.57X          69.9%
                            =================================================================================================

(1) ASSUMES A CUT-OFF DATE OF APRIL 2003.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================


                                    DEPOSITOR
================================================================================

     Credit Suisse First Boston Mortgage
     Securities Corp.
     11 Madison Avenue, 5th Floor
     New York, NY 10010

     Contact:       General Information Number
     Phone Number:  (212) 325-2000

================================================================================


                                 MASTER SERVICER
================================================================================

     KeyCorp Real Estate Capital Markets, Inc.
     d/b/a Key Commercial Mortgage
     911 Main Street, Suite 1500
     Kansas City, MO 64105

     Contact:       Marty O'Conner
     Phone Number:  (816) 221-8800

================================================================================


                                SPECIAL SERVICER
================================================================================

     KeyCorp Real Estate Capital Markets, Inc.
     d/b/a Key Commercial Mortgage
     911 Main Street, Suite 1500
     Kansas City, MO 64105

     Contact:       Marty O'Conner
     Phone Number:  (816) 221-8800

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                         Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
  Class  CUSIP   Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   GLC           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
  RCKB           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   V-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   V-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   V-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   V-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
  A-X               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  A-SP              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003


                           CERTIFICATE FACTOR DETAIL

==============================================================================================================
                                                                               Realized Loss/
  Class                  Beginning   Principal      Interest     Prepayment   Additional Trust   Ending
  CUSIP                  Balance    Distribution  Distribution     Premium     Fund Expenses     Balance
--------------------------------------------------------------------------------------------------------------
   A-1                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-2                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-3                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-4                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    B                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    C                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    D                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    E                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    F                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    G                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    H                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    J                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    K                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    L                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    M                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    N                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    O                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    P                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   GLC                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
  RCKB                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    R                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   V-1                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   V-2                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   V-3                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   V-4                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
==============================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  A-X                 0.00000000   0.00000000    0.00000000   0.00000000
  A-SP                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   5/16/2003
Record Date:    04/30/2003


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                      Uncovered                   Certificate
            Accrued   Prepayment                   Deferred          Unpaid    Optimal Interest Interest                Appraisal
Class     Certificate  Interest  Indemnification    Interest        Interest      Distribution  Shortfall    Interest   Reduction
           Interest    Shortfall    Expenses         Amount     Shortfall Amount     Amount       Amount   Distribution  Amount
------------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 GLC
 RCKB
------------------------------------------------------------------------------------------------------------------------------------
Total
====================================================================================================================================



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Primary Servicing Fee         0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Trust Fund Expenses                     0.00



Specially Serviced Loans not Delinquent
        Number of Outstanding Loans                  0
        Aggregate Unpaid Principal Balance        0.00


Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------






















 -----------------------------------------------------
 Total
 =====================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003


                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
     INTEREST:
          Interest paid or advanced                                             0.00
          Interest reductions due to Non-Recoverability Determinations          0.00
          Interest Adjustments                                                  0.00
          Deferred Interest                                                     0.00
          Net Prepayment Interest Shortfall                                     0.00
          Net Prepayment Interest Excess                                        0.00
          Extension Interest                                                    0.00
          Interest Reserve Withdrawal                                           0.00
                                                                                     -------------
               TOTAL INTEREST COLLECTED                                                    0.00


PRINCIPAL:
     Scheduled Principal                                                        0.00
     Unscheduled Principal                                                      0.00
          Principal Prepayments                                                 0.00
          Collection of Principal after Maturity Date                           0.00
          Recoveries from Liquidation and Insurance Proceeds                    0.00
          Excess of Prior Principal Amounts paid                                0.00
          Curtailments                                                          0.00
     Negative Amortization                                                      0.00
     Principal Adjustments                                                      0.00
                                                                                     -------------
               TOTAL PRINCIPAL COLLECTED                                                   0.00



     OTHER:
          Prepayment Penalties/Yield Maintenance                                0.00
          Repayment Fees                                                        0.00
          Borrower Option Extension Fees                                        0.00
          Equity Payments Received                                              0.00
          Net Swap Counterparty Payments Received                               0.00
                                                                                     -------------
               TOTAL OTHER COLLECTED                                                       0.00
                                                                                     -------------
TOTAL FUNDS COLLECTED                                                                      0.00
                                                                                     =============


TOTAL FUNDS DISTRIBUTED
     FEES:
          Master Servicing Fee                                                  0.00
          Trust Fee                                                             0.00
          Certificate Administration Fee                                        0.00
          Insurer Fee                                                           0.00
          Miscellaneous Fee                                                     0.00
                                                                                     -------------
               TOTAL FEES                                                                  0.00

     ADDITIONAL TRUST FUND EXPENSES:
          Reimbursement for Interest on Advances                                0.00
          ASER Amount                                                           0.00
          Special Servicing Fee                                                 0.00
          Reduction of funds due to Non-Recoverability Determinations           0.00
          Rating Agency Expenses                                                0.00
          Attorney Fees & Expenses                                              0.00
          Bankruptcy Expense                                                    0.00
          Taxes Imposed on Trust Fund                                           0.00
          Non-Recoverable Advances                                              0.00
          Other Expenses                                                        0.00
                                                                                     -------------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                        0.00

     INTEREST RESERVE DEPOSIT                                                              0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
          Interest Distribution                                                 0.00
          Principal Distribution                                                0.00
          Prepayment Penalties/Yield Maintenance                                0.00
          Borrower Option Extension Fees                                        0.00
          Equity Payments Paid                                                  0.00
          Net Swap Counterparty Payments Paid                                   0.00
                                                                                     -------------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                               0.00
                                                                                     -------------
TOTAL FUNDS DISTRIBUTED                                                                    0.00
                                                                                     =============


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------

  A-1
  A-2
  A-3
  A-4
  A-X
  A-SP
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
  GLC
  RCKB
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

























-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 13 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                             Current      Outstanding
             Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number     Date        Advances       Advances        Date       Date
----------------------------------------------------------------------------------






















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 14 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------















-------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park
--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 15 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


 -----------------------------------------
 For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 -----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

-------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-CK2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/16/2003
Record Date:    04/30/2003

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number     Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
---------------------------------------------------------------------------















----------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 18 of 18

       [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-1 CERTIFICATES


                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------







WEIGHTED AVERAGE LIFE (IN YEARS)


                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------









WEIGHTED AVERAGE LIFE (IN YEARS)

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------












WEIGHTED AVERAGE LIFE (IN YEARS)


                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------












WEIGHTED AVERAGE LIFE (IN YEARS)

          PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR
          -------------------------------------------------------------

                              CLASS B CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------












WEIGHTED AVERAGE LIFE (IN YEARS)


                              CLASS C CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------












WEIGHTED AVERAGE LIFE (IN YEARS)

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS D CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------












WEIGHTED AVERAGE LIFE (IN YEARS)


                              CLASS E CERTIFICATES

                                   PREPAYMENTS
                                   -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------












WEIGHTED AVERAGE LIFE (IN YEARS)

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES
                           ---------------------------


DISTRIBUTION DATE      REFERENCE RATE      DISTRIBUTION DATE      REFERENCE RATE
-----------------      --------------      -----------------      --------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, and Class E, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,

Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

         1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

              (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                   (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                   (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                   (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                   (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in
                         Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury Regulations; or

              (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                   (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                   (ii) certifying that the nonqualified intermediary is not acting for its own account,

                   (iii) certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                   (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

         5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

         o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as a "exempt recipient" within the meaning of
              Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS


       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES


         Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

-----------------------------------------------------------------------------------------------------------------------------

                  THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:
-----------------------------------------------------------------------------------------------------------------------------
The offered  certificates  will be  issuable  in series.         The assets of each of our trusts will include--
Each series of offered certificates will--
                                                                 o      mortgage loans secured by first and junior liens
o        have its own series designation;                               on, or security interests in, various interests in
                                                                        commercial and multifamily real properties;
o        consist of one or more classes with various
         payment characteristics;                                o      mortgage-backed securities that directly or
                                                                        indirectly evidence interests in, or are directly
o        evidence beneficial ownership interests in                     or indirectly secured by, those types of mortgage
         a trust established by us; and                                 loans; or

o        be payable soley out of the related trust assets.       o      some  combination of those types of mortgage loans
                                                                        and mortgage-backed securities.

No governmental agency or instrumentality will insure or         Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we        bonds, insurance policies, guarantees, credit derivatives,
nor any of our affiliates are responsible for making payments    reserve funds, guaranteed investment contracts, interest
on the offered certificates if collections on the related        rate exchange agreements, interest rate cap or floor
trust assets are insufficient.                                   agreements, currency exchange agreements, or other similar instruments and agreements.
-----------------------------------------------------------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December 2, 2002.

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......................................................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................................................................3

SUMMARY OF PROSPECTUS.....................................................................................................4

RISK FACTORS.............................................................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS................................................................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP......................................................................29

USE OF PROCEEDS..........................................................................................................30

DESCRIPTION OF THE TRUST ASSETS..........................................................................................30

YIELD AND MATURITY CONSIDERATIONS........................................................................................54

DESCRIPTION OF THE CERTIFICATES..........................................................................................60

DESCRIPTION OF THE GOVERNING DOCUMENTS...................................................................................69

DESCRIPTION OF CREDIT SUPPORT............................................................................................78

LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................................80

FEDERAL INCOME TAX CONSEQUENCES..........................................................................................92

STATE AND OTHER TAX CONSEQUENCES........................................................................................126

ERISA CONSIDERATIONS....................................................................................................126

LEGAL INVESTMENT........................................................................................................129

PLAN OF DISTRIBUTION....................................................................................................131

LEGAL MATTERS...........................................................................................................132

FINANCIAL INFORMATION...................................................................................................132

RATING..................................................................................................................132

GLOSSARY................................................................................................................134

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.........................................  Credit Suisse First Boston Mortgage Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                                     First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First
                                                     Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.......................  The  securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.....................  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS............................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                     o    the issuance of each series of offered certificates;

                                                     o    the creation of and transfer of assets to the related trust; and

                                                     o    the servicing and administration of those assets.

                                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates.
                                                     In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                                               4

                                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                     o    a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect;
                                                          and

                                                     o    a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing
                                                     Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS.............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s)
                                                     of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include-

                                                     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                                     o    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                                     o    office buildings;

                                                     o    hospitality properties;

                                                     o    casino properties;

                                                     o    health care-related facilities;

                                                     o    industrial facilities;



                                                               5


                                                     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                                     o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                                     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                                     o    recreational and resort properties;

                                                     o    arenas and stadiums;

                                                     o    churches and other religious facilities;

                                                     o    parking lots and garages;

                                                     o    mixed use properties;

                                                     o    other income-producing properties; and/or

                                                     o    unimproved land.

                                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                     o    may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                                     o    may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                                     o    may provide for no accrual of interest;

                                                     o    may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                                     o    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                                     o    may permit the negative amortization or deferral of accrued interest;

                                                     o    may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;



                                                               6

                                                     o    may permit defeasance and the release of real property collateral in connection with that defeasance;

                                                     o    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                                     o    may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                                     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                                     United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                     We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.
                                                     Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                                     The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                     o    the security has been registered under the Securities Act of 1933, as amended; or

                                                     o    we would be free to publicly resell the security without registration.

                                                     See "Description of the Trust Assets--Mortgage-Backed Securities."

                                                     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.
                                                     In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related



                                                               7


                                                     trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.........................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for-

                                                     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                                     o    other mortgage loans or mortgage-backed securities that--

                                                          1.   conform to the description of mortgage assets in this prospectus;
                                                               and

                                                          2.   satisfy the criteria set forth in the related prospectus
                                                               supplement.

                                                     In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                     o    conform to the description of mortgage assets in this prospectus; and

                                                     o    satisfy the criteria set forth in the related prospectus supplement.

                                                     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED CERTIFICATES........  An offered certificate may entitle the holder to receive-

                                                     o    a stated principal amount;

                                                     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                                     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;



                                                               8


                                                     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                                     o    payments of interest, with disproportionate, nominal or no payments of principal;

                                                     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                                     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                          1.   faster and, in some cases, substantially faster, or

                                                          2.   slower and, in some cases, substantially slower,

                                                     than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                                     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                                     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                     We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the
                                                     Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.



                                                               9

                                                     The trust assets with respect to any series of offered certificates may also include any of the following agreements-

                                                     o    guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                                     o    interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                                     o    currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                     See "Risk Factors," "Description of the Trust Assets" and "Description of
                                                     Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS.......  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                                     o    delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                                     o    property protection expenses;

                                                     o    other servicing expenses; or

                                                     o    any other items specified in the related prospectus supplement.

                                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                                     "Description of the Certificates--Advances."

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...............................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of



                                                               10

                                                     offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                     o    all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                                     o    that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                     See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............  Any class of offered certificates will constitute or evidence ownership of-

                                                     o    regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                          Revenue Code of 1986; or

                                                     o    interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                                     See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.......................  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                                     Considerations."

LEGAL INVESTMENT...................................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See
                                                     "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

         The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

         o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

         o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

         o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

         o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

         o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

         Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

         o that principal prepayments on the related mortgage loans will be made;

         o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

         o of the likelihood of early optional termination of the related trust fund.

         Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

         The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

         Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following-

         o the sufficiency of the net operating income of the applicable real property;

         o the market value of the applicable real property at or prior to maturity; and

         o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value-

         o    the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o the characteristics of the neighborhood where the property is located;

         o    the proximity and attractiveness of competing properties;

         o    the existence and construction of competing properties;

         o    the adequacy of the property's management and maintenance;

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         o    demographic factors;

         o    customer tastes and preferences;

         o    retroactive changes in building codes; and

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include-

         o an increase in interest rates, real estate taxes and other operating expenses;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o    an increase in vacancy rates;

         o    a decline in rental rates as leases are renewed or replaced; and

         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by-

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    the rental rates at which leases are renewed or replaced;

         o    the percentage of total property expenses in relation to revenue;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes-

         o to pay for maintenance and other operating expenses associated with the property;

         o to fund repairs, replacements and capital improvements at the property; and

         o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include-

         o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         o    an increase in tenant payment defaults;

         o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o    a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include-

         o    the business operated by the tenants;

         o    the creditworthiness of the tenants; and

         o    the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to-

         o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

         o    changes in interest rates;

         o    the availability of refinancing sources;

         o    changes in governmental regulations, licensing or fiscal policy;

         o    changes in zoning or tax laws; and

         o    potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

         o    responding to changes in the local market;

         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o    maintain or improve occupancy rates, business and cash flow;

         o    reduce operating and repair costs; and

         o    preserve building value.

On the other hand, management errors can, in some cases, impair the long-term viability of an income-producing property.

         Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including-

         o    rental rates;

         o    location;

         o    type of business or services and amenities offered; and

         o    nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that-

         o    offers lower rents;

         o    has lower operating costs;

         o    offers a more favorable location; or

         o    offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

         o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

         o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

         o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

         o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

         o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

         o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

         o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

         Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including-

         o the fair market value and condition of the underlying real property;

         o    the level of interest rates;

         o    the borrower's equity in the underlying real property;

         o    the borrower's financial condition;

         o    the operating history of the underlying real property;

         o    changes in zoning and tax laws;

         o    changes in competition in the relevant area;

         o    changes in rental rates in the relevant area;

         o    changes in governmental regulation and fiscal policy;

         o    prevailing general and regional economic conditions;

         o    the state of the fixed income and mortgage markets; and

         o the availability of credit for multifamily rental or commercial properties.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to-

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

         Certain mortgage loans included in one of our trusts may either--

         o prohibit the related borrower from encumbering the related real property with additional secured debt, or

         o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

         However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

         To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

         The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

         The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o    the bankrupt party--

              1.   was insolvent at the time of granting the lien,

              2.   was rendered insolvent by the granting of the lien,

              3.   was left with inadequate capital, or

              4.   was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o    the related real property; or

         o    a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if-

         o    the default is deemed to be immaterial;

         o    the exercise of those remedies would be inequitable or unjust; or

         o    the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following-

         o    breach of contract involving a tenant, a supplier or other party;

         o    negligence resulting in a personal injury; or

         o    responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things-

         o    war;

         o    revolution;

         o    governmental actions;

         o    floods and other water-related causes;

         o    earth movement, including earthquakes, landslides and mudflows;

         o    wet or dry rot;

         o    vermin; and

         o    domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

         We cannot provide any assurance--

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o tenants at the property, such as gasoline stations or dry cleaners; or

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower; or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint; and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

         The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion-

         o    generally will not be reduced by losses from other activities;

         o for a tax-exempt holder, will be treated as unrelated business taxable income; and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for-

         o    individuals;

         o    estates;

         o    trusts beneficially owned by any individual or estate; and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may-

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate-

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o you may have only limited access to information regarding your offered certificates;

         o you may suffer delays in the receipt of payments on your offered certificates; and

         o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

         We do not have, and do not expect to have in the future, any significant assets.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

         We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of-

         o    various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property-

         o rental or cooperatively-owned buildings with multiple dwelling units;

         o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o    office properties;

         o hospitality properties, such as hotels, motels and other lodging facilities;

         o    casino properties;

         o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o    industrial properties;

         o warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o restaurants, taverns and other establishments involved in the food and beverage industry;

         o manufactured housing communities, mobile home parks and recreational vehicle parks;

         o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         o    arenas and stadiums;

         o    churches and other religious facilities;

         o    parking lots and garages;

         o    mixed use properties;

         o    other income-producing properties; and

         o    unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o a fee interest or estate, which consists of ownership of the property for an indefinite period;

         o an estate for years, which consists of ownership of the property for a specified period of years;

         o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

         o    shares in a cooperative corporation which owns the property; or

         o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to the payment of real estate taxes; and

         o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o    the period of the delinquency;

         o    any forbearance arrangement then in effect;

         o    the condition of the related real property; and

         o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include-

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         o    the types of services offered at the property;

         o    the location of the property;

         o the characteristics of the surrounding neighborhood, which may change over time;

         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o the ability of management to provide adequate maintenance and insurance;

         o    the property's reputation;

         o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o    the ability of management to respond to competition;

         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o    require written leases;

         o    require good cause for eviction;

         o    require disclosure of fees;

         o    prohibit unreasonable rules;

         o    prohibit retaliatory evictions;

         o    prohibit restrictions on a resident's choice of unit vendors;

         o    limit the bases on which a landlord may increase rent; or

         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o    fixed percentages;

         o    percentages of increases in the consumer price index;

         o    increases set or approved by a governmental agency; or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         o the related borrower's interest in multiple units in a residential condominium project; and

         o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o    mortgage loan payments;

         o    real property taxes;

         o    maintenance expenses; and

         o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o    maintenance payments from the tenant/shareholders; and

         o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o    shopping centers;

         o    factory outlet centers;

         o    malls;

         o    automotive sales and service centers;

         o    consumer oriented businesses;

         o    department stores;

         o    grocery stores;

         o    convenience stores;

         o    specialty shops;

         o    gas stations;

         o    movie theaters;

         o    fitness centers;

         o    bowling alleys;

         o    salons; and

         o    dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         o    to lower rents;

         o    to grant a potential tenant a free rent or reduced rent period;

         o    to improve the condition of the property generally; or

         o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         o    competition from other retail properties;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o    perceptions regarding the safety of the surrounding area;

         o    demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;

         o    traffic patterns and access to major thoroughfares;

         o    the visibility of the property;

         o    availability of parking;

         o the particular mixture of the goods and services offered at the property;

         o    customer tastes, preferences and spending patterns; and

         o    the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including-

         o    an anchor tenant's failure to renew its lease;

         o    termination of an anchor tenant's lease;

         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o    a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars-

         o    factory outlet centers;

         o    discount shopping centers and clubs;

         o    catalogue retailers;

         o    television shopping networks and programs;

         o    internet web sites; and

         o    telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include-

         o the number and quality of the tenants, particularly significant tenants, at the property;

         o the physical attributes of the building in relation to competing buildings;

         o the location of the property with respect to the central business district or population centers;

         o demographic trends within the metropolitan area to move away from or towards the central business district; o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o    the quality and philosophy of building management;

         o    access to mass transportation; and

         o    changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include-

         o    rental rates;

         o the building's age, condition and design, including floor sizes and layout;

         o    access to public transportation and availability of parking; and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include-

         o    the cost and quality of labor;

         o    tax incentives; and

         o    quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including-

         o    full service hotels;

         o    resort hotels with many amenities;

         o    limited service hotels;

         o hotels and motels associated with national or regional franchise chains;

         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o    other lodging facilities.

         Factors affecting the economic performance of a hospitality property include-

         o the location of the property and its proximity to major population centers or attractions;

         o    the seasonal nature of business at the property;

         o    the level of room rates relative to those charged by competitors;

         o    quality and perception of the franchise affiliation;

         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o    the existence or construction of competing hospitality properties;

         o    nature and quality of the services and facilities;

         o    financial strength and capabilities of the owner and operator;

         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o increases in operating costs, which may not be offset by increased room rates;

         o the property's dependence on business and commercial travelers and tourism; and

         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon-

         o    the continued existence and financial strength of the franchisor;

         o    the public perception of the franchise service mark; and

         o    the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include-

         o location, including proximity to or easy access from major population centers;

         o    appearance;

         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o    the existence or construction of competing casinos;

         o    dependence on tourism; and

         o    local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o providing alternate forms of entertainment, such as performers and sporting events; and

         o    offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties. Health-care related properties include-

         o    hospitals;

         o    skilled nursing facilities;

         o    nursing homes;

         o    congregate care facilities; and

         o    in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to-

         o    statutory and regulatory changes;

         o    retroactive rate adjustments;

         o    administrative rulings;

         o    policy interpretations;

         o    delays by fiscal intermediaries; and

         o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including-

         o    federal and state licensing requirements;

         o    facility inspections;

         o    rate setting;

         o    reimbursement policies; and

         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on-

         o location of the property, the desirability of which in a particular instance may depend on--

              1.   availability of labor services,

              2.   proximity to supply sources and customers, and

              3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

              1.   ceiling heights,

              2.   column spacing,

              3.   number and depth of loading bays,

              4.   divisibility,

              5.   floor loading capacities,

              6.   truck turning radius,

              7.   overall functionality, and

              8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         o    building design;

         o    location and visibility;

         o    tenant privacy;

         o    efficient access to the property;

         o proximity to potential users, including apartment complexes or commercial users;

         o    services provided at the property, such as security;

         o    age and appearance of the improvements; and

         o    quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include-

         o competition from facilities having businesses similar to a particular restaurant or tavern;

         o perceptions by prospective customers of safety, convenience, services and attractiveness;

         o    the cost, quality and availability of food and beverage products;

         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         o    changes in demographics, consumer habits and traffic patterns;

         o    the ability to provide or contract for capable management; and

         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o    segment;

         o    product;

         o    price;

         o    value;

         o    quality;

         o    service;

         o    convenience;

         o    location; and

         o    the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o    lower operating costs;

         o    more favorable locations;

         o    more effective marketing;

         o    more efficient operations; or

         o    better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include-

         o actions and omissions of any franchisor, including management practices that--

              1.   adversely affect the nature of the business, or

              2. require renovation, refurbishment, expansion or other expenditures;

         o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

         Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include-

         o    the number of comparable competing properties in the local market;

         o    the age, appearance and reputation of the property;

         o    the quality of management; and

         o    the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o    multifamily rental properties;

         o    cooperatively-owned apartment buildings;

         o    condominium complexes; and

         o    single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to-

         o    fixed percentages;

         o    percentages of increases in the consumer price index;

         o    increases set or approved by a governmental agency; or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include-

         o    the location and appearance of the property;

         o    the appeal of the recreational activities offered;

         o the existence or construction of competing properties, whether or not they offer the same activities;

         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o    geographic location and dependence on tourism;

         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o    sensitivity to weather and climate changes; and

         o    local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors-

         o    the appeal of the particular event;

         o    the cost of admission;

         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o perceptions by prospective patrons of the safety of the surrounding area; and

         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include-

         o    the number of rentable parking spaces and rates charged;

         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         o    the amount of alternative parking spaces in the area;

         o    the availability of mass transit; and

         o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o    its location;

         o    its size;

         o    the surrounding neighborhood; and

         o    local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o    the successful operation of the property; and

         o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

         o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o    make the loan payments on the related mortgage loan;

         o    cover operating expenses; and

         o    fund capital improvements at any given time.

         Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o    some health care-related facilities;

         o    hotels and motels;

         o    recreational vehicle parks; and

         o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o    warehouses;

         o    retail stores;

         o    office buildings; and

         o    industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from-

         o    increases in energy costs and labor costs;

         o    increases in interest rates and real estate tax rates; and

         o    changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

         o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

         o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o the income capitalization method, which takes into account the property's projected net cash flow; or

         o    a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example-

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value; and

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

         o an original term to maturity of not more than approximately 40 years; and

         o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that-

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         o    provide for no accrual of interest;

         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o    permit the negative amortization or deferral of accrued interest;

         o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts-

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o the type or types of property that provide security for repayment of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o    more general information in the related prospectus supplement; and

         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include-

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

         o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o will have been registered under the Securities Act of 1933, as amended;

         o    will be exempt from the registration requirements of that Act;

         o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

         o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts-

         o the initial and outstanding principal amount(s) and type of the securities;

         o the original and remaining term(s) to stated maturity of the securities;

         o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o    the payment characteristics of the securities;

         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o    a description of the related credit support, if any;

         o    the type of mortgage loans underlying the securities;

         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o the terms and conditions for substituting mortgage loans backing the securities; and

         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for-

         o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o    other mortgage loans or mortgage-backed securities that--

              1. conform to the description of mortgage assets in this prospectus, and

              2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         o    conform to the description of mortgage assets in this prospectus;
              and

         o satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include-

         o the subordination or one or more other classes of certificates of the same series;

         o    a letter of credit;

         o    a surety bond;

         o    an insurance policy;

         o    a guarantee;

         o    a credit derivative; and/or

         o    a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include-

         o    interest rate exchange agreements;

         o    interest rate cap agreements;

         o    interest rate floor agreements;

         o    currency exchange agreements; or

         o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o    the price you paid for your offered certificates;

         o    the pass-through rate on your offered certificates; and

         o    the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following-

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o    the dates on which any balloon payments are due; and

         o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o be based on the principal balances of some or all of the mortgage assets in the related trust; or

         o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

         o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including-

         o    the availability of mortgage credit;

         o the relative economic vitality of the area in which the related real properties are located;

         o    the quality of management of the related real properties;

         o    the servicing of the mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

In general, those factors that increase--

         o the attractiveness of selling or refinancing a commercial or multifamily property; or

         o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o    prepayment lock-out periods; and

         o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes-

         o    to convert to a fixed rate loan and thereby lock in that rate; or

         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o    realize its equity in the property;

         o    meet cash flow needs; or

         o    make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

         o    the relative importance of those factors;

         o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

         o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o    scheduled amortization; or

         o    prepayments, including--

              1.   voluntary prepayments by borrowers, and

              2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o the projected weighted average life of each class of those offered certificates with principal balances; and

         o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o    to refinance the loan; or

         o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o    the bankruptcy of the borrower; or

         o adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that-

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and

         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following-

         o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources-

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o    have the same series designation;

         o    were issued under the same Governing Document; and

         o    represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o    have the same class designation; and

         o    have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive-

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no payments of interest;

         o payments of interest, with disproportionate, nominal or no payments of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is--

              1.   faster and, in some cases, substantially faster, or

              2.   slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify-

         o    the periodic payment date for that series; and

         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of-

         o    a 360-day year consisting of twelve 30-day months;

         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

         o the actual number of days elapsed during each relevant period in a normal calendar year; or

         o    any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

         o based on the principal balances of some or all of the related mortgage assets; or

         o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o    payments of principal actually made to the holders of that class;
              and

         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources-

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows-

         o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         o    by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments;

         o    property protection expenses;

         o    other servicing expenses; or

         o    any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

         o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

         o at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates; and

         o    the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o    that calendar year; or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "Description of the Governing
              Documents--Amendment"; or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following-

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream, Luxembourg.  DTC is-

         o a limited-purpose trust company organized under the New York Banking Law;

         o    a "banking corporation" within the meaning of the New York Banking
              Law;

         o    a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream,

Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including-

         o    in the case of a mortgage loan-

              1.   the address of the related real property,

              2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

              3.   the remaining term to maturity,

              4. the remaining amortization term if that mortgage loan is a balloon loan, and

              5.   the outstanding principal balance; and

         o    in the case of a mortgage-backed security-

              1.   the outstanding principal balance, and

              2.   the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things-

         o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

         o    that the unaffiliated seller had good title to each mortgage loan;

         o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

         o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

         o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

         The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

         Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

         Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

         If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

         The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

         Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

         Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will-

         o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

         o have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

         o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

         o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that-

         o those procedures are consistent with the terms of the related Governing Document; and

         o they do not impair recovery under any instrument of credit support included in the related trust.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including-

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o    ensuring that the related properties are properly insured;

         o    attempting to collect delinquent payments;

         o    supervising foreclosures;

         o    negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of-

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o    mortgage loans as to which the related borrower has-

              1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

              2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can-

         o    make the initial determination of appropriate action;

         o    evaluate the success of corrective action;

         o    develop additional initiatives;

         o    institute foreclosure proceedings and actually foreclose; or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o    performing property inspections; and

         o    collecting and evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o    continuing to receive payments on the mortgage loan;

         o    making calculations with respect to the mortgage loan; and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

         o    reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense-

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless-

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o    either-

              1. that party is specifically required to bear the expense of the action, or

              2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons-

         1.   to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to maintain a rating or ratings assigned to a series of certificates.

         Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

         The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

         The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following-

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o    the establishment of one or more reserve funds; or

         o    any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following-

         o    the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o    the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o    the terms of the mortgage;

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

         o    the knowledge of the parties to the mortgage; and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property; and

         o    a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o    the trustor, who is the equivalent of a mortgagor;

         o    the trustee to whom the real property is conveyed; and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by-

         o    the express provisions of the related instrument;

         o    the law of the state in which the real property is located;

         o    various federal laws; and

         o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o    without a hearing or the lender's consent; or

         o unless the lender's interest in the room rates is given adequate protection.

         For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

         o    judicial foreclosure, involving court proceedings; and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property; and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may-

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

              1.   a failure to adequately maintain the mortgaged property, or

              2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o    upheld the reasonableness of the notice provisions; or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o    record a notice of default and notice of sale; and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o    to enable the lender to realize upon its security; and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease-

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o    extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o    past due rent;

         o    accelerated rent;

         o    damages; or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court-

         o assume the lease and either retain it or assign it to a third party; or

         o    reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to-

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials; and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows-

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks-

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three-month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

         o    banks;

         o    insurance companies; and

         o    foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered; and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types--

         o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

         o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         o those offered certificates of that series will be considered to evidence ownership of--

              1.   REMIC "regular interests", or

              2.   REMIC "residual interests".

         We refer in this discussion to--

         o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

         o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

         Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

         o    whole mortgage loans, such as the mortgage loans;

         o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

         o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

         o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

              1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

              2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

         o in exchange for any qualified mortgage within a three-month period thereafter; or

         o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes-

         o a mortgage in default or as to which default is reasonably foreseeable;

         o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

         o    a mortgage that was fraudulently procured by the mortgagor; and

         o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

         In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

         o    one or more classes of regular interests; or

         o a single class of residual interests on which distributions, if any, are made pro rata.

         A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

         o    a fixed number of basis points;

         o    a fixed percentage of the total interest; or

         o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

         The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

         o "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

         The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         o    a single fixed rate;

         o    a qualified floating rate;

         o    an objective rate;

         o a combination of a single fixed rate and one or more qualified floating rates;

         o a combination of a single fixed rate and one qualified inverse floating rate; or

         o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

         o    a fraction--

              1.   the numerator of which is the amount of the payment, and

              2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1. the numerator of which is the amount of the principal payment, and

              2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

         o    the sum of--

              1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

              2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

         o    the issue price of the certificate; increased by

         o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

         o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate.

Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The

Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

         o    on the basis of a constant yield method;

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your certificate; and

         o the payments remaining to be made on your certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

         o    "excess inclusions";

         o    residual interests without "significant value"; and

         o    "noneconomic" residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

         Taxable Income of the REMIC. The taxable income of a REMIC will equal--

         o    the income from the mortgage loans and other assets of the REMIC;
              plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

         o    the following items--

              1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

              2. amortization of any premium on the mortgage loans held by the REMIC,

              3. bad debt losses with respect to the mortgage loans held by the REMIC, and

              4. except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

         o    the amount paid for that REMIC residual certificate; increased by

         o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

         o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

         o    through distributions;

         o    through the deduction of any net losses of the REMIC; or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

         o the daily portions of REMIC taxable income allocable to that certificate; over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

         o    the issue price of the certificate; increased by

         o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions--

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         o    regulated investment companies;

         o    common trust funds; and

         o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         o from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

         o from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

         In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

         o the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

              1. the present value of any consideration given to the transferee to acquire the interest;

              2. the present value of the expected future distributions on the interest; and

              3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

         o 1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

              2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

              3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.


Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

         Mark-to-Market Rules. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of
Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

         Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         o    an individual;

         o    an estate or trust; or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o    an individual,

         o    an estate or trust, or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

         o    an individual;

         o    an estate or trust; or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

         o the cost of the certificate to that certificateholder; increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount;

         o    pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

         o    reacquires that same REMIC residual certificate;

         o    acquires any other residual interest in a REMIC; or

         o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

         o    the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

         o    the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so; and

         o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

         o    events that have occurred up to the time of the transfer;

         o    the prepayment assumption; and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

         o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

         o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

         o the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         o a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means--

         o    the United States;

         o    any State or political subdivision thereof;

         o    any foreign government;

         o    any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o    any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any--

         o    regulated investment company;

         o    real estate investment trust;

         o    trust;

         o    partnership; or

         o certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         o the residual interests in the entity are not held by disqualified organizations; and

         o the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o    income;

         o    deductions;

         o    gains;

         o    losses; and

         o    classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o    corporations;

         o    trusts;

         o    securities dealers; and

         o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         o 30 days after the end of the quarter for which the information was requested; or

         o    two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o    income;

         o    excess inclusions;

         o    investment expenses; and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

         o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

         o    a foreign person; and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

         For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o    a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o    owns 10% or more of one or more underlying mortgagors; or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

         o    foreign persons, or

         o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion--

         o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

         o A grantor trust certificate representing ownership of all or a portion of the difference between--

              1. interest paid on the mortgage loans constituting the related grantor trust, minus

              2.   the sum of--

         o    normal administration fees, and

         o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3) of the Code;

         o "permitted assets" within the meaning of Section 860L(c) of the Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be--

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3)(A) of the Code; and

         o in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally--

         o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

         o a class of grantor trust strip certificates is issued as part of the same series; or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         o    a master servicer;

         o    a special servicer;

         o    any sub-servicer; or

         o    their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

         o    the treatment of certain stripped bonds as market discount bonds;
              and

         o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

         o    the sum of all payments to be made on that certificate;

         o    other than qualified stated interest, if any; and

         o the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         o there is no original issue discount or only a de minimis amount of original issue discount; or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

         o    0.25% of the stated redemption price; and

         o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between--

         o    the stated redemption price of the mortgage loans; and

         o    their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of--

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

         o    the issue price of the mortgage loan; increased by

         o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

         o be allocated among the payments of stated redemption price on the mortgage loan; and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         o    the price paid for that grantor trust strip certificate by you;
              and

         o the projected payments remaining to be made thereon at the time of the purchase; plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

         o the prepayment assumption we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

         o the amount realized on the sale or exchange of a grantor trust certificate; and

         o    its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal--

         o    its cost; increased by

         o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

         o    any and all--

              1.   previously reported losses,

              2.   amortized premium, and

              3.   payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount;

         o    pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

         o the amount of servicing compensation received by a master servicer or special servicer; and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

         o    a custodian of a person's account;

         o    a nominee; and

         o    a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and the  Code impose various requirements on--

         o    Plans; and

         o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

         o    investment prudence and diversification; and

         o    compliance with the investing Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

         The types of transactions between Plans and Parties in Interest that are prohibited include-

         o    sales, exchanges or leases of property;

         o    loans or other extensions of credit; and

         o    the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

         o those with discretionary authority or control over the assets of the entity;

         o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         o those who are affiliates of the persons described in the preceding two bullets.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that Plan; or

         o provides investment advice with respect to the assets of that Plan for a fee.

         If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o    deemed to be a fiduciary with respect to the investing Plan; and

         o    subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under
Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should-

         o    consider your general fiduciary obligations under ERISA; and

         o    consult with your legal counsel as to--

              1. the potential applicability of ERISA and the Code to investment, and

              2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

         o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         o    federal credit unions may invest in mortgage related securities;
              and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows-

         o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

         o    by placements by us with institutional investors through dealers;
              and

         o    by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent;

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o    Cadwalader, Wickersham & Taft;

         o    Sidley Austin Brown & Wood LLP; or

         o    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o    whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o    the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means-

         o    the United States;

         o    any State or political subdivision of the United States;

         o    any foreign government;

         o    any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o    any organization described in Section 1381(a)(2)(C) of the Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

         "Pass-Through Entity" means any-

         o    regulated investment company;

         o    real estate investment trust;

         o    trust;

         o    partnership; or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

         "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Code.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means-

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o    a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

--------------------------------------------------------------------------------
         The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2003-CK2.xls". The spreadsheet file "CSFBMSC 2003-CK2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
--------------------------------------------------------------------------------

---------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.